              Preliminary Proxy Statement--Subject to Completion

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[X]Preliminary Proxy Statement               Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                CBS Corporation
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[X]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: common stock, par value $1.00 per share, of CBS Corporation.

  (2) Aggregate number of securities to which transaction applies:
      826,492,158, which is the sum of (i) the number of shares of CBS Corporation common stock, par value $1.00 per share ("CBS Common Stock") outstanding on August 31, 1999, (ii) the number of shares of CBS Common Stock issuable pursuant to outstanding stock options through the date the merger is expected to be consummated, and (iii) the number of shares of CBS Common Stock otherwise expected to be issued prior to the date the merger is expected to be consummated.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): THE FILING FEE OF $7,677,286.00 WAS CALCULATED PURSUANT TO EXCHANGE ACT RULE 0-11(c) (1) BY MULTIPLYING 1/50TH OF 1% BY THE VALUE OF CBS COMMON STOCK TO BE RECEIVED BY VIACOM INC. IN THE TRANSACTION. THE VALUE OF CBS COMMON STOCK WAS DETERMINED TO BE $46.445 IN ACCORDANCE WITH EXCHANGE ACT RULE 0-11(a) (4) BASED ON THE AVERAGE HIGH AND LOW PRICES OF CBS COMMON STOCK AS REPORTED ON THE NEW YORK STOCK EXCHANGE TRANSACTIONS TAPE ON SEPTEMBER 30, 1999.

  (4) Proposed maximum aggregate value of transaction: $38,386,428,278.00

  (5) Total fee paid: $7,677,286.00

[_]Fee paid previously with preliminary materials.

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: $10,671,428.00

  (2) Form, Schedule or Registration Statement No.: Form S-4

  (3) Filing Party: VIACOM INC.

  (4) Date Filed: October 7, 1999

             PRELIMINARY PROXY STATEMENT -- SUBJECT TO COMPLETION
             ----------------------------------------------------

                                     [LOGO]

                                CBS CORPORATION
                              51 WEST 52nd STREET
                           NEW YORK, NEW YORK  10019

                                                           October . , 1999

Dear CBS Shareholder,

     You are cordially invited to attend a special meeting of shareholders of CBS Corporation to be held on . , . , 1999 at . , New York, New York, commencing at . a.m., eastern standard time.

     At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 6, 1999, between CBS and Viacom Inc., which provides for the merger of CBS and Viacom. Under the terms of the merger agreement, each issued and outstanding share of CBS common stock will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock. Both Viacom's Class A and Class B common stock and CBS' common stock are listed and traded on the New York Stock Exchange.

     The merger agreement advances the vision we share with Viacom of building the preeminent global media and entertainment firm. The combination of our companies, our powerful brands and our highly complementary businesses will create a company uniquely qualified to capitalize on new opportunities domestically and around the world.

     The Board of Directors of CBS has determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommends that shareholders vote to adopt the merger agreement.

     Your participation in the special meeting, in person or by proxy, is important. Even if you anticipate attending in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of CBS common stock will be represented at the special meeting. If you do attend in person, you will be entitled to vote your shares in person.

             PRELIMINARY PROXY STATEMENT -- SUBJECT TO COMPLETION
             ----------------------------------------------------

     The joint proxy statement/prospectus that accompanies this letter contains information about Viacom and CBS and describes in detail the merger and certain related matters. Attached to the joint proxy statement/prospectus is a copy of the merger agreement, related agreements and other important information.

     Thank you, and we look forward to seeing you at the special meeting.

                             Very truly yours,

David T. McLaughlin                               Mel Karmazin
Chairman of the Board Officer                     President and Chief Executive
                                                  Officer

     For a discussion of risk factors which you should consider in evaluating the merger, see "Risk Factors" beginning on page . .

-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. This preliminary joint proxy statement/prospectus is not an offer to sell any securities and we are not soliciting offers to buy in any jurisdiction where the offer or sale would be illegal.
-------------------------------------------------------------------------------
     This joint proxy statement/prospectus is dated . , 1999, and is first being mailed to shareholders on or about . , 1999.

             PRELIMINARY PROXY STATEMENT -- SUBJECT TO COMPLETION
             ----------------------------------------------------

                                     [LOGO]

                                CBS CORPORATION
                             51 WEST 52/nd/ STREET
                           NEW YORK, NEW YORK  10019

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              To Be Held . , 1999

To the Shareholders of CBS:

     A special meeting of shareholders of CBS Corporation, a Pennsylvania corporation, will be held on . , 1999 at . a.m., eastern standard time, at . , New York, New York to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 6, 1999, between CBS and Viacom Inc., a Delaware corporation, a copy of which is attached as Annex A to the joint proxy statement/prospectus that accompanies this notice. The merger agreement provides for the merger of CBS with and into Viacom. If the merger agreement is adopted and the merger is consummated each issued and outstanding share of CBS common stock, par value $1.00 per share, will be converted into the right to receive 1.085 shares of Viacom non-voting Class B common stock, par value $.01 per share.

     Holders of record of CBS common stock at the close of business on . , 1999, will be entitled to vote at the special meeting or any adjournments or postponements of the special meeting.

     The Board of Directors of CBS has determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommends that shareholders vote to adopt the merger agreement.

     Detailed information concerning the merger, the merger agreement, related agreements and other related matters is contained in the attached joint proxy statement/prospectus and its annexes. Please read this information carefully.

     The vote of each CBS shareholder is important. We urge you to mark, sign and return your proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of CBS common stock will be represented at the special meeting. If you attend the special meeting in person, you will be entitled to vote your shares in person.

     If you plan to attend the special meeting, please keep the admission ticket that is attached to your proxy card, and also check the appropriate box on your proxy card. Shareholders who own shares through banks or brokers and who plan to attend must send a written notification, along with proof of ownership (such as a bank or brokerage firm account statement), to the Secretary's Office,

             PRELIMINARY PROXY STATEMENT -- SUBJECT TO COMPLETION
             ----------------------------------------------------

CBS Corporation, 51 West 52/nd/ Street, New York, New York 10019. The names of those shareholders indicating they plan to attend will be placed on an admission list held at the entrance to the meeting. Admission tickets will not be mailed in advance of the meeting.

                                    On behalf of the Board of Directors,



                                    Angeline C. Straka
                                    Secretary
                                    New York, New York

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

                     HOLDERS OF CBS COMMON STOCK SHOULD NOT
                SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

             PRELIMINARY PROXY STATEMENT -- SUBJECT TO COMPLETION
             ----------------------------------------------------

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
QUESTIONS AND ANSWERS ABOUT THE MERGER.............................................  1

SUMMARY............................................................................  7
     The Companies.................................................................  7
     Terms of the Merger; What Shareholders Will Receive in the Merger.............  8
     Corporate Governance..........................................................  8
     Ownership of Viacom Following the Merger......................................  8
     Reasons for the Merger........................................................  9
     Purposes of the Special Meetings..............................................  7
     Our Recommendations to Shareholders...........................................  9
     Date, Time and Place of Each Special Meeting..................................  9
     Shareholders Entitled to Vote; Vote Required; Voting Agreement................  9
     Interests of Directors and Executive Officers of Viacom and CBS............... 10
     Fairness Opinions of Financial Advisors....................................... 10
     The Merger.................................................................... 10
     Viacom Summary Historical Financial Data...................................... 14
     CBS Summary Historical Financial Data......................................... 15
     Summary Unaudited Viacom/CBS Pro Forma Combined Financial Information......... 17
     Unaudited Viacom/CBS Comparative Per Share Data............................... 18
     Comparative Market Prices and Dividends....................................... 20

RISK FACTORS....................................................................... 22
     Risks Relating to the Merger.................................................. 22
     Risks Relating to the Combined Company........................................ 25

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS......................... 30

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION....................... 31
     Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Information....... 31
     Unaudited CBS/King World Pro Forma Combined Condensed Financial Information... 41


THE SHAREHOLDERS' MEETINGS......................................................... 49
     Date, Times and Places........................................................ 49
     Matters to Be Considered at the Shareholders' Meetings........................ 49
     Record Date; Shareholders Entitled to Vote; Quorum............................ 49
     Votes Required................................................................ 50
     Submission of Proxies......................................................... 50
     Revocability of Proxies....................................................... 50
     Solicitation of Proxies....................................................... 51

             PRELIMINARY PROXY STATEMENT -- SUBJECT TO COMPLETION
             ----------------------------------------------------

                                                                                            Page
                                                                                            ----
THE MERGER.................................................................................  52
     Background to the Merger..............................................................  52
     Reasons for the Merger and Board Recommendations......................................  55
     Opinions of Financial Advisors........................................................  60
     Directors, Management and Corporate Governance of the Combined Company................  77
     Accounting Treatment..................................................................  81
     Federal Income Tax Consequences.......................................................  81
     Merger Consideration..................................................................  83
     Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares......  83
     Litigation............................................................................  84
     Effective Time of the Merger..........................................................  84
     Federal Securities Laws Consequences..................................................  84
     Stock Exchange Quotation..............................................................  84
     Viacom's Board of Directors After the Merger..........................................  85
     Dissenters' and Appraisal Rights......................................................  85
     Delisting and Deregistration of CBS Common Stock......................................  85

THE MERGER AGREEMENT AND RELATED AGREEMENTS................................................  86
     The Merger Agreement..................................................................  86
     The Voting Agreement..................................................................  93
     The Stockholder Agreement.............................................................  94

INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................  95
     Viacom................................................................................  95
     CBS...................................................................................  98

THE COMPANIES.............................................................................. 100
     Viacom's Business..................................................................... 100
     CBS' Business......................................................................... 102

REGULATORY MATTERS AND THIRD-PARTY APPROVALS............................................... 104
     Antitrust............................................................................. 104
     Federal Regulation of Television and Radio Broadcasting............................... 104
     Other Regulations, Legislation and Recent Developments Affecting Broadcast Stations... 108
     Internet.............................................................................. 110

DESCRIPTION OF VIACOM CAPITAL STOCK FOLLOWING THE MERGER................................... 111
     Viacom Class A Common Stock........................................................... 111
     Viacom Class B Common Stock........................................................... 111
     Voting and Other Rights of Viacom Common Stock........................................ 111
     Viacom Preferred Stock................................................................ 112

COMPARISON OF RIGHTS OF HOLDERS OF VIACOM COMMON STOCK AND CBS COMMON STOCK................ 114

SHAREHOLDER PROPOSALS...................................................................... 115

LEGAL MATTERS.............................................................................. 115

EXPERTS.................................................................................... 115

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.... 116
     Viacom................................................................................ 117
     CBS................................................................................... 117

ANNEXES
     Annex A   Agreement and Plan of Merger
     Annex B   Restated Certificate of Incorporation
     Annex C   By-laws
     Annex D   Voting Agreement
     Annex E   Stockholder Agreement
     Annex F   Sumner Redstone's Employment Agreement
     Annex G   Mel Karmazin's Employment Agreement
     Annex H   Opinion of Morgan Stanley Dean Witter & Co
     Annex I   Opinion of Evercore Group Inc.
     Annex J   Comparison of Viacom and CBS Shareholders Rights

                                       ii

                     QUESTIONS AND ANSWERS ABOUT THE MERGER



Q:   Why are the two companies proposing to merge?



A: Viacom and CBS believe that the merger advances the vision we share of building the preeminent global media and entertainment firm. The combination of our companies, our powerful brands and our highly complementary businesses will create a company uniquely qualified to capitalize on new opportunities domestically and around the world.



     To review the reasons for the merger in greater detail, see pages . through . and . through ..



Q:   What will I receive in the merger?



A: If the merger is approved, CBS will merge with and into Viacom, which will be the surviving corporation.



     Viacom Shareholders: You will retain the shares of Viacom common stock you currently own.



     CBS Shareholders: You will be entitled to receive 1.085 shares of Viacom non-voting Class B common stock in exchange for each share of CBS common stock you own. Viacom will not issue fractional shares. Instead, you will receive a payment equal to the market value of the fractional share.

     For example:



        . If you currently own 1,000 shares of CBS common stock, then after the merger you will be entitled to receive 1,085 shares of Viacom non-voting Class B common stock.



        . If you currently own 100 shares of CBS common stock, then after the merger you will be entitled to receive 108 shares of Viacom non-voting Class B common stock and a check for the market value of the 0.5 fractional share of Viacom non-voting Class B common stock.



Q:   As a shareholder, how will the merger affect me?



A: Viacom Shareholders: After the merger, each share of Viacom common stock that you own will represent a smaller ownership percentage of a significantly larger company.



     CBS Shareholders: After the merger, you will own shares of a combined company that will own the assets of both Viacom and CBS. The name of the combined company will be Viacom Inc. The shares of Viacom non-voting Class B common stock that you will receive in exchange for your CBS common stock are non-voting shares. All of the Viacom voting rights are held by the holders of Viacom Class A common stock. A majority of the Viacom Class A common stock is held by National Amusements, Inc. which, in turn, is controlled by Sumner Redstone, the Chairman and Chief Executive Officer of Viacom.



Q:   Who will manage Viacom after the merger?



A: Following the merger, the Board of Directors of Viacom will be expanded from ten to 18 directors. The eight additional directors will initially be selected from and designated by the Board of Directors of CBS and vacancies in this group will be filled during the initial three-year term by independent directors designated by the remaining CBS directors.



     Mr. Redstone will continue to serve as Chairman and Chief Executive Officer of Viacom and will be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy.



     Mel Karmazin, the current President and Chief Executive Officer of CBS, will serve as President and Chief Operating Officer of the combined company, will report directly to the CEO and consult with the CEO on all major decisions and will have responsibility for the supervision, coordination and management of the combined company's business.



     Mr. Karmazin, as President and COO, will be entitled to manage the combined company's business, subject to the ability of the board of directors of the combined company to take action with the approval of at least 14 directors. However, in a number of areas the President and COO may not act without the approval of, and the combined company's board may act by, a majority of the directors.



     The governance arrangements described above will be in effect for a period of three years from the closing of the merger, unless 14 of the 18 directors determine to modify these arrangements or Mr. Karmazin is not the COO or CEO of the combined company.



     The governing structure of the combined company during this three year period is an important part of the merger. We recommend that you read the complete explanation of this structure on pages . through . carefully, as well as the complete text of the proposed new Restated Certificate of Incorporation attached as Annex B to this joint proxy statement/prospectus.



Q:   What am I being asked to vote upon?



A: Viacom Class A Shareholders: You are being asked to vote for the adoption of the merger agreement. The Board of Directors of Viacom has declared that the merger agreement is advisable and has unanimously approved the merger agreement and unanimously recommends that you vote in favor of the adoption of the merger agreement.



     A majority of the Viacom Class A common stock is held by National Amusements which, in turn, is controlled by Mr. Redstone. National Amusements has entered into a voting agreement with CBS pursuant to which it has agreed to vote to adopt the merger agreement. Accordingly, it is assured that the required Viacom shareholder approval on this matter will be obtained.



     CBS Shareholders: You are being asked to vote for the adoption of the merger agreement. The Board of Directors of CBS has determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommends that CBS shareholders vote in favor of the adoption of the merger agreement.



Q:   What do I need to do now?



A: Viacom Class A Shareholders: After carefully reading and considering the information contained in this joint proxy statement/prospectus, indicate on the enclosed proxy card how you want to vote, and sign and submit it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and submit your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of adoption of the merger. If you do not vote or you abstain, it will have the effect of a vote against adoption of the merger agreement.



     CBS Shareholders: After carefully reading and considering the information contained in this joint proxy statement/prospectus, indicate on the enclosed proxy card how you want to vote, and sign and submit it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. If you sign and submit your proxy card but do not indicate how you want to vote, your shares will be voted in favor of the adoption of the merger agreement. If you do not vote or you abstain, it will have no effect on whether the proposal is passed.



Q:   When are the special meetings?



A: The special meeting for Viacom shareholders will take place on ., 1999 and for CBS shareholders on ., 1999. You may attend your special meeting and vote your shares in person, rather than signing and submitting your proxy card, even if you have previously submitted your proxy card.

Q: If my shares are held in the name of my broker, will my broker vote my shares for me?



A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares according to your directions. Without instructions, your shares will not be voted.



Q:   Can I change my vote after I have submitted my signed proxy card?



A: You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of the following three ways:



        . First, you can send a written notice stating that you would like to revoke your proxy to the appropriate company at the address indicated below.



        . Second, you can complete and submit a new proxy card to the appropriate company at the address indicated below.



        . Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.



Q:   Should I send in my stock certificates now?



A: Viacom Shareholders: No. You will keep the stock certificates you currently own.



     CBS Shareholders: No. After the merger is completed, Viacom will appoint an exchange agent to coordinate the exchange of your shares of CBS common stock for shares of Viacom non-voting Class B common stock. The exchange agent will send you written instructions on how to exchange your stock certificates.



Q:   When do you expect the merger to be completed?



A: We are working to complete the merger as soon as possible. In addition to shareholder approvals, we must also obtain regulatory approvals and satisfy other conditions set forth in the merger agreement. We hope to complete the merger in the first half of 2000.



Q:   What are the tax consequences of the merger to me?



A: Viacom Shareholders: There will be no tax consequences to you as a result of the merger.



     CBS Shareholders: The exchange of CBS common stock for Viacom non-voting Class B common stock will be tax-free for federal income tax purposes. However, you will have to pay taxes on the payments received for fractional shares. We recommend that you read the complete explanation of the tax consequences on pages . through . carefully.



Q:   Who can help answer my questions?



A: If you would like additional copies of this joint proxy statement/prospectus, or if you have questions about the merger, you should contact:



                              VIACOM SHAREHOLDERS:
                                  Viacom Inc.
                                 1515 Broadway
                                 53/rd/ Floor
                           New York, New York  10036
                         Attention:  Investor Relations
                         Phone Number:  (212) 258-6700



                               CBS SHAREHOLDERS:
                                CBS Corporation
                             40 West 57/th/ Street
                            New York, New York 10019
                         Attention:  Investor Relations
                         Phone Number:  (212) 314-9209

                                    SUMMARY



     This summary highlights selected information from this joint proxy statement/prospectus, and may not contain all of the information that is important to you. To understand the merger fully and for a complete description of the legal terms of the merger, you should read carefully this entire joint proxy statement/prospectus and the documents to which we have referred you. See "Where You Can Find More Information" on page .. The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement, as it is the legal document that governs the merger.



The Companies



Viacom Inc.
1515 Broadway
New York, NY  10036
(212) 258-6000



     Viacom Inc. is a diversified entertainment company with operations in six segments: (1) Networks, (2) Entertainment, (3) Video, (4) Parks, (5) Publishing and (6) Online. The Networks segment operates MTV: Music Television/(R)/, Showtime/(R)/, Nickelodeon/(R)//Nick at Nite/(R)/, VH1 Music First/(R)/ and TV Land/(R)/, among other program services. The Entertainment segment, which includes Paramount Pictures/(R)/, Paramount Television/(R)/, Paramount Stations Group and Spelling Entertainment Group Inc., produces and distributes theatrical motion pictures and television programming and operates or programs 19 broadcast television stations. The Video segment consists of an approximately 80% interest in Blockbuster Inc. (NYSE: BBI) which operates and franchises Blockbuster Video/(R)/ stores worldwide. The Parks segment, through Paramount Parks/(R)/, owns and operates five theme parks and a themed attraction in the U.S. and Canada. The Publishing segment publishes and distributes consumer books and related multimedia products under such imprints as Simon & Schuster/(R)/. The Online segment provides online music and children destinations featuring entertainment, information, community tools and e-commerce.



CBS Corporation
51 West 52nd Street
New York, NY  10019
(212) 975-4321



     CBS is one of the largest radio and television broadcasters in the United States. CBS operates its business through its Television, Cable and Infinity segments. The Television segment consists of CBS' 15 owned and operated television stations and the CBS television network, which includes CBS' Internet businesses. The Cable segment includes CBS' cable networks, consisting of The Nashville Network, Country Music Television and two regional sports networks. The Infinity segment corresponds to Infinity Broadcasting Corporation (NYSE:
INF), which conducts CBS' radio and outdoor advertising business.



     CBS' Internet businesses include its operation of the Internet sites CBS.com and Country.com, as well as its investments in SportsLine USA, Inc., MarketWatch.com, Inc. and other Internet businesses.



     CBS has entered into definitive agreements to acquire King World Productions, Inc., the distributor of a number of shows, including "The Oprah Winfrey Show", and, through Infinity, Outdoor Systems, Inc., the largest outdoor advertising company in North America. CBS has also entered into an agreement to acquire television broadcast station KTVT-TV Dallas-Fort Worth, Texas. CBS believes that these transactions will be completed by the end of 1999.



Terms of the Merger; What Shareholders Will Receive in the Merger



     CBS will be merged with and into Viacom. Viacom will be the surviving corporation. As a result of the merger, each holder of CBS common stock will be entitled to receive from Viacom 1.085 shares of Viacom non-voting Class B common stock in exchange for each share of CBS common stock. Viacom Class B common stock is non-voting stock; all Viacom voting rights will be held by the holders of Viacom Class A common stock. A majority of the Viacom Class A common stock is held by National Amusements, Inc. which, in turn, is controlled by Mr. Redstone.



Corporate Governance



     Following the merger, the Board of Directors of Viacom will be expanded from ten to 18 directors. The eight additional directors will initially be selected from and designated by the Board of Directors of CBS and vacancies in this group will be filled during the initial three-year term by independent directors designated by the remaining CBS directors.



     Mr. Redstone will continue to serve as Chairman and Chief Executive Officer of Viacom and will be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy.



     Mr. Karmazin, the current President and Chief Executive Officer of CBS, will serve as President and Chief Operating Officer of the combined company, will report directly to the CEO and consult with the CEO on all major decisions and will have responsibility for the supervision, coordination and management of the combined company's business.



     Mr. Karmazin, as President and COO, will be entitled to manage the combined company's business, subject to the ability of the board of directors of the combined company to take action with the approval of at least 14 directors. However, in a number of areas the President and COO may not act without the approval of, and the combined company's board may act by, a majority of the directors.



     The governance arrangements described above will be in effect for a period of three years from the closing of the merger, unless 14 of the 18 directors determine to modify these arrangements or Mr. Karmazin is not the COO or CEO of the combined company.



     The governing structure of the combined company during this three-year period is an important part of the merger. We recommend that you read the complete explanation of this structure on pages . through . carefully, as well as the complete text of the proposed new Restated Certificate of Incorporation attached as Annex B to this joint proxy statement/prospectus.



Ownership of Viacom Following the Merger



     We anticipate that CBS shareholders will receive approximately 812 million shares of Viacom non-voting Class B common stock in the merger. Based on that number, immediately following the merger, the former CBS shareholders will hold an aggregate equity interest in Viacom of approximately 54%. The Viacom voting Class A common stock will continue to be controlled by National Amusements which, in turn, is controlled by Mr. Redstone.

Reasons for the Merger

     Viacom and CBS believe that the merger advances the vision we share of building the preeminent global media and entertainment firm. The combination of our companies, our powerful brands and our highly complementary businesses will create a company uniquely qualified to capitalize on new opportunities domestically and around the world.

     To review the reasons for the merger in greater detail, see pages . through . and . through ..

Purposes of the Special Meetings

     At the Viacom special meeting, the Viacom shareholders will be asked to vote to adopt the merger agreement.

     At the CBS special meeting, the CBS shareholders will be asked to vote to adopt the merger agreement.

Our Recommendations to Shareholders

To the Viacom Shareholders:

     The Viacom Board has declared that the merger agreement is advisable and has unanimously approved the merger agreement and unanimously recommends that you vote "for" the proposal to adopt the merger agreement.

To the CBS Shareholders:

     The CBS Board has determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommends that you vote "for" the adoption of the merger agreement.

Date, Time and Place of Each Special Meeting

     The Viacom special meeting will be held at ., New York, New York at . a.m., eastern standard time, on ., 1999.

     The CBS special meeting will be held at ., New York, New York at . a.m., eastern standard time, on ., 1999.

Shareholders Entitled to Vote; Vote Required; Voting Agreement

     Viacom Class A Shareholders: Only shareholders of record at the close of business on the record date of ., 1999 will be entitled to vote at the special meeting. On the record date, there were . shares of Viacom Class A common stock outstanding. You will have one vote at the special meeting for each share of Viacom Class A common stock that you owned on the record date. A vote in favor of the adoption of the merger agreement by a majority of the shares of Viacom Class A common stock outstanding on the record date is required to adopt the merger agreement. A majority of the Viacom Class A common stock is owned by National Amusements, which, in turn, is controlled by Mr. Redstone. National Amusements has entered into a voting agreement with CBS pursuant to which it has agreed to vote to adopt the merger agreement. Accordingly, it is assured that Viacom shareholder approval of the adoption of the merger agreement will be obtained.

     CBS Shareholders: Only shareholders of record at the close of business on the record date of ., 1999 will be entitled to vote at the special meeting. On the record date, there were . shares of CBS common stock outstanding. You will have one vote at the special meeting for each share of CBS common stock that you owned on the record date. A majority of votes cast by all shareholders entitled to vote at the CBS special meeting is required to adopt the merger agreement. If you sign and submit your proxy but do not indicate how you want to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement. If you do not vote or you abstain, it will have no effect on whether the proposal is passed.



Interests of Directors and Executive Officers of Viacom and CBS



     A number of directors and executive officers of CBS and Viacom have interests in the merger as employees and/or directors that are different from, or in addition to, your interests as a shareholder. If the merger is completed, certain directors and members of the existing senior management of each of CBS and Viacom will be designated as members of the initial Board of Directors and senior management of Viacom after the merger. Mr. Redstone and Mr. Karmazin have entered into employment agreements providing for their employment as Chairman and CEO and President and COO, respectively, following the merger. Also, certain indemnification arrangements for existing directors and officers of CBS and Viacom will be continued.



Fairness Opinions of Financial Advisors



     In deciding to approve the merger, each Board considered the opinion of its financial advisor as to the fairness of the merger to its shareholders from a financial point of view. Viacom received an opinion from its financial advisor, Morgan Stanley Dean Witter & Co., and CBS received an opinion from its financial advisor, Evercore Group Inc., an affiliate of Evercore Partners Inc. These opinions are attached as Annexes H and I, respectively, to this joint proxy statement/prospectus. The opinions are not a recommendation as to how you should vote your shares. We encourage you to read these opinions carefully.



The Merger



Conditions to the Merger



     We will complete the merger only if various conditions are satisfied or waived, including the following:



   . Viacom and CBS shareholders vote to adopt the merger agreement;



   . no law or court order prohibits the merger or makes the merger illegal;



   . the registration statement of which this joint proxy statement/prospectus forms a part has been declared effective and no stop order suspending its effectiveness is in effect;



   . the shares of Viacom Class B common stock to be issued to shareholders of CBS in the merger have been authorized for listing by the NYSE, subject to official notice of issuance;



   . Viacom and CBS obtain all regulatory approvals necessary to complete the merger;



   . each of Viacom and CBS has certified to the other that its representations and warranties are true and correct except as would not have a material adverse effect and that its material obligations under the merger agreement have been complied with in all material respects; and

   . Viacom and CBS have each obtained an opinion from their respective tax counsel that the merger will be tax-free.



No Solicitation of Competing Transactions



     The merger agreement prohibits CBS from soliciting any proposal from, or providing information to or negotiating with, another party for the sale or transfer of more than 35% of the voting power or assets of CBS.



     However, until the CBS shareholders adopt the merger agreement, CBS may consider an unsolicited proposal for a competing transaction from another party which CBS' Board of Directors determines in good faith reasonably can be expected to result in a superior proposal, and CBS may furnish information to that party. A superior proposal is a proposal to acquire more than 50% of the voting power or all or substantially all of the assets of CBS for consideration which the CBS Board determines in good faith is more favorable than that to be received by CBS shareholders in the merger. CBS must notify Viacom if it begins to negotiate a competing transaction.



Termination of the Merger Agreement



     The Boards of Directors of both our companies can jointly agree to terminate the merger agreement at any time without completing the merger. In addition, the merger agreement may also be terminated:



   . by either company, if the merger is not completed by August 31, 2000;



   . by either company, if the shareholders of CBS do not approve the merger;



   . by either company, if a governmental authority has issued a final and nonappealable order permanently prohibiting the merger;



   . by either company, if the other company breaches any of the representations or warranties it made in the merger agreement in a manner so as to have a material adverse effect on that company, or the other company materially fails to comply with any of the material obligations it has under the merger agreement, in either case such that the conditions to closing relating to the representations and warranties or covenants would not be satisfied; or



   . by CBS, if prior to the adoption of the merger agreement by the CBS shareholders CBS gives notice to Viacom of the existence of a superior proposal.



Termination Fees



     CBS is required to pay Viacom a termination fee of $1 billion if:



   . (1) Viacom or CBS terminates the merger agreement because the CBS shareholders fail to adopt the merger agreement at the CBS special meeting,
     (2) a competing proposal to acquire more than 50% of the voting power or assets of CBS has been made public at or prior to the failure to adopt the merger agreement and (3) within 12 months after termination, a binding agreement to enter into a competing transaction is entered into by CBS or a competing transaction is consummated; or



   . CBS terminates the merger agreement because, prior to the adoption of the merger agreement by CBS shareholders, CBS gives notice to

     Viacom of the existence of a superior proposal.



Regulatory Approvals



     Under U.S. antitrust laws, we may not complete the merger until we have notified the Antitrust Division of the Department of Justice and the Federal Trade Commission of the merger and filed the necessary report forms and until a required waiting period has ended. Viacom made its notification on September 20, 1999 and CBS made its notification on September 23, 1999. However, the Antitrust Division of the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before and after the merger is completed.



     Under U.S. federal communications laws, the merger will result in a transfer of control to Viacom of licenses held by CBS, and, therefore, the merger requires the prior review and approval of the Federal Communications Commission. Both Viacom and CBS will request the required approval in an application to the FCC. The FCC will not permit such applications to be filed until November 16, 1999, because the application will request authority to own two television stations in certain markets. This application will be subject to comments by the public, and any decision may be further reviewed or reconsidered by the FCC or a court. In order to comply with applicable law and to secure the approval of the FCC, Viacom, CBS or both may need to divest some or all of their respective interests in a number of radio and television licenses as well as some or all of Viacom's interest in United Paramount Network. Further, Viacom, CBS or both may be required to divest additional broadcast stations in the event rules recently adopted by the FCC that relax ownership restrictions fail to become effective, or are stayed, reconsidered or modified by the FCC or a court.



     Both companies are required to make filings with or obtain approvals from certain other domestic and international regulatory authorities in connection with the merger.



     We cannot predict whether we will obtain all required regulatory approvals to complete the merger, or whether any approvals will include conditions that would be detrimental to CBS or Viacom.



No Appraisal Rights



     Neither Viacom shareholders nor CBS shareholders have a right to an appraisal of the value of their shares in connection with the merger.



Certain Federal Income Tax Consequences



     Viacom tax counsel and CBS tax counsel will each provide an opinion that CBS shareholders will not be taxed as a result of the exchange of CBS common stock for Viacom Class B common stock in the merger unless and only to the extent they receive a payment for fractional shares. Receipt of these opinions is a condition to the closing of the merger.



     Viacom shareholders will not be taxed as a result of the merger.



Accounting Treatment



     The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the cost to acquire CBS will be allocated to the assets acquired and liabilities assumed based on their fair values, with any excess being treated as goodwill and amortized over its estimated useful life.



Risk Factors

     There are risk factors relating to the merger and the combined company that both Viacom and CBS shareholders should consider in evaluating how to vote at the special meeting. These risk factors include the following:



     .  fixed exchange ratio may result in lower value of merger consideration;



     . the merger is subject to review and approval by the Federal Communications Commission and the combined company may be required to divest certain assets;



     . antitrust regulatory agencies may oppose the merger or impose conditions on the merger;



     . Viacom and CBS may encounter difficulties in integrating operations and may not achieve strategic and other benefits;



     .  there will be a controlling shareholder;



     .  the combined company's corporate governance structure will be unusual;



     .  the split-off of Blockbuster from Viacom may not occur;



     . the combined company will operate in a business environment that is rapidly changing due to technological and other factors;



     .  expenditures by advertisers tend to be seasonal and cyclical;



     . acceptance of the combined company's programming by the public generally;



     .  dependence upon affiliation agreements;



     .  the broadcast industry is subject to extensive federal regulation; and



     . the combined company has environmental, asbestos and other contingent liabilities.



Surrender of Stock Certificates



     Following the merger, Viacom will appoint an exchange agent who will instruct the CBS shareholders on the procedure to follow to surrender their stock certificates of CBS common stock in exchange for stock certificates of Viacom non-voting Class B common stock. Upon surrender of the stock certificates, CBS shareholders will be entitled to receive a payment for the value of any fractional shares.



                               *       *       *

                   Viacom Summary Historical Financial Data

     The summary consolidated financial data presented below have been derived from, and should be read together with, Viacom's audited consolidated financial statements and the accompanying notes included in Viacom's annual report on Form 10-K for the year ended December 31, 1998 and the unaudited interim consolidated financial statements and the accompanying notes included in Viacom's quarterly report on Form 10-Q for the quarterly period ended June 30, 1999, both of which are incorporated by reference into this joint proxy statement/prospectus. The historical financial data presented below includes the results of Paramount Communications Inc. after its acquisition by Viacom on March 11, 1994 and the results of Blockbuster Entertainment Corporation after its acquisition by Viacom on September 29, 1994.



                          Statement of Operations Data
                    (in millions, except per share amounts)



                                       Six Months Ended
                                           June 30,                   Year Ended December 31,
                                       -----------------  ------------------------------------------------
                                        1999      1998      1998       1997     1996     1995      1994
                                       -------  --------  ---------  --------  -------  -------  ---------
                                           (Unaudited)

Revenues..............................  $5,954   $5,465    $12,096    $10,685  $ 9,684  $ 8,700   $ 4,486
Operating income......................  $  560   $   48    $   752    $   685  $ 1,197  $ 1,247   $   354
Earnings (loss) from continuing
  operations..........................  $  128   $ (220)   $   (44)   $   374  $   152  $    88   $    19
Net earnings (loss)...................  $  104   $ (279)   $  (122)   $   794  $ 1,248  $   223   $    90
Net earnings (loss) attributable to
  common stock........................  $   92   $ (309)   $  (150)   $   734  $ 1,188  $   163   $    15
Earnings (loss) per common share:
Basic:
  Earnings (loss) from continuing
   operations.........................  $  .17   $ (.35)   $  (.10)   $   .44  $   .13  $   .04   $  (.14)
  Net earnings (loss).................  $  .13   $ (.43)   $  (.21)   $  1.04  $  1.63  $   .22   $   .04
Diluted:
  Earnings (loss) from continuing
   operations........................   $  .16   $ (.35)   $  (.10)   $   .44  $   .13  $   .04   $  (.13)
  Net earnings (loss)................   $  .13   $ (.43)   $  (.21)   $  1.04  $  1.62  $   .22   $   .03


                                                        Balance Sheet Data
                                                           (in millions)

                                                                                     As of December 31,
                                                                       ----------------------------------------------
                                                        As of
                                                     June 30, 1999      1998    1997     1996      1995       1994
                                                     -------------    -------  ------   -------   -------   --------
                                                      (Unaudited)
Total assets...........................................  $23,803      $23,613  $28,289  $28,834   $28,991   $28,274
Total long-term debt, net of current portion...........  $ 6,424      $ 3,813  $ 7,423  $ 9,856   $10,712   $10,402
Shareholders' equity...................................  $11,215      $12,050  $13,384  $12,587   $12,094   $11,792

                     CBS Summary Historical Financial Data



          The selected consolidated historical financial data presented below have been derived from, and should be read together with, the CBS audited consolidated financial statements and the accompanying notes included in CBS' Annual Report on Form 10-K for the year ended December 31, 1998 and the unaudited interim consolidated financial statements and the accompanying notes included in CBS' quarterly report on Form 10-Q for the six months ended June 30, 1999, which are incorporated by reference in this joint proxy statement/prospectus. The historical financial data presented below includes the results of CBS Radio Inc., formerly American Radio Systems Corporation, after its acquisition by CBS on June 4, 1998, the results of The Nashville Network and Country Music Television, Gaylord Entertainment Company's two major cable networks, after their acquisition by CBS on September 30, 1997, the results of Infinity Media Corporation, formerly known as Infinity Broadcasting Corporation, after its acquisition by CBS on December 31, 1996 and the results of CBS Inc. after its acquisition by CBS, formerly Westinghouse Electric Corporation, on November 24, 1995.



                          Statement of Operations Data
                    (in millions, except per share amounts)

                                                  Six Months
                                               Ended June 30,           Year Ended December 31,
                                             ----------------  ------------------------------------------
                                              1999     1998     1998     1997     1996     1995     1994
                                             -------  -------  -------  -------  -------  -------  ------
                                               (Unaudited)
Revenues.................................... $3,446   $3,433   $6,805   $5,367   $4,143   $1,074   $ 744
Operating profit............................    412      263      482      253       54      160     151
Interest expense............................    (97)    (160)    (370)    (386)    (401)    (184)    (26)
Income (loss) from Continuing Operations
 before income taxes and minority interest..    309      120      155      (59)    (292)     128      (6)
Income tax (expense) benefit................   (176)     (95)    (161)     (73)      71      (75)      1
Income (loss) from Continuing Operations....    103       23      (12)    (131)    (221)      47     (10)
Income (loss) from Discontinued
 Operations.................................    384       --       --      680      409      (57)     58
Extraordinary item, net of income taxes.....     (5)      --       (9)      --      (93)      --      --
Net income (loss)...........................    482       23      (21)     549       95      (10)     48

Basic earnings (loss) per common share:
Continuing Operations....................... $  .15   $  .03   $ (.02)  $ (.24)  $ (.67)  $ (.09)  $(.27)
Discontinued Operations.....................    .55       --       --     1.08     1.02     (.16)    .16
Extraordinary item..........................   (.01)      --     (.01)      --     (.23)      --      --
                                             ------   ------   ------   ------   ------   ------   -----
Basic earnings (loss) per common share...... $  .69   $  .03   $ (.03)  $  .84   $  .12   $ (.25)  $(.11)
                                             ======   ======   ======   ======   ======   ======   =====

Diluted earnings (loss) per common share:
Continuing Operations....................... $  .15   $  .03   $ (.02)  $ (.24)  $ (.67)  $ (.09)  $(.27)


                                                Six Months
                                               Ended June 30,          Year Ended December 31,
                                             ----------------  ------------------------------------------
                                              1999     1998     1998     1997     1996     1995     1994
                                             -------  -------  -------  -------  -------  -------  ------
                                                (Unaudited)
Discontinued Operations....................     .54       --       --     1.08     1.02     (.16)    .16
Extraordinary item.........................    (.01)      --     (.01)      --     (.23)      --      --
                                             ------   ------   ------   ------   ------   ------   -----
Diluted earnings (loss) per
  common share.............................  $  .68   $  .03   $ (.03)  $  .84   $  .12   $ (.25)  $(.11)
                                             ======   ======   ======   ======   ======   ======   =====
Dividends per common share.................  $   --   $  .05   $  .05   $  .20   $  .20   $  .20   $ .20
                                             ======   ======   ======   ======   ======   ======   =====

                               Balance Sheet Data
                                 (in millions)


                                            As of                    As of December 31,
                                          June 30,     ------------------------------------------------
                                            1999       1998      1997       1996      1995      1994
                                         ---------    ------   -------     ------    ------    -------
                                         (Unaudited)

Total assets--Continuing Operations......   $20,358    $20,139   $16,503   $15,406   $10,391   $ 2,524
Total assets--Discontinued Operations....       861      1,919     4,101     5,710     8,157     9,273
                                            -------    -------   -------   -------   -------   -------

Total assets..............................  $21,219    $22,058   $20,604   $21,116   $18,548   $11,797
                                            =======    =======   =======   =======   =======   =======

Long-term debt--Continuing Operations.....  $ 2,111    $ 2,506   $ 3,236   $ 5,147   $ 7,222   $ 1,865
Long-term debt--Discontinued Operations...      408        382       440       419       161       589
                                            -------    -------   -------   -------   -------   -------

Total long-term debt......................  $ 2,519    $ 2,888   $ 3,676   $ 5,566   $ 7,383   $ 2,454
                                            =======    =======   =======   =======   =======   =======

Total debt--Continuing Operations.........  $ 2,190    $ 2,665   $ 3,387   $ 5,635   $ 7,840   $ 2,471
Total debt--Discontinued Operations.......      429        428       543       439       528     1,266
                                            -------    -------   -------   -------   -------   -------

Total debt................................  $ 2,619    $ 3,093   $ 3,930   $ 6,074   $ 8,368   $ 3,737
                                            =======    =======   =======   =======   =======   =======

Shareholders' equity......................  $ 9,695    $ 9,054   $ 8,080   $ 5,731   $ 1,453   $ 1,789
                                            =======    =======   =======   =======   =======   =======

     Summary Unaudited Viacom/CBS Pro Forma Combined Financial Information

     The following summary unaudited pro forma combined financial information is derived from and should be read together with the information provided in the section, "Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Information" and the notes thereto. The summary unaudited pro forma combined financial information is based upon the historical financial statements of Viacom, adjusted for the initial public offering of Blockbuster and other related transactions, and the historical financial statements of CBS, adjusted for the acquisition of American Radio and the pending acquisitions of King World and Outdoor Systems, Inc. The unaudited pro forma combined condensed statement of operations data for the six months ended June 30, 1999 and the year ended December 31, 1998 is presented as if the merger of Viacom and CBS and all other aforementioned transactions had occurred on January 1, 1998. The unaudited pro forma combined balance sheet data at June 30, 1999 is presented as if the merger of Viacom and CBS and all other aforementioned transactions had occurred on June 30, 1999.

     The summary unaudited pro forma combined financial data is for illustrative purposes only and does not necessarily indicate the operating results or financial position that would have been achieved had the merger of Viacom and CBS and all other aforementioned transactions been completed as of the dates indicated or of the results that may be obtained in the future. In addition, the data does not reflect synergies that might be achieved from combining these operations.



           Unaudited Pro Forma Combined Statement of Operations Data
                    (in millions, except per share amounts)

                                                                         Six Months
                                                                            Ended           Year Ended
                                                                        June 30, 1999   December 31, 1998
                                                                       --------------  ------------------
Revenues.............................................................        $10,144             $20,457
Operating income.....................................................        $   720             $   695
Earnings (loss) from continuing operations before income taxes
           and minority interest.....................................        $   307             $  (365)
Loss from continuing operations......................................        $  (148)            $  (774)
Net loss from continuing operations attributable to common stock.....        $  (161)            $  (801)
Basic and diluted loss from continuing operations per share..........        $  (.11)            $  (.53)
Weighted average shares outstanding:
           Basic.....................................................           1,505               1,521
           Diluted...................................................           1,505               1,521


                Unaudited Pro Forma Combined Balance Sheet Data
                                 (in millions)

                                                           At June 30, 1999
                                                           ----------------

        Total assets..........................................  $77,467
        Total long-term debt, net of current portion..........  $ 9,740
        Shareholders' equity..................................  $47,486

             Unaudited Viacom/CBS Comparative Per Share Data

  The following tables present the Viacom and CBS historical and pro forma combined and CBS pro forma equivalent comparative per share data for the six months ended or at June 30, 1999 and the twelve months ended or at December 31, 1998.

                                                                  Pro Forma Combined As        CBS
Six Months Ended                      Viacom                        Adjusted For Other      Pro Forma
or At June 30, 1999                 Historical   CBS Historical       Viacom Events       Equivalent(3)
-------------------                 ----------   --------------   ---------------------   -------------
Earnings (loss) per common share
 from continuing operations(1):
     Basic.........................     $  .17           $  .15                 $  (.11)      $ (.12)
     Diluted.......................        .16              .15                    (.11)        (.12)
Book value per common share(2):
     Basic.........................     $16.29           $13.96                 $ 31.65       $34.34
     Diluted.......................      15.98            13.64                   31.38        34.04
Cash dividends per common share....         --               --                      --           --
                                                                  Pro Forma Combined As        CBS
Twelve Months Ended                   Viacom                        Adjusted For Other      Pro Forma
or At December 31, 1998             Historical   CBS Historical       Viacom Events       Equivalent(3)
-----------------------             ----------   --------------   ---------------------   -------------
Earnings (loss) per common share
 from continuing operations(1):
     Basic.........................     $ (.10)          $ (.02)                $  (.53)      $ (.57)
     Diluted.......................       (.10)            (.02)                   (.53)        (.57)
Book value per common share(2):
     Basic.........................     $17.34           $13.12                 $ 32.06       $34.79
     Diluted.......................      17.07            12.85                   31.83        34.54
Cash dividends per common share....         --           $  .05                      --           --

(1) The weighted average common shares outstanding used in calculating pro forma combined basic and diluted earnings (loss) from continuing operations per common share, as adjusted for all transactions, are calculated assuming that the estimated number of shares of Viacom common stock to be issued in the merger were outstanding from January 1, 1998. For both periods presented, the weighted average common shares outstanding used in calculating pro forma combined diluted earnings (loss) from continuing operations per common share do not include the impact of Viacom stock options, as they are antidilutive.

(2) The book value per common share amounts of Viacom and CBS were calculated by dividing shareholders' equity by the number of common shares outstanding at the end of the period. The common shares outstanding used in calculating basic pro forma combined book value per share include approximately 688 million and approximately 695 million of Viacom common shares outstanding at June 30, 1999 and December 31, 1998, respectively, plus approximately 812 million shares representing the estimated number of common shares to be issued in the merger. (See Note 2 to the Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Statements.) The common shares outstanding used in calculating diluted pro forma combined book value per common share as of June 30, 1999 and December 31, 1998 include the Viacom common shares, plus the estimated number of common shares to be issued in the merger, as well as the dilutive impact of Viacom options to purchase shares of common stock, and totaled approximately 1.5 billion for both periods.

(3) CBS pro forma equivalent amounts are calculated by multiplying the respective pro forma combined per common share amounts by the exchange ratio of 1.085.

                    Comparative Market Prices and Dividends



     Viacom Class A common stock and Class B common stock are listed and traded on the NYSE under the symbols "VIA" and "VIAB", respectively. CBS common stock is listed and traded on the NYSE under the symbol "CBS."

     On February 25, 1999, the Board of Directors of Viacom declared a 2-for-1 common stock split, to be effected in the form of a dividend. The additional shares were issued on March 31, 1999 to shareholders of record on March 15, 1999. All common share and per share amounts have been adjusted to reflect the stock split for all periods presented.

     The following tables set forth, for the calendar periods indicated, the per share range of high and low sales prices for Viacom Class A common stock, Viacom non-voting Class B common stock and CBS common stock as reported on the NYSE or by the American Stock Exchange, together with the dividend declaration history of Viacom and CBS. Only shares of Viacom non-voting Class B common stock will be issued to shareholders of CBS in the merger in exchange for their shares of CBS common stock.



                                              Viacom Class A             Viacom Class B
                                             Common Stock/(1)/          Common Stock/(1)/
                                            --------------------    --------------------------
                                              High        Low         High              Low
                                            --------    --------    --------         ---------
1997
 1st Quarter..............................  $ 18 9/16   $ 16        $ 18 15/16        $ 16
 2nd Quarter..............................    17 23/32    12 5/8      18                12 5/8
 3rd Quarter..............................    17 3/8      13 3/4      17 9/16           13 5/8
 4th Quarter..............................    20 7/8      13          21 1/8            13 1/4

1998
 1st Quarter..............................  $ 27 1/8    $ 19 15/16  $ 27 17/32        $ 20 1/4
 2nd Quarter..............................    30 1/2      26 1/8      30 5/8            26 13/32
 3rd Quarter..............................    34 11/16    24 5/8      35                24 3/4
 4th Quarter..............................    36 29/32    25 7/16     37 1/8            25 163/512

1999
 1st Quarter..............................  $ 45 1/2    $ 35 5/16   $ 45 15/16        $ 35 3/8
 2nd Quarter/(2)/.........................    48 3/4      36 11/16    49 3/16           36 5/8
 3rd Quarter..............................    49 5/8      38 7/16     48 3/4            38 9/16
 4th Quarter (through October 4, 1999)....    45          42 5/16     44 7/16           41 7/16

---------------------------
(1) Viacom has not declared cash dividends on its Class A or Class B common stock and has no present intention of doing so.

(2) As of April 8, 1999, Viacom Class A and Class B common stock ceased trading on the American Stock Exchange and commenced trading on the NYSE.

                                                      CBS Common Stock
                                            --------------------------------------
                                                                      Dividends
                                               High        Low      per Share/(1)/
                                            ---------    -------    --------------
1997
 1st Quarter.............................   $  20 3/8   $  16 3/4       $ .05
 2nd Quarter.............................      23 13/16    16             .05
 3rd Quarter.............................      27 15/16    22 3/4         .05
 4th Quarter.............................      32 1/16     23 3/8         .05

1998
 1st Quarter.............................   $  34 3/16  $  26 3/4       $ .05
 2nd Quarter.............................      36 5/8      29 11/16        --
 3rd Quarter.............................      35 1/2      21 7/8          --
 4th Quarter.............................      33 1/8      18              --

1999
 1st Quarter.............................   $  41 5/8   $  31 11/16        --
 2nd Quarter.............................      47 5/16     39 3/16         --
 3rd Quarter.............................      51 15/16    43 5/8          --
 4th Quarter (through October 4, 1999)...      48 1/2      45 3/4          --



-------------------
(1) CBS suspended payments of dividends after it commenced its stock buy-back program in March 1998.

     On September 3, 1999, the last trading day prior to the announcement of the execution of the merger agreement, the last reported closing sale prices per share of Viacom Class A common stock and Class B common stock were $45 5/16 and $45 1/16, respectively, and the last reported sale price per share of CBS common stock was $48 15/16. On ., 1999, the last trading day prior to the printing of this joint proxy statement/prospectus, the last reported sale prices per share of Viacom Class A common stock and Class B common stock were $. and $., respectively, and the last reported sale price per share of CBS common stock was
$   .    .

     The market prices of shares of Viacom Class A common stock, Viacom Class B common stock and CBS common stock are subject to fluctuations. As a result, Viacom and CBS shareholders are urged to obtain current market quotations.

     On the record date, there were approximately . holders of record of Viacom Class A common stock, approximately . holders of record of Viacom Class B common stock, and approximately . holders of record of CBS common stock.

                                  RISK FACTORS



     You should consider the following risks in deciding whether to adopt the merger agreement. These matters should be considered along with the other information included or incorporated by reference in this joint proxy statement/prospectus. We have separated the risks into two groups:



     .    risks relating to the merger; and



     .    risks relating to the combined company.



Risks Relating to the Merger



Fixed Exchange Ratio May Result in Lower Value of Merger Consideration



     Upon completion of the merger, each share of CBS common stock will be exchanged for 1.085 shares of Viacom non-voting Class B common stock. This exchange ratio is fixed and will not be adjusted as a result of any increase or decrease in the price of either Viacom non-voting Class B common stock or CBS common stock. Any change in the price of Viacom non-voting Class B common stock will affect the value the CBS shareholders receive in the merger. In addition, because the merger will be completed only after all the conditions to the merger are satisfied or waived, including the receipt of regulatory approvals, there is no way to be sure that the price of Viacom non-voting Class B common stock or CBS common stock at the time the merger is completed will be the same as their prices on the date of the special meeting. Changes in the business, operations or prospects of Viacom or CBS, regulatory considerations, general market and economic conditions and other factors may affect the prices of Viacom non-voting Class B common stock, CBS common stock or both. Many of those factors are beyond our control. You are encouraged to obtain current market quotations for both Viacom non-voting Class B common stock and CBS common stock.



The Merger Is Subject to Review and Approval by the Federal Communications Commission and the Combined Company May Be Required to Divest Certain Assets



     Approval by the FCC is required for the transfer of control to Viacom of the television and radio station licenses currently held by CBS. An application will be filed requesting such approval, which will be subject to public comment. FCC approval will be predicated, in part, on the effectiveness of new FCC rules permitting a single company to hold two television stations in a single market and upon the effectiveness of modifications to the "one-to-a-market" rule, which governs the degree of common ownership of television and radio stations in one market. The FCC will not accept any such applications until the effective date of these rules, November 16, 1999, which may delay the approval process.



     The combined company will be required under current law to divest some of its broadcasting assets in order to receive FCC approval. In particular, the television stations currently held by both entities together reach more than the maximum percentage of U.S. television households permitted by the FCC. Accordingly, in the absence of changes to this so-called "national cap" rule, the combined company will have to divest a sufficient number of television stations to reduce the overall audience reach, calculated for FCC purposes, from approximately 41% to less than 35%.

     The combined company may be required to divest up to an aggregate of 12 radio stations in Los Angeles, Chicago, Dallas, Washington/Baltimore and Sacramento in order to comply with recently adopted limits on the common ownership of same-market radio and television stations.



     The combined company would hold licenses for two television stations in each of six markets -- Philadelphia, Boston, Dallas, Detroit, Miami and Pittsburgh. In the event the common ownership of two television stations in each of these markets does not comply with recently adopted FCC rules permitting such in-market "duopolies" in certain circumstances, the combined company could be required to divest a television station in one or more of these markets. The combined company may also be required to divest additional broadcast stations in the event rules recently adopted by the FCC that relax ownership restrictions fail to become effective, or are stayed, reconsidered or modified by the agency or a court. The combined company may also have to reduce or divest its interest in the United Paramount Network to comply with rules limiting the common ownership of certain television networks. There can be no assurance that the consummation of any required divestitures could be effected at a fair market price.



     In order to consummate the merger on an orderly and timely basis and to avoid a sale that would yield less than a fair market price, Viacom and CBS may request temporary waivers of FCC rules, apply to place certain assets in trust or seek other regulatory relief. There can be no assurance that such waivers or trust applications would be granted or other relief obtained or that consummation of the merger will not be delayed pending receipt of FCC approval of the merger. Further, there can be no assurance that FCC approval of the merger will not require further divestitures or impose material conditions adverse to Viacom or CBS, or that no action will be brought challenging such approvals or actions, or, if such challenge is made, as to the result thereof. See "-- Federal Regulation of Television and Radio Broadcasting."



Antitrust Regulatory Agencies May Oppose or Impose Conditions on the Merger



     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, Viacom and CBS must file Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and a waiting period must expire or terminate before the merger may be completed. One of the agencies will be assigned to review the merger, and prior to the expiration of the waiting period, the reviewing agency may issue to the parties a Request for Additional Information and Documentary Material. The DOJ or the FTC could take action under the antitrust laws to:



     . enjoin the merger or



     . require divestiture of assets or businesses of Viacom or CBS.



     The initial filings under the HSR Act were made by Viacom and CBS on September 20, 1999 and September 23, 1999, respectively. We do not know whether the federal antitrust authorities will permit the HSR Act waiting period to expire without challenging the merger. We also do not know whether a third party will challenge the merger on antitrust grounds or what the result of a third party challenge might be.

     In addition, it is possible that one or more individual states could investigate and challenge the merger under either federal law or their own state law, although states have no notification and waiting period requirements. Depending on the nature of any of these challenges, and any conditions imposed as a result, these challenges and conditions could delay completion of the merger or lessen the anticipated benefits of the merger.



     The merger agreement requires the parties to use their respective best efforts, and to take all actions necessary, to satisfy the conditions to the merger, and to do so in a manner designed to obtain all regulatory clearances and the satisfaction of the conditions as expeditiously as possible. This includes agreeing to the sale or other disposition of assets or businesses and taking all steps necessary to vacate or lift any order, judgment or injunction that would prohibit or materially delay consummation of the merger.



Viacom and CBS May Encounter Difficulties in Integrating Operations and May Not Achieve Strategic and Other Benefits



     The merger will require the integration of our two companies and will also require the integration of companies recently acquired or being acquired by CBS. The combined companies expect to realize cost savings and other financial and strategic and operating benefits as a result of the merger. However, when these benefits will occur, as well as the extent to which they actually will be achieved, cannot be predicted with certainty. The integration of Viacom and CBS will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating Viacom and CBS could have a material adverse effect on the revenues, the levels of expenses and the operating results of the combined company. See "The Merger--Reasons for the Merger and Board Recommendations."



There Will Be a Controlling Shareholder



     Immediately after completion of the merger, National Amusements will own approximately 68% of the voting stock of the combined company. Mr. Redstone, who controls National Amusements, will be able to determine the outcome of all corporate actions requiring shareholder approval except actions that under Delaware law require a class vote of the Viacom Class B common stock. However, in connection with the merger, National Amusements has entered into a stockholder agreement pursuant to which it has agreed for a three-year period to ensure, among other things, that eight of the 18 members of the Board of Directors of the combined company shall be directors of CBS or replacements they may designate. In addition, the proposed new Restated Certificate of Incorporation of Viacom, which will become effective at the time of the merger, will provide that Board action will require the approval of 14 of the 18 directors of the combined company, except for a number of areas where the directors of the combined company may act by a majority vote of the Board. Such arrangements will be in place for a three-year period unless 14 of 18 directors determine to modify these arrangements or Mr. Karmazin is not the COO or the CEO of the combined company. For a more detailed discussion of the corporate governance of the combined company, see "The Merger--Directors, Management and Corporate Governance of the Combined Company."

The Combined Company's Corporate Governance Structure Will Be Unusual

     In the merger agreement, CBS and Viacom have agreed to a variety of corporate governance arrangements that will differ significantly from the manner in which the two companies are currently managed. There can be no assurance that these arrangements will prove to be a successful model for managing the combined company. For a detailed description of the corporate governance arrangements, see "The Merger--Directors, Management and Corporate Governance of the Combined Company."



The Split-off of Blockbuster from Viacom May Not Occur



     Viacom has announced that, subject to Viacom Board approval and the receipt of a supplemental tax ruling from the Internal Revenue Service reflecting the proposed merger between Viacom and CBS, it may split-off Blockbuster by offering to exchange all of its shares of Blockbuster for shares of Viacom's common stock. The split-off is intended to establish Blockbuster as a stand-alone entity with objectives separate from those of Viacom's other businesses. Viacom believes that the split-off will resolve management, systemic, competitive and other problems that have arisen from the operation of various different businesses under a common parent corporation. For example, the split-off will resolve perceived conflicts of interest between Blockbuster and Paramount.
These conflicts are perceived both by the movie studio competitors of Paramount and the video retail competitors of Blockbuster. In addition, Viacom believes the split-off will allow Blockbuster to facilitate the expansion of Blockbuster's business by issuing its stock to make acquisitions. The split-off will also allow Blockbuster to modify its compensation structure to provide incentives to its employees that are more closely linked to its performance. Viacom has no obligation to effect the split-off either before or after the merger. Viacom and CBS cannot give any assurance as to whether or not or when the split-off will occur or as to the terms of the split-off if it does occur, or whether or not the split-off, if it does occur, will be tax-free.



Risks Relating to the Combined Company



The Combined Company Will Operate in a Business Environment that Is Rapidly Changing Due to Technological and Other Factors.



     General.  The combined company will operate in a rapidly changing business
     -------
environment. There can be no assurance that competitive developments and technologies will not adversely affect the combined company's future market share of the audiences and customers for entertainment and leisure-time activities or of advertising revenue. In particular, while the amount of advertising on the Internet is currently small, the Internet is a rapidly growing competitor for advertising spending and viewership, the full impact of which cannot be predicted.



     Film and Television Production.  The television and motion picture industry
     ------------------------------
has experienced cycles in which increased costs of talent and other factors have resulted in higher production costs and increased competition. In addition, television and movie producers are indirectly affected by changes in viewership of broadcast and cable networks, the amount of broadcast time available on local stations for syndicated television programs and, for movies, the relative success of different forms of distribution, such as home video, pay television and network television, each of which have different profitability to producers. There can be no assurance that developments in these areas will not adversely affect the profitability of the combined company.

     Television and Cable Television Networks.  The combined company will
     ----------------------------------------
directly compete for viewers in general (and viewers in specific demographic categories) and for programming with other cable and broadcast television networks. The recently expanded availability of digital cable television and the introduction of direct-to-home satellite distribution has greatly increased the amount of channel capacity available for new networks, resulting in the launch of a number of new cable television networks by both our companies and their competitors. In addition, digital broadcast television, which has recently become available in major markets, may allow a single television station to broadcast several channels simultaneously. Increasing audience fragmentation could have an adverse effect on advertising revenue and subscription revenues. Broadcast television has experienced a decline in total audience viewership in recent years. Among the major networks, CBS delivers an audience that has an older demographic. An older demographic may result in lower revenue for an advertising spot. There can be no assurance that this audience decline will not continue or that CBS network programming will appeal to an audience having a younger demographic.



     Television and Radio Broadcast Stations.  New technologies, such as digital
     ---------------------------------------
radio services, direct-to-home satellite, wireless and wired cable television and Internet radio and video programming, compete for programming, audiences and advertising revenues. Although each of these technologies are different from traditional broadcasting (for example, satellite-delivered digital radio services cannot broadcast local advertising or programming), there can be no assurance that these or other new technologies will not have an adverse effect on the combined company's business in the future.



     Video.  Videocassette rental competes with other forms of distribution of
     -----
movies, including theatrical distribution, cable, satellite and broadcast television. Movie studios make available videocassettes for rental during a distribution "window" of time which is in advance of, and exclusive against, distribution through most other forms of non-theatrical movie distribution. Although the studios have a significant interest in maintaining a viable home video rental industry, changes in the videocassette exclusive window in relation to other windows could have an adverse effect upon the video rental business.
In addition, some digital cable providers have begun testing technology designed to transmit movies on demand with interactive capabilities such as start, stop and rewind. This "video-on-demand" technology could have a material adverse effect on the videocassette rental market if it could be provided profitably at a reasonable price and if video-on-demand rights were to be provided with a favorable window by the movie studios.



Expenditures by Advertisers Tend to Be Seasonal and Cyclical



     The combined company will derive a substantial portion of its revenues from the sale of advertising on its television stations, cable networks, radio stations and outdoor displays. Expenditures by advertisers tend to be seasonal and cyclical, reflecting overall economic conditions as well as budgeting and buying patterns. A decline in the economic prospects of advertisers or the economy in general could alter current or prospective advertisers' spending priorities or increase the time it takes to close a sale with our advertisers. This could cause revenues of the combined company from advertisements to decline significantly in any given period. In addition, because a substantial portion of the combined company's revenues will be derived from local advertisers, the combined company's ability to generate advertising revenues in specific markets could be adversely affected by local or regional economic downturns.

Acceptance of the Combined Company's Programming by the Public Generally



     Revenues derived from the production and distribution of a feature film, television series or radio show depend primarily upon its acceptance by the public, which is difficult to predict. The commercial success of a feature film, television series or radio show also depends upon the quality and acceptance of other competing films, television series or radio shows released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Further, the theatrical success of a feature film and the audience ratings for a television series are generally key factors in generating revenues from other distribution channels, such as home video, free television and premium pay television.



Dependence upon Affiliation Agreements



     Much of the combined company's broadcast network programming will be provided to its broadcast affiliates pursuant to affiliation agreements of varying durations and staggered expirations. The combined company will be dependent upon the maintenance of affiliation agreements with third-party owned television stations, and there can be no assurance that such affiliation agreements will be renewed in the future on terms acceptable to the combined company. The loss of a significant number of such affiliation arrangements could reduce the distribution of the combined company's programming, thereby adversely affecting the combined company's ability to sell national advertising time.



     Similarly, the basic cable networks in which the combined company will hold interests, including MTV, VH1, Nickelodeon, The Nashville Network, Country Music Television and other cable networks maintain affiliation arrangements that enable them to reach a large percentage of cable and direct broadcast satellite
(DBS) households across the United States. Such cable networks also depend on achieving and maintaining carriage within the most widely distributed cable programming tiers to maximize their subscriber base and revenues. The loss of a significant number of affiliation arrangements on basic programming tiers could reduce the distribution of such cable networks, thereby adversely affecting such networks' revenues from subscriber fees and the ability to sell advertising time. The combined company's non-advertiser supported pay television networks, such as Showtime, are similarly dependent for their distribution on the maintenance of affiliation agreements with cable and DBS distributors on acceptable terms. The loss of carriage on cable systems or DBS platforms, or continued carriage on less favorable terms, could adversely affect such networks' subscriber fee revenues.



The Broadcast Industry Is Subject to Extensive Federal Regulation



     The television and radio broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934, as amended. Approval of the FCC is required for the issuance or renewal, as well as transfer and assignment of broadcast station operating licenses. The combined company will be dependent upon its ability to maintain broadcasting licenses from the FCC. License renewals filed after 1996 customarily are granted for terms of eight years, absent serious or repeated violations of law. While broadcast licenses are typically renewed by the FCC, there can be no assurance that the licenses for the combined company's stations will be renewed at their expiration dates or, if renewed, that the renewal terms will be for the full eight-year periods. The non-renewal or revocation of the FCC licenses held by the combined company could have a material adverse effect on the operations of the combined company.



     All of the television stations the combined company will own have been allocated a digital television, or DTV, channel. FCC rules require that the combined company deliver a digitally transmitted signal on these channels by specified dates, terminate analog signals and return the license to operate an analog service by 2006, unless specified conditions exist that, in effect, reflect the public's general inability to receive DTV transmissions in a particular market. We are unable to predict the costs or benefits associated with the operation of DTV stations and networks. Additionally, the extent to which cable channels will be required to carry broadcast stations' new digital channels is an issue that remains pending at the FCC.



     The FCC also generally regulates, among other things, the ownership of media (including ownership by non-U.S. citizens), broadcast programming and technical operations. Further, the U.S. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters, including technological changes, which could, directly or indirectly, affect the operations and ownership of the combined company's broadcast properties.



The Combined Company Has Environmental, Asbestos and Other Contingent
Liabilities



     Primarily as a result of Viacom's mergers with Paramount Communications (formerly Gulf & Western) and Blockbuster (which owned a controlling interest in Spelling Entertainment Group Inc., formerly the Charter Company) in 1994 and the merger of CBS Inc. with Westinghouse Electric Corporation in 1995, the combined company will have significant environmental liabilities. Both Paramount and Westinghouse were diversified, global companies with portfolios including a wide variety of industrial businesses. The Charter Company was in various businesses related to petroleum products. Viacom and CBS have each retained certain liabilities, including environmental, and indemnified others under certain circumstances against liabilities, including environmental, related to discontinued operations.



     Under federal and state Superfund and other environmental laws, Viacom and CBS each have been named as a potentially responsible party at numerous sites located throughout the country. At many of these sites, Viacom and CBS are either not responsible parties or their site involvement is very limited or de minimis. However, Viacom or CBS, as the case may be, may have varying degrees of cleanup responsibilities at a number of sites. Viacom and CBS believe that any liability incurred for cleanup at these sites will be satisfied over a number of years, and in many cases, the costs will be shared with other potentially responsible parties. These sites include certain sites for which Viacom or CBS, as the case may be, as part of an agreement for sale, may have retained obligations for remediation of possible environmental contamination or may have continuing obligations under applicable environmental laws.

     In addition, CBS and Viacom are parties to various lawsuits and have received claims relating to their continuing and discontinued operations. Certain lawsuits and claims, including those related to asbestos liabilities, seek substantial monetary damages.



          The combined company will have access to insurance in substantial amounts and management believes it has sufficient reserves. Accordingly, while there can be no assurance in this regard, the pending or potential litigation, environmental and other liabilities should not have a material adverse effect on the financial condition of the combined company.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS



     This document and the documents incorporated by reference into this joint proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect Viacom's and CBS' current expectations concerning future results and events. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Viacom or CBS to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this joint proxy statement/prospectus.



     In addition to the risk factors described in the previous section, the following important factors could affect future results, causing these results to differ materially from those expressed in our forward-looking statements:



     . the timing, impact and other uncertainties related to pending acquisitions by CBS or Viacom and future acquisitions and dispositions by the combined company;



     . the ability of the combined company to renew existing programming, licensing and distribution agreements and to enter into new agreements;



     . the success of CBS and Viacom and their suppliers and customers in achieving year 2000 compliance;



     . changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations; and



     .    interest rate fluctuations and other capital market conditions.



     These factors and the risk factors described in the previous section are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. The forward-looking statements included in this joint proxy statement/prospectus are made only as of the date of this joint proxy statement/prospectus and under section 27A of the Securities Act and section 21E of the Exchange Act we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. We cannot assure you that projected results or events will be achieved.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION



Unaudited Viacom/CBS Pro Forma Combined Condensed Financial Information



General



     The merger will be accounted for by the purchase method of accounting. Consideration provided by Viacom in this merger includes: approximately $36.7 billion through the issuance of approximately 812 million shares of Viacom non-voting Class B common stock plus, approximately $833 million of cash consideration, net of approximately $556 million of deferred taxes, for the assumed settlement of certain historical CBS stock options and the assumption of approximately $200 million of CBS stock options by Viacom, both of which were granted prior to the date of the merger agreement, and approximately $3.5 billion for the assumption of debt. This consideration will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill. The merger is contingent upon, among other things, regulatory and Viacom and CBS shareholder approval.



     The following unaudited pro forma combined condensed consolidated balance sheet as of June 30, 1999, is presented as if the merger and the other Viacom and other CBS transactions described in the notes to the unaudited Viacom/CBS pro forma combined condensed financial statements had occurred on June 30, 1999. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 1999, and for the year ended December 31, 1998, are presented as if the merger and the other Viacom and other CBS transactions had occurred on January 1, 1998. In the opinion of Viacom and CBS management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the merger, or the other Viacom and other CBS transactions had been consummated as of the dates indicated or of the results that may be obtained in the future.



     These unaudited pro forma combined condensed financial statements and notes thereto should be read in conjunction with the unaudited CBS/King World pro forma combined condensed financial information included herein, and (i) CBS' consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998, and Management's Discussion and Analysis included in CBS' Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this joint proxy statement/prospectus; (ii) King World's consolidated financial statements and the notes thereto as of and for the year ended August 31, 1998, which are included in CBS' Current Report on Form 8-K filed on or about October 8, 1999 which is incorporated by reference in this joint proxy statement/prospectus; (iii) CBS' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999 and June 30, 1999 which are incorporated by reference in this joint proxy statement/prospectus; (iv) King World's condensed consolidated financial statements and notes thereto as of and for the quarterly period ended May 31, 1999 which are included in CBS' Current Report on Form 8-K filed on or about October 8, 1999 which is incorporated by reference in this joint proxy statement/prospectus; (v) Viacom's consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998, and Management's Discussion and Analysis included in Viacom's Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this joint proxy statement/prospectus; and (vi) Viacom's consolidated financial statements and the notes thereto as of and for the six-month period ended June 30, 1999, on Form 10-Q which is incorporated by reference in this joint proxy statement/prospectus.

                         UNAUDITED VIACOM/CBS PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (in millions)


                                                                      Pro Forma
                                                          CBS      Adjustments for             Pro Forma    Adjustments
                                            Viacom     Pro Forma     Viacom/CBS                Combined      For Other
                                          Historical    Combined       Merger                 Viacom/CBS   Viacom Events
                                          -----------  ----------      ------                 -----------  --------------


ASSETS:
Cash and cash equivalents................    $   616     $   582    $         (532)/(3)/      $   666         $   ---
Customer receivables, net................      1,577       1,388               ---              2,965             ---
Other current assets.....................      2,622       1,212               484 /(3)/        4,318             ---
                                             -------     -------    --------------            -------     -----------
Total current assets.....................      4,815       3,182               (48)             7,949             ---

Property and equipment, net..............      3,249       3,047               ---              6,296             ---
Goodwill and other intangibles, net......     11,490      23,689            22,594 /(3)/       57,773             ---
Other noncurrent assets..................      4,249       1,592              (387)/(3)/        5,454              (5)/(4)/
                                             -------     -------    --------------            -------     -----------

Total assets.............................    $23,803     $31,510    $       22,159            $77,472     $        (5)
                                             =======     =======    ==============            =======     ===========

LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current portion of long-term debt........    $   328     $   265   $           ---            $   593   $         ---
Accounts payable, accrued expenses and
  other..................................      3,960       1,880               (72)/(3)/        5,768             ---
                                             -------     -------    --------------            -------     -----------
Total current liabilities................      4,288       2,145               (72)             6,361             ---

Long-term debt...........................      6,424       3,283               470 /(3)/       10,177            (437)/(4)/
Net liabilities of discontinued
   operations............................        ---         985               ---                985             ---
Other noncurrent liabilities.............      1,876       4,336               ---              6,212             ---
                                             -------     -------    --------------            -------     -----------

Total liabilities........................     12,588      10,749               398             23,735            (437)
                                             -------     -------    --------------            -------     -----------

Minority interest in equity of
  consolidated subsidiaries..............        ---       5,589               ---              5,589           1,094/(4)/

Shareholders' equity:
Common stock.............................          7         800                 8 /(2)/           15             ---
                                                                              (800)/(3)/
Additional paid-in capital...............     10,593      14,596            36,725 /(2)/       47,518            (662)/(4)/
                                                                               200 /(2)/
                                                                           (14,596)/(3)/
Common stock held in treasury, at cost...     (1,361)     (1,467)            1,467 /(3)/       (1,361)            ---
Retained earnings........................      2,018       1,910            (1,910)/(3)/        2,018             ---
Accumulated other comprehensive loss.....        (42)       (667)              667 /(3)/          (42)            ---
                                             -------     -------    --------------            -------     -----------

Total shareholders' equity...............     11,215      15,172            21,761             48,148            (662)
                                             -------     -------    --------------            -------     -----------

Total liabilities and
   shareholders' equity..................    $23,803     $31,510    $       22,159            $77,472     $        (5)
                                             =======     =======    ==============            =======     ===========
                                              Pro Forma
                                               Combined
                                             As Adjusted
                                              For Other
                                            Viacom Events
                                            --------------


ASSETS:
Cash and cash equivalents................         $   666
Customer receivables, net................           2,965
Other current assets.....................           4,318
                                                  -------
Total current assets.....................           7,949

Property and equipment, net..............           6,296
Goodwill and other intangibles, net......          57,773
Other noncurrent assets..................           5,449
                                                  -------

Total assets.............................         $77,467
                                                  =======

LIABILITIES AND
  SHAREHOLDERS' EQUITY:
Current portion of long-term debt........         $   593
Accounts payable, accrued expenses and
  other..................................           5,768
                                                  -------
Total current liabilities................           6,361

Long-term debt...........................           9,740
Net liabilities of discontinued
   operations............................             985
Other noncurrent liabilities.............           6,212
                                                  -------

Total liabilities........................          23,298
                                                  -------

Minority interest in equity of
  consolidated subsidiaries..............           6,683

Shareholders' equity:
Common stock.............................              15

Additional paid-in capital...............          46,856


Common stock held in treasury, at cost...          (1,361)
Retained earnings........................           2,018
Accumulated other comprehensive loss.....             (42)
                                                  -------

Total shareholders' equity...............          47,486
                                                  -------

Total liabilities and
   shareholders' equity..................         $77,467
                                                  =======


                 See accompanying notes to unaudited Viacom/CBS
               pro forma combined condensed financial statements.

                         UNAUDITED VIACOM/CBS PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                    (in millions, except per share amounts)

                                                                           Pro Forma                                    Pro Forma
                                                                          Adjustments                    Adjustments     Combined
                                                               CBS            for          Pro Forma      For Other     as Adjusted
                                                Viacom      Pro Forma      Viacom/CBS       Combined       Viacom        For Other
                                                Historical   Combined        Merger        Viacom/CBS      Events      Viacom Events
                                                ----------   ---------   -----------       ----------      ----------   -----------
Revenues.....................................    $ 5,954     $ 4,190   $       ---            $10,144        $  ---        $10,144
Operating expenses...........................     (3,887)     (2,442)          ---             (6,329)          ---         (6,329)
Selling, general and administrative..........     (1,110)       (660)          ---             (1,770)          ---         (1,770)
Depreciation and amortization................       (397)       (561)         (282)/(3)/       (1,240)          ---         (1,240)
Residual costs of discontinued businesses....        ---         (85)          ---                (85)          ---            (85)
                                                 -------     -------   -----------            -------       -------        -------
Operating income (loss)......................        560         442          (282)               720           ---            720
Other income and expense, net................        (29)         (4)          ---                (33)          ---            (33)
Interest expense, net........................       (200)       (143)          (38)/(3)/         (381)            1/(4)/      (380)
                                                 -------     -------   -----------            -------       -------        ------
Earnings from continuing operations before
 income taxes................................        331         295          (320)              306              1            307
Income tax (expense) benefit.................       (202)       (239)           15/(5)/         (426)           ---           (426)
Minority interest............................         (1)        (32)          ---               (33)             4/(4)/       (29)
                                                 -------     -------   -----------            -------       -------        ------
Earnings (loss) from continuing operations...        128          24          (305)             (153)             5           (148)
Cumulative convertible preferred stock
 dividend requirement and premium on
 repurchase of preferred stock...............        (13)        ---           ---               (13)           ---            (13)
                                                 -------     -------   -----------            -------       -------        ------
Net earnings (loss) from continuing
 operations attributable to common stock.....    $   115     $    24   $      (305)          $  (166)      $      5        $  (161)
                                                 =======     =======   ===========           =======       ========        =======
Earnings (loss) from continuing operations
 per common share:
 Basic.......................................       $.17                                       $(.11)                        $(.11)
 Diluted.....................................       $.16                                       $(.11)                        $(.11)

Weighted average shares outstanding:
 Basic.......................................        693                       812             1,505                         1,505
 Diluted.....................................        708                       812             1,505                         1,505

                 See accompanying notes to unaudited Viacom/CBS
               pro forma combined condensed financial statements.

                         UNAUDITED VIACOM/CBS PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                    (in millions, except per share amounts)



                                                                   Pro Forma                                  Pro Forma
                                                                  Adjustments                                  Combined
                                                        CBS           for              Pro Forma    Adjustments    As Adjusted
                                          Viacom     Pro Forma    Viacom/CBS           Combined      For Other      For Other
                                        Historical    Combined      Merger            Viacom/CBS   Viacom Events  Viacom Events
                                        ----------   ---------   ------------        -----------  -------------  -------------
Revenues...............................  $12,096     $ 8,361     $     ---           $ 20,457   $         ---       $ 20,457
Operating expenses.....................   (8,506)     (5,242)          ---            (13,748)            ---        (13,748)
Selling, general and administrative....   (2,061)     (1,335)          ---             (3,396)            ---         (3,396)
Depreciation and amortization..........     (777)     (1,113)         (565)/(3)/       (2,455)            ---         (2,455)
Residual costs of discontinued
   businesses..........................      ---        (163)          ---               (163)            ---           (163)
                                         -------     -------     ---------           --------       ---------       --------
Operating income (loss)................      752         508          (565)               695             ---            695
Other income and expense, net..........      (57)         38           ---                (19)            ---            (19)
Interest expense, net..................     (599)       (363)          (85)/(3)/       (1,047)              6/(4)/    (1,041)
                                         -------     -------     ---------           --------       ---------       --------
Earnings (loss) from continuing
 operations before income taxes........       96         183          (650)              (371)              6           (365)
Income tax (expense) benefit...........     (139)       (320)           34 /(5)/         (425)             (2)/(5)/     (427)
Minority interest......................       (1)        (35)          ---                (36)             54/(4)/        18
                                         -------     -------     ---------           --------       ---------       --------
Earnings (loss) from continuing
 operations............................      (44)       (172)         (616)              (832)             58           (774)

Cumulative convertible preferred stock
 dividend requirement and discount on
 repurchase of preferred stock.........      (27)        ---           ---                (27)            ---            (27)
                                         -------     -------     ---------           --------       ---------       --------
Net earnings (loss) from continuing
 operations attributable to common stock $   (71)    $  (172)    $    (616)          $   (859)      $      58        $  (801)
                                         =======     =======     =========           ========       =========       ========
Loss from continuing operations per
 common share:
   Basic...............................    $(.10)                                       $(.56)                         $(.53)
   Diluted.............................    $(.10)                                       $(.56)                         $(.53)

Weighted average shares outstanding:
   Basic...............................      709                       812              1,521                          1,521
   Diluted.............................      709                       812              1,521                          1,521

                See accompanying notes to unaudited Viacom/CBS
              pro forma combined condensed financial statements.

                    NOTES TO UNAUDITED VIACOM/CBS PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

                 (tables in millions, except per share amounts)


(1)  Basis of Presentation

     The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the excess purchase consideration being allocated to goodwill. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair values of CBS' assets and liabilities were estimated by CBS and Viacom management. The final allocation of the purchase price will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of tangible and identifiable intangible assets acquired (including their estimated useful lives) and liabilities assumed.

(2)  Consideration

     Pursuant to the merger agreement, CBS shareholders will receive 1.085 shares of Viacom non-voting Class B common stock for each CBS share issued and outstanding at the completion of the merger. The total number of CBS shares issued and outstanding during the period subsequent to the merger announcement but prior to its completion is not anticipated to fluctuate from the ordinary course. For purposes of the unaudited pro forma combined condensed financial statements, the $45.225 per share value of Viacom non-voting Class B common stock to be issued was calculated based on its average market price per share from September 2, 1999 through September 9, 1999.


Total estimated CBS common shares outstanding (including approximately 57.3
  shares to be issued to King World shareholders).............................    748.6
Exchange Ratio................................................................    1.085
                                                                                -------
Estimated Viacom Class B common shares to be issued...........................    812.2
                                                                                =======
Purchase Consideration:
Estimated value of Viacom Class B common stock to be issued
  (812.2 shares at $45.225 per share):
   Common stock, $.01 par value...............................................  $     8
   Additional paid-in capital.................................................   36,725
Estimated fair value of CBS stock options to be assumed by Viacom (note 3)....      200
                                                                                -------
Estimated net increase in Viacom equity.......................................  $36,933
                                                                                =======

                    NOTES TO UNAUDITED VIACOM/CBS PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

                (tables in millions, except per share amounts)

(3)  Merger

     To record the excess purchase price over the net tangible and identifiable intangible assets acquired in connection with the merger as described in notes 1 and 2, after the elimination of certain CBS Pro Forma Combined balances at June 30, 1999:

Estimated net increase in Viacom equity................................  $ 36,933
Less: Shareholders' equity of CBS Pro Forma Combined at June 30, 1999
  Common stock.........................................................      (800)
  Additional paid-in capital...........................................   (14,596)
  Common stock held in treasury........................................     1,467
  Retained earnings/Accumulated other comprehensive loss...............    (1,243)
Adjustments:
 Add: Liability for conversion of CBS stock options, net of deferred
  taxes................................................................       833
                                                                         --------
Excess purchase price over net tangible and identifiable intangible
 assets acquired.......................................................    22,594
Identifiable intangible assets acquired................................    23,689
                                                                         --------
Excess purchase price over net tangible assets acquired................  $ 46,283
                                                                         ========
Incremental amortization expense of excess purchase price over net tangible and identifiable intangible assets acquired:
 Twelve month amortization.............................................  $    565
                                                                         ========
 Six month amortization................................................  $    282
                                                                         ========

     The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of CBS' tangible and identifiable intangible assets acquired and liabilities assumed at the time of the merger. For the purpose of these unaudited pro forma combined condensed financial statements, amortization of the excess purchase price over tangible net assets acquired of approximately $46.3 billion is computed on a straight-line basis using useful lives as follows: $37.2 billion (40 years), $6.6 billion (30 years) and $2.5 billion (10 years).

     Generally accepted accounting principles currently require that acquired intangible assets be amortized over periods not to exceed 40 years. Viacom believes that the intangible assets acquired from CBS included in the 40-year category are comprised principally of the franchises, FCC licenses, and trademarks of CBS assets with indefinite lives, which have historically appreciated in value over time. In addition, Viacom intends to continue to expand the combined company's existing lines of business, develop new businesses by leveraging the well known franchises, trademarks and products of Viacom and CBS, and take advantage of synergies that exist between Viacom and CBS to further strengthen existing lines of business. Viacom believes that it will benefit from the merger for an

                    NOTES TO UNAUDITED VIACOM/CBS PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

                (tables in millions, except per share amounts)

indeterminable period of time of at least 40 years and, therefore, a 40-year amortization period for the $37.2 billion portion of the excess purchase consideration is appropriate. After the completion of the merger, Viacom will complete valuations and other studies of the significant assets, liabilities and business operations of CBS as of the time of the merger. Using this information, Viacom will make a final allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. Accordingly, depreciation and amortization, as presented in the pro forma combined condensed statements of operations for the year and six months ended December 31, 1998 and June 30, 1999, may fluctuate significantly from the preliminary estimate when the final appraisals of tangible and intangible assets are completed.

     Certain limited rights to receive cash in lieu of Viacom options exist for the majority of the historical CBS stock options outstanding prior to the announcement of the merger. To reflect the liability associated with these stock options, these unaudited pro forma combined condensed financial statements assume that the options will be settled in cash for approximately $1.4 billion. Accordingly, the issuance of long-term debt of $470 million and adjustments to reflect the use of cash and investments, classified as other noncurrent assets, of $532 million and $387 million, respectively, have been recorded in the pro forma balance sheet to reflect the financing and funding of such obligations at the effective time of the merger. In addition, related interest expense of $38 million and $85 million for the six months of 1999 and the twelve months of 1998, respectively, have been recorded in the unaudited pro forma combined condensed statements of operations. Deferred taxes have been provided for on the respective book and tax basis differences at a 40 percent marginal tax rate. Additional options with a fair value of $200 million either do not contain these limited rights or are options related to underlying shares which cannot be disposed of for some designated period of time, and, as such, have been reflected as an adjustment to additional paid-in capital within shareholders' equity.

(4)  Other Viacom Events

     On August 10, 1999, Blockbuster Inc., a subsidiary of Viacom, completed the initial public offering of 31 million shares of its Class A common stock at $15 per share. Viacom owns 100% of the outstanding shares of Blockbuster Class B common stock, which represents approximately 82.3% of Blockbuster's equity value after the initial public offering. As a result of the issuance of subsidiary stock, Viacom recorded a pro forma reduction to additional paid-in capital of approximately $662 million. Of this amount, $5 million represents transaction costs which were prepaid prior to June 30, 1999. Net proceeds from this offering of approximately $437 million were used to repay Blockbuster debt.

     The net decrease in interest expense of $1 million and $6 million for the six months ended June 30, 1999 and the twelve months ended December 31, 1998, respectively, is attributable to the repayment of debt with the Blockbuster initial public offering net proceeds of $437 million, partially offset by the increase in interest expense due to the higher interest rate attributable to the Blockbuster debt and the amortization of deferred debt issue costs incurred in connection with the Blockbuster debt.

                    NOTES TO UNAUDITED VIACOM/CBS PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

                (tables in millions, except per share amounts)


     The adjustment to minority interest reflects Blockbuster's initial public offering of its shares as discussed above.

(5)  Income Tax Expense

     Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

(6) Items not included in the Unaudited Pro Forma Combined Condensed Financial Statements

     The preceding unaudited pro forma combined condensed financial statements do not include any pro forma adjustments for the following:

     . Viacom has entered into agreements with the two Deputy Chairmen of Viacom, regarding the terms of their resignations upon the effective time of the merger, and expects to recognize a charge of approximately $300 million which consists principally of a non-cash, pre-tax charge for stock options granted to them over the life of their employment with Viacom.

     . Viacom anticipates recording a pre-tax restructuring charge in connection with the acquisition of the remaining minority interest of Spelling Entertainment Group Inc. of approximately $70-$90 million in the third quarter of 1999.

     . Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

     . Upon closing of the merger, the combined companies may incur certain integration related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such CBS costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill while Viacom related costs would be recognized as an expense through the statements of operations.

     . Transactions between Viacom and CBS, including transactions between Viacom and companies proposed to be acquired by CBS, have not been eliminated in the unaudited pro forma combined condensed financial statements, as the amounts are not material for the periods presented.

     . Transaction costs related to the merger are not expected to have a material impact on these unaudited pro forma combined condensed financial statements.

     . In connection with the merger, certain radio and television stations may have to be divested in order to comply with current FCC regulations. Also, Viacom may be

                    NOTES TO UNAUDITED VIACOM/CBS PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS (continued)

                 (tables in millions, except per share amounts)

        required to reduce or divest its interest in the United Paramount Network to comply with FCC rules limiting the common ownership of certain television networks. Generally, any gains or losses associated with disposition of historical Viacom assets would be recognized through the statements of operations while the gain or loss on the disposition of historical CBS assets would likely be recognized as an adjustment to goodwill.

 .       Viacom has announced that, subject to Viacom Board approval and the receipt of a supplemental tax ruling from the Internal Revenue Service reflecting the merger, it may split-off Blockbuster by offering to exchange all of its shares of Blockbuster for shares of Viacom's common stock. The aggregate market value of the shares of Blockbuster common stock based on the October 4, 1999 closing price of $12.00 per share of Blockbuster common stock was approximately $2.1 billion. The pro forma net book value of Blockbuster at June 30, 1999, after giving effect to the initial public offering, was approximately $5.1 billion. If Viacom determines to engage in the split-off, any difference between the fair market value and net book value at the time of the split-off will be recognized as a gain or loss for accounting purposes. The actual amount of the gain or loss will depend upon the fair market value and net book value of Blockbuster at the time of the split-off as well as the exchange ratio used in the split-off. In addition, in a tax-free split-off, Viacom/CBS pro forma shareholders' equity will be reduced by an amount no greater than the net book value of Blockbuster at the time of the split-off. Viacom has no obligation to effect the split-off either before or after the merger. Viacom and CBS cannot give any assurance as to whether or not or when the split-off will occur or as to the terms of the split-off if it does occur, or whether or not the split-off, if it does occur, will be tax-free.

(7)     Reclassifications

        Certain reclassifications have been made from the historical Viacom financial statements to conform to the unaudited pro forma combined condensed financial statements presentation.

Unaudited CBS/King World Pro Forma Combined Condensed Financial Information

General

     The following unaudited pro forma combined condensed financial statements are presented using the purchase method of accounting for the merger of CBS and King World, the June 4, 1998 acquisition of CBS Radio, Inc., formerly American Radio Systems Corporation, by CBS and the probable acquisition of Outdoor Systems, Inc. by Infinity Broadcasting Corporation which was announced on May 27, 1999. These financial statements also reflect the combination of consolidated historical financial data of CBS, King World, American Radio, and Outdoor Systems.

     The unaudited pro forma combined condensed balance sheet as of June 30, 1999 is presented as if the merger of CBS and King World, and the Outdoor Systems acquisition had occurred on June 30, 1999. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 1999 and the year ended December 31, 1998 is presented as if the merger of CBS and King World, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity, and the Infinity initial public offering had occurred on January 1, 1998. In the opinion of CBS management, all adjustments and/or disclosures considered necessary for a fair presentation of the pro forma data have been made.

     These unaudited pro forma combined condensed financial statements should be read in conjunction with: (i) CBS' consolidated financial statements and the notes thereto as of and for the year ended December 31, 1998 and Management's Discussion and Analysis included in CBS' Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this joint proxy statement/prospectus; (ii) King World's consolidated financial statements and the notes thereto as of and for the year ended August 31, 1998, which are included in CBS' Current Report on Form 8-K filed on or about October 8, 1999, which is incorporated by reference in this joint proxy statement/prospectus;
(iii) CBS' Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and March 31, 1999, which are incorporated by reference in this joint proxy statement/prospectus; and (iv) King World's condensed consolidated financial statements and notes thereto as of and for the quarterly period ended May 31, 1999, which are included in CBS' Current Report on Form 8-K filed on or about October 8, 1999, which is incorporated by reference in this joint proxy statement/prospectus. These unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the CBS and King World merger, the acquisition of American Radio by CBS, the probable acquisition of Outdoor Systems by Infinity, or the Infinity initial public offering been consummated as of the dates indicated, or of the results that may be obtained in the future.

                      UNAUDITED CBS/KING WORLD PRO FORMA
                       COMBINED CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1999
                                 (in millions)

                                                                             Pro Forma            Pro Forma
                                                                          Adjustments for          Combined    Adjustments
                                                  CBS       King World       CBS/King             CBS/King    For Other CBS
                                              Historical   May 31, 1999    World Merger             World       Events (8)
                                              ----------   ------------   --------------          ----------  --------------
ASSETS:
Cash and cash equivalents.....................   $   742         $  375     $         ---           $ 1,117          $ (535)
Short-term investments........................       ---             32               ---                32             ---
Customer receivables, net.....................     1,127            102                (5)/(4)/       1,224             164
Program rights................................       516            ---               ---               516             ---
Deferred income taxes.........................       303            ---               ---               303              13
Prepaid and other current assets..............       163             96               ---               259              89
                                                 -------         ------     -------------           -------          ------
Total current assets..........................     2,851            605                (5)            3,451            (269)

Long-term investments.........................       ---            387               ---               387             ---
Property and equipment, net...................     1,132             20               ---             1,152           1,895
FCC licenses, net.............................     4,310            ---               ---             4,310             ---
Goodwill, net.................................    10,260            ---             1,731/(3)/       11,991           6,627
Other intangible and noncurrent assets........     1,805             94               ---             1,899              67
                                                 -------         ------     -------------           -------          ------
Total assets..................................   $20,358         $1,106     $       1,726           $23,190          $8,320
                                                 =======         ======     =============           =======          ======
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Current maturities of long-term debt..........   $    79         $  ---     $         ---           $    79          $  186
Liabilities for talent and program rights.....       374            ---               ---               374             ---
Accounts payable, accrued and other
      liabilities.............................     1,255            143                25/(3)/        1,418              88
                                                                                       (5)/(4)/
                                                 -------         ------     -------------           -------          ------
Total current liabilities.....................     1,708            143                20             1,871             274

Long-term debt................................     2,111            ---               ---             2,111           1,172
Net liabilities of discontinued operations....       985            ---               ---               985             ---
Pension liability.............................       846            ---               ---               846             ---
Postretirement benefit liability..............     1,020            ---               ---             1,020             ---
Other noncurrent liabilities..................     2,368            ---               ---             2,368             102
                                                 -------         ------     -------------           -------          ------
Total liabilities.............................     9,038            143                20             9,201           1,548
                                                 -------         ------     -------------           -------          ------
Minority interest in equity of
      consolidated subsidiaries...............     1,625            ---               ---             1,625           3,964
Shareholders' equity:
Preferred stock...............................       ---            ---               ---               ---             ---
Common stock..................................       743              1                57/(3)/          800             ---
                                                                                       (1)/(3)/
Capital in excess of par value................     9,176            151             2,282/(3)/       11,788           2,808
                                                                                      330/(3)/
                                                                                     (151)/(3)/
Common stock held in treasury,
     at cost..................................    (1,467)          (446)              446/(3)/       (1,467)            ---
Retained earnings.............................     1,910          1,257            (1,257)/(3)/       1,910             ---
Accumulated other comprehensive
     loss.....................................      (667)           ---               ---              (667)            ---
                                                 -------         ------     -------------           -------          ------
Total shareholders' equity....................     9,695            963             1,706            12,364           2,808
                                                 -------         ------     -------------           -------          ------
Total liabilities and shareholders' equity....   $20,358         $1,106     $       1,726           $23,190          $8,320
                                                 =======         ======     =============           =======          ======
                                                   CBS
                                                Pro Forma
                                                 Combined
                                                ----------
ASSETS:
Cash and cash equivalents.....................    $   582
Short-term investments........................         32
Customer receivables, net.....................      1,388
Program rights................................        516
Deferred income taxes.........................        316
Prepaid and other current assets..............        348
                                                  -------
Total current assets..........................      3,182
Long-term investments.........................        387
Property and equipment, net...................      3,047
FCC licenses, net.............................      4,310
Goodwill, net.................................     18,618
Other intangible and noncurrent assets........      1,966
                                                  -------
Total assets..................................    $31,510
                                                  =======
LIABILITIES AND
 SHAREHOLDERS' EQUITY:
Current maturities of long-term debt..........    $   265
Liabilities for talent and program rights.....        374
Accounts payable, accrued and other
      liabilities.............................      1,506

                                                  -------
Total current liabilities.....................      2,145
Long-term debt................................      3,283
Net liabilities of discontinued operations....        985
Pension liability.............................        846
Postretirement benefit liability..............      1,020
Other noncurrent liabilities..................      2,470
                                                  -------
Total liabilities.............................     10,749
                                                  -------
Minority interest in equity of
      consolidated subsidiaries...............      5,589
Shareholders' equity:
Preferred stock...............................        ---
Common stock..................................        800

Capital in excess of par value................     14,596


Common stock held in treasury,
     at cost..................................     (1,467)
Retained earnings.............................      1,910
Accumulated other comprehensive
     loss.....................................       (667)
                                                  -------
Total shareholders' equity....................     15,172
                                                  -------
Total liabilities and shareholders' equity....    $31,510
                                                  =======


          See accompanying notes to unaudited CBS/King World pro forma combined condensed financial statements.

                      UNAUDITED CBS/KING WORLD PRO FORMA
                  COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999

                    (in millions, except per share amounts)

                                                                                Pro Forma            Pro Forma
                                                            King World       Adjustments for         Combined    Adjustments For
                                                         Six months ended       CBS/King             CBS/King       Other CBS
                                       CBS Historical     May 31, 1999(7)      World Merger            World        Events (8)
                                       ---------------  -------------------  ----------------        ----------  ----------------
Revenues..............................        $ 3,446              $ 390               $ (20)/(4)/   $ 3,816          $ 374
Operating expenses....................         (2,051)              (238)                 20/(4)/     (2,269)          (173)
Marketing, general and
 administrative.......................           (597)               (44)                ---            (641)           (19)
Depreciation and
 amortization.........................           (301)                (2)                (87)/(5)/      (390)          (171)
Residual costs of discontinued
 businesses...........................            (85)               ---                 ---             (85)           ---
                                              -------              -----         -----------         -------          -----
Operating profit (loss)...............            412                106                 (87)            431             11
Other income and expense, net.........             (6)               ---                 ---              (6)             2
Interest expense, net.................            (97)                14                 ---             (83)           (60)
                                              -------              -----         -----------         -------          -----
Income (loss) from continuing
 operations before income taxes and
 minority interest in income of
 consolidated subsidiaries............            309                120                 (87)            342            (47)
Income tax expense....................           (176)               (42)                ---            (218)           (21)
Minority interest in income
 of consolidated subsidiaries.........            (30)               ---                 ---             (30)            (2)
                                              -------              -----         -----------         -------          -----
Income (loss) from continuing
 operations...........................        $   103              $  78         $       (87)        $    94          $ (70)
                                              =======              =====         ===========         =======          =====
Income from continuing
 operations per share:
   Basic..............................           $.15                                                   $.13
   Diluted............................           $.15                                                   $.12
Weighted average shares outstanding
   Basic..............................            694                                     57/(2)(6)/     751
   Diluted............................            710                                     60             770
                                           CBS
                                        Pro Forma
                                         Combined
                                        ----------
Revenues..............................   $ 4,190
Operating expenses....................    (2,442)
Marketing, general and
 administrative.......................      (660)
Depreciation and
   amortization.......................      (561)
Residual costs of discontinued
 businesses...........................       (85)
                                         -------
Operating profit (loss)...............       442
Other income and expense, net.........        (4)
Interest expense, net.................      (143)
                                         -------
Income (loss) from continuing
 operations before income taxes and
  minority interest in income of
  consolidated subsidiaries...........       295

Income tax expense....................      (239)
Minority interest in income
   of consolidated subsidiaries.......       (32)
                                         -------
Income (loss) from continuing
 operations...........................   $    24
                                         =======
Income from continuing
   operations per share:
   Basic..............................      $.03
   Diluted............................      $.03
Weighted average shares
   outstanding
   Basic..............................       751
   Diluted............................       770

         See accompanying notes to unaudited CBS/King World pro forma combined condensed financial statements.

                      UNAUDITED CBS/KING WORLD PRO FORMA
                  COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998

                    (in millions, except per share amounts)


                                                          King World           Pro Forma      Pro Forma
                                                        Twelve months       Adjustments for   Combined    Adjustments For    CBS
                                                        ended November         CBS/King       CBS/King       Other CBS    Pro Forma
                                       CBS Historical     30, 1998(7)        World Merger      World        Events (8)     Combined
                                       ---------------  ----------------   ----------------  ---------- ----------------  ----------
Revenues................................ $ 6,805              $ 705         $ (23)/(4)/       $ 7,487             $ 874     $ 8,361
Operating expenses......................  (4,373)              (442)           23/(4)/         (4,792)             (450)     (5,242)
Marketing, general and
  administrative........................  (1,216)               (78)          ---              (1,294)              (41)     (1,335)
Depreciation and
  amortization..........................    (571)                (2)         (177)/(5)/          (750)             (363)     (1,113)
Residual costs of discontinued
  businesses............................    (163)               ---           ---                (163)              ---        (163)
                                         -------              -----        ------             -------             -----     -------
Operating profit (loss).................     482                183          (177)                488                20         508
Other income and expense, net...........      43                ---           ---                  43                (5)         38
Interest expense, net...................    (370)                34           ---                (336)              (27)       (363)
                                         -------              -----        ------             -------             -----     -------
Income (loss) from continuing
  operations before income taxes and
  minority interest in income of
  consolidated subsidiaries.............     155                217          (177)                195               (12)        183
Income tax expense......................    (161)               (74)          ---                (235)              (85)       (320)
Minority interest in income
  of consolidated subsidiaries..........      (6)               ---           ---                  (6)              (29)        (35)
                                         -------              -----        ------             -------             -----     -------
Income (loss) from continuing
 operations............................. $   (12)             $ 143        $ (177)            $   (46)            $(126)    $  (172)
                                         =======              =====        ======             =======             =====     =======

Basic and diluted loss from continuing
 operations per share................... $  (.02)                                             $  (.06)                       $ (.23)
Weighted average Basic and Diluted
 shares outstanding.....................     696                               57/(2)(6)/         753                           753

          See accompanying notes to unaudited CBS/King World pro forma combined condensed financial statements.

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

                  (tables in millions, except per share data)

(1)  Basis of Presentation

     The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma combined condensed financial statements. Under this method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their respective fair values as of the effective time of the CBS/King World merger. The excess of consideration paid over the estimated fair value of net assets acquired will be recorded as goodwill and amortized as a charge to earnings. For purposes of the unaudited pro forma combined condensed financial statements, the preliminary fair values of King World's assets and liabilities were estimated by CBS management based primarily on information furnished by the management of King World. The final allocation of the purchase price will be determined after the consummation of the CBS/King World merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World.

(2)  Purchase Price Information

     Pursuant to the merger agreement, shareholders of King World will receive .81 of a share of CBS common stock for each share of King World common stock issued and outstanding at the consummation of the CBS/King World merger. The total number of King World shares issued and outstanding during the period subsequent to the CBS/King World merger announcement but prior to its consummation is not anticipated to fluctuate from the ordinary course. For the purpose of the pro forma combined condensed financial statements, the $40.8125 per share value of CBS common stock to be issued was calculated based upon the market price per share at the close of business on March 31, 1999.


Total estimated King World common shares outstanding.........................      70.8
Exchange Ratio...............................................................       .81
                                                                                 ------
Estimated CBS common shares to be issued.....................................      57.3
                                                                                 ======

Purchase Price:
Estimated value of CBS common stock to be issued in connection with CBS/King
  World merger (57.3 shares at $40.8125 per share):
  Common Stock, $1.00 par value..............................................    $   57
  Capital in excess of par value.............................................     2,282
Estimated fair value of stock options assumed................................       330
                                                                                 ------
Estimated net increase in CBS equity.........................................    $2,669
                                                                                 ======

                                      45

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS--(continued)

                  (tables in millions, except per share data)

(3)  Purchase Price and Elimination of Historical Balances

     To record the purchase price paid in connection with the CBS/King World merger as described in Note 1 and Note 2 above and to eliminate certain historical King World balances.

Estimated net increase in CBS equity (see Note 2).............  $ 2,669
Less:  Shareholders' equity of King World at June 30, 1999
       Common stock...........................................       (1)
       Capital in excess of par value.........................     (151)
       Common stock held in treasury..........................      446
       Retained earnings......................................   (1,257)
Adjustments:
Add:  Estimated accrued transaction costs.....................       25
                                                                -------
Excess purchase price over fair value of net assets acquired..  $ 1,731
                                                                =======

     The above pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the CBS/King World merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and liabilities assumed of King World. As further analysis is performed, these estimates may be revised at a later date.

(4)  Existing Relationship Between CBS and King World

     Through an existing agreement with King World, CBS' owned-and-operated television stations pay for certain programming from King World. The following adjustments have been made to eliminate the balances associated with the transactions between CBS and King World:

Balance Sheet
Customer receivables/Accounts payable at June 30, 1999..............  $ 5

Statements of Operations
Revenue/operating expenses for the six months ended June 30, 1999...  $20
Revenue/operating expenses for the year ended December 31, 1998.....  $23

(5)   Amortization of Goodwill

     The pro forma adjustments are based on preliminary estimates. The final allocation of the purchase price will be determined after the consummation of the CBS/King World merger and will be based on appraisals and a comprehensive final evaluation of the fair value of assets acquired and

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


liabilities assumed of King World. As further analysis is performed, including obtaining appraisals for identifiable intangible assets and programming commitments acquired, these estimates may be significantly revised, including the estimated amortization periods. Estimated goodwill amortization is computed on a straight-line basis over a 10-year period. If goodwill amortization had been computed assuming a 20-year period, pro forma operating results for the six months ended June 30, 1999 and for the year ended December 31, 1998 on a pre- and post-tax basis would have improved by $43 million and $89 million, respectively, or approximately $.06 and $.12 per share, respectively, on both a basic and diluted basis.

(6)  Average Shares Outstanding

     The average CBS common shares outstanding used in calculating pro forma income (loss) per common share from continuing operations, as adjusted for Other CBS Events, are calculated assuming that the estimated number of shares of CBS common stock to be issued in connection with the CBS/King World merger were outstanding from January 1, 1998. For the six months ended June 30, 1999, the average common shares outstanding used in calculating pro forma combined diluted income per share include the impact of options to purchase shares of common stock. Shares of common stock issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share for the six months ended June 30, 1999, because their inclusion would result in increased income per common share. Shares of common stock issuable under deferred compensation arrangements approximated 3 million for the six months ended June 30, 1999. For the year ended December 31, 1998, options to purchase shares of common stock as well as shares issuable under deferred compensation arrangements were not included in computing pro forma diluted income per common share because their inclusion would result in a smaller loss per common share. For the year ended December 31, 1998, options to purchase shares of common stock as well as common stock issuable under deferred compensation arrangements approximated 21 million shares.

(7)  King World Condensed Statements of Operations

     The King World condensed statement of operations for the six months ended May 31, 1999 is calculated by adding the King World second quarter and third quarter statements of operations as filed in its Quarterly Reports on Form 10-Q for the three-month periods ended February 28, 1999 and May 31, 1999, respectively.

     The King World condensed statement of operations for the twelve month period ended November 30, 1998 is calculated by adding the King World first quarter statement of operations as filed in its Quarterly Report on Form 10-Q for the three-month period ended November 30, 1998, and subtracting the prior year first quarter statement of operations as filed in their Quarterly Report on Form 10-Q for the period ended November 30, 1997, from its total year 1998 statement of operations as filed in its Annual Report on Form 10-K for the fiscal year ended August 31, 1998.

(8)  Other CBS Events

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


     The unaudited pro forma combined condensed financial statements are presented after giving effect to the following Other CBS Events:

Acquisition of American Radio by CBS

     On June 4, 1998, CBS acquired the radio operations of American Radio for $1.4 billion in cash plus the assumption of debt with a fair value of approximately $1.3 billion. This acquisition has been accounted for under the purchase method of accounting.

Probable Acquisition of Outdoor Systems by Infinity

     On May 27, 1999, Infinity signed a definitive agreement to acquire Outdoor Systems for approximately $8.7 billion which includes the assumption of debt with a fair value of approximately $1.9 billion. This acquisition will be accounted for under the purchase method of accounting. In connection with this acquisition Infinity will issue approximately 231 million shares of its Class A common stock which will dilute CBS' equity ownership in Infinity to approximately 65 percent. The consummation of the acquisition is subject to certain conditions, including the expiration or termination of the waiting period under the HSR Act and the approval of Outdoor Systems and Infinity shareholders. In connection with the HSR Act filing, Infinity and Outdoor Systems have received a second request for information from the Department of Justice, to which they are responding.

Infinity Initial Public Offering

     In 1998, CBS formed a new company, named Infinity, comprising the radio and outdoor advertising operations of CBS. In December 1998, Infinity sold 18.2 percent of its common stock in an initial public offering, generating proceeds of approximately $3 billion. These proceeds were used to pay down an intercompany note payable to CBS. CBS used the proceeds of the payment on the note to pay down existing debt under the CBS revolving credit facility and other debt of CBS and made investments in short-term marketable securities.

     The following table sets forth the estimated adjustments affecting CBS' consolidated financial statements for the inclusion of the probable acquisition of Outdoor Systems by Infinity. In that regard, the historical statement of position at June 30, 1999, has been incorporated into the pro forma financial information and is adjusted to reflect the acquisition purchase price as well as certain other items such as: the repayment of long-term debt; the step up in value of certain long-term debt instruments; the elimination of existing debt financing costs; the accrual for the estimated transaction costs; and the recognition of the estimated excess purchase price over the fair value of assets acquired as goodwill. As further analysis is performed, including appraisals on identifiable tangible and intangible assets acquired and liabilities assumed, these estimates may be significantly revised including the estimated amortization periods. Minority interest in equity of consolidated subsidiaries has also been adjusted to reflect Infinity's distribution of its stock in connection with the acquisition of Outdoor Systems and thus the reduction of CBS' equity interest in Infinity from approximately 82 percent to approximately 65 percent.

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


                                                  Outdoor                     Adjustments
                                                  Systems       Pro Forma    For Other CBS
                                               June 30, 1999   Adjustments       Events
                                               --------------  ------------  --------------
ASSETS:
Cash and cash equivalents..........................   $   13        $ (548)         $ (535)
Customer receivables, net..........................      164           ---             164
Deferred income taxes..............................       13           ---              13
Prepaid and other current assets...................       89           ---              89
                                                      ------        ------          ------
Total current assets...............................      279          (548)           (269)
Property and equipment, net........................    1,895           ---           1,895
Goodwill, net......................................      604         6,023           6,627
Other intangible and noncurrent assets.............       49            18              67
                                                      ------        ------          ------
Total assets.......................................   $2,827        $5,493          $8,320
                                                      ======        ======          ======

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current maturities of long-term debt...............   $  186   $       ---          $  186
Accounts payable, accrued and other
 liabilities......................................        73            15              88
                                                      ------        ------          ------
Total current liabilities..........................      259            15             274
Long-term debt.....................................    1,645          (473)          1,172
Other noncurrent liabilities.......................      112           (10)            102
                                                      ------        ------          ------
Total liabilities..................................    2,016          (468)          1,548
                                                      ------        ------          ------

Minority interest in equity of consolidated
 subsidiaries.....................................       ---         3,964           3,964
Shareholders' equity:
Common stock.......................................        2            (2)            ---
Capital in excess of par value.....................      764         2,044           2,808
Common stock held in treasury, at cost.............       (4)            4             ---
Retained earnings..................................       55           (55)            ---
Accumulated other comprehensive loss...............       (6)            6             ---
                                                      ------        ------          ------
Total shareholders' equity.........................      811         1,997           2,808
                                                      ------        ------          ------
Total liabilities and shareholders' equity.........   $2,827        $5,493          $8,320
                                                      ======        ======          ======

                                     48_1

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


     The following table combines the above mentioned Other CBS Events as if these transactions had occurred as of January 1, 1999 and were reflected in CBS' results of operations for the six-month period ended June 30, 1999:

                                                                       Outdoor                         Adjustments
                                                                       Systems       Pro Forma        For Other CBS
                                                                    June 30, 1999   Adjustments           Events
                                                                    --------------  ------------      --------------
Revenues..........................................................          $ 374        $  ---               $ 374
Operating expenses................................................           (173)          ---                (173)
Marketing, general and administrative.............................            (19)          ---                 (19)
Depreciation and amortization.....................................            (71)         (100)/(d)/          (171)
                                                                            -----         -----               -----
Operating profit (loss)...........................................            111          (100)                 11
Other income and expense, net.....................................              2           ---                   2
Interest expense, net.............................................            (74)           14/(e)/            (60)
                                                                            -----         -----               -----
Income (loss) from continuing operations before income taxes and
 minority interest in income of consolidated subsidiaries.........             39           (86)                (47)
Income tax expense................................................            (15)           (6)/(c)/           (21)
Minority interest in income of consolidated subsidiaries..........            ---            (2)/(f)/            (2)
                                                                            -----         -----               -----
Income (loss) from continuing operations..........................          $  24         $ (94)              $ (70)
                                                                            =====         =====               =====

                                     48_2

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


          The following table combines the above mentioned Other CBS Events as if these transactions had occurred as of January 1, 1998 and were reflected in CBS' results of operations for the year ended December 31, 1998:


                                  American Radio Acquisition                         Outdoor Systems Acquisition
                             -------------------------------------              ------------------------------------
                              American
                                Radio                    American               Outdoor                   Outdoor     Adjustments
                               through                    Radio                 Systems                   Systems         For
                               June 4,     Pro Forma    Pro Forma   Infinity   December     Pro Forma    Pro Forma     Other CBS
                                1998      Adjustments    Combined      IPO      31, 1998   Adjustments    Combined       Events
                             -----------  ------------  ----------  ---------  ---------   ------------  ----------  --------------

Revenues.......................   $ 168   $  ---            $ 168   $  ---         $ 706   $  ---            $ 706           $ 874
Operating expenses.............    (119)     ---             (119)     ---          (331)     ---             (331)           (450)
Marketing, general and
 administrative................      (4)     ---               (4)     ---           (37)     ---              (37)            (41)

Depreciation and
 amortization..................     (28)     (10)/(a)/        (38)     ---          (123)    (202)/(d)/       (325)           (363)
                                  -----    -----            -----   ------         -----    -----            -----           -----
Operating profit (loss)........      17      (10)               7      ---           215     (202)              13              20
Other income and expense,
 net...........................     ---      ---              ---      ---            (5)     ---               (5)             (5)
Interest expense, net..........     (30)     (45)/(b)/        (75)     169/(g)/     (138)      17/(e)/        (121)            (27)
                                  -----    -----            -----   ------         -----    -----            -----           -----
Income (loss) from continuing
 operations before income
 taxes and minority interest
 in income of consolidated
 subsidiaries..................     (13)     (55)             (68)     169            72     (185)            (113)            (12)
Income tax expense.............       9       10/(c)/          19      (67)/(c)/     (31)      (6)/(c)/        (37)            (85)
Minority interest in
 income of consolidated
 subsidiaries..................     ---      ---              ---      (13)/(f)/     ---      (16)/(f)/        (16)            (29)
                                  -----    -----            -----   ------         -----    -----            -----           -----
Income (loss) from
 continuing operations.........   $  (4)   $ (45)           $ (49)    $ 89         $  41    $(207)           $(166)          $(126)
                                  =====    =====            =====   ======         =====    =====            =====           =====


     Pro forma adjustments giving effect to the Other CBS Events in the unaudited pro forma combined condensed financial statements reflect the following:

(a) American Radio acquisition--amortization of goodwill and identifiable intangible assets, including FCC licenses on a straight-line basis over 40 years.

(b) Increase in interest expense resulting from borrowings under CBS' credit facility to finance the acquisition of American Radio including the repayment of certain American Radio revolver borrowings in conjunction with the consummation of the acquisition.

(c) Income tax expense on the pro forma results of operations and the pro forma adjustments, excluding non-deductible goodwill amortization, is calculated at a 40 percent marginal tax rate.

                                     48_3

        NOTES TO UNAUDITED CBS/KING WORLD PRO FORMA COMBINED CONDENSED
                       FINANCIAL STATEMENTS (continued)

                  (tables in millions, except per share data)


(d) Outdoor Systems acquisition--amortization of goodwill and identifiable intangible assets on a straight-line basis over 30 years.

(e) Reduction in interest expense resulting from the repayment of Outdoor Systems' credit facility with credit facility borrowings of Infinity where average borrowing rates are more favorable than previously experienced by Outdoor Systems. In addition, the reduction of interest expense reflects the recording of all debt instruments assumed at fair value within the pro forma financial statements. These reductions were partially offset by incremental interest expense recognized as a result of the assumed deconsolidation of Infinity from the CBS consolidated income tax return.

(f) The adjustment to minority interest in income of consolidated subsidiaries reflects CBS' ownership interest dilution resulting from Infinity's assumed issuance of common stock to acquire Outdoor Systems. In addition, for the year ended December 31, 1998 the adjustment reflects the impact of Infinity's initial public offering. As a result of the December 1998 initial public offering CBS' equity ownership in Infinity was reduced to approximately 81.8 percent and will be further reduced to approximately 65 percent after Infinity's probable acquisition of Outdoor Systems.

(g) Reduction in the interest expense represents savings resulting from the assumed repayment of debt with the proceeds received from the Infinity public offering.

                                     48_4

                           THE SHAREHOLDERS' MEETINGS

Date, Times and Places

     Viacom. The Viacom special meeting will be held at ., New York, New York, at . a.m., eastern standard time, on ., 1999.

     CBS. The CBS special meeting will be held at ., New York, New York, at . a.m., eastern standard time, on ., 1999.

Matters to be Considered at the Shareholders' Meetings

     Viacom. At the Viacom special meeting, holders of Viacom Class A common stock are being asked to adopt the merger agreement. The merger agreement provides for the merger of CBS and Viacom, the issuance of shares of Viacom non-voting Class B common stock in the merger and the adoption of a proposed new Restated Certificate of Incorporation for Viacom. See "The Merger" and "The Merger Agreement." The Board of Directors of Viacom has declared that the merger agreement is advisable, has unanimously approved the merger agreement and unanimously recommends that Viacom shareholders vote "for" the adoption of the merger agreement.

     CBS. At the CBS special meeting, holders of CBS common stock are being asked to adopt the merger agreement. The CBS Board has determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommends that CBS shareholders vote "for" the adoption of the merger agreement.

Record Date; Shareholders Entitled to Vote; Quorum

     Viacom. Only holders of record of Viacom Class A common stock at the close of business on the Viacom record date are entitled to notice of, and holders of record of Viacom Class A common stock at the close of business on the record date are entitled to vote at, the Viacom special meeting. On the record date,
 ., 1999, . shares of Viacom Class A common stock were issued and outstanding and held by approximately . holders of record. A majority of the shares of Viacom Class A common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the Viacom special meeting in order for a quorum to be present for purposes of transacting business at the Viacom special meeting, including voting on the adoption of the merger agreement. Holders of record of Viacom Class A common stock on the record date are each entitled to one vote per share on all matters to be considered at the Viacom special meeting.

     CBS. Only holders of record of CBS common stock at the close of business on the CBS record date, ., 1999, are entitled to receive notice of and to vote at the CBS special meeting. On ., 1999, . shares of CBS common stock were issued and outstanding and held by approximately . holders of record. A majority of the shares of CBS common stock issued and outstanding and entitled to vote on the record date must be represented in person or by proxy at the CBS special meeting in order for a quorum to be present for purposes of voting on the adoption of the merger agreement. In the event that a quorum is not present at the CBS special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of CBS common stock on the record date are each entitled to one vote per share on the matter to be voted on at the CBS special meeting.

Votes Required

     Viacom. The adoption of the merger agreement requires the affirmative vote of a majority of the shares of Viacom Class A common stock issued and outstanding on the record date.

     CBS. The adoption of the merger agreement requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS special meeting.

Submission of Proxies

     Shares represented by properly executed proxy cards received in time for both Viacom's and CBS' special shareholder meetings will be voted at each respective special meeting in the manner specified by the holders. Properly executed proxy cards that do not contain voting instructions will be voted in favor of adoption of the merger agreement.

     Abstentions may be specified on all proposals except that shares of Viacom Class A common stock or CBS common stock represented at the applicable special meeting but not voting, including shares of Viacom Class A common stock or CBS common stock, as the case may be, for which proxy cards have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the applicable special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     For voting purposes at the special meetings, only shares affirmatively voted in favor of a proposal, including properly executed proxy cards not containing voting instructions, will be counted as votes in favor of such proposal. With respect to Viacom's shareholders, the failure to submit a proxy or to vote in person or the abstention from voting will have the same effect as a vote against adoption of the merger agreement. With respect to CBS shareholders, the failure to submit a proxy or to vote in person or the abstention from voting will have no effect on the outcome of the vote. In addition, under the applicable rules of the NYSE, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from submitting a proxy to vote such customers' shares with respect to the proposal to adopt the merger agreement absent instructions from the beneficial owners of these shares. These are referred to as broker non-votes. With respect to Viacom's shareholders, broker non-votes will have the same effect as votes against adopting the merger agreement but will have no effect on any other matter. With respect to CBS shareholders, broker non-votes will have no effect on the outcome of the vote.

     The persons named as proxies by a Viacom or CBS shareholder may propose and vote for one or more adjournments of the applicable special meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of any proposal; provided, however, that a proxy that is voted against the proposal to adopt the merger agreement may not be voted in favor of any such adjournment or postponement.

Revocability of Proxies

     The grant of a proxy on the enclosed Viacom or CBS form of proxy does not preclude a shareholder from voting in person. A shareholder may revoke a proxy at any time prior to its exercise in one of three ways: (1) by filing with the Senior Vice President, General Counsel and Secretary of

Viacom (in the case of a Viacom shareholder) or the Vice President, Deputy General Counsel and Secretary of CBS (in the case of a CBS shareholder) a duly executed revocation of proxy; (2) by submitting another duly executed proxy bearing a later date; or (3) by appearing at the applicable special meeting and voting in person. Attendance at the relevant special meeting will not, in and of itself, constitute revocation of a proxy.

Solicitation of Proxies

     Each of Viacom and CBS will bear the cost of the solicitation of proxies from its own shareholders, except that Viacom and CBS will share equally the cost of printing this joint proxy statement/prospectus and the fees associated with the filing of this joint proxy statement/prospectus with the SEC. In addition to solicitation by mail, the directors, officers and employees of each of Viacom and CBS may solicit proxies from shareholders of their respective company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by these persons, and Viacom and CBS will reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

     . will assist in the solicitation of proxies by CBS. . will receive a fee of $., plus costs and expenses, for its services.

     Neither the Viacom Board nor the CBS Board is aware of any matter other than those set forth in this joint proxy statement/prospectus that will be brought before the Viacom special meeting or the CBS special meeting. If, however, other matters are properly presented at either special meeting, proxies will be voted in accordance with the discretion of the holders of such proxies.


                SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

                                   THE MERGER

     The discussion in this joint proxy statement/prospectus of the merger and the principal terms of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and is incorporated herein by reference.

Background to the Merger

     On August 5, 1999, the FCC announced that it had adopted new regulations that, for the first time, would permit a single person to own two television stations in a single market, subject to certain limitations. Since that date, it has been widely reported that numerous owners of television stations have been seeking opportunities to acquire or sell stations in reliance on the new rules.

     On August 11, at the request of Mr. Karmazin, Mr. Karmazin and Mr. Redstone
met at the offices of Viacom.   Mr. Karmazin reviewed with Mr. Redstone the
businesses of CBS and discussed with Mr. Redstone various possible transactions between the two companies, including an exchange of assets in the television and cable television businesses and ways in which various businesses of the two companies could be combined.

     On August 12, Mr. Redstone called Mr. Karmazin and suggested that they meet again, together with Philippe Dauman and Thomas Dooley, Viacom's Deputy Chairmen and Executive Vice Presidents, to discuss further the possible transactions discussed at their August 11 meeting.

     On August 16, Messrs. Redstone, Dauman and Dooley met with Mr. Karmazin. Mr. Karmazin proposed various alternative transactions involving the two companies, including swapping Viacom's television stations for the cable television networks of CBS and combining the entire businesses of Viacom and CBS. Mr. Karmazin emphasized the complementary nature of the assets of the two companies. Mr. Redstone indicated interest in the swap transaction, but did not express a conclusion regarding a possible merger. Mr. Karmazin said that he would like to make a more detailed presentation regarding the businesses of CBS to Messrs. Redstone, Dauman and Dooley. The parties agreed to meet again on August 24.

     On August 24, Mr. Karmazin again met with Messrs. Redstone, Dauman and Dooley. Mr. Karmazin presented information regarding CBS, describing the performance of its assets, strategies for growth and the benefits of selling advertising across different advertising media. At the conclusion of the presentation, Mr. Karmazin again suggested a merger involving the two companies, proposing that CBS acquire Viacom at a premium to market value. Mr. Redstone indicated that he would not be interested in selling his stake in Viacom, but indicated that, in light of the strong strategic fit between the two companies, he would consider a merger of equals priced at market value, in which Mr. Redstone's controlling interest in Viacom was preserved in the combined company through the issuance of Viacom's non-voting Class B common stock to the shareholders of CBS. Mr. Redstone indicated that, if such a transaction was pursued, he would recommend a role for Mr. Karmazin in which he would serve as President and Chief Operating Officer of the combined company. Mr. Karmazin indicated his willingness to consider these terms and said that he would like to discuss such a transaction with members of the CBS Board of Directors.

     On August 26, the CBS Board held a special meeting at which Mr. Karmazin reviewed for the Board the conversations and contacts he had had with Mr. Redstone to date and the current status of discussions regarding the structure and terms of a possible transaction with Viacom. Mr. Karmazin and Fredric G. Reynolds, CBS' Executive Vice President and Chief Financial Officer, also reviewed for the Board the capital structure and share ownership of Viacom. The CBS Board authorized Mr. Karmazin to continue his discussions with Mr. Redstone. Following the August 26 meeting, detailed publicly available information and analyst reports relating to the share ownership of Viacom were distributed to the CBS Board.

     On August 25 and 26, representatives of Shearman & Sterling, counsel to Viacom, held various discussions with representatives of Cravath, Swaine & Moore, legal counsel to CBS, and representatives of Evercore, financial advisors to CBS, concerning the structure of a possible transaction, exchange ratio mechanisms and related matters.

     On August 26, Mr. Redstone and Mr. Karmazin met to continue their discussions regarding management of the combined company and ways to assure the CBS Board of Directors as to the management of the combined company in light of the controlling shareholdings of Mr. Redstone.

     On August 27, representatives of Viacom, Morgan Stanley & Co.
Incorporated, financial advisors to Viacom, and Shearman & Sterling met with representatives of CBS, Evercore and Cravath, Swaine & Moore to discuss the structure and exchange ratio for a possible transaction, board composition and management issues, the due diligence review process and related matters. The parties also finalized and executed a confidentiality agreement at this meeting.

     On August 29, senior executives and professional advisors of each of Viacom and CBS met to exchange financial, legal and business due diligence information. The due diligence process, which included review of documents and interviews with executives and professional advisors of each company, continued through the signing of the merger agreement.

     On August 30, Mr. Redstone and Mr. Karmazin discussed further the proposed governance of the combined company. The discussions related to Mr. Karmazin's proposed responsibilities and powers as Chief Operating Officer and Mr. Redstone's responsibilities and powers as Chief Executive Officer as well as whether the proposed responsibilities of the Chief Operating Officer were inconsistent with the continued involvement of Messrs. Dauman and Dooley as senior managers of Viacom following the merger. Mr. Redstone advised Mr. Karmazin that Messrs. Dauman and Dooley had indicated to Mr. Redstone that, in view of the strategic benefits to Viacom of the proposed transaction, they would be willing to resign from their respective management positions at Viacom at the closing of the transaction if that would facilitate the resolution of the governance arrangements for the combined company. Messrs. Redstone and Karmazin also confirmed their understanding that the combined board of directors would consist of a majority of Viacom representatives. These points were discussed further on August 31 between Mr. Redstone and Mr. Karmazin.

     On August 30, Shearman & Sterling delivered a draft merger agreement to Cravath, Swaine & Moore.

     On August 31, the CBS Board held a special meeting to continue the Board's previous discussions regarding a possible transaction between CBS and Viacom. Mr. Karmazin described in detail the discussions with Mr. Redstone leading up to the current proposal for a merger of CBS with Viacom. Mr. Karmazin and other members of CBS' senior management discussed with the CBS Board their views of various aspects of the proposed transaction. Louis Briskman, CBS' Executive Vice

President and General Counsel, and representatives of Cravath, Swaine & Moore discussed with the CBS Board its fiduciary duties with regard to its consideration of the proposed transaction under applicable law. Representatives of Evercore discussed with the CBS Board their views and preliminary analyses of the financial aspects of the proposed transaction. The CBS Board reviewed and considered, among other things, the initial results of the due diligence investigation conducted to date, the proposed terms of the transaction, the impact of the proposed transaction on CBS' other pending transactions and the proposed terms relating to the management, board representation and governance of the combined company. Following extensive discussion of these matters, the CBS Board directed Mr. Karmazin to negotiate further with Viacom on the basis of the CBS Board's recommendations with respect to the matters discussed during the meeting, including matters relating to the management, board representation and governance of the combined company.

     Following the CBS Board meeting on August 31, Cravath, Swaine & Moore and Shearman & Sterling reviewed and discussed those areas identified by the CBS Board of Directors as important for Mr. Karmazin to have delegated authority to manage, those areas which a majority of the board of directors of the combined company should have authority over and those areas requiring a supermajority board vote, and the conceptual framework for implementing this arrangement. Representatives of Cravath, Swaine & Moore and Shearman & Sterling negotiated the terms of these arrangements, including related changes to the Restated Certificate of Incorporation and By-laws of Viacom, together with the terms and conditions of the merger agreement and Mr. Karmazin's employment agreement, throughout the period from August 31 through the signing of definitive documentation on September 6. In addition, Morgan Stanley, on behalf of Viacom, and Evercore on behalf of CBS, continued to negotiate the exchange ratio through September 2.

     On September 2, the Board of Directors of Viacom, at a special meeting, received a presentation regarding the proposed terms of the transaction from Viacom's outside counsel, and management received a presentation from Morgan Stanley regarding the financial terms of the transaction and discussed the proposed terms and the risks and merits of the proposed transaction.

     On September 2, the special meeting of the CBS Board reconvened and Mr. Karmazin recounted for the CBS Board the events that had transpired since the meeting recessed on August 31. Mr. Karmazin described in detail the proposed terms that had been negotiated with Viacom with respect to the corporate governance of Viacom following consummation of the proposed transaction, and explained to the CBS Board that such governance arrangements would be reflected in the proposed new Restated Certificate of Incorporation and By-laws of Viacom as well as in a voting agreement between National Amusements, the holder of a majority of Viacom's voting stock, and CBS. Following extensive discussion among the members of the CBS Board, Mr. Karmazin, other members of CBS' senior management, representatives of Cravath, Swaine & Moore and representatives of Evercore, the CBS Board directed Mr. Karmazin to negotiate definitive agreements and related documentation based on the terms outlined by Mr. Karmazin during the meeting.

     On September 5, the CBS Board held a special meeting to continue the Board's discussions with respect to the proposed merger and to consider the merger agreement and the transactions contemplated thereby, including the proposed consideration to be issued to CBS shareholders and the proposed terms regarding the powers of the board of directors, the chief executive officer and the chief operating officer of Viacom following the merger. Mr. Karmazin and other members of CBS' senior management, representatives of Cravath, Swaine & Moore and representatives of Evercore made presentations to the CBS Board and discussed with the CBS Board their views and analyses of various aspects of the proposed transaction. Evercore delivered its oral opinion (subsequently confirmed in writing) that, based upon the matters presented to the CBS Board and as set forth in its opinion, as of such date, the exchange ratio was fair, from a financial point of view, to the shareholders of CBS.

     After further deliberation, the CBS Board unanimously approved the merger and the merger agreement and authorized, among other things, the execution of the merger agreement, the voting agreement and the stockholder agreement and unanimously recommended that CBS shareholders vote to adopt the merger agreement.

     On September 5, the Compensation Committee of the Viacom Board met to review and, subject to approval of the merger by the Viacom Board, approved the proposed terms of Mr. Redstone's and Mr. Karmazin's employment agreements, the resignation agreements for Messrs. Dauman and Dooley and the Viacom executive severance plan.

     Also on September 5, at a special meeting of the Viacom Board, the Board heard presentations on the results of the due diligence investigation and the status of the negotiation of the merger agreement and related agreements and received an updated presentation from Morgan Stanley. Morgan Stanley also delivered to the Viacom Board its oral opinion that the exchange ratio was fair from a financial point of view to Viacom. The Board also was briefed on and ratified the actions of the Compensation Committee, in the case of the resignation agreements of Messrs. Dauman and Dooley and the employment agreement of Mr. Redstone, without the participation of such individuals. The Board then discussed the proposed terms and conditions of the transaction extensively, following which the Board adjourned the meeting in order to consider the results of further negotiations.

     During the evening of September 5, management of CBS and Viacom and their respective legal advisors continued their negotiations regarding the terms of the merger agreement and, in particular, the proposed terms regarding the respective powers of the board of directors, chief executive officer and chief operating officer.

     On the morning of September 6, the Board of Directors of Viacom met and reviewed the finalized terms of the proposed transactions. Following a discussion, the Viacom Board unanimously approved the merger agreement and the transactions contemplated thereby. In the afternoon of September 6, CBS and Viacom executed the merger agreement, National Amusements executed the voting agreement and the stockholder agreement, Viacom and Messrs. Redstone and Karmazin executed their respective employment agreements, and Viacom executed resignation agreements with Messrs. Dauman and Dooley.

Reasons for the Merger and Board Recommendations

     Viacom

     The Viacom Board carefully considered the terms of the merger and believes
that the merger serves the best interests of Viacom and its shareholders.   As a
result, the Viacom Board declared that the merger agreement was advisable, unanimously approved the merger agreement and unanimously recommends that the Viacom shareholders vote "for" the proposal to adopt the merger agreement.

     The Viacom Board considered a number of factors, including those listed
below.   The Viacom Board did not consider it practical, and did not try, to rank or weigh the importance of each factor, and different members of the Viacom Board may have given different weight to different factors. The Viacom Board also considered presentations by, and consulted with, members of Viacom's management as well as its financial advisors and outside and inside legal counsel. The list of factors set forth below is not exhaustive but is believed to include all material factors considered by Viacom's Board.

     CBS Assets and Relationship with the Existing Businesses of Viacom.  The
     ------------------------------------------------------------------
Viacom Board considered the quality and breadth of the assets of CBS (including the radio and outdoor advertising assets of Infinity) and its financial condition, competitive position and prospects for growth. In particular, the Board considered the complementary nature of the businesses of CBS and Viacom in that Viacom is a leader in the cable television programming, motion picture and television production businesses and CBS is a leader in the television network distribution, television and radio broadcasting and outdoor advertising businesses. The Board recognized the tremendous opportunities for the combined company to reach large audiences and cross-promote and cross-market its assets among various distribution outlets. Similarly, the Board recognized that the combined company would have greater opportunities to increase its advertising, licensing and other revenue than either company would on its own. The Board also considered potential economies of scale by combining these businesses. The Board took into account that the combined company would have an increased dependence on the advertising market, but concluded that the risk of such dependence was outweighed by the strategic benefits of the transaction.

     Financial Terms.  The Viacom Board considered that the merger of equals
     ---------------
structure, in which no premium would be paid to the shareholders of either company, would create a company with considerable financial resources. The Viacom Board considered the historical trading ranges of Viacom Class B common stock and CBS common stock as compared with the proposed exchange ratio. The Viacom Board also considered the fact that the merger would be tax-free to Viacom's shareholders. In addition, the Viacom Board considered the pro forma effect of the proposed transaction on the financial condition and results of the combined company and the price of CBS as compared with other comparable companies using various methods of valuation.

     Management and Governance Provisions.  The Viacom Board considered the
     ------------------------------------
experience and accomplishments of Mr. Karmazin and other members of CBS management and the benefits of Mr. Karmazin's service as President and Chief Operating Officer and Mr. Redstone's continuing service as Chairman and Chief Executive Officer to the Viacom shareholders. The Viacom Board weighed these benefits against the limitations the proposed governance structure would impose on its power to manage the combined company by majority vote of the board of the combined company and concluded that these limitations represented an acceptable balance of management responsibilities.

     Support of Sumner Redstone.  The Viacom Board considered the fact that
     --------------------------
Viacom's controlling shareholder, National Amusements, which in turn is controlled by Mr. Redstone, supported the proposed transaction and was prepared to sign a voting agreement, in which National Amusements would agree to vote its shares in favor of the proposed transaction.

     Presentation and Opinion of Morgan Stanley.  At its meeting on September 6,
     ------------------------------------------
the Viacom Board considered the financial presentation made to the Viacom Board on September 5 and the oral opinion rendered by Morgan Stanley on September 5, subsequently confirmed in writing, that, as of that date, the proposed exchange ratio was fair to Viacom from a financial point of view.

     Regulatory Matters.  The Viacom Board considered the fact that Viacom might
     ------------------
be required to divest or reduce its interest in United Paramount Network and Viacom and/or CBS would be required to divest a number of television and radio stations in the event that current law and regulations were not amended or waived. The Viacom Board also considered the ability to obtain other necessary regulatory approvals.

     Terms, Conditions, Termination Provisions and Termination Fee.  The Viacom
     -------------------------------------------------------------
Board reviewed the representations, warranties, covenants and conditions to consummation of the proposed transaction and the circumstances under which CBS would have the right to terminate the merger agreement. The Viacom Board considered the fact that the vote of the Viacom shareholders was assured by reason of the voting agreement to be entered into by National Amusements and that CBS would have the right to terminate the merger agreement under certain specified circumstances if there was a superior proposal. The Viacom Board considered the circumstances in which a termination fee would be payable in the event that the merger agreement was terminated. The Viacom Board considered that there could be no assurance that the acquisition of Outdoor Systems by Infinity or King World by CBS would be consummated. The Viacom Board also considered the fact that the merger would not be conditioned on the completion of the pending CBS transactions with King World and Outdoor Systems.

     THE VIACOM BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF VIACOM CLASS A COMMON STOCK VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

      CBS

     Reasons for the Merger. At its meeting on September 5, 1999, the CBS Board of Directors determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommended that CBS shareholders vote to adopt the merger agreement.

     In reaching its decision to approve the merger and the merger agreement and to recommend that CBS shareholders vote to adopt the merger agreement, the CBS Board of Directors consulted with senior management and its financial and legal advisors and considered a number of factors, including the following:

  . recent trends in the entertainment and media industries and that a combination of Viacom, a leading "content provider" in the entertainment and media industries, with CBS, a leading distributor and marketer of programming, would create an even stronger global competitor in the entertainment and media industries;

  . the opportunity to create the premier seller of advertising in the media industry;

  . the opportunity for synergies and revenue generation through cross-promoting and cross-marketing the combined company's film, television, radio, theme park, home video, publishing, outdoor advertising and Internet businesses;

  . that the merger would benefit the shareholders of CBS because they would participate in the value generated by increases in the opportunities for revenue generation through their equity participation in Viacom;

  . the management and corporate governance arrangements agreed to between CBS and Viacom that would provide for a strong management team drawn from both companies that would work together to integrate the two companies, to realize growth opportunities, to achieve synergistic benefits, and to successfully implement strategies of the combined company, including that:

        . the Board of Directors of Viacom would be expanded from ten to eighteen directors. The eight additional directors will initially be selected from and designated by the Board of Directors of CBS and vacancies in this group will be filled during the initial three-year term by independent directors designated by these eight CBS directors;

        . Mr. Redstone, the current Chairman and Chief Executive Officer of Viacom, would continue to serve as Chairman and Chief Executive Officer of Viacom and would be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy;

        . Mr. Karmazin, the current President and Chief Executive Officer of CBS, would serve as President and Chief Operating Officer of the combined company, would directly report to the CEO and consult with the CEO on all major decisions and would have responsibility for the supervision, coordination and management of the combined company's business;

        . Mr. Karmazin, as President and Chief Operating Officer, would be entitled to manage the combined company's business, subject to the ability of the combined company's board of directors to take action with the approval of at least 14 directors. However, in a number of areas the President and Chief Operating Officer would not be entitled to act without the approval of, and the combined company's board would be entitled to act by, a majority of the directors; and

        . the governance arrangements described above would be in effect for a period of three years from the closing of the merger.

  .     the expected qualification of the merger as a tax-free reorganization;

  . the oral opinion of Evercore, delivered on September 5, 1999, which was subsequently confirmed in a written opinion, a copy of which is attached as Annex I to this joint proxy statement/prospectus, that, subject to the assumptions and limitations contained in that opinion, as of that date, the exchange ratio was fair, from a financial point of view, to the shareholders of CBS, and the financial presentation made by Evercore to the CBS Board of Directors in connection with delivering that opinion; and

  . the terms and conditions of the merger agreement, including the right of CBS to consider and negotiate superior proposals, as well as the possible effects of the provisions regarding termination fees.

     The CBS Board of Directors also considered other factors relating to the merger, and their impact on CBS shareholders, including:

  . the existence of a controlling shareholder of the combined company following the merger and the non-voting security to be received by CBS shareholders in the merger;

  . the financial condition, cash flows and results of operations of CBS and Viacom, on both a historical and prospective basis;

  . the historical market prices and trading information with respect to CBS common stock and Viacom non-voting Class B common stock, including that the Viacom non-voting Class B common stock and the Viacom Class A common stock have historically traded at comparable levels;

  .     the impact of the merger on CBS' customers, suppliers and employees;

  .     current industry, economic and market conditions;

  .     the prospects of CBS as an independent company;

  . the belief that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations are reasonable;

  . the fact that Viacom might be required to divest or reduce its interest in United Paramount Network and that Viacom and/or CBS would be required to divest a number of television and radio stations in the event that current law and regulations were not amended or waived;

  . the regulatory approvals required to complete the merger and the prospects for receiving those approvals;

  . reports from CBS management and its advisors as to their due diligence investigations of Viacom;

  . the status, timing and tax considerations relating to the potential split-off of Blockbuster to the shareholders of Viacom;

  . the risk that the operations of CBS and Viacom might not be successfully integrated;

  . the risk that, despite the efforts of CBS and Viacom, key management and other personnel might not remain employed by the combined company after the merger; and

  . the risk that potential benefits of the merger might not be fully realized.

     The CBS Board of Directors believed that the risks to the merger were outweighed by the potential benefits of the merger.

     The discussion of the information and factors considered by the CBS Board of Directors in making its decision is not intended to be exhaustive but is believed to include all material factors considered by the CBS Board of Directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the CBS Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the CBS Board of Directors may have given different weight to different factors.

     Recommendation of the CBS Board of Directors. After careful consideration, the CBS Board of Directors has determined that the merger is in the best interests of CBS, has unanimously approved the merger and the merger agreement and unanimously recommends that CBS shareholders vote "for" the adoption of the merger agreement.

Opinions of Financial Advisors

Viacom

     Under a letter agreement dated as of September 2, 1999, Viacom engaged Morgan Stanley to act as its financial advisor in connection with a possible combination with CBS. The Viacom Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of Viacom. On September 5, 1999, Morgan Stanley delivered an oral opinion to the Viacom Board of Directors which was subsequently confirmed in writing, that, as of that date, and based upon and subject to the considerations set forth in the written opinion, the exchange ratio was fair from a financial point of view to Viacom.

     The full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached as Annex H to this joint proxy statement/prospectus. Morgan Stanley's written opinion is directed to the Viacom Board of Directors and only addresses the fairness of the exchange ratio to Viacom as of the date of the opinion. Morgan Stanley's written opinion does not address any other aspect of the merger and does not constitute a recommendation to any Viacom shareholder as to how to vote at the Viacom special meeting. The summary of the opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion attached as Annex H hereto. The following is only a summary of the Morgan Stanley opinion. Viacom shareholders are urged to, and should, read the opinion carefully and in its entirety.

     In arriving at Morgan Stanley's opinion, Morgan Stanley, among other things:

     . reviewed certain publicly available financial statements and other information of Viacom and CBS;

     . reviewed and analyzed certain internal financial statements and other financial and operating data concerning Viacom and CBS prepared by the respective managements of Viacom and CBS;

     . discussed the past and current operations and financial condition and the prospects of Viacom and CBS with senior executives of Viacom and CBS including their estimates of the strategic operating benefits of the merger and analyzed the pro forma impact of the merger on Viacom's financial ratios;

     . reviewed the reported prices and trading activity for the Class B common stock of Viacom and the common stock of CBS;

     . compared the financial performance of Viacom and CBS and the prices and trading activity of Viacom and CBS with that of certain other comparable publicly traded companies and their securities;

     . participated in discussions and negotiations among representatives of Viacom, CBS and their respective financial and legal advisors;

     .  reviewed the merger agreement and certain related documents; and

     . performed such other analyses and considered such other factors that Morgan Stanley deemed appropriate.

     Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information it reviewed for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Viacom and CBS. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Viacom and CBS, nor has Morgan Stanley been furnished with any such appraisals. Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     The following is a brief description of certain analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter. These summaries of financial analyses include information presented in tabular format. In order to understand the financial analysis used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Public Market Trading Value.  Morgan Stanley reviewed the stock
     --------------------------------------
price performance of CBS based on an analysis of the historical closing prices and trading volumes for the one year period beginning September 3, 1998 and ending September 3, 1999. The following table lists the low, average and high daily closing prices of shares of CBS common stock for the periods indicated.


                     Historical CBS Common Stock Prices
                     ----------------------------------
                        Low        Average      High
                     ----------  -----------  ---------

Last One Year            $18.00       $36.90     $50.44
Last Nine Months          26.75        40.93      50.44
Last Six Months           35.38        43.98      50.44
Last Three Months         40.56        45.07      50.44

                        Low        Average      High
                     ----------  -----------  ---------

Last One Month            44.13        46.71      50.44
Last Two Weeks            45.88        47.81      50.44


      Comparative Stock Price Performance.  As part of its analysis, Morgan
      -----------------------------------
Stanley reviewed the stock price performance of Viacom Class B common stock and CBS common stock and compared this performance with the following peer groups:

Viacom Peer Group                          CBS Peer Group
-------------------------------  ----------------------------------


The Walt Disney Company          A.H. Belo Corporation
Fox Entertainment Group, Inc.    Clear Channel Communications, Inc.
The Seagram Company Ltd.         Hearst-Argyle Television, Inc.
Time Warner Inc.                 Sinclair Broadcast Group, Inc.
                                 Young Broadcasting Inc.


     Morgan Stanley observed that over the one year period from September 3, 1998 to September 3, 1999, the closing market prices appreciated as set forth below:

                                                 % Total Appreciation
                                                 ---------------------


Viacom                                                     56%
CBS                                                        80
Viacom Peer Group                                          23
(equity market capitalization-weighted index)
CBS Peer Group                                             42
(equity market capitalization-weighted index)


     No company used in the stock price performance comparison is identical to Viacom or CBS. In evaluating the stock price performance comparison, Morgan Stanley made judgements and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of Viacom and CBS, e.g. the impact of competition on Viacom or CBS and the industry, industry growth and the absence of material adverse change in the financial condition and prospects of Viacom or CBS or the industry or in the financial markets.

     Securities Research Analysts' Future Price Targets.  Morgan Stanley
     --------------------------------------------------
reviewed and analyzed future public market trading price targets for Viacom Class B common stock and CBS common stock prepared and published by securities research analysts during the period from May 5, 1999 to August 18, 1999 for Viacom and May 26, 1999 to August 20, 1999 for CBS. Based upon discussions with senior executives of Viacom and CBS, these analysts' projections were viewed by Morgan Stanley as being representative of the future prospects of Viacom and CBS. These targets reflected each analyst's estimate of the future public market trading price of Viacom Class B common stock and CBS common stock at the end of the particular period considered for each estimate. Applying equity discount rates of 13.4% for Viacom and 12.8% for CBS, Morgan Stanley arrived at a range of present values as of September 3, 1999 of these targets as set forth below:

                                             Present Value Range
                                             -------------------
                                               Low       High
                                             --------  ---------


Viacom Public Market Trading Price Target         $42        $50
CBS Public Market Trading Price Target             46         53

     Morgan Stanley noted that the public market trading price targets published by the securities research analysts do not reflect current market trading prices and that these estimates are subject to uncertainties, including the future financial performance of Viacom and CBS and future financial market conditions.

      Peer Group Comparison.  Morgan Stanley compared financial information of
      ---------------------
Viacom and CBS with corresponding financial information for their respective peer groups.

     Morgan Stanley analyzed, among other things, for each company, the current aggregate value, i.e., equity value adjusted for capital structure, expressed as a multiple of earnings before interest, taxes, depreciation and amortization expense, or EBITDA.

     As of June 30, 1999 and based on estimates of EBITDA taken from selected securities research analysts, the statistics derived from this analysis are set forth below:

                                     Viacom Peer Group           CBS Peer Group
                                ---------------------------  ----------------------
                        Viacom  Median  High    Low    CBS   Median   High     Low
                        ------  ------  -----  -----  -----  ------  -------  -----
1999 EBITDA Multiple    17.1x   15.7x   19.0x  14.4x  22.7x  11.7x    25.7x   8.8x
2000 EBITDA Multiple      14.5    13.3   16.6   12.7   19.6    10.0     22.6    8.1

     No company used in the peer group comparison is identical to Viacom or CBS. In evaluating the peer group companies, Morgan Stanley made judgements and assumptions with regard to industry performance, business, economic, market and financial conditions and other matters, many of which are beyond the control of Viacom and CBS, such as the impact of competition on Viacom or CBS and the industry, industry growth and the absence of material adverse change in the financial condition and prospects of Viacom or CBS or the industry or in the financial market in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

      Discounted Cash Flow Analysis.  Morgan Stanley performed a discounted cash
      -----------------------------
flow analysis of CBS' business. A discounted cash flow analysis involves an analysis of the present value of projected cash flows and a terminal value using discount rates and terminal year free cash flow perpetual growth rates as indicated below. Morgan Stanley analyzed CBS' business using a forecast for the period beginning January 1, 1999 and ending December 31, 2003, based on estimates published by securities research analysts. Based upon discussions with senior executives of CBS, these analysts' projections were viewed by Morgan Stanley as being representative of the future prospects of CBS. Morgan

Stanley estimated the CBS common stock discounted cash flow value by using a discount rate of 10% and a perpetual growth rate applied to 2003 free cash flow ranging from 4.5% to 5.5%. This analysis yielded a range of per share values for CBS common stock of approximately $45 to $54.

     Morgan Stanley also performed a discounted cash flow analysis of Viacom's business. Morgan Stanley analyzed Viacom's business using a forecast for the period beginning January 1, 1999 and ending December 31, 2003, based on estimates published by securities research analysts. Based upon discussions with senior executives of Viacom, these analysts' projections were viewed by Morgan Stanley as being representative of the future prospects of Viacom. Morgan Stanley estimated the Viacom Class B common stock discounted cash flow value by using a discount rate of 10% and terminal multiples of estimated 2003 EBITDA ranging from 13.0x to 15.0x. This analysis yielded a range of per share values for Viacom Class B common stock of approximately $39 to $45.

     Sum-of-the-Parts Analysis.  Morgan Stanley performed a sum-of-the-parts
     -------------------------
analysis of CBS' business. A sum-of-the-parts analysis involves a separate valuation of each of CBS' core businesses. The valuation methodology applied to each component is set forth below:

Component                                     Valuation Methodology
---------                                      --------------------

Infinity Broadcasting Corporation    Market Value of CBS' 700 million shares
Television Assets (a)                13x-15x 2000E EBITDA
Cable Programming (CMT/TNN)          17x-19x 2000E EBITDA
King World Productions, Inc.         CBS net purchase price
Internet Holdings                    Morgan Stanley equity research estimate

________________
(a) Includes an analysis of CBS' Television Station group and Television Network which were each analyzed as separate components.

This analysis yielded a range of per share values for CBS common stock of approximately $42-$47.

      Relative Contribution Analysis.  Morgan Stanley compared pro forma
      ------------------------------
contribution of each of Viacom and CBS, based on securities research analyst estimates, to the resultant combined company assuming completion of the merger. Morgan Stanley adjusted these statistics to reflect each company's respective capital structure and then compared them to the pro forma ownership by Viacom shareholders of the common stock of the combined company, implied by the exchange ratio, of approximately 46%. Morgan Stanley performed this analysis with and without Blockbuster as part of Viacom to reflect Viacom's previously announced intention to split-off Blockbuster to the Viacom shareholders and as a consequence, deconsolidate Blockbuster for accounting purposes. The results in terms of both EBITDA and after tax cash flow or ATCF, are set forth below:

                 Viacom Equity Contribution
                ----------------------------
                    With          Without
                 Blockbuster    Blockbuster
                -------------  -------------


2000E EBITDA            55.3%          46.9%
2001E EBITDA            54.5           45.9

                    With          Without
                 Blockbuster    Blockbuster
                -------------  -------------


2002E EBITDA            53.1           44.9
2000E ATCF              55.5           44.5
2001E ATCF              56.2           45.4
2002E ATCF              55.2           45.1


      Historical Exchange Ratio Analysis.  Morgan Stanley compared the exchange
      ----------------------------------
ratio of 1.085 to the ratio of the closing market prices of Viacom Class B common stock and CBS common stock on September 3, 1999. Morgan Stanley also compared this ratio to selected average historical ratios of the closing market prices of CBS common stock to Viacom Class B common stock over various periods ending September 3, 1999. Morgan Stanley then calculated the premiums represented by the exchange ratio over these ratios. The results of this analysis are set forth below:

                                      % Premium/
                      Market        (Discount) to
                    Price Ratio  Market Price Ratio
                    -----------  ------------------


Current (9/3/99)       1.086x            (0.1)%
Prior 5 Days           1.109             (2.2)
Prior 10 Days          1.123             (3.4)
Prior 20 Days          1.116             (2.8)
Prior 30 Days          1.097             (1.1)
Prior 45 Days          1.071              1.3
Prior 60 Days          1.064              2.0
Last 6 Months          1.043              4.0


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Viacom or CBS.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Viacom or CBS. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such estimates. The analyses performed were prepared solely as a part of Morgan Stanley's analysis of the fairness of the exchange ratio to Viacom in connection with the delivery of Morgan Stanley's opinion to Viacom's Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which Viacom Class B common stock or CBS common stock might actually trade.

     The exchange ratio was determined through arm's-length negotiations between Viacom and CBS and was approved by the Viacom Board of Directors. Morgan Stanley's opinion to the Viacom Board of Directors was one of many factors taken into consideration by the Viacom Board of Directors in making its determination to approve the merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Viacom Board of Directors with respect to the value of CBS or of whether the Viacom Board of Directors would have been willing to agree to different consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade, make a market or otherwise effect transactions, for its own account or for the accounts of customers, in the securities of Viacom or CBS.

     Pursuant to an engagement letter dated September 2, 1999, Viacom has agreed to pay Morgan Stanley a $10 million fee ($7.5 million of which is contingent upon closing of the merger), for advisory services rendered and to reimburse Morgan Stanley for reasonable expenses incurred. Viacom has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates, against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of Morgan Stanley's engagement. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Viacom and CBS and have received fees for the rendering of these services.

CBS

     CBS retained Evercore to act as financial advisor to CBS and to render a fairness opinion, from a financial point of view, in connection with the merger. On September 5, 1999, Evercore delivered its oral opinion to the CBS Board of Directors which was subsequently confirmed in a written opinion, that, as of that date, the exchange ratio was fair, from a financial point of view, to the shareholders of CBS.

     The full text of the written opinion of Evercore is set forth as Annex I to this joint proxy statement/prospectus and describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken. Evercore's opinion is directed only to whether the exchange ratio is fair, from a financial point of view, to the holders of CBS common stock and does not constitute a recommendation of the merger over other courses of action that may be available to CBS or constitute a recommendation to any CBS shareholder as to how that shareholder should vote with respect to the merger. The summary of the opinion of Evercore set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion, attached as Annex I. Shareholders of CBS are urged to read the opinion carefully and in its entirety.

     In connection with rendering its opinion, Evercore has, among other things:

     . analyzed various publicly available financial statements and other information relating to CBS and Viacom;

     . analyzed various internal financial statements and other non-public financial and operating data concerning CBS, which were prepared by and furnished to Evercore or reviewed for Evercore by the management of CBS, and concerning Viacom, which were prepared by and furnished to Evercore or reviewed for Evercore by the management of Viacom;

     . analyzed various financial projections for 1999 concerning CBS, which were prepared by the management of CBS, and concerning Viacom, which were prepared by the management of Viacom;

     . discussed the past and current operations and financial condition and the prospects of CBS with the management of CBS;

     . discussed the past and current operations and financial condition and the prospects of Viacom with the management of Viacom;

     . reviewed the reported prices and trading activity of the CBS common stock and Viacom Class B common stock;

     . compared the market valuation and financial performance of CBS and Viacom with that of several other comparable publicly traded companies;

     . reviewed the financial terms to the extent available of certain comparable acquisition transactions;

     . participated in discussions and negotiations among representatives of CBS, Viacom, and their respective financial and legal advisers;

     .  reviewed the merger agreement and the related exhibits and schedules;

     . reviewed various information concerning cost savings and combination benefits expected to result from the merger that was furnished to Evercore or reviewed for Evercore by the managements of CBS and Viacom; and

     . performed other analyses and examinations and considered other factors as Evercore in its sole judgment deemed appropriate.

     For purposes of its analysis and opinion, Evercore assumed and relied, without independent verification, upon the accuracy and completeness of the information reviewed by Evercore or reviewed for Evercore. With respect to the financial projections of CBS and Viacom for 1999 which were furnished to Evercore by the managements of CBS and Viacom, and certain analyses concerning the potential cost savings and combination benefits expected to result from the merger which were reviewed for Evercore by the management of CBS, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of CBS and Viacom, respectively. Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of CBS or Viacom, nor was Evercore furnished with any such appraisals. Evercore's opinion was necessarily based on economic, market and other conditions as in effect on, and the information and agreements made available to Evercore as of the date of its opinion. Evercore assumed, with the approval of CBS, that the merger would qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Evercore's opinion did not address CBS' underlying business decision to effect the merger nor constitute a recommendation to any CBS shareholder as to how that shareholder should vote with respect to the merger. Furthermore, Evercore expressed no opinion as to the price or range of prices at which the shares of Viacom Class B common stock would trade at any future time.

     For purposes of its analyses, Evercore primarily relied upon publicly available Wall Street research estimates for each company, and subsequently compared those estimates to internal budgets for 1999 for each company to confirm the reasonableness of the analysts' expectations.

     For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all the covenants and agreements required under the merger agreement, and that all conditions to the consummation of the merger would be satisfied without being waived.

     In connection with a presentation to the CBS Board on September 5, 1999, Evercore advised CBS' Board that, in evaluating the exchange ratio, Evercore had performed a variety of financial analyses with respect to CBS and Viacom, all as summarized below:

     Historical Exchange Ratio Analysis.  Evercore reviewed the daily closing
     ----------------------------------
prices of CBS common stock and Viacom Class B common stock to determine the implied exchange ratio based upon the relative prices of CBS common stock and Viacom Class B common stock for each considered time period. Evercore analyzed the implied exchange ratio between CBS common stock and Viacom Class B common stock for various time periods between January 2, 1998 and September 3, 1999. Evercore noted that the agreed to exchange ratio of 1.085 was within the range of historical implied exchange ratios in the periods examined. The historical implied exchange ratios for the periods are shown below:

                                               CBS        Viacom     Implied
                                           Share Price    Class B    Exchange
                                           -----------  Share Price   Ratio
                                                        -----------  --------

September 3, 1999                               $48.94       $45.06    1.0860

10-Day Average                                   47.81        42.59    1.1225
20-Day Average                                   46.71        41.86    1.1159

30-Day Average                                   46.15        42.10    1.0964

45-Day Average                                   45.86        42.91    1.0688

60-Day Average                                   45.07        42.43    1.0621

90-Day Average                                   44.63        41.73    1.0695


1999 Year-to-Date Avg. (through 9/3/99)          41.57        42.11    0.9871

1998 Full-Year Average                           30.33        28.64    1.0591


Merger Exchange Ratio                                                  1.0850

     Contribution Analysis.  Evercore analyzed the relative contributions of CBS
     ---------------------
and Viacom to the pro forma combined company with respect to revenues, consolidated EBITDA, EBITDA less minority interest (adjusted to exclude minority interests in the EBITDA of Infinity for CBS and in Blockbuster for Viacom), equity market value, and enterprise value for the projected fiscal years ending in 1999 and 2000. Evercore also reviewed the pro forma ownership of the combined company, taking into account each company's outstanding options and warrants on common stock treated under the treasury stock method.

                                           FY 1999E            FY 2000E
                                     --------------------  ----------------
Contribution Percentage:               CBS       Viacom     CBS    Viacom
                                     --------  ----------  -----  ---------
    Revenue                             39.9%    60.1%     39.5%      60.5%
    Consolidated EBITDA                 52.0%    48.0%     52.2%      47.8%
    EBITDA Less Min. Int. (a)           47.2%    52.8%     47.6%      52.4%

    Equity Market Value                 54.7%    45.3%
    Enterprise Value                    53.0%    47.0%

Pro Forma Economic Ownership Based on Exchange Ratio:

    CBS                                 54.6%
    Viacom                              45.4%


(a) Excludes 35.8% minority interest in Infinity for CBS and 17.7% minority interest in Blockbuster for Viacom.

     Pro Forma Merger Analysis.  Primarily relying on Wall Street research
     -------------------------
estimates, Evercore analyzed the potential pro forma effects of the merger on CBS' projected free cash flow per share based on various assumptions regarding the merger. For the purposes of this analysis, free cash flow was defined as EBITDA less interest expense less cash taxes less capital expenditures. This analysis indicated that the merger would initially be dilutive to CBS' free cash flow per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Review of Selected Merger-of-Equals Transactions.  Evercore reviewed the
     ------------------------------------------------
financial terms, to the extent publicly available, of nine selected merger-of-equals transactions. Evercore reviewed the premiums implied in the selected merger-of-equals transactions relative to market value contributions, assuming a constant market capitalization based on closing stock prices prior to the announcement of such transactions.

     Evercore noted that, if the merger had closed on September 3, 1999, utilizing the Viacom closing stock price on September 3, 1999, and assuming the exchange ratio of 1.085, CBS shareholders would have received Viacom Class B common stock having a market value representing a discount of 0.1% to the CBS common stock September 3, 1999 closing price. Evercore compared this implied discount to the implied premiums/discounts for similar periods prior to public announcement in the following comparable merger-of-equals transactions:

     .    Honeywell Inc. / AlliedSignal Inc.;

     .    GTE Corporation / Bell Atlantic Corporation;

     .    Wells Fargo & Company / Norwest Corporation;

     .    Monsanto Company / American Home Products Corporation;

     .    BankAmerica Corporation / NationsBank Corp.;

     .    First Chicago NBD Corporation / Banc One Corporation;

     .    Citicorp / Travelers Group, Inc.;

     .    HFS Incorporated / CUC International Inc.; and

     .    NYNEX Corporation/ Bell Atlantic Corporation.

     In each of the above transactions, the shareholders of the first-named company were to receive shares of the second-named company. Evercore considered these merger-of-equals transactions to be reasonably similar to the merger, but none of these precedents is identical to the merger.

     The following table presents the premiums or discounts contemplated in the merger and implied in these other transactions, from the perspective of the shareholders of the first-named company, compared with the previous trading day closing price per share:

                                              Premium to Prior Day Closing Price
                                              -----------------------------------

CBS/Viacom                                                       -0.1%

Precedent "Merger-of-Equals" Transactions:

   Average                                                        3.5%
   Median                                                         5.5%
   Low                                                           -5.8%
   High                                                           9.3%


     Selected Comparable Company Analysis.  Evercore compared selected
     ------------------------------------
financial, market and operating information of CBS with corresponding data of other selected publicly traded companies with similar operations to those of CBS. Evercore compared the adjusted enterprise value to adjusted EBITDA multiples of the consolidated CBS Corporation to a selected group of publicly traded radio broadcasting and outdoor advertising companies. Adjusted enterprise value for a given company was defined as total enterprise value (equity market value plus total debt and preferred stock, less cash and cash equivalents) less the value of unconsolidated stakes in other companies, less the value of segments within the company that trade at multiples that are significantly different from the rest of the company, and plus the value of any minority stakes in consolidated businesses. Adjusted EBITDA for a given company was defined as EBITDA less the EBITDA contributed by segments within the company that trade at multiples that are significantly different from the rest of the company. This selected group of publicly traded radio broadcasting and outdoor advertising companies was comprised of:

     .    AM/FM Inc.;

     .    Citadel Communications Corporation;

     .    Clear Channel Communications, Inc.;

     .    Cox Radio, Inc.;

     .    Cumulus Media, Inc.;

     .    Emmis Communications Corporation;

     .    Entercom Communications Corp.;

     .    Hispanic Broadcasting Corporation;

     .    Infinity Broadcasting Corporation;

     .    Radio One, Inc.; and

     .    Saga Communications, Inc.

     Evercore selected these radio broadcasting and outdoor advertising companies because Evercore considered them to have operations similar to the operations of CBS in this business segment. All multiples were calculated based on closing prices as of September 3, 1999. For the comparable companies, EBITDA projections were based on publicly available Wall Street research estimates. Evercore noted that the closing price of CBS common stock on September 3, 1999 of $48.94 represented a multiple of EBITDA that was within the range found for the CBS-comparable companies set forth above. To illustrate, Evercore highlighted the following multiples of adjusted enterprise value to adjusted 1999E and 2000E EBITDA:

                                    Adj. Enterprise Value to Adj. EBITDA
                                    ------------------------------------
                                        FY 1999E           FY 2000E
                                    -----------------  -----------------
CBS Consolidated                          20.8x              18.2x
Radio & Outdoor Advertising (a):
   Average                                22.5x              19.5x
   Low                                    13.4x              12.0x
   High                                   28.7x              24.2x


(a) The analysis of Radio & Outdoor comparables excludes Hispanic Broadcasting because its multiples were not in line with other comparables.

     Evercore compared the adjusted enterprise value to adjusted EBITDA multiples of CBS, excluding its majority-owned stake in Infinity, to a selected group of publicly traded television broadcasting companies. Evercore looked at CBS excluding Infinity due to the fact that many Wall Street research analysts also analyze CBS in this manner in order to isolate the implied valuation of the non-radio/outdoor advertising assets. In doing so, Evercore excluded the financial impact of Infinity on the EBITDA of CBS. Evercore also reduced the enterprise value of CBS used in the calculation by an amount equal to the market value of Infinity common stock held by CBS plus Infinity's net debt balance.

     The group of publicly traded television broadcast companies selected for this comparative analysis was comprised of:

     .    A.H. Belo Corporation;

     .    Granite Broadcasting Corporation;

     .    Hearst-Argyle Television, Inc.;

     .    Paxson Communications Corporation;

     .    Sinclair Broadcasting Group, Inc.;

     .    United Television, Inc.; and

     .    Young Broadcasting, Inc.

     Evercore selected these television broadcasting companies because Evercore considered them to have operations similar to the operations of CBS, excluding Infinity, in this business segment. All multiples were calculated based on closing prices as of September 3, 1999. For the comparable companies, EBITDA projections were based on publicly available Wall Street research estimates. Evercore highlighted the following multiples of adjusted enterprise value to adjusted 1999E and 2000E EBITDA:

                                Adj. Enterprise Value to Adj. EBITDA
                                ------------------------------------
                                    FY 1999E           FY 2000E
                                -----------------  -----------------
CBS Excluding Infinity (a)            19.2x              16.8x
Television Broadcasting (b):

   Average                            12.0x              10.9x

   Low                                 9.0x               7.9x

   High                               14.2x              12.9x


(a)  Also excludes TV network and Internet assets.

(b) The analysis of Television Broadcasting comparables excludes Paxson Communications because its multiples were not in line with other comparables.

     Evercore also compared certain financial, market and operating information of Viacom with corresponding data of other selected publicly traded companies with similar operations. Evercore compared the adjusted enterprise value to adjusted EBITDA multiples of Viacom to a selected group of publicly traded entertainment companies. The selected group of publicly traded entertainment companies was comprised of:

     .    The Walt Disney Company;

     .    The News Corporation Limited;

     .    Time Warner Inc.;

     .    The Seagram Company Ltd.;

     .    Fox Entertainment Group, Inc.; and

     .    USA Networks, Inc.

     Evercore selected these entertainment companies because Evercore considered them to have operations similar to the operations of Viacom. All multiples were calculated based on closing prices as of September 3, 1999. For the comparable companies, EBITDA projections were based on publicly available Wall Street research estimates. Evercore noted that the closing price of Viacom Class B common stock on September 3, 1999 of $45.06 represented a multiple of Adjusted EBITDA that was within the range found for the Viacom-comparable companies set forth above. To illustrate, Evercore highlighted the following multiples of adjusted enterprise value to adjusted 1999E and 2000E EBITDA:

                                       Adj. Enterprise Value to Adj. EBITDA
                                       ------------------------------------
                                           FY 1999E           FY 2000E
                                       -----------------  -----------------
Viacom (a)                                   20.2x              17.5x
Entertainment Comparable Firms (b):

   Average                                   16.3x              13.8x

   Low                                       12.2x              9.8x

   High                                      20.8x              17.8x


(a)  Excludes Blockbuster.

(b) The analysis of Entertainment comparables excludes News Corp. due to its relatively high concentration on publishing operations.

     No company used in the comparable company analyses summarized above is identical to CBS or Viacom. Accordingly, any analysis of the fairness of the consideration to be received by the holders of CBS common stock in the merger involves complex considerations and judgements concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

     Selected Comparable Transaction Analysis.  Evercore reviewed the implied
     ----------------------------------------
transaction multiples paid in selected comparable merger and acquisition transactions and compared these multiples to the multiples implied by the consideration paid to CBS shareholders in the merger. Evercore noted that, if the merger had closed on September 3, 1999, utilizing the closing price of Viacom Class B common stock on September 3, 1999 of $45.06, and assuming the exchange ratio of 1.085, CBS shareholders would have received Viacom Class B common stock having a market value equal to $48.89 per each share of CBS common stock owned. Evercore analyzed the adjusted enterprise value of CBS, derived from this implied price per share, as a multiple of adjusted EBITDA and compared this multiple to multiples of EBITDA paid in selected mergers and acquisitions of radio broadcasting and outdoor advertising companies. The following selection of mergers and acquisitions of radio broadcasting and outdoor advertising companies was used for purposes of this analysis:

     .    Chancellor Media Outdoor Corporation / Lamar Advertising Co.

     .    Outdoor Systems, Inc. / Infinity Broadcasting Corporation

     .    Jacor Communications, Inc. / Clear Channel Communications, Inc.

     .    Capstar Broadcasting Corporation / Chancellor Media Corp.

     .    Universal Outdoor Holdings, Inc. / Clear Channel Communications, Inc.

     .    American Radio Systems Corporation / CBS Corporation

     .    SFX Broadcasting, Inc. / Capstar Broadcasting Corporation

     .    Viacom Radio / Evergreen Media Corp.

     .    Chancellor Media Corp. / Evergreen Media Corp.

     .    Infinity Broadcasting Corporation / Westinghouse Electric Corporation

     Evercore also performed this analysis for the following selection of mergers and acquisitions involving television broadcasting companies:

     .    Gaylord Entertainment / CBS Corporation

     .    Kelly Broadcasting / Hearst-Argyle Television, Inc.

     .    Pulitzer Publishing Company (TV & Radio) / Hearst-Argyle Television,
          Inc.

     .    Sullivan Broadcasting / Sinclair Broadcast Group, Inc.

     .    LIN Television Corporation / Hicks Muse Tate & Furst

     .    Heritage Media Corporation / The News Corporation Limited

     .    Heritage Media Corporation / Sinclair Broadcast Group, Inc.

     .    A.H. Belo Corporation / Scripps Howard

     .    Argyle TV / Hearst-Argyle Television, Inc.

     .    Providence Journal Company / A.H. Belo Corporation

     .    First Media Television, L.P. / Meredith Corporation

     .    New World Communications Group, Inc. / The News Corporation Limited

     .    Renaissance Communications Corporation / Tribune Company

     .    Multimedia, Inc. / Gannett Co., Inc.

     Evercore selected these transactions because they involved companies in business segments in which CBS has operations. Evercore noted that the multiple implied by the merger as of September 3, 1999 is within the range of multiples paid in comparable transactions, and, therefore, that these analyses of multiples supported a fairness determination concerning the merger.

                                         Transaction Value to EBITDA
                                         ---------------------------

Merger Offer for CBS
       CBS Consolidated                             20.8x

   CBS Excluding Infinity                           19.2x

Radio & Outdoor Transactions:
   Average                                          17.7x
   Low                                              14.2x
   High                                             21.0x
Television Broadcasting Transactions:
   Average                                          14.4x
   Low                                               9.8x
   High                                             23.3x


     Additionally, Evercore analyzed the adjusted enterprise value of Viacom as a multiple of adjusted EBITDA and compared this multiple to multiples of EBITDA paid in a selection of mergers and acquisitions of entertainment companies. The following selection of mergers and acquisitions of entertainment companies was used for purposes of this analysis:

     .    PolyGram N.V. / The Seagram Company Ltd.

     .    Metro-Goldwyn-Mayer Inc. / Management

     .    Turner Broadcasting System, Inc. / Time Warner Inc.

     .    CBS, Inc. / Westinghouse Electric Corp.

     .    Capital Cities / ABC, Inc. / The Walt Disney Company

     .    MCA, Inc. / The Seagram Company Ltd.

     .    Blockbuster Entertainment Corporation / Viacom Inc.

     .    Paramount Communications Inc. / Viacom Inc.

     Evercore selected these transactions because they involved companies in business segments in which Viacom has operations. Evercore noted that the multiple implied by Viacom's closing price on September 3, 1999 is within the range of multiples paid in comparable transactions.

                                   Transaction Value to EBITDA
                                   ---------------------------
Viacom (a)                                    20.2x
Entertainment Transactions (b):
   Average                                    15.9x
   Low                                        12.3x
   High                                       21.0x



(a)  Excludes Blockbuster.

(b) The analysis of Entertainment transactions excludes Blockbuster Entertainment Corporation/Viacom Inc. transaction due to the retail nature of Blockbuster's business.

     No transaction used in the comparable transaction analyses summarized above is identical to the merger. Accordingly, any analysis of the fairness of the consideration to be received by the holders of CBS common stock in the merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.

     Discounted Cash Flow Analysis.  Evercore estimated the present value of the
     -----------------------------
future stand-alone, unlevered free cash flows that could be produced by CBS. The net present value ranges were estimated by applying one-year forward terminal value multiples ranging from 16.0x to 18.0x 2004E EBITDA and discount rates ranging from 11.0% to 14.0%. This analysis indicated a value per share of CBS common stock ranging from approximately $42.03 to $52.60, as compared to the per share price of $48.89 for CBS common stock that was implied by the exchange ratio as of September 3, 1999.

     Evercore also performed a discounted cash flow analysis for Viacom. Evercore estimated the present value of the future stand-alone, unlevered free cash flows that could be produced by Viacom. The net present value ranges were estimated by applying one-year forward terminal value multiples ranging from 16.0x to 18.0x 2004E EBITDA and discount rates ranging from 11.0% to 14.0%. This analysis indicated a value per share of Viacom Class B common stock ranging from approximately $42.80 to $53.18, as compared to the per share price for Viacom Class B common stock of $45.06 on September 3, 1999.

     Sum-of-the-Parts Analysis.  Evercore estimated the value of CBS by
     -------------------------
calculating the implied value of its different components at different multiples and then adding these values to arrive at a value for the consolidated entity. For this sum-of-the-parts valuation, Evercore valued CBS' syndication business at a range of 10.0x to 12.0x 2000E EBITDA, CBS' television segment at a fixed amount for the network and at a range of 13.0x to 15.0x 2000E EBITDA for its television stations, and CBS' cable network division at a range of 16.0x to 18.0x 2000E EBITDA. The remaining businesses of CBS (corporate overhead, Internet assets, and CBS' stake in Infinity) were valued at fixed amounts. The sum-of-the parts valuation yielded a CBS common stock valuation range of $45.26 to $48.39 per share, as compared to the per share price of $48.89 for CBS common stock that was implied by the exchange ratio as of September 3, 1999.

     Evercore also estimated the value of Viacom with a similar sum-of-the-parts analysis. Evercore used a range of values for each of Viacom's business segments and assets. These values were based on multiples of EBITDA, subscribers or revenues, or on other metrics such as market value or historical cost. The sum-of-the parts valuation yielded a Viacom Class B common stock valuation range of $44.60 to $51.83 per share, as compared to the per share price for Viacom Class B common stock of $45.06 on September 3, 1999.

     The foregoing summary does not purport to be a complete description of the analyses performed by Evercore or of its presentation to CBS' Board. The preparation of financial analyses and a fairness opinion is not susceptible to partial analysis or summary description. Evercore believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analysis conducted by Evercore and its opinion. Evercore has not indicated that any of the analyses which it performed had a greater significance than any other.

     In determining the appropriate analyses to conduct and when performing those analyses, Evercore made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of CBS or Viacom. The analyses which Evercore performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of Evercore's analysis as to whether the exchange ratio is fair, from a financial point of view, to the holders of CBS common stock. The analyses are not appraisals and the estimates of values of companies do not reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

     Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. CBS retained Evercore based on these qualifications as well as its familiarity with CBS and Viacom. Evercore has previously provided various investment banking and financial advisory services to CBS, for which Evercore received customary fees for the rendering of these services.

     Pursuant to the terms of an engagement letter with Evercore, CBS agreed to pay Evercore a fee equal to $2,500,000 following delivery of Evercore's fairness opinion and $7,500,000 upon the completion of the merger. Whether or not the merger is completed, CBS has agreed under the engagement letter to reimburse Evercore for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its engagement by CBS, and to indemnify Evercore against certain liabilities and expenses in connection with its engagement.

Directors, Management and Corporate Governance of the Combined Company

     Pursuant to the merger agreement, the proposed new Restated Certificate of Incorporation and By-laws, and the stockholder agreement between National Amusements and CBS, Viacom, CBS and National Amusements have agreed to certain corporate governance arrangements which generally cannot be changed for three years following the merger without approval of at least 14 directors and, in certain cases, approval of the combined company's shareholders. These corporate governance arrangements are described below.

      Chairman and Chief Executive Officer. Mr. Redstone, the current Chairman and CEO of Viacom, will remain the Chairman and CEO of Viacom following the merger. Mr. Redstone, as CEO, will be responsible, in consultation with the President and COO, for Viacom's corporate policy and strategy and will chair all Board and shareholder meetings at which he is present. If Mr. Redstone ceases to be the CEO at any time during the first three years following the merger, or if Mr. Redstone is no longer the CEO at the effective time of the merger, Mr. Karmazin will be the CEO and will retain the COO functions described below.

      President and Chief Operating Officer. Mr. Karmazin, the current President and CEO of CBS, will be the President and COO of Viacom following the merger. The COO will report directly to the CEO and must consult with the CEO on all major decisions affecting the combined company. Mr. Karmazin, as COO, will be responsible for supervising, coordinating and managing the combined company's business, operations, activities, operating expenses, capital allocation, officers (other than the CEO) and employees, including hiring, terminating, changing positions and allocating responsibilities of those officers and employees (other than hiring of the Chief Financial Officer, Controller and General Counsel, which can only be done by majority vote of the combined company's board). All officers, other than the CEO, and employees will report directly or indirectly to the COO. During the three-year period following the merger, Mr. Karmazin cannot be terminated or demoted, whether he is COO or CEO, and none of the COO functions may be changed, unless approved by a vote of at least 14 directors.

      Board of Directors. At the effective time of the merger, the Board of Directors of Viacom will be expanded to 18 directors. The Board size may not be changed during the three-year period following the merger without the approval of at least 14 directors. Eight of the 18 directors initially will be individuals who were directors of CBS on September 6, 1999, or any independent directors of CBS subsequently appointed to the CBS Board of Directors, as selected by the CBS Board of Directors prior to the effective time of the merger. The Viacom Board, subject to the fiduciary duties of its members, and National Amusements, pursuant to its voting agreement with CBS, are required to take all action necessary to fill any vacancy in any of the eight CBS directorships with an independent director designated by a majority of the remaining CBS directors. No CBS director serving on the Viacom Board may be removed from office during the three-year period following the merger unless the removal is for cause and is approved by at least 14 directors. The remaining ten directors will be the Viacom directors immediately prior to the effective time of the merger. Of these ten directors, two must either be the current independent directors of Viacom or other disinterested, independent persons that are chief executive officers, chief operating officers, chief financial officers or former chief executive officers of a Fortune 500 company or a non-U.S. public company of comparable size. Subject to the preceding sentence, National Amusements, which is controlled by Mr. Redstone, through its majority ownership of Viacom Class A common stock, has the ability to cause the Viacom nominees to be elected to serve as the ten remaining directors.

      Actions of the Board of Directors. All actions to be taken by the Board of Directors of Viacom following the merger will require the approval of at least 14 directors, except for the actions specified below, which will require approval only by a majority of the Board:

      Acquisitions, Divestitures, Joint Ventures, Guarantees
      ------------------------------------------------------

     . Any acquisition, equity investment or joint venture by Viacom or any of its subsidiaries for more than $25 million.

     . Any divestiture or other sale of assets not in the ordinary course by Viacom or any of its subsidiaries for more than $25 million.

     . Any real estate purchase, sale or lease by Viacom or any of its subsidiaries for more than $25 million.

     . Any guarantee by Viacom or any of its subsidiaries of an obligation of a third party where the obligation guaranteed is more than $25 million.

     . Notwithstanding any of the above, any acquisition or divestiture by Viacom or any of its subsidiaries of (1) internet or internet related businesses for more than $25 million but less than $100 million, with the value thereof represented by multi-year commitments for advertising, promotion and content licensing, is excluded, so long as the aggregate of these acquisitions or divestitures, in each case, does not exceed $550 million and (2) radio or outdoor advertising businesses for more than $25 million but less than $100 million is excluded, so long as the aggregate of these acquisitions or divestitures, in each case, does not exceed $300 million; provided that (A) any divestiture of shares of a publicly traded internet or internet related business with a value of up to $75 million is excluded and will not be included in the calculation of any of the threshold amounts set forth above, (B) Board approval may be secured (but is not required) for any transaction of more than $25 million but less than $100 million where the regular meeting schedule of the Board so permits (and is not otherwise required), (C) the Board will be provided with information about and a status report on the transactions completed without Board approval and (D) this limit of authority will be reviewed 12 months following the merger and may be amended only with the approval of 14 directors.

     . Any contract of Viacom or any of its subsidiaries not in the ordinary course with a value in excess of $25 million.

     . Notwithstanding any of the above, any of the foregoing transactions that is approved by a majority of the Board will not be included in the calculation of any of the threshold amounts set forth above.

      Employee Matters
      ----------------

     . Employee benefit plans of Viacom or any of its subsidiaries: (1) creating a new plan, (2) suspending or terminating an existing plan or
          (3) adopting any amendment that materially increases costs to Viacom or any subsidiary.

     . Entering into any modifications or amendments to the employment agreements with the CEO or the COO.

      General
      -------

     .    The Annual Report on Form 10-K.

     . The proxy statement and notice of meeting, including annual or special meeting date, location, record date for voting.

     . Any issuance of Viacom stock, or options, warrants or other similar rights, including stock appreciation rights or debt or other securities convertible into or exchangeable for Viacom stock.

     . Any issuance of debt unless the debt is short term and is within the spending limits of the annual operating budget or is replacing existing debt.

     . Annual capital expenditure and annual operating budgets and individual capital expenditures in excess of $25 million for Viacom or any of its subsidiaries.

     . Viacom or any of its subsidiaries pays a dividend or repurchases its stock from a third party.

     . Review and approval of any action or transaction where Board action is required by law, other than (S) 141(a) of the DGCL, or by the terms of the transaction, in all cases other than as specifically set forth in Viacom's proposed new Restated Certificate of Incorporation.

     .    Review and approval of Board minutes.

     . Subject to other provisions of Viacom's proposed new Restated Certificate of Incorporation, determining Board administration, including number of directors, meeting schedule, nominees, committees, director compensation, director and officer insurance authorization, internal investigations and retention of advisors in connection with the foregoing, and decisions regarding indemnification of individuals.

     . Subject to other provisions of Viacom's proposed new Restated Certificate of Incorporation, amendments to the proposed new Restated Certificate of Incorporation and By-laws of Viacom.

     .    Commencement and settlement of major litigation.

     .    Selection of independent auditors.

     . All matters on which Viacom's Board of Directors has historically taken action other than (1) matters relating to the subject matters addressed in this list and not requiring approval of the Board of Directors under Viacom's proposed new Restated Certificate of Incorporation and (2) those matters delegated to the COO, including all of the COO functions set forth in Viacom's proposed new Restated Certificate of Incorporation.

      Committees of the Board. The Board of Directors of Viacom may delegate any of its responsibilities to a committee. During the three-year period following the merger, except with respect to the Compensation Committee and the Officers Nominating Committee described below, CBS directors must be represented on each committee in the same proportion as their representation on the full Board of Directors, with a minimum of one CBS director on each committee.

     Viacom's proposed new Restated Certificate of Incorporation specifically provides for two committees, the Officers Nominating Committee and the Compensation Committee:

           Officers Nominating Committee.  The Officers Nominating Committee
           -----------------------------
     will be composed of the COO or, in the event Mr. Karmazin is CEO, the CEO. During the three-year period following the merger, the Officers Nominating Committee has the power, subject to the powers of the Compensation Committee, to hire, elect, terminate, change positions, allocate responsibilities and determine non-equity compensation of officers and employees, other than the Chairman, CEO and COO. The Officers Nominating Committee will not, however, have the power to fill the position of Chief Financial Officer, Controller or General Counsel without approval by a majority of the Board of Directors, although the Officers Nominating Committee will have the power to terminate the employment of the persons holding those positions. Any action taken by the Officers Nominating Committee may be overturned by a vote of at least 14 directors.

            Compensation Committee.  The Compensation Committee will be
           -----------------------
     composed of three CBS directors who are independent directors and three non-CBS directors, all of whom are independent. Except as set forth in the following sentence, all compensation must be approved by the Compensation Committee. The Compensation Committee does not have the power to approve the annual compensation of any talent, as that term is commonly used in the media or entertainment industries, or of any employee whose annual cash compensation, measured as salary plus target bonus is less than $1 million. These powers are delegated to the Officers Nominating Committee.

     Subsidiaries. The CEO and COO will be elected or appointed to the boards of directors of all public subsidiaries of Viacom following the merger. In addition, the Board of Directors of Viacom will have the right, in consultation with the COO or, if Mr. Karmazin is the CEO, the CEO, to implement corporate governance arrangements for any public subsidiary of Viacom consistent with the corporate governance arrangements contained in Viacom's proposed new Restated Certificate of Incorporation.

Accounting Treatment

     The merger will be accounted for as a purchase for financial accounting purposes in accordance with generally accepted accounting principles. For purposes of preparing Viacom's consolidated financial statements, Viacom will establish a new accounting basis for CBS' assets and liabilities based upon their fair values, the merger consideration and the costs of the merger. Viacom believes that any excess of cost over the fair value of the net assets of CBS will be recorded as goodwill and other intangible assets. A final determination of the intangible asset lives and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial information appearing elsewhere in or incorporated by reference into this joint proxy statement/prospectus are preliminary and have been made solely for purposes of developing that pro forma information. Viacom will determine the fair value of certain of CBS' assets and liabilities and will make appropriate purchase accounting adjustments, including adjustments to the amortization period of the intangible assets, upon completion of that determination.

Federal Income Tax Consequences

     The following discussion summarizes the material United States federal income tax consequences of the merger assuming that it is consummated as contemplated by this joint proxy statement/prospectus. This discussion is based on the Internal Revenue Code, U.S. Treasury regulations, judicial decisions and administrative rulings as of the date hereof, all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the merger. This discussion assumes that shareholders hold such shares as capital assets. The tax treatment of a shareholder may vary depending upon the shareholder's particular situation, and certain shareholders (including individuals who hold options in respect of CBS common stock, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. Neither Viacom nor CBS has requested or will request an advance ruling from the Internal Revenue Service as to the tax consequences of the merger.

     EACH CBS SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     Federal Income Tax Consequences of the Merger.   Cravath, Swaine & Moore,
counsel to CBS, and Paul, Weiss, Rifkind, Wharton & Garrison, counsel to Viacom, will each render an opinion as to the qualification of the merger as a tax-free reorganization under Section 368 of the Internal Revenue Code. An opinion of counsel is not binding on the Internal Revenue Service or the courts. Further, the opinions of Cravath, Swaine & Moore and Paul, Weiss, Rifkind, Wharton & Garrison referred to above are based on, among other things, current law and certain representations as to factual matters made by, among others, CBS and Viacom. Any change in current law, which may or may not be retroactive, or failure of any such factual representations to be true, correct and complete in all material respects would jeopardize the conclusions reached by counsel in their opinions. Neither CBS nor Viacom is currently aware of any facts or circumstances that would cause any representations made by it to Cravath, Swaine & Moore and Paul, Weiss, Rifkind, Wharton & Garrison to be untrue or incorrect in any material respect. These opinions state that:

          (i) The merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code and each of CBS and Viacom will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

          (ii) Except for any payment received in lieu of fractional shares and to the extent that any payment by Viacom of transfer taxes is treated as taxable consideration received by the CBS shareholders, a shareholder will not recognize any income, gain or loss as a result of the receipt of Viacom Class B common stock.

          (iii) A CBS shareholder's tax basis for the shares of Viacom Class B common stock, including any fractional share interest for which payment is received, will equal such shareholder's tax basis in shares of CBS common stock held immediately before the merger.

          (iv) A CBS shareholder's holding period for the Viacom Class B common stock, will include the period during which the shares of CBS common stock were held.

     Payment received by a CBS shareholder in lieu of a fractional share interest of Viacom Class B common stock will be treated as having been received in exchange for the fractional share interest of Viacom Class B common stock that the shareholder would otherwise have been entitled to receive. This receipt of this payment will result in gain or loss measured by the difference between the tax basis allocable to the fractional share interest and the amount of payment received. The gain or loss will be capital gain or loss to the shareholder.

     Viacom and CBS do not believe that any significant transfer taxes will be payable as a consequence of the merger. Viacom's payment of any transfer taxes that, to the knowledge of Viacom and CBS, may be payable as a consequence of the merger should not be treated as taxable consideration received by CBS shareholders in the merger. If the payment of any such taxes were treated as taxable consideration, the CBS shareholders would recognize income or gain in an amount not in excess of the amount of such taxable consideration.

     Backup Withholding. Under the backup withholding rules, a holder of Viacom Class B common stock may be subject to backup withholding at the rate of 31% with respect to payment received in exchange for the fractional share interest unless the shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number and certifies that the taxpayer identification number is correct and the taxpayer is not subject to backup withholding for specified reasons, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the shareholder's federal income tax liability.

Merger Consideration

     At the effective time of the merger, each outstanding share of CBS common stock, including any shares held by any direct or indirect wholly owned subsidiary of Viacom or CBS but excluding any shares owned by Viacom or CBS as provided in the following paragraph, will be converted into the right to receive
1.085 fully paid and nonassessable shares of Viacom non-voting Class B common stock, except that a payment will be made in lieu of fractional shares as described below. As of the effective time of the merger, all shares of CBS common stock will no longer be outstanding and will automatically be cancelled and will cease to exist and each holder of a certificate representing any shares of CBS common stock will cease to have any rights other than the right to receive the merger consideration. The exchange ratio was determined through arm's-length negotiations between CBS and Viacom.

     As of the effective time of the merger, any shares of CBS common stock owned immediately prior to the effective time of the merger by Viacom or CBS, excluding any shares held by any direct or indirect wholly owned subsidiary of Viacom or CBS, will be cancelled and retired and will cease to exist and no consideration will be delivered in exchange for these shares.

Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares

     The conversion of CBS common stock into the right to receive Viacom non-voting Class B common stock and payment instead of fractional shares will occur automatically at the effective time of the merger. As soon as practicable after the effective time of the merger, . or another bank or trust company designated by Viacom and acceptable to CBS, in its capacity as 1 exchange agent, will send a transmittal letter to each former CBS shareholder. The transmittal letter will contain instructions on how to obtain shares of Viacom Class B common stock in exchange for shares of CBS common stock. CBS shareholders should not send in their stock certificates until they receive the transmittal letter and accompanying materials from the exchange agent.

     In the event of a transfer of ownership of CBS common stock which is not registered in the records of CBS' transfer agent, a certificate representing the proper number of shares of Viacom Class B common stock may be issued to a person other than the person in whose name the certificate surrendered is registered if the certificate is properly endorsed or otherwise is in proper form for transfer and the person requesting the issuance pays any required transfer or other taxes required by reason of the issuance of shares of Viacom Class B common stock to a person other than the registered holder of the certificate or establishes to the satisfaction of Viacom that the taxes have been paid or are not applicable.

     All shares of Viacom Class B common stock issued upon conversion of shares of CBS common stock, together with any payment in lieu of fractional shares of Viacom Class B common stock, will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of CBS common stock, subject to Viacom's obligation to pay any dividends or make any other distributions with a record date after the effective time of the merger that may have been declared or made by Viacom on shares of Viacom Class B common stock after the effective time of the merger and which remain unpaid prior to the issuance of Viacom Class B common stock in exchange for CBS common stock.

     No fractional shares of Viacom Class B common stock will be issued to any CBS shareholder upon surrender of certificates previously representing CBS common stock. For each fractional share that would otherwise be issued, Viacom, through the exchange agent, will pay to CBS shareholders an amount equal to the product obtained by multiplying the fractional share interest to which the shareholder would otherwise be entitled by the closing price for a share of Viacom Class B common stock on the Consolidated Tape, Network A, as reported in The Wall Street Journal (Northeast edition), or any other authoritative source, on the first trading day immediately following the effective time of the merger.

Litigation

     On September 7, 1999, three purported shareholder class action lawsuits were filed against CBS, and the members of the CBS Board of Directors; one in the Supreme Court of the State of New York and two in the Philadelphia County Court of Common Pleas. These complaints allege, among other things, that the defendants have breached their fiduciary duties by failing to maximize shareholder value in connection with entering into the merger agreement. The complaints seek, among other things, an order enjoining completion of the merger. CBS believes that the complaints are without merit and plans to defend vigorously against the complaints.

Effective Time of the Merger

     The effective time of the merger will be the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware or any later time as is agreed upon by Viacom and CBS and specified in the certificate of merger.

Federal Securities Laws Consequences

     The Viacom Class B common stock to be issued pursuant to the merger agreement will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any CBS shareholder who may be deemed to be an "affiliate" of CBS or Viacom for purposes of Rule 145 under the Securities Act. It is expected that each affiliate will enter into an agreement with Viacom providing that the affiliate will not transfer any Viacom Class B common stock received in the merger except in compliance with the resale provisions of Rules 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires CBS to use reasonable best efforts to cause its affiliates to enter into these agreements, and CBS has represented and warranted that it has advised its affiliates of the resale restrictions imposed by applicable securities laws. This joint proxy statement/prospectus does not cover resales of Viacom Class B common stock received by any person upon consummation of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

Stock Exchange Quotation

     It is a condition to the consummation of the merger that the shares of Viacom Class B common stock to be issued pursuant to the merger agreement be authorized for listing on the New York Stock Exchange, subject to official notice of issuance. Viacom will file a listing application with the New York Stock Exchange.

Viacom's Board of Directors After the Merger

     As of the effective time of the merger, it is anticipated that the Board will consist of the ten current directors of Viacom, as well as the eight individuals who will be designated by CBS prior to the effective time of the merger.

Dissenters' and Appraisal Rights

     Under the Pennsylvania Business Corporation Law, holders of CBS common stock are not entitled to dissenters' rights in connection with the merger.

     Under the Delaware General Corporation Law, holders of Viacom Class A common stock and Viacom Class B common stock are not entitled to appraisal rights as a result of the merger.

Delisting and Deregistration of CBS Common Stock

          If the merger is consummated, the shares of CBS common stock will be delisted from the NYSE, the Boston Stock Exchange, the Chicago Stock Exchange, the Pacific Exchange and the Philadelphia Stock Exchange and will be deregistered under the Exchange Act.

                           THE MERGER AGREEMENT AND
                              RELATED AGREEMENTS


The Merger Agreement

      Effective Time and Closing of the Merger

     The closing of the merger will take place on the first business day after the satisfaction or, if permissible, waiver of the conditions to closing set forth in the merger agreement. On the closing date, Viacom and CBS will consummate the merger by filing (1) a certificate of merger with the Secretary of State of the State of Delaware and (2) articles of merger with the Department of State of the Commonwealth of Pennsylvania. The effective time of the merger will be the filing of the certificate of merger with the Secretary of State of the State of Delaware, or any later time as may be agreed by the parties and specified in the certificate of merger.

      Conversion of Securities

     At the effective time of the merger, each share of CBS common stock issued and outstanding immediately prior to the effective time of the merger, including any shares owned by any direct or indirect wholly owned subsidiary of Viacom or CBS but excluding any shares to be cancelled pursuant to the following sentence, will be converted into the right to receive 1.085 shares of Viacom Class B common stock. At the effective time of the merger, each share held in the treasury of CBS and each share owned by Viacom immediately prior to the effective time of the merger will be cancelled and extinguished and no payment will be made for those shares. After the effective time of the merger, each certificate that previously represented shares of CBS common stock will represent only the right to receive Viacom Class B common stock into which the shares of CBS common stock are converted in the merger and payment instead of fractional shares of Viacom Class B common stock.

      As soon as practicable after the effective time of the merger, . or another bank or trust company designated by Viacom and acceptable to CBS, in its capacity as exchange agent, will send a transmittal letter to each former CBS shareholder. The transmittal letter will contain instructions on how to obtain shares of Viacom Class B common stock in exchange for shares of CBS common stock. CBS shareholders should not send in their stock certificates until they receive the transmittal materials from the exchange agent.

Viacom's Proposed New Restated Certificate of Incorporation and By-laws

     Viacom's proposed new Restated Certificate of Incorporation and By-laws give effect to the governance arrangements agreed between Viacom and CBS. You can find more information on the governance arrangements in the section titled "The Merger--Directors, Management and Corporate Governance of the Combined Company."

Representations and Warranties of Viacom and CBS

     Viacom and CBS made mutual customary representations and warranties in the merger agreement regarding the following:

     . corporate organization and qualification to do business of each of the companies and their subsidiaries;

     .    validity and effectiveness of charters and by-laws;

     .    capitalization of the companies;

     .    authority to enter into the merger agreement;

     . absence of conflicts between the merger agreement and the merger, on the one hand, and other contractual and legal obligations of the companies, on the other hand;

     . requirement of consents, approvals, filings or other authorizations to enter into the merger agreement and consummate the merger;

     . possession and effectiveness of all permits and licenses and contracts necessary to carry on business as currently conducted;

     .    absence of material non-competition agreements;

     . operation of business in material compliance with permits, licenses and applicable laws;

     . compliance with all applicable SEC filing requirements and accuracy and completeness of SEC filings;

     .    financial statements contained in SEC filings;

     .    absence of changes or events since December 31, 1998;

     .    litigation;

     .    employee benefit plans;

     .    labor matters;

     .    environmental matters;

     .    intellectual property;

     .    tax matters;

     .    Year 2000 compliance;

     .    opinion of financial advisors;

     .    shareholder vote required to adopt the merger agreement;

     .    use of brokers;

     .    inapplicability of certain state anti-takeover provisions; and

     . in the case of CBS, that neither the merger agreement nor the merger would give rise to the exercise or issuance of rights under its shareholders' rights plan.

None of the representations and warranties made in the merger agreement survive the closing of the merger.

No Solicitation Provision

     CBS has agreed not to, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage, or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any

"competing transaction", which is defined in the merger agreement as any transaction, other than the merger, that would result in a third party or its shareholders acquiring more than 35% of the voting power of the CBS common stock then outstanding or more than 35% of the assets of CBS and its subsidiaries, taken as a whole, or enter into or maintain or continue discussions or negotiate with any person in furtherance of any related inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of the officers, directors or employees of CBS or any agent or representative of CBS to take any such action. CBS has agreed to notify Viacom as promptly as practicable of all the relevant material details relating to all inquiries and proposals that CBS, or any officer, director, employee, agent or representative, may receive relating to any of the foregoing matters.

     Notwithstanding the foregoing, prior to the adoption of the merger agreement by the shareholders of CBS, the Board of Directors of CBS is not prohibited from:

          (1) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of CBS determines in good faith, after consultation with CBS' financial advisors and independent legal counsel, can be reasonably expected to result in a "superior proposal", which is defined in the merger agreement as any proposal that would result in a third party acquiring, directly or indirectly, more than 50% of the voting power of the outstanding CBS common stock or all or substantially all the assets of CBS and its subsidiaries, taken as a whole, for consideration which the Board of Directors of CBS determines in its good faith judgment to be more favorable to CBS' shareholders than the merger with Viacom, provided that CBS must notify Viacom of its intention to provide information to, or enter into negotiations with, a third party concerning a superior proposal, keep Viacom informed of the status and material terms of any superior proposal and enter into a confidentiality agreement with the third party on customary terms;

          (2) complying with its disclosure and other obligations under applicable laws; or

          (3) failing to make or withdrawing or modifying its recommendation to shareholders regarding adoption of the merger agreement following the making of a superior proposal if the Board of Directors of CBS, after consultation with and based upon advice of independent legal counsel, determines in good faith that the action is necessary for the Board of Directors of CBS to comply with its fiduciary duties under applicable law.

Mutual Covenants of Viacom and CBS

     Viacom and CBS have agreed as follows:

     . each company will cooperate to file the SEC documents necessary to complete the merger;

     . each company will call and hold a shareholder's meeting to vote upon the adoption of the merger agreement;

     . each company will solicit proxies in favor of the adoption of the merger agreement, unless it determines, after receiving advice from independent legal counsel, that failure to do so is required in order for its directors to comply with their fiduciary duties under applicable law;

     . each company will promptly make all governmental filings necessary to consummate the merger and otherwise use best efforts to consummate the merger, including, if necessary, committing to or effecting the disposition of those of its assets or businesses as are required to be divested in order to obtain the consent of the FCC or to avoid or cause to be removed any other legal impediment that would otherwise prevent or materially delay the consummation of the merger;

     . each party will use reasonable best efforts to obtain any third party consents necessary, proper or advisable to consummate the merger;

     . each company will continue to allow the other company reasonable access to its corporate records;

     . Viacom's proposed new Restated Certificate of Incorporation and By-laws following the merger will contain the indemnification provisions in favor of officers and directors that are contained in Viacom's current Restated Certificate of Incorporation and By-laws;

     . subject to certain dollar limitations, for six years following the merger Viacom will maintain directors' and officers' liability insurance covering those persons who are currently covered by CBS' directors' and officers' liability insurance policy on terms comparable to CBS' existing coverage;

     . each company will promptly notify the other company of any event that would likely cause any representation or warranty to be untrue or inaccurate or any covenant or condition not to be complied with or satisfied, or of any failure to comply with or satisfy any covenant or condition;

     . neither company will take any action that would undermine the qualification of the merger as a tax-free reorganization under Section 368 of the Internal Revenue Code;

     . Viacom will promptly prepare and submit an application to the New York Stock Exchange for the listing of the new shares of Viacom Class B common stock;

     . the companies will consult with each other regarding any public announcements they make concerning the merger;

     . the Viacom Board of Directors will take all necessary action to increase the number of Board members to eighteen and to cause to be appointed eight designees of CBS;

     . CBS will take the necessary action to render its shareholders' rights agreement inapplicable to the merger agreement and the merger;

     . Viacom will assume the debt and other liabilities and obligations of CBS;

     . CBS will notify Viacom of all persons that may be deemed affiliates of CBS under Rule 145 of the Securities Act, and CBS will use its reasonable best efforts to obtain from each affiliate a letter in which the affiliate agrees to comply with the resale restrictions of Rules 144 and 145 under the Securities Act following the merger;

     . Viacom will take measures to give continuing employees credit under Viacom's benefit plans for prior service with CBS; and

     . both companies may establish retention and severance agreements consistent with terms and conditions set forth in the merger agreement.

Conduct of Business Prior to the Closing

     Viacom and CBS have each agreed that, subject to certain exceptions, between the execution of the merger agreement and the effective time of the merger, each company and its respective subsidiaries will:

     . conduct their businesses in the ordinary course of business and in a manner consistent with past practice;

     . use their reasonable best efforts to preserve substantially intact their business organizations and to keep available the services of their current officers, employees and consultants; and

     . use their reasonable best efforts to preserve their current relationships with customers, distributors, dealers, suppliers and other persons that have significant business relations with the companies.

     Viacom and CBS have also agreed that subject to certain exceptions, prior to the effective time of the merger, without the prior written agreement of the other party, they and their subsidiaries will not:

     . amend or otherwise change their charters or by-laws in a manner that would have a material adverse effect;

     . issue, sell or otherwise dispose of equity securities, except for (A) in the case of CBS and its subsidiaries (1) the issuance of common stock upon the exercise of outstanding options, (2) the issuance of common stock in connection with pending transactions, (3) the grant of options to purchase up to 22,200,000 shares of CBS common stock and
          (4) the grant of options to purchase up to 12,500,000 shares of Infinity Broadcasting Corporation and (B) in the case of Viacom and its subsidiaries (1) the issuance of common stock upon the exercise of outstanding options and (2) the grant of options to purchase up to 6,000,000 shares of Viacom Class B common stock;

     . sell, encumber or otherwise dispose of any assets material to the respective companies and their subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

     . declare, make or pay any dividend or other distribution other than (1) intercompany cash dividends, (2) in the case of CBS and its subsidiaries, dividends made or paid by Infinity not to exceed $500,000,000 and (3) in the case of Viacom and its subsidiaries, dividends made or paid by Blockbuster not to exceed $50,000,000;

     . reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their or their subsidiaries' capital stock;

     . except in connection with acquisitions that individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 and except, in the case of CBS and its subsidiaries, in connection with pending transactions, (1) acquire or otherwise invest in other companies or business organizations or (2) incur any indebtedness other than in the ordinary course of business and other than in connection with refinancings;

     . enter into or amend any material contract, agreement or transaction that would not be in the ordinary course of business and that would be reasonably likely to prevent or materially delay the consummation of the merger;

     . authorize any capital expenditures which are in the aggregate in excess of the amounts currently budgeted for fiscal year 1999 and, with respect to fiscal year 2000, 10% in excess of the 1999 amount, in each case for the respective companies and their subsidiaries taken as a whole;

     . increase compensation to executive officers or employees, except in accordance with retention or severance arrangements generally agreed to between the parties or as required by law or any existing agreement and except for increases in the ordinary course of business consistent with past practice;

     . grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer, provided that no CBS or Viacom subsidiary will be restricted by any of the foregoing from (1) entering into employment contracts with newly-hired or promoted executive officers, or making severance payments, on terms substantially consistent with currently existing contracts or (2) providing for the payment of severance to executive officers or employees on terms substantially consistent with past practice;

     .    materially change their accounting practices;

     . make any tax election that, individually or in the aggregate, would have a material adverse effect, or settle or compromise any material tax liability; and

     . enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which, if in existence and known prior to the execution of the merger agreement, would have conflicted with the entrance into and performance of the merger agreement in a manner that would give rise to a material adverse effect.

     Notwithstanding any of the foregoing:

     . CBS is not restricted from taking actions in connection with the consummation of the pending acquisitions of King World, Outdoor Systems and certain television station assets from Gaylord Entertainment Company on terms previously agreed to with these parties or, unless Viacom has consented, on other terms that would not be reasonably likely to have an impact that is both material and detrimental to CBS and its subsidiaries, taken as a whole;

     . Viacom is not restricted from consummating an exchange offer of Blockbuster shares owned by Viacom for shares of Viacom common stock owned by the shareholders of Viacom in accordance with procedures agreed upon between Viacom and CBS; and

     . neither Infinity nor Blockbuster is restricted from taking any action that would otherwise violate any of the restrictions on conduct of business prior to the effective time of the merger if its Board of Directors determines that the action is required to be taken in the exercise of the Board's fiduciary duties.

Stock Options and Employee Benefit Plans

     Stock Options and Other Stock Plans
     -----------------------------------

     Each outstanding unexpired and unexercised option or warrant to purchase shares of common stock of CBS will be automatically converted at the effective time of the merger into an option or warrant to purchase shares of Viacom Class B common stock, in a number determined by multiplying the number of shares of CBS common stock that could have been purchased under the CBS option or warrant by the exchange ratio of 1.085. The exercise price of these options will equal the per-share exercise price of the corresponding CBS option or warrant divided by the exchange ratio. The substitute options or warrants will be subject to the same terms and conditions as the corresponding CBS options or warrants and the vesting of the options or warrants will accelerate on account of the merger to the extent provided in the applicable option or warrant. After the effective time of the merger:

     . all references to CBS in CBS' equity based compensation plans and agreements will be deemed to refer to Viacom; and

     . Viacom will assume all of CBS' obligations with respect to the substitute options and warrants.

     Viacom will issue to each CBS option or warrant holder a document evidencing its assumption of the options and warrants. Viacom has agreed to file a Form S-8 or other appropriate registration statement covering the shares of Viacom Class B common stock underlying the assumed options and warrants no later than one business day after the effective time of the merger and to keep the registration statement current.

     Other Employee Arrangements
     ---------------------------

     Viacom will recognize service with CBS under Viacom's employee benefit plans, except where the crediting would result in duplication of benefits, and will honor all personal and sick days accrued by CBS employees who continue employment with Viacom after the effective time of the merger.

     Viacom may pay up to a total of $30 million to its employees as retention bonuses, payable on or after the effective time of the merger. Viacom has also established severance arrangements for its corporate staff, including the executive severance plan described in the section captioned "Interests of
Certain Persons in the Merger -- Viacom -- Executive Severance Plan."   CBS may
also establish similar retention, severance and compensation arrangements as long as the total cost of those arrangements is not materially greater than the cost of Viacom's arrangements.

      Conditions to Closing

     The obligations of Viacom and CBS to consummate the merger are subject to the satisfaction or waiver of the following conditions:

     . adoption of the merger agreement by the shareholders of CBS and Viacom;

     . expiration or termination of any applicable waiting period under the HSR Act;

     . no governmental authority or court having entered an order or taken other legal action making the merger illegal or otherwise prohibiting its consummation;

     . the SEC having declared the Viacom registration statement, of which this joint proxy statement/prospectus forms a part, effective and there existing no stop order or other action to suspend the effectiveness of the registration statement;

     . the making by both companies of all required filings and notices, and the receipt by both companies of all required governmental consents, approvals or other authorizations, other than those which, if not obtained, would not have a material adverse effect, at or after the effective time of the merger, on the business, results of operations or financial condition of CBS, Viacom and their subsidiaries, collectively taken as a whole;

     . authorization for listing on the New York Stock Exchange of the shares of Viacom Class B common stock to be issued to CBS shareholders, subject to official notice of issuance;

     . the continued truthfulness and accuracy of the representations and warranties, except where the failure to be true or correct would not have, individually or in the aggregate, a material adverse effect, and the performance or compliance in all material respects with all material agreements, and receipt from the other party of a certificate of an officer certifying to the foregoing; and

     . each company having received an opinion from its tax counsel that the merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

Termination and Termination Fees

     The merger agreement may be terminated and the merger abandoned at any time prior to the closing date:

     .    by mutual written consent of Viacom and CBS;

     . by either company if the transaction is not completed on or prior to August 31, 2000;

     . by CBS upon written notice to Viacom of the existence of a competing proposal for the acquisition of more than 50% of the voting power of CBS or all or substantially all of the assets of CBS and its subsidiaries, taken as a whole, for consideration which CBS' Board of Directors determines in its good faith judgment to be more favorable to CBS shareholders than the merger, provided, however, that termination pursuant to this provision will not be effective until Viacom has had two days within which to match the competing proposal and until CBS pays the termination fee described below;

     . by either company if CBS does not receive the required shareholder approval;

     . by either company upon the other company's breach of a representation, warranty, covenant or agreement, or if any representation or warranty becomes untrue, in either case so that the seventh condition to closing set forth above cannot be satisfied on or before August 31, 2000; or

     . by either company if a governmental authority has taken any final and non-appealable action prohibiting the consummation of the merger.

     If CBS terminates the merger agreement in accordance with the provision set forth in the third bullet point above, CBS is required to pay Viacom a termination fee of $1 billion. CBS is also required to pay Viacom a $1 billion termination fee if all of the following occur: (1) either company terminates the merger agreement as a result of the CBS shareholders failing to adopt the merger agreement; (2) a competing proposal for the acquisition of more than 50% of the voting power or assets of CBS has been made public at or prior to the time of the failure to adopt the merger agreement, and (3) within 12 months after termination, CBS consummates, or enters into a binding agreement with respect to, a competing proposal.

The Voting Agreement

     Simultaneously with the execution of the merger agreement, National Amusements, which is controlled by Mr. Redstone and which holds approximately 68% of the voting power of Viacom, entered into a voting agreement with CBS in which it has agreed to vote all of its shares of Viacom

Class A common stock in favor of the adoption of the merger agreement and against any proposals in opposition to the merger agreement. National Amusements has also agreed in the voting agreement not to transfer ownership of any of its shares of Viacom Class A common stock unless the transferee unconditionally agrees in writing to be bound by the voting agreement. The voting agreement terminates upon the earlier of the termination of the merger agreement or the effective time of the merger.

The Stockholder Agreement

     Simultaneously with the execution of the merger agreement, National Amusements also entered into a stockholder agreement with CBS, pursuant to which National Amusements has agreed, for a period of three years following the merger, to support the governance arrangements agreed to between Viacom and CBS. Among other things, National Amusements has agreed to:

     . cause to be nominated and elected to the Viacom Board eight directors designated by CBS or by the CBS designees, so that there are eight CBS directors on the Viacom Board at all times;

     . take all action necessary to ensure that any vacancy in a CBS directorship is filled immediately by an independent director designated by a majority of the remaining CBS directors;

     . take all action necessary to ensure that no CBS director is removed unless the removal is for cause and is approved by at least 14 members of the Viacom Board;

     . take all action necessary to cause any vacancy in a seat currently held by a Viacom independent director to be filled by an independent director that meets the qualifications stated in the proposed new Restated Certificate of Incorporation;

     . not take any action to amend, modify or repeal, or adopt provisions or take other actions that would be inconsistent with, the provisions of Viacom's proposed new Restated Certificate of Incorporation and By-Laws that relate to the governance structure of Viacom during the three year period following the merger;

     . not transfer any of its shares of Viacom Class A common stock unless the transferee unconditionally agrees in writing to be bound by the stockholder agreement; and

     . take all action necessary to ensure that it or its transferees own at all times a majority of the outstanding shares of voting stock of Viacom.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the respective recommendations of the Viacom Board and the CBS Board with regard to the merger, you should be aware that, as described below, certain members of the respective managements and Boards of Directors of Viacom and CBS may have interests in the merger that are different from, or in addition to, your interests, and that may create potential conflicts of interest. Three executive officers of Viacom are members of the ten-person Viacom Board that approved the merger. Two executive officers of CBS are members of the 11-person CBS Board that approved the merger.

Viacom

         Continuing Board Positions. All ten members of the current Viacom Board are expected to continue as members of the Viacom Board following the effective time of the merger, including Messrs. Redstone, Dauman and Dooley.

         Employment Agreement with Mr. Redstone. Viacom entered into an employment agreement with Mr. Redstone to serve as its Chairman and CEO following the effective time of the merger. Mr. Redstone will receive an annual base salary of $1 million and an annual bonus, with an established target bonus of $5 million and a maximum bonus of $10 million for calendar year 2000, prorated to reflect the actual number of days that the agreement is in effect during the year 2000. The target and maximum bonus amounts increase by 10% annually through 2003. Mr. Redstone will also receive deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days the agreement is in effect during the year 2000, thereafter to be increased annually by 10% of his salary and deferred compensation for the preceding year. He will also receive a grant of options to purchase 2,000,000 shares of Viacom Class B common stock, vesting in three equal annual installments.

         Resignation Agreements. Pursuant to agreements entered into with Viacom on September 6, 1999, Messrs. Dauman and Dooley have agreed to resign from Viacom effective at the effective time of the merger. Messrs. Dauman and Dooley will each continue to serve as Deputy Chairman and Executive Vice President of Viacom until the effective time of the merger and will each receive the following payments:

         (1)      as soon as practicable after their resignations:

                  . a one-time cash payment equal to the amount that would have been payable under their current employment agreements through their original terms, or December 31, 2003,

                  . payouts of all deferred compensation accounts and the balance of their accounts under the Viacom Excess Investment Plan, and

                  .        a transaction bonus in the amount of $5,000,000; and


         (2) on the earlier of the effective time of the merger and the date on which Viacom pays 1999 bonuses to its executive officers generally, the greatest of:

                  .        110% of their respective bonuses received for 1998,

                  . amounts which, when added to their salary and deferred compensation payable for 1999, would produce the highest 1999 total cash compensation paid to any other executive officer of Viacom or any of its affiliates, and

                  . an amount the Viacom Board determines is appropriate to compensate each executive for his contribution to Viacom in 1999.

Assuming the merger were consummated on January 1, 2000 and the 1999 bonuses were paid at 110%, it is estimated that each of Messrs. Dauman and Dooley would each receive aggregate payments under (1) and (2) above (excluding any payouts of deferred compensation accounts and Viacom Excess Investment Plan balances) of approximately $41 million.

         All equity-based compensation awards previously granted to Messrs. Dauman and Dooley will vest on the effective date of their resignation and each stock option will continue to be exercisable in accordance with its terms until December 31, 2003, subject to their compliance with the provisions of their resignation agreements. In addition, Viacom will provide each of Messrs. Dauman and Dooley with an office that is comparable in quality and size to his current office at a location of his choice in midtown Manhattan, subject to Viacom's approval, and a secretary until December 31, 2003, or until he obtains full time employment, if earlier.

         Messrs. Dauman and Dooley will continue to participate in all savings, retirement, welfare and fringe benefit plans of Viacom, or will receive the cash equivalent of these benefits with an income tax gross up, through December 31, 2003, or, with respect to any welfare benefit, the date on which they become entitled to comparable benefits through a subsequent employer, if earlier. Mr. Dauman will also receive all additional service credit necessary to provide him with 20 years of service under any Viacom plans for which that credit would entitle him to additional benefits.

         In the event that either executive is terminated by Viacom without "cause," or terminates his own employment for "good reason," as these terms are defined in their respective agreements, prior to the effective time of the merger, that executive will be entitled to all of the payments described above promptly following his termination, except for the $5 million transaction bonus, which will be paid at the effective time of the merger. If the merger agreement is terminated or the transactions contemplated by the merger agreement are abandoned, the Viacom Board will determine in its good faith discretion whether to pay Mr. Dauman and Mr. Dooley all or any part of the $5 million transaction bonus.

         The agreements provide for a gross-up payment to be made to Messrs. Dauman and Dooley to eliminate the effects of any possible imposition under the Internal Revenue Code of the "golden parachute" excise tax on any payment or benefit they receive under their agreements or otherwise.

         Messrs. Dauman and Dooley will be bound by certain restrictive covenants, including a noncompetition covenant that applies for one year following their termination of employment.

         Executive Severance Plans. Viacom adopted executive severance plans covering its approximately ten Senior Vice Presidents, which includes two Vice Presidents who are treated as Senior Vice Presidents for this purpose, and 64 Vice Presidents that became effective on September 6, 1999 and continues in effect for one year following the effective time of the merger. The benefits provided under the executive severance plans are conditioned on the participant's execution of a release in favor of Viacom and replace the severance benefits provided to participants under their employment agreements with Viacom and any other Viacom severance plan, program, policy or arrangement.

         Upon a termination of a participant's employment by Viacom without "cause" or by the participant for "good reason," as those terms are defined in the executive severance plans, Viacom will pay each participant a one-time cash payment equal to the sum of any earned, unpaid base salary, automobile allowance, vacation pay and pro-rated bonus through the date of termination and the base salary, target bonus (prorated for partial years) and automobile allowance he would have earned if he had remained employed for two years, in the case of a Vice President, or three years, in the case of a Senior Vice President. These payments will be made assuming increases in base salary and bonus compensation consistent with the participant's existing employment agreement and, after the expiration of such agreement, at an annualized rate consistent with the last regular increase under the agreement. For participants who do not have employment agreements and for participants whose employment agreements did not specify a rate of increase, the salary increase shall be a rate of increase, consistent with the participants's last regular increase, but not in excess of 8% per year.

         All equity-based compensation awards previously granted to a participant will vest on the date of his or her involuntary termination, and each stock option will continue to be exercisable in accordance with its terms, for two years, in the case of a Vice President, and three years, in the case of a Senior Vice President, or through the option's original expiration date, if earlier.

         Additionally, for two years following termination in the case of a Vice President and three years following termination in the case of a Senior Vice President, each participant will be entitled to participate in Viacom's medical, dental and life insurance plans until he or she secures full-time employment that provides him or her with comparable coverage, and will either be provided with car insurance or be reimbursed for his or her car insurance.

         On the date of termination, participants will be:

         . credited with age and service (two years for Vice Presidents, three years for Senior Vice Presidents) for all purposes under all qualified and non-qualified retirement plans of Viacom, and

         . credited with age and service (two years for Vice Presidents, three years for Senior Vice Presidents) under Viacom's retiree welfare benefit plans. Any increases in the annual amount credited to the accounts of active employees will apply to the participants.

         In the case of Senior Vice Presidents only, for a period of one year following their termination, or, if earlier, until the participant secures full-time employment, they will be provided with an office comparable in both quality and size to the office they had prior to their termination, at a location of their choice, subject to Viacom's consent. Viacom will bear the cost of relocating the participant and will provide him or her with a secretary.

         Each participant will continue to be bound by the non-solicitation, non-disparagement, confidentiality and cooperation with litigation covenants in his existing employment agreement, but the noncompetition covenant in each of the existing agreements will be waived by Viacom.

         The executive severance plan provides for a gross-up payment to be made to the participants to eliminate the effects of the imposition under the Internal Revenue Code of the "golden parachute" excise tax, if any, on any payment or benefit they may receive under the executive severance plans or otherwise.

CBS

         Continuing Board Positions. Eight members of the CBS Board of
         ---------------------------
Directors, to be designated by the CBS Board prior to the effective time of the merger, will become members of the Viacom Board as of the effective time of the merger. One of the eight will be Mr. Karmazin.

         Stock Options. At ., approximately . shares of CBS common stock were
         --------------
subject to options granted to executive officers and directors under compensatory equity-based plans of CBS. With certain exceptions, all of these outstanding CBS stock options that have not yet become exercisable, other than stock options granted on or after July 28, 1999, will become exercisable as a result of the merger. As of ., 1999, . CBS options were outstanding of which . were exercisable.

         Restricted Stock. At ., approximately . shares of CBS common stock had
         -----------------
been granted to executive officers and directors in the form of restricted stock awards under compensatory equity plans of CBS. All restrictions to which these restricted stock awards are subject will lapse and will be deemed earned as a result of the merger.

         Employment Agreement with Mr. Karmazin. In contemplation of the merger,
         ---------------------------------------
Viacom entered into an employment agreement with Mr. Karmazin that becomes effective only upon the consummation of the merger, except for a stock "lock-up" provision described below, which became effective upon the signing of the employment agreement, and continues through December 31, 2003. Pursuant to the agreement, Mr. Karmazin will serve as the President and COO of Viacom.

         Mr. Karmazin will receive an annual base salary of $1 million and an annual bonus, with an established target bonus of $5 million and a maximum bonus of $10 million for calendar year 2000, prorated to reflect the actual number of days that the agreement is in effect during the year 2000, which target and maximum amounts will increase by 10% annually. Mr. Karmazin will also receive deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days that the agreement is in effect during the year 2000, thereafter to be increased annually during the remainder of his employment in an amount equal to 10% of his salary and deferred compensation for the preceding year. The agreement provides for a grant of options to purchase 2,000,000 shares of Viacom Class B common stock, vesting in three equal annual installments. During his employment term, Mr. Karmazin will be provided with $5 million of life insurance. Mr. Karmazin will also be entitled to a gross-up for any "golden parachute" excise tax that may be imposed on him under the Internal Revenue Code as a result of any payment or benefit he receives under his agreement or otherwise.

         The agreement provides that Mr. Karmazin will not, except in limited circumstances, sell or otherwise dispose of his shares of CBS common stock, or, following the merger, Viacom stock for the period beginning September 6, 1999, the date the agreement was signed, and ending three years after the effective time of the merger.

         In the event of a termination of Mr. Karmazin's employment without "cause" or his voluntary resignation for "good reason," as such terms are defined in his employment agreement, during the employment term Mr. Karmazin will be entitled to receive salary, bonus, deferred compensation, perquisites, medical and dental coverage, life insurance coverage for the balance of the employment term, a supplemental pension benefit under Viacom's Excess Pension Plan and an office including secretarial assistance for up to six months after his employment terminates. Also upon such termination, Mr. Karmazin's stock options including options that would have vested during the employment term will remain exercisable for six months following the date of termination but not beyond their expiration dates.

         CBS has the right under the merger agreement to establish retention, severance and compensation arrangements for its officers and employees which are similar to the retention and severance arrangements described above in "Interests of Certain Persons in the Merger--Viacom" provided that the aggregate cost of such CBS arrangements does not materially exceed the aggregate cost of Viacom's similar arrangements. At present, CBS has not made any final determination as to the types of arrangements which it may establish or the officers or other employees who will be eligible to participate in such arrangements.

                                  THE COMPANIES

Viacom's Business

         Viacom is a diversified entertainment company with operations in six segments: (i) Networks, (ii) Entertainment, (iii) Video, (iv) Parks, (v) Publishing and (vi) Online. Approximately 18% of Blockbuster's common stock was recently sold to the public.

         Networks

         Viacom owns and operates advertiser-supported basic cable television program services and premium subscription television program services in the United States and internationally. Viacom's MTV Networks division includes such owned and operated program services as:

         .        MTV:  MUSIC TELEVISION in the United States, Europe and
                  Latin America;

         . NICKELODEON in the United States, Latin America, Scandinavia, Japan and the Commonwealth of Independent States;

         .        NICK AT NITE in the United States;

         .        VH1 Music First in the United States, United Kingdom and
                  Germany;

         .        MTV's spin-off, MTV2 in the United States and Europe; and

         .        TV LAND in the United States.

         Viacom's MTV Networks division also participates in program services as a joint venturer, including MTV in Asia and Brazil and NICKELODEON in the United Kingdom and Australia.

         Viacom's Showtime Networks Inc. subsidiary owns and operates SHOWTIME, THE MOVIE CHANNEL/TM/, and FLIX/(R)/, and is a joint venture partner in and manager of the SUNDANCE CHANNEL/(R)/. Also, Viacom is a joint venture partner in
(a) COMEDY CENTRAL/(R)/, an advertiser-supported basic cable program service in the United States, (b) GULF DTH LDC, a satellite direct-to-home platform offering programming in the Middle East and (c) NOGGIN/TM/, a subscription-supported, non-commercial children's educational program service, which is distributed by cable and satellite and includes a related online service.

         Entertainment

         The principal businesses of Viacom's Entertainment segment are:

         . PARAMOUNT PICTURES, which produces, acquires and distributes feature-length motion pictures;

         . PARAMOUNT HOME VIDEO, which distributes motion pictures and television product produced by Paramount and third parties on videocassette and disc in the U.S. and Canada;

         . PARAMOUNT TELEVISION, VIACOM PRODUCTIONS, SPELLING TELEVISION and BIG TICKET TELEVISION, which produce, acquire and distribute series, miniseries, specials and made-for-television movies primarily for network television, first-run syndication, pay television and basic cable television;

         . THE PARAMOUNT STATIONS GROUP, which owns and operates 17 television stations and programs two additional stations pursuant to local marketing agreements;

         . FAMOUS PLAYERS, which owns and operates movie theatres in Canada; and

         .        FAMOUS MUSIC, a music publisher.

         Additionally, the Company has joint venture interests in television broadcasting, international motion picture and video distribution and television programming services, including:

         . UNITED PARAMOUNT NETWORK, in which the Company is a 50% joint venture partner. Pursuant to current FCC regulations, Viacom may not be permitted to maintain its 50% ownership interest together with ownership of the CBS network;

         . UNITED INTERNATIONAL PICTURES (UIP); the Company owns a one-third interest in this venture which distributes Paramount's, Universal's and MGM's motion pictures outside the U.S. and Canada. MGM announced this year that it intends to withdraw from UIP effective October 31, 2000;

         . UNITED CINEMAS INTERNATIONAL (UCI); the Company owns a 50% interest in this venture which owns and operates movie theatres in Europe, Latin America and Asia; and

         . CINEMA INTERNATIONAL B.V. (CIBV), in which the Company currently is a 50% joint venture partner but has agreed to become the sole owner, which distributes Paramount's motion pictures on videocassette and disc outside the U.S. and Canada and acquires and distributes motion pictures and television product produced by third parties.

         . Various international television programming services, including the Movie Channel Middle East and the Paramount Comedy Channel in the UK.

         Video

         The Company operates the home video and video game rental and retailing business through BLOCKBUSTER INC. As of December 31, 1998, the Company operated or franchised approximately 6,380 stores in the U.S., its territories and 25 other countries. BLOCKBUSTER offers titles primarily for rental and also offers titles for purchase on a "sell-through" and previously viewed basis. During 1998, BLOCKBUSTER implemented revenue-sharing arrangements directly with major motion picture studios, including PARAMOUNT PICTURES, thereby increasing the availability of newly released videos in its domestic stores. In all of its domestic stores and many of its stores outside of the U.S., BLOCKBUSTER rents video games and sells previously played video games. In addition, in several hundred domestic stores and certain international markets, BLOCKBUSTER rents and sells digital versatile discs and rents DVD players.

         Parks

         Through PARAMOUNT PARKS, Viacom owns and operates five regional theme parks and a themed attraction in the United States and Canada. Each of the theme parks features attractions based on Viacom's intellectual properties.

         Publishing

         Through SIMON & SCHUSTER, Viacom publishes and distributes consumer hardcover books, trade paperbacks, mass-market paperbacks, children's books, audiobooks, electronic books and CD-ROM products in the United States and internationally. SIMON & SCHUSTER's flagship imprints include SIMON & SCHUSTER, POCKET BOOKS, SCRIBNER, and THE FREE PRESS. SIMON & SCHUSTER also develops special imprints and publishes titles based on MTV, NICKELODEON and PARAMOUNT PICTURES products. SIMON & SCHUSTER distributes its products directly and through third parties. SIMON & SCHUSTER also delivers content and sells products on Internet Web sites operated by various imprints or linked to individual titles.

         Online

         Viacom operates Internet sites which are targeted to the current audiences of its various MTV, VH1 and NICKELODEON program services, including NOGGIN, as well as to new audiences such as those who do not receive cable or direct-to-home satellite services. In addition to providing entertainment and information on such Internet sites, Viacom also sells its own licensed and third party merchandise.

CBS' Business

         CBS is one of the largest radio and television broadcasters in the United States. CBS operates its businesses through its Television, Cable and Infinity segments. The Television segment consists of CBS' 15 owned and operated television stations, which are located in seven of the nation's ten largest markets, and the CBS television network. The CBS television network operations are subdivided into five areas: entertainment; news; sports; enterprises, which produces, distributes and markets first-run and off-network programming; and new media consisting of CBS' Internet businesses. CBS' Cable segment consists of CBS' cable networks, including The Nashville Network, Country Music Television and two regional sports networks and a global provider of satellite services to broadcast, cable and corporate networks. The Infinity segment corresponds to CBS' majority owned subsidiary, Infinity Broadcasting Corporation, which conducts CBS' radio and outdoor advertising businesses.

         Infinity Broadcasting Corporation owns and operates approximately 160 AM and FM radio stations located in 35 markets. TDI Worldwide, Inc., a wholly owned subsidiary of Infinity, is one of the largest outdoor advertising companies in the United States and sells space on various media, including buses, trains, train platforms and terminals throughout commuter rail systems and on painted billboards and phone kiosks.

         CBS' Internet businesses, which consist primarily of its operation of the Internet sites CBS.com and Country.com, also include CBS' minority investments in three public companies, SportsLine USA, Inc. (NASDAQ: SPLN), which publishes several sports Internet sites, including CBS.SportsLine.com, MarketWatch.com, Inc. (NASDAQ: MKTW), which publishes the Internet site CBS.MarketWatch.com. and Medscape Inc. (NASDAQ: MSCP), which publishes a consumer health Internet site. CBS' other Internet investments include Storerunner, Inc., Office.com, Inc., Switchboard, Inc., ThirdAge Media, Inc., Intelligent Systems for Retail, Inc., which operates Webvan.com, Jobs.com, Inc., Medscape Inc., Women's Consumer Network LLC. and Wrenchead.com, Inc., as well as its majority interest in the Internet portal operated by iWon, Inc. CBS has also entered into definitive agreements to acquire equity interests in Big E Entertainment (NASDAQ: BIGE), which operates Hollywood.com, and Rx.com, Inc., a leading Internet retail pharmacy.

         In addition to the acquisitions listed above, on March 31, 1999, CBS entered into a definitive merger agreement with King World Productions, Inc. King World is the distributor of a number of shows, including "The Oprah Winfrey Show," "Wheel of Fortune," "Jeopardy!" and "Hollywood Squares." The consummation of the merger with King World is subject to certain conditions, including approval by King World stockholders. On April 12, 1999, CBS announced its agreement with Gaylord Entertainment Company pursuant to which CBS will acquire television broadcast station KTVT-TV Dallas-Fort Worth, Texas. On May 27, 1999, Infinity entered into a definitive agreement to acquire Outdoor Systems, Inc. Outdoor Systems is the largest outdoor advertising company in North America, operating bulletin, poster, mall and transit advertising display faces in the United States, Canada and Mexico. The consummation of the merger with Outdoor Systems is subject to certain conditions including approval by Outdoor Systems and Infinity shareholders and review by certain regulatory bodies. CBS believes that the completion of King World, Outdoor Systems and KTVT-TV transactions will occur by the end of 1999.

                  REGULATORY MATTERS AND THIRD-PARTY APPROVALS

Antitrust

         Viacom and CBS each have filed a Premerger Notification and Report Form for review under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. The HSR Act provides for an initial 30 calendar day waiting period following the filing by the parties of the Premerger Notification and Report Forms before the merger may be consummated. Viacom made its filing on September 20, 1999 and CBS made its filing on September 23, 1999. However, the Antitrust Division of the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before and after the merger is completed. The HSR Act further provides that if, within the initial 30 calendar day waiting period, the Federal Trade Commission or the Department of Justice issues a request for additional information or documents, the waiting period will be extended until 11:59 p.m. on the twentieth day after the date of substantial compliance by both filing parties with the request.

         Viacom and CBS conduct operations in a number of foreign countries where regulatory filings or approvals with applicable authorities will be required in connection with the consummation of the merger.

         At a minimum, premerger notification filings with national antitrust authorities will be required in the following foreign jurisdictions: Brazil, Canada, Germany, Ireland, Japan, The Netherlands and South Africa. A post-closing submission will be required with the antitrust authorities in Austria. The Brazilian antitrust filing was made on September 28, 1999. The Irish antitrust filing was made on October 6, 1999. The required premerger filings with the antitrust authorities in the remaining jurisdictions are expected to be made promptly.

         Consummation of the merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction which prohibits or restricts the consummation of the merger. Viacom and CBS believe that all material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

Federal Regulation of Television and Radio Broadcasting

         General. Television and radio broadcasting are subject to the jurisdiction of the Federal Communications Commission under the Communications Act of 1934, as amended, most recently amended further by the Telecommunications Act of 1996. The Communications Act prohibits the operation of broadcasting stations except under a license issued by the FCC and empowers the FCC, among other actions, to issue, renew, revoke and modify broadcasting licenses; assign frequency bands; determine stations' frequencies, locations and operating power; regulate some of the equipment used by stations; adopt other regulations to carry out the provisions of the Communications Act; impose penalties for violation of such regulations; and impose annual fees as well as fees for processing applications and other administrative functions. Under the Communications Act, the FCC also regulates certain aspects of the operation of cable television systems and other electronic media that compete with broadcast stations.

         The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without prior approval of the FCC. The merger is subject to such FCC approval of the transfer of control of CBS and its various licensee subsidiaries to Viacom. Because the application for transfer of control of CBS will involve a substantial change in ownership or control, the application must be placed on public notice for a period of no less than 30 days during which time petitions to deny the application may be filed by the public. If the FCC grants the application, interested parties would have 30 days from the date of public notice of the grant to seek reconsideration or review of that grant by the full commission, or as the case may be, a court of competent jurisdiction. The full commission has an additional 10 days to set aside on its own motion any action taken by the FCC's staff, if action on the application were made in the first instance by the staff of the FCC; if action is made in the first instance by the full commission, the full commission may set aside its own action within 30 days of public notice of such action. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

         License Renewals. Under the Telecommunications Act, the FCC is authorized to renew broadcast licenses for terms of up to eight years. The Telecommunications Act requires renewal of a broadcast license if the FCC finds that (i) the station has served the public interest, convenience and necessity;
(ii) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and (iii) there have been no other serious violations that taken together constitute a pattern of abuse. In making its determination, the FCC may consider petitions to deny but cannot consider whether the public interest would be better served by a person other than the renewal applicant. Under the Telecommunications Act, competing applications for the same frequency may be accepted only after the FCC has denied an incumbent's application for renewal of license. Applications for renewal of licenses for one television station owned by CBS and 10 radio stations owned by Infinity are currently pending before the FCC. Petitions to deny were filed against the renewal applications of seven of the radio stations; however, CBS continues to believe that it will receive renewal of these licenses.

         Ownership Regulation. The Communications Act, FCC rules and regulations and the Telecommunications Act also regulate broadcast ownership. The FCC has promulgated rules that, among other matters, limit the ability of individuals and entities to own or have an official position or ownership interest (an "attributable" interest) above a certain level in broadcast stations as well as other specified mass media entities. As detailed below, in August 1999, the FCC substantially revised a number of its multiple ownership and attribution rules. However, these rules will not become effective until November 16, 1999 and may still be modified or reconsidered in subsequent proceedings. In three separate orders, the FCC revised its rules regarding restrictions on television ownership, radio-television cross-ownership, and attribution of broadcast ownership interests. The three orders, which resolve a number of rulemaking proceedings launched at the beginning of the decade, take into consideration mandates included in the Telecommunications Act, which liberalized the radio ownership rules and directed the FCC to consider similar deregulation for television. The FCC's various broadcast ownership rules, inclusive of the recent revisions, are summarized below:

         Local Radio Ownership. With respect to radio licenses, the maximum allowable number of stations that can be commonly owned in a market varies depending on the number of radio stations within that market, as determined using a method prescribed by the FCC. In large markets, i.e., markets with more than 45 stations, one company may own, operate or control up to eight radio stations, with no more than five in any one service (AM or FM).

         Local Television Ownership. The so-called "TV duopoly" rule has until recently prohibited common ownership or control of two television stations with overlapping Grade B signal contours, irrespective of the stations' markets. The FCC's new TV duopoly rule embodies a market-based test which permits parties to own two TV stations without regard to contour overlap provided they are located in separate markets (also referred to as "Designated Market Areas," or "DMAs"). In addition, the new rules permit parties in larger DMAs to own up to two television stations in the same DMA so long as at least eight independently owned and operating full-power television stations remain in the market and at least one of the two stations is not among the top four-ranked stations in the market based on audience share. In addition, without regard to numbers of remaining or independently owned TV stations, the FCC will permit television duopolies within the same DMA so long as the predicted Grade B signal contours of the stations involved do not overlap. Satellite stations (i.e., stations which simply rebroadcast the programming of a "parent" station) will continue to be exempt from the duopoly rule if located in the same DMA as the "parent" station. The duopoly rule also applies to same-market local marketing agreements, a form of time brokerage also known as LMAs, involving more than 15% of the brokered station's program time, although current LMAs will be exempt from the TV duopoly rule for a limited period of time (either two or five years, depending on the date of the adoption of the LMA). Further, the FCC may grant a waiver of the TV duopoly rule if one of the two television stations is a "failed" or "failing" station, or the proposed transaction would result in the construction of a new television station.

         Following consummation of the merger, and exclusive of other acquisitions, the combined company could potentially have duopolies in the following six television markets: Philadelphia, Boston, Dallas, Miami, Detroit, and Pittsburgh. While the combined company will seek to maintain ownership of the television stations in these markets under the new television duopoly rules, there can be no assurance that the combined company will be able to retain two television stations in each of the duopoly markets. On November 16, 1999, the first date applications can be filed proposing duopolies under the revised TV duopoly rule, more than one application might be filed relating to stations in these markets, all of which may not be able to be granted because of the requirement that eight independent voices must remain in the market. The FCC has proposed that in such situations, random selection be employed to determine the order in which the simultaneously filed applications will be processed.

         National Television Ownership Cap. On the national level, the FCC imposes a 35 percent national audience reach cap for television ownership, under which one party may not have an attributable interest in television stations which reach more than 35 percent of all U.S. television households. The Commission discounts the audience reach of a UHF station for this purpose by 50 percent. The FCC will consider whether to change the national ownership cap and the "UHF discount" as part of the biennial review of its broadcast ownership rules initiated in 1998. Additionally, under the new FCC rules, for entities that have attributable interests in two stations in the same market, the FCC counts the audience reach of that market only once for national cap purposes.

         The television stations currently held by Viacom and CBS would have an aggregate national audience reach for purposes of the national ownership cap of approximately 41%. As these stations would exceed the FCC's 35% national ownership cap under the merger, it will be necessary, absent legislative or regulatory relief, to divest certain television stations in order to comply with the national ownership cap.

         Dual Network Rule. In the Telecommunications Act, Congress directed the FCC to liberalize its rule, which then generally prohibited television stations from affiliating with an entity that maintained more than one national network. The FCC's implementing regulation states that a television broadcast station may not affiliate with an entity that maintains one of the existing four major networks (ABC, CBS, NBC, and Fox) and one of certain other qualifying networks in existence as of February 8, 1996. The legislative history of the dual network rule suggests that the rule was intended to prohibit one of the four major networks from acquiring either of The WB or United Paramount Network. The FCC is reviewing this rule as part of the biennial review.

         Although the acquisition of an ownership interest in CBS will be reviewed by the FCC under the dual network rule, the FCC regulations do not identify the amount and nature of the ownership interest required to trigger the dual network prohibition. Accordingly, it is possible that, absent either legislative or regulatory relief, the combined company might be required to divest some or all of Viacom's 50% interest in United Paramount Network.

         Radio-Television Cross Ownership. The so-called "one-to-a-market" rule has until recently prohibited common ownership or control of a radio station (either AM, FM or both) and a television station in the same market, subject to waivers in some circumstances. The FCC's new radio-television cross-ownership rule embodies a graduated test based on the number of independently owned media voices in the local market. In large markets, i.e., markets with at least 20 independently owned media voices, a single entity can own up to one television station and seven radio stations or, if permissible under the new TV duopoly rule, two television stations and six radio stations.

         Under the FCC's new rules, waivers of the one-to-a-market rule will be granted only under the failed station test. Unlike under the TV duopoly rule, the FCC will not waive the radio-television cross-ownership rules in situations of failing or unbuilt stations.

         In accordance with the schedule imposed by the FCC for comments under the proposed FCC rules, by November 16, 1999, licensees with existing conditional waivers of the one-to-a-market rule must demonstrate to the FCC their compliance or non-compliance with the new rule. The FCC's Mass Media Bureau will replace these waivers with permanent approvals as appropriate. Existing conditional waivers which do not comply with the new rule will be extended until the conclusion of the FCC's biennial review in 2004; the same grandfathering relief will be afforded to pending applications for conditional waivers filed on or before July 29, 1999, which are ultimately granted by the Commission. Any application proposing a radio/television combination filed after that date must comply with the new rules. Also, the grandfathered status of radio/TV combinations will terminate upon an assignment or transfer of control.

         While CBS currently holds conditional temporary waivers granted under the prior FCC one-to-a-market rule allowing CBS to operate station combinations of one TV station and up to eight radio stations in numerous markets, the "grandfathered" status of the combinations will end as a result of the merger. Under the new FCC one-to-a-market rule, the combined company exceeds radio-television cross-ownership caps and may need to divest up to an aggregate of 12 radio stations in Los Angeles, Chicago, Dallas, Washington/Baltimore and Sacramento.

         Attribution of Ownership. Under the FCC's recently revised attribution rules, a direct or indirect purchaser of certain types of securities of the combined company could violate FCC regulations or policies if that purchaser owned or acquired an "attributable" interest in other media properties in the same area as stations owned by the combined company in a manner prohibited by the FCC. Under the FCC's revised rules, an "attributable" interest for purposes of the Commission's broadcast ownership rules generally includes (1) equity (voting and non-voting) and debt interests ("equity/debt plus"), which combined exceed 33% of a licensee's total assets, if the interest holder is a "major program supplier" to a licensee (supplying more than 15% of total weekly programming), or a same-market media entity (TV, radio, cable or newspaper); (2) 5% or greater voting stock interest (however, equity interests up to 49% are nonattributable if the licensee is controlled by a single majority shareholder and the interest holder is not otherwise attributable under the "equity/debt plus" standard); (3) 20% or greater voting stock interest, if the holder is a qualified passive investor (bank trust department, mutual fund or insurance company); (4) any equity interest in a limited liability company or limited partnership (unless properly "insulated" from management activities); and (5) all officers and directors of a licensee and its direct or indirect parent.

         Under the new rules, all non-conforming interests acquired before November 7, 1996 are permanently grandfathered and thus do not constitute attributable ownership interests. Any nonconforming interests acquired after that date need to be brought into compliance by August 5, 2000.

         Alien Ownership. The Communications Act restricts the ability of foreign entities or individuals to own or hold certain interests in broadcast licenses. As applicable to the combined company, non-U.S. citizens, collectively, may directly or indirectly own or vote up to twenty percent of the capital stock of a corporate licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-U.S. citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The FCC has interpreted this provision of the Communications Act to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation, and the FCC has made such affirmative findings only in limited circumstances.

Other Regulations, Legislation and Recent Developments Affecting Broadcast Stations

         Digital Television Service. The FCC has taken a number of steps to implement digital television broadcasting service in the United States. The FCC has adopted a digital television table of allotments that provides all authorized television stations with a second channel on which to broadcast a digital television signal. The FCC has attempted to provide digital television coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple channels of standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

         Digital television channels will generally be located in the range of channels from channel 2 through channel 51. The FCC has required affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999. Many stations, including several of the combined company's stations, have already begun digital broadcasting. Affiliates of the four major networks in the top 30 markets must begin digital broadcasting by November 1, 1999, and all other commercial broadcasters must do so by May 1, 2002.

         The FCC's plan calls for the digital television transition period to end in the year 2006, at which time the FCC expects that television broadcasters will cease non-digital broadcasting and return one of their two channels to the government, allowing that spectrum to be recovered for other uses. Under the Balanced Budget Act, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given market one or more television stations affiliated with ABC, CBS, NBC or Fox is not broadcasting digitally, and the FCC determines that such stations have "exercised due diligence" in attempting to convert to digital broadcasting; or less than 85% of the television households in the station's market subscribe to a multichannel video service that carries at least one digital channel from each of the local stations in that market, and less than 85% of the television households in the market can receive digital signals off the air using either a set-top converter box for an analog television set or a new digital television set.

         The FCC is currently considering whether cable television system operators should be required to carry stations' digital television signals in addition to the currently required carriage of stations' analog signals. In July 1998, the FCC issued a Notice of Proposed Rulemaking posing several different options for the carriage of digital signals and solicited comments from all interested parties. The FCC has yet to issue a decision on this matter.

         The implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs and there can be no assurance that our television stations will be able to increase revenue to offset such costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of digital television channels. In addition, the Telecommunications Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC has adopted rules that require broadcasters to pay a fee of 5% of gross revenues received from ancillary or supplementary uses of the digital spectrum for which they charge subscription fees, excluding revenues from the sale of commercial time. Neither Viacom nor CBS can predict what future actions the FCC might take with respect to digital television, nor can either company predict the effect of the FCC's present digital television implementation plan or such future actions on the combined company's business. The combined company will incur considerable expense in the conversion to digital television and is unable to predict the extent or timing of consumer demand for any such digital television services.

         Digital Audio Radio Service and Low-Power FM. The Commission has authorized or is considering various digital audio radio services ("DARS"). In January 1995, the Commission adopted rules to allocate spectrum for satellite DARS. The Commission has issued two authorizations to launch and operate satellite DARS. The FCC also has undertaken an inquiry into the terrestrial broadcast of DARS signals, including a conversion to in-band on-channel transmissions by existing radio broadcasters. Neither Viacom nor CBS can predict the impact of either satellite or terrestrial DARS on its business. CBS has a significant ownership interest in USA Digital Radio, Inc., which is developing an in-band on-channel terrestrial DARS technology.

         In addition, the FCC recently proposed the creation of a new low-power FM ("LPFM") radio service that would operate in the existing FM band. The Commission is in the process of collecting comments on this proposal and at this time neither Viacom nor CBS can predict either the outcome of this proceeding or the impact, if any, that LPFM might have on the combined company's broadcast operations.

Internet

         Federal, state and international laws and regulations either in effect or under consideration that govern interactive or online communications prohibit the transmission of obscene, indecent, or otherwise unlawful communications and impose restrictions on the collection, use, and disclosure of personally identifiable information about both children and adults. Such prohibitions and restrictions could affect the business and operations of the combined company. In addition, certain of the businesses operated by CBS and Viacom permit online users to post and access content and to communicate through a web site or comparable vehicle. In some instances, the material posted or communicated by third parties may infringe the copyrights or trademarks of others, be subject to libel, fraud, or other claims, or otherwise be actionable. Although Federal legislation limits the liability of web site operators for copyright infringement and certain other civil claims by users of their systems, the precise contours of these limitations are not yet clear. Similarly, the combined company may face claims of liability by third parties who believe users of the combined company's web sites infringe their interests and there can be no assurance any such liabilities will not have an adverse effect on the combined company's businesses or operations.

         Certain businesses operated by both CBS and Viacom permit users to perform musical works and sound recordings over the Internet. The owners of the copyrights in the performed musical works and the sound recordings may be entitled to receive license fees for some or all of these performances. Further, license fees may need to be paid for the copies of the works that are stored on the combined company's servers to facilitate such performances. Certain of these fees have not yet been set, and there can be no assurance that such fees will not have an adverse effect on the combined company's businesses or operations.

         Proposals for additional or revised statutory or regulatory requirements are considered by Congress, the FTC, the FCC, other Federal agencies, and state and local governments from time to time, and a number of such proposals are under consideration at this time. Moreover, both the FTC and state attorneys general are actively monitoring online offerings in connection with consumer protection concerns. It is possible that certain of the provisions and requirements described herein are now, and in the future may be, the subject of Federal or state legislation, agency proceedings or court litigation. It is not possible to predict what legal, legislative, regulatory or judicial changes, if any, may occur or their impact on the combined company's businesses or operations.

            DESCRIPTION OF VIACOM CAPITAL STOCK FOLLOWING THE MERGER

         The following summary of the terms of the capital stock of Viacom following the merger does not purport to be complete and is qualified in its entirety by reference to Viacom's proposed new Restated Certificate of Incorporation, attached to this joint proxy statement/prospectus as Annex B, Viacom's amended By-laws, attached to this joint proxy statement/prospectus as Annex C, the DGCL and the merger agreement.

         The authorized capital stock of Viacom consists of 500 million shares of Viacom Class A common stock, three billion shares of Viacom Class B common stock and 200 million shares of preferred stock, par value $0.01 per share, issuable in series.

Viacom Class A Common Stock

         As of September ., 1999, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, there were 139,923,921 shares of Viacom Class A common stock issued and outstanding. All outstanding shares of Viacom Class A common stock are fully paid and non-assessable. Shares of Viacom Class A common stock are not redeemable. Holders of shares of Viacom Class A common stock are entitled to one vote per share.

         So long as there are 10,000 shares of Viacom Class A common stock outstanding, each record holder of shares of Viacom Class A common stock may convert any or all of its shares into an equal number of shares of Viacom Class B common stock.

Viacom Class B Common Stock

         Viacom Class B common stock has rights, privileges, limitations, restrictions and qualifications identical to Viacom Class A common stock except that shares of Viacom Class B common stock have no voting rights other than those required by the DGCL. As of October ., 1999, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, there were 605,085,135 shares of Viacom Class B common stock issued and outstanding. All outstanding shares of Viacom Class B common stock are fully paid and non-assessable. Shares of Viacom Class B common stock are not redeemable.

Voting and Other Rights of Viacom Common Stock

         Voting Rights. Under Viacom's proposed new Restated Certificate of Incorporation, except as noted below or otherwise required by the DGCL, holders of the outstanding shares of Viacom Class A common stock vote together with the holders of the outstanding shares of all other classes of capital stock of Viacom entitled to vote, without regard to class. At the present time, however, there are no outstanding shares of any other class of capital stock of Viacom entitled to vote. Under Viacom's proposed new Restated Certificate of Incorporation (1) each holder of an outstanding share of Viacom Class A common stock is entitled to cast one vote for each share registered in the name of the holder and (2) the affirmative vote of the holders of a majority of the outstanding shares of Viacom Class A common stock is necessary to approve any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class A common stock would be converted into or exchanged for any securities or other consideration.

         A holder of an outstanding share of Viacom Class B common stock is not entitled, except as may be required by the DGCL, to vote on any question presented to the shareholders of Viacom, including but not limited to whether to increase or decrease, but not below the number of shares then outstanding, the number of authorized shares of Viacom Class B common stock. Subject to the preceding sentence, any future change in the number of authorized shares of Viacom Class B common stock or any consolidation or merger of Viacom with or into another corporation pursuant to which shares of Viacom Class B common stock would be converted into or exchanged for any securities or other consideration could be consummated with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

         Dividends. Subject to the rights and preferences of any outstanding preferred stock, dividends on Viacom Class A common stock and Viacom Class B common stock are payable out of the funds of Viacom legally available therefor when, as and if declared by the Viacom Board.

         Rights in Liquidation. In the event Viacom is liquidated, dissolved or wound up, whether voluntarily or involuntarily, the net assets of Viacom would be divided ratably among the holders of the then outstanding shares of Viacom Class A common stock and Viacom Class B common stock after payment or provision for payment of the full preferential amounts to which the holders of any series of preferred stock of Viacom then issued and outstanding would be entitled.

         Split, Subdivision or Combination. If Viacom splits, subdivides or combines the outstanding shares of Viacom Class A common stock or Viacom Class B common stock, the outstanding shares of the other class of Viacom common stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Viacom common stock have been split, subdivided or combined.

         Preemptive Rights. Shares of Viacom Class A common stock and Viacom Class B common stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Viacom. The Viacom Board possesses the power to issue shares of authorized but unissued Viacom Class A common stock and Viacom Class B common stock without further shareholder action, subject to the requirements of applicable law and stock exchanges, unless National Amusements would no longer hold a majority of the outstanding shares of voting stock of Viacom as a result of the issuance. The number of authorized shares of Viacom Class A common stock and Viacom Class B common stock could be increased with the approval of the holders of a majority of the outstanding shares of Viacom Class A common stock and without any action by the holders of shares of Viacom Class B common stock.

         Trading Market. The outstanding shares of Viacom Class A common stock and Viacom Class B common stock are listed for trading on the NYSE. The Registrar and Transfer Agent for Viacom common stock is The Bank of New York.

         Alien Ownership. Viacom's proposed new Restated Certificate of Incorporation provides that Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act.

Viacom Preferred Stock

         Unless National Amusements would no longer hold a majority of the outstanding shares of voting stock of Viacom as a result of the issuance, the Viacom Board, without further action by the shareholders, is authorized to issue preferred stock from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in the resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: (1) the right to vote, if any; (2) the consideration for which the shares of the series are to be issued; (3) the number of shares constituting the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors; (4) the rate of dividends and the times at which dividends will be payable on the series and the preference, if any, which the dividends will have relative to dividends payable on shares of any other preferred stock of Viacom;
(5) whether dividends will be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends will be cumulative; (6) the rights, if any, of holders in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of Viacom; the rights, if any, of holders to convert the shares into or exchange the shares for shares of any other preferred stock of Viacom or for any debt securities of Viacom, and the terms and conditions, including price and rate of exchange, of the conversion or exchange; (7) whether shares of the series will be subject to redemption, and the redemption price or prices and other terms or redemption, if any, including redemption prices payable in shares of Viacom Class A common stock or Viacom Class B common stock; (8) the terms and amounts of any sinking fund for the purchase or redemption of shares of the series; and (9) any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions pertaining to shares of the series permitted by law.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                    VIACOM COMMON STOCK AND CBS COMMON STOCK

         The rights of Viacom shareholders are governed by Delaware law, including the DGCL, and Viacom's current Restated Certificate of Incorporation and By-laws. The rights of CBS shareholders are governed by Pennsylvania law, including the Pennsylvania Business Corporation Law, and CBS' Restated Articles of Incorporation and By-laws. Upon consummation of the merger, holders of shares of CBS common stock will become holders of shares of Viacom non-voting Class B common stock. Consequently, following the merger, Delaware law and Viacom's proposed new Restated Certificate of Incorporation and its By-laws, both as amended as a result of the merger, will govern the rights of former CBS shareholders. Copies of Viacom's current Restated Certificate of Incorporation and By-laws and CBS' Restated Articles of Incorporation and By-laws have been filed with the SEC and will be sent to any shareholder of Viacom or CBS upon request. Copies of Viacom's proposed new Restated Certificate of Incorporation and By-laws, as they will be amended as a result of the merger, are attached as Annexes B and C to this joint proxy statement/prospectus.

         A tabular comparison of shareholder rights of Viacom and CBS shareholders both before and after the effective time of the merger is attached to this joint proxy statement/prospectus as Annex J. Annex J is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist. Other than voting rights, there is no difference between the rights of holders of Viacom Class A common stock and Viacom Class B common stock.

                              SHAREHOLDER PROPOSALS

         The Viacom board will consider proposals of shareholders intended to be presented for action at Viacom's next (or, if the merger is completed, the combined company's) annual meeting of shareholders. A shareholder proposal must be submitted in writing and be received at Viacom's principal executive offices, 1515 Broadway, New York, NY 10036, Attn: Corporate Secretary. The deadline for shareholders to submit proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for inclusion in Viacom's proxy statement and form of proxy for the annual meeting is . . If a shareholder wishes to submit notice of a proposal outside of the processes of Rule 14a-8 of the Securities Exchange Act, the proposal must be submitted in writing and be received by Viacom no later than . . If notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 of the Exchange Act is received by Viacom after . , then Viacom's proxy for the annual meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the annual meeting.

         If the merger is not completed, CBS will hold a 2000 annual meeting of shareholders. If such meeting is held, shareholders' proposals must be in writing, addressed to the CBS Secretary, and received at the principal executive offices of CBS on or before November 26, 1999, to be considered for inclusion in the proxy materials relating to that meeting. Shareholder nominees or proposals outside of the processes of Rule 14a-8 of the Exchange Act must be sent to the CBS Secretary at the principal executive offices of CBS for receipt between January 5, 2000 and February 4, 2000 and must include the information required by CBS' By-laws. In the event the combination is completed, there will not be an annual meeting of CBS in 2000.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the securities offered hereby and the merger will be passed upon for Viacom by Michael D. Fricklas, Esq., Senior Vice President, General Counsel and Secretary of Viacom.

                                     EXPERTS

         The consolidated financial statements of Viacom incorporated into this document by reference to Viacom's Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and the related financial statement schedule of CBS, as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, incorporated by reference in this joint proxy statement/prospectus from CBS' Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as stated in their reports, which are incorporated in this document by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of King World incorporated in this joint proxy statement/prospectus by reference from CBS' Current Report on Form 8-K dated on or about October 8, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is incorporated in this document by reference in reliance upon the authority of said firm as experts in giving said report.


                     WHERE YOU CAN FIND MORE INFORMATION AND
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Viacom and CBS are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and each accordingly files reports and other information with the SEC. Reports, proxy statements and other information filed by Viacom or CBS with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of these materials can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy statements and other information regarding registrants that file electronically, such as Viacom and CBS. The address of the SEC's Internet site is http://www.sec.gov.

         Viacom has filed a registration statement on Form S-4 under the Securities Act of 1933, of which this joint proxy statement/prospectus forms a part, relating to the Viacom Class B common stock to be issued in connection with the merger. This joint proxy statement/prospectus does not contain all the information set forth in the registration statement, certain portions of which are omitted in accordance with the rules and regulations of the SEC. For further information pertaining to Viacom, CBS and the Viacom Class B common stock, reference is made to the registration statement and its exhibits. Statements contained in this joint proxy statement/prospectus or in any document incorporated in this joint proxy statement/prospectus by reference as to the contents of any contract or other document referred to within this document or other documents that are incorporated by reference are not necessarily complete and, in each instance, reference is made to the copy of the applicable contract or other document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement contained in this joint proxy statement/prospectus is qualified in its entirety by reference to the underlying documents.

         Viacom Class A and Class B common stock are listed on the NYSE and were previously listed on the American Stock Exchange. Reports, proxy statements and other information concerning Viacom can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006. CBS common stock is listed on the NYSE, the Chicago Stock Exchange, the Boston Stock Exchange, the Philadelphia Stock Exchange and the Pacific Stock Exchange. Reports, proxy statements and other information concerning CBS can also be inspected at the offices of the NYSE.

         This joint proxy statement/prospectus incorporates documents by reference that are not included as part of this document. Viacom and CBS undertake to provide, without charge, to each person, including any beneficial owner of Viacom Class A common stock, Viacom Class B common stock and CBS Common Stock, to whom a copy of this joint proxy statement/prospectus has been delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated into this document by reference, other than exhibits to those documents unless the exhibits are specifically incorporated into this document by reference. Requests for these documents should be directed, in the case of documents relating to Viacom or any of its subsidiaries, to Viacom Inc., 1515 Broadway, 53/rd/ Floor, New York, New York 10036, Attention: Investor Relations, phone number: (212) 258-6700, and, in the case of documents relating to CBS or any of its subsidiaries, to CBS Corporation, 51 W. 52/nd/ Street, New York, New York 10019, . phone number:
(212) 975-4321. In order to ensure timely delivery of requested documents, requests should be made by November . , 1999.

         The following documents, which have been filed with the SEC by Viacom (File No. 1-9553) and CBS (File No. 1-977), are incorporated into this document by reference:

Viacom

                  (a) the Annual Report on Form 10-K of Viacom for the fiscal year ended December 31, 1998;

                  (b) the Viacom Quarterly reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999; and

                  (c) the Current Reports on Form 8-K of Viacom filed May 18, 1999, June 24, 1999 and September 8, 1999, as amended.

CBS

                  (a) the Annual Report on Form 10-K, as amended by Form 10-K/A, of CBS for the fiscal year ended December 31, 1998;

                  (b) the CBS Quarterly report on Form 10-Q, as amended by Form 10-Q/A, for the period ended March 31, 1999 and the CBS Quarterly report on Form 10-Q for the period ended June 30, 1999;

                  (c) the Current Reports on Form 8-K of CBS filed January 29, 1999, February 5, 1999, April 1, 1999, April 13, 1999, April 30, 1999,
         June 4, 1999, June 28, 1999, July 30, 1999, August 4, 1999, September
         8, 1999 and September 15, 1999;

                  (d) the Current Report on Form 8-K of CBS filed on or about October 8, 1999 which includes certain historical financial statements of King World;

                  (e) the description of CBS common stock contained in CBS' registration statement on Form 10 dated May 15, 1935; and

                  (f) the definitive Proxy Statement filed on March 25, 1999, in connection with CBS' 1999 Annual Meeting.

         All references within this document to:

                  (a) the Form 10-K of CBS for the fiscal year ended December 31, 1998, refer to that Form 10-K as amended by the Form 10-K/A; and

                  (b) the Form 10-Q for the period ended March 31, 1999, refer to that Form 10-Q as amended by the Form 10-Q/A.

         All documents filed by Viacom and CBS according to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this joint proxy statement/prospectus and prior to the date of the special shareholders' meetings are incorporated by reference into this joint proxy statement/prospectus and are considered a part of this joint proxy statement/prospectus from the date of filing of those documents.

         Any statement contained within this joint proxy statement/prospectus or in any document incorporated by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that the statement contained in this joint proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this joint proxy statement/prospectus modifies or supersedes that statement. Statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

         No person has been authorized to give any information or to make any representation other than as contained in this joint proxy statement/prospectus in connection with the Viacom Class B common stock to be issued in connection with the merger and, if given or made, the information or representation must not be relied upon as having been authorized. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to purchase securities in any jurisdiction in which, or to any person to whom, it would be unlawful to make such an offer or solicitation. Neither the delivery of this joint proxy statement/prospectus nor any distribution of the securities offered hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Viacom or CBS since the date of this joint proxy statement/prospectus or that the information contained in this joint proxy statement/prospectus is correct as of any time subsequent to that date. All information in this joint proxy statement/prospectus regarding Viacom has been provided by Viacom, and all information regarding CBS has been provided by CBS.

                                                                         ANNEX A

================================================================================





                          AGREEMENT AND PLAN OF MERGER


                                     Between


                                   VIACOM INC.

                                       and

                                 CBS CORPORATION



                          Dated as of September 6, 1999




================================================================================

                                TABLE OF CONTENTS


Section                                                                   Page
-------                                                                   ----

                                    ARTICLE I

                                   THE MERGER

1.01.  The Merger............................................................2
1.02.  Effective Time; Closing...............................................2
1.03.  Effect of the Merger..................................................2
1.04.  Certificate of Incorporation and By-Laws..............................2

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.01.  Conversion of Securities..............................................3
2.02.  Exchange of Certificates..............................................4
2.03.  Stock Transfer Books..................................................6
2.04.  Stock Options and Other Stock Plans...................................7

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CBS

3.01.  Organization and Qualification; Subsidiaries..........................8
3.02.  Certificate of Incorporation and By-Laws..............................8
3.03.  Capitalization........................................................9
3.04.  Authority Relative to Agreement.......................................9
3.05.  No Conflict; Required Filings and Consents...........................10
3.06.  Permits and Licenses; Contracts......................................11
3.07.  SEC Filings; Financial Statements....................................12
3.08.  Absence of Certain Changes or Events.................................13
3.09.  Absence of Litigation................................................13
3.10.  Employee Benefit Plans...............................................13
3.11.  Labor Matters........................................................15
3.12.  Environmental Matters................................................15
3.13.  Trademarks, Patents and Copyrights...................................16
3.14.  Taxes................................................................17
3.15.  Tax Matters..........................................................17
3.16.  Year 2000 Compliance.................................................17
3.17.  Opinion of Financial Advisors........................................18
                                       ii
Section                                                                   Page
-------                                                                   ----

3.18.  Vote Required........................................................18
3.19.  Brokers..............................................................18
3.20.  Pennsylvania Law.....................................................18
3.21.  Rights Agreement.....................................................19

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VIACOM

4.01.  Organization and Qualification; Subsidiaries.........................19
4.02.  Certificate of Incorporation and By-Laws.............................20
4.03.  Capitalization.......................................................20
4.04.  Authority Relative to Agreement......................................21
4.05.  No Conflict; Required Filings and Consents...........................21
4.06.  Permits and Licenses; Contracts......................................22
4.07.  SEC Filings; Financial Statements....................................23
4.08.  Absence of Certain Changes or Events.................................24
4.09.  Absence of Litigation................................................24
4.10.  Employee Benefit Plans...............................................24
4.11.  Labor Matters........................................................26
4.12.  Environmental Matters................................................26
4.13.  Trademarks, Patents and Copyrights...................................27
4.14.  Taxes................................................................27
4.15.  Tax Matters..........................................................28
4.16.  Year 2000 Compliance.................................................28
4.17.  Opinion of Financial Advisors........................................28
4.18.  Vote Required........................................................29
4.19.  Section 203 of Delaware Law..........................................29
4.20.  Brokers..............................................................29

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

5.01.  Conduct of Business by CBS Pending the Merger........................29
5.02.  Conduct of Business by Viacom Pending the Merger.....................32
5.03.  Other Actions........................................................35
                                       iii
Section                                                                   Page
-------                                                                   ----

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

6.01.  Registration Statement; Joint Proxy Statement........................35
6.02.  Stockholders' Meetings...............................................38
6.03.  Appropriate Action; Consents; Filings................................38
6.04.  Access to Information; Confidentiality...............................39
6.05.  No Solicitation of Competing Transactions............................40
6.06.  Directors' and Officers' Indemnification and Insurance...............41
6.07.  Notification of Certain Matters......................................42
6.08.  Tax Treatment........................................................42
6.09.  Stock Exchange Listing...............................................42
6.10.  Public Announcements.................................................43
6.11.  Viacom's Directors...................................................43
6.12.  Rights Agreement.....................................................43
6.13.  Assumption of Debt and Leases........................................43
6.14.  Affiliates of CBS....................................................44
6.15.  Prior Service........................................................44
6.16.  Employee Matters.....................................................44

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

7.01.  Conditions to the Obligations of Each Party..........................45
7.02.  Conditions to the Obligations of Viacom..............................46
7.03.  Conditions to the Obligations of CBS.................................46

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

8.01.  Termination..........................................................47
8.02.  Effect of Termination................................................48
8.03.  Amendment............................................................48
8.04.  Waiver...............................................................48
8.05.  Expenses.............................................................49
                                       iv
Section                                                                   Page
-------                                                                   ----

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.01.  Non-Survival of Representations, Warranties and Agreements...........50
9.02.  Notices..............................................................50
9.03.  Interpretation, Certain Definitions..................................51
9.04.  Severability.........................................................53
9.05.  Entire Agreement; Assignment.........................................53
9.06.  Parties in Interest..................................................53
9.07.  Specific Performance.................................................53
9.08.  Governing Law........................................................54
9.09.  Consent to Jurisdiction..............................................54
9.10.  Counterparts.........................................................54
9.11.  WAIVER OF JURY TRIAL.................................................54


EXHIBITS

Exhibit A-1                Restated Certificate of Incorporation
Exhibit A-2                By-laws
Exhibit 6.14.              Form of CBS Affiliate Letter

                             Index of Defined Terms

Defined Term                                             Location of Definition
------------                                             ----------------------

affiliate.......................................................Section 9.03(a)
Agreement.......................................................Recitals
Articles of Merger..............................................Section 1.02
Blockbuster.....................................................Section 4.02
Blockbuster Options.............................................Section 4.03
beneficial owner................................................Section 9.03(b)
Blue Sky Laws...................................................Section 3.05(b)
business day....................................................Section 9.03(c)
CBS.............................................................Recitals
CBS Alternative Transaction Fee.................................Section 8.05(b)
CBS Benefit Plans...............................................Section 3.10(a)
CBS Common Stock................................................Section 2.01(a)
CBS Disclosure Schedule.........................................Article III
CBS FCC Licenses................................................Section 3.06(c)
CBS Financial Advisor...........................................Section 3.17
CBS Indentures..................................................Section 6.13(a)
CBS Licensed Facilities.........................................Section 3.06(c)
CBS Material Adverse Effect.....................................Section 3.01
CBS Options.....................................................Section 2.04(a)
CBS Permits.....................................................Section 3.06(a)
CBS Preferred Stock.............................................Section 3.03
CBS Rights Agreement............................................Section 3.03
CBS SEC Reports.................................................Section 3.07(a)
CBS Stock Option Plans..........................................Section 2.04(a)
CBS Superior Proposal...........................................Section 6.05(c)
CBS Systems.....................................................Section 3.16(b)
CBS Year 2000 Compliant.........................................Section 3.16(b)
CBS Year 2000 Plan..............................................Section 3.16(a)
CERCLA..........................................................Section 3.12(d)
Certificate of Merger...........................................Section 1.02
Certificates....................................................Section 2.02(b)
Closing.........................................................Section 1.02
Closing Date....................................................Section 1.02
Code............................................................Recitals
Communications Act..............................................Section 3.05(b)
Competing Transaction...........................................Section 6.05(b)
Confidentiality Agreement.......................................Section 6.04(c)
Continuing Employees............................................Section 6.15
control.........................................................Section 9.03(d)
controlled by...................................................Section 9.03(d)

Defined Term                                             Location of Definition
------------                                             ----------------------

Delaware Law....................................................Recitals
Effective Time..................................................Section 1.02
Environmental Laws..............................................Section 3.12(d)
Environmental Permits...........................................Section 3.12(d)
ERISA...........................................................Section 3.10(a)
Exchange Act....................................................Section 2.04(c)
Exchange Agent..................................................Section 2.02(a)
Exchange Fund...................................................Section 2.02(a)
Exchange Ratio..................................................Section 2.01(a)
Expenses........................................................Section 8.05(a)
FCC.............................................................Section 3.05(b)
Governmental Authority..........................................Section 9.03(e)
Hazardous Materials.............................................Section 3.12(d)
HSR Act.........................................................Section 3.05(b)
Infinity........................................................Section 3.02
IRS.............................................................Section 3.10(a)
King World......................................................Section 3.03
knowledge.......................................................Section 9.03(f)
Laws............................................................Section 3.05(a)
Merger..........................................................Recitals
NYSE............................................................Section 3.03
Order...........................................................Section 6.03(b)
Parent..........................................................Recitals
Parent Stockholder Agreement....................................Recitals
Parent Voting Agreements........................................Recitals
Pending Transactions............................................Section 5.01
Pennsylvania Law................................................Recitals
person..........................................................Section 9.03(g)
Proxy Statement.................................................Section 6.01(a)
Registration Statement..........................................Section 6.01(a)
Representatives.................................................Section 6.04(a)
Rights..........................................................Section 3.03
SEC.............................................................Article III
Securities Act..................................................Section 3.05(b)
Shares..........................................................Section 2.01(a)
Split-off.......................................................Section 5.02
Stockholders' Meeting...........................................Section 6.02
subsidiaries....................................................Section 9.03(h)
subsidiary......................................................Section 9.03(h)

Defined Term                                             Location of Definition
------------                                             ----------------------

Substituted Option..............................................Section 2.04(a)
Surviving Corporation...........................................Section 1.01
Tax.............................................................Section 3.14(a)
Taxes...........................................................Section 3.14(a)
Terminating CBS Breach..........................................Section 8.01(f)
Terminating Viacom Breach.......................................Section 8.01(e)
under common control with.......................................Section 9.03(d)
Viacom..........................................................Recitals
Viacom Benefit Plans............................................Section 4.10(a)
Viacom Class A Common Stock.....................................Recitals
Viacom Class B Common Stock.....................................Recitals
Viacom Disclosure Schedule......................................Article IV
Viacom Employee Arrangements....................................Section 6.16(a)
Viacom FCC Licenses.............................................Section 4.06(c)
Viacom Financial Advisor........................................Section 4.17
Viacom Licensed Facilities......................................Section 4.06(c)
Viacom Material Adverse Effect..................................Section 4.01
Viacom Options..................................................Section 4.03
Viacom Permits..................................................Section 4.06(a)
Viacom Preferred Stock..........................................Section 4.03
Viacom Proposals................................................Recitals
Viacom SEC Reports..............................................Section 4.07(a)
Viacom Stock Option Plans.......................................Section 4.03
Viacom Systems..................................................Section 4.16(b)
Viacom Year 2000 Compliant......................................Section 4.16(b)
Viacom Year 2000 Plan...........................................Section 4.16(a)

                  AGREEMENT AND PLAN OF MERGER dated as of September 6, 1999 (this "Agreement") between VIACOM INC., a Delaware corporation ("Viacom"), and CBS CORPORATION, a Pennsylvania corporation ("CBS").

                  WHEREAS, the Boards of Directors of CBS and Viacom have determined that it is in the best interests of their respective companies and stockholders to combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement;

                  WHEREAS, the Board of Directors of CBS has (i) determined that the merger of CBS with and into Viacom on the terms set forth in this Agreement (the "Merger") pursuant to the General Corporation Law of the State of Delaware ("Delaware Law") and the Business Corporation Law of the Commonwealth of Pennsylvania ("Pennsylvania Law") is fair to CBS and the holders of Shares (as defined in Section 2.01) and is in the best interests of CBS and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that the shareholders of CBS adopt this Agreement;

                  WHEREAS, the Board of Directors of Viacom has determined that the Merger is fair to, and in the best interests of, Viacom and its stockholders and has approved and determined to be advisable this Agreement, the Merger and the other transactions contemplated hereby and has recommended that the holders of the Class A Common Stock, par value $.01 per share, of Viacom (the "Viacom Class A Common Stock") (i) approve the issuance of Class B Common Stock, par value $.01 per share, of Viacom (the "Viacom Class B Common Stock") in the Merger and (ii) approve the amendment to the Restated Certificate of Incorporation as set forth in this Agreement, (iii) approve the Merger and (iv) adopt this Agreement (together, the "Viacom Proposals");

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to CBS to enter into this Agreement, National Amusements, Inc., a Maryland corporation and the holder of a majority of the shares of Class A Common Stock ("Parent"), and CBS have entered into (i) a Stockholder Agreement (the "Parent Stockholder Agreement") pursuant to which Parent has agreed, among other things, to cause the election of eight members of the Board of Directors of Viacom designated by CBS for a period of three years following the Merger and
(ii) a Voting Agreement (together with the Parent Stockholder Agreement, the "Parent Voting Agreements") pursuant to which Parent has agreed, among other things, to vote its shares of Viacom Class A Common Stock in favor of adoption of this Agreement and the other transactions contemplated by this Agreement and to take certain other actions in support of the Merger;

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, as an inducement to Viacom to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Mel Karmazin is entering into an employment agreement with Viacom, to be effective at the Effective Time (as defined below);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, Viacom and CBS hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Section 252 of Delaware Law and Section 1921 of Pennsylvania Law, at the Effective Time CBS shall be merged with and into Viacom. As a result of the Merger, the separate corporate existence of CBS shall cease and Viacom shall be the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. The closing of the Merger (the "Closing") shall take place on the first business day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (such date, the "Closing Date"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing (a) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed and acknowledged in accordance with, Section 252 of Delaware Law and (b) articles of merger (the "Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania, in such form as is required by, and executed in accordance with,
Section 1927 of Pennsylvania Law. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). The Closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Pennsylvania Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of CBS shall vest in the Surviving Corporation and all debts, liabilities, obligations, restrictions, disabilities and duties of CBS shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation and By-Laws. (a) The Restated Certificate of Incorporation of Viacom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to be and read in its entirety in the form set forth as Exhibit A-1 and, as so amended, such Restated Certificate of Incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The By-laws of Viacom, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so as to read in their entirety in the form set forth as Exhibit A-2 and, as so amended, such By-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Viacom, CBS or the holders of any of the following securities:

                  (a) Each share of common stock, par value $1.00 per share, of CBS ("CBS Common Stock"; all issued and outstanding shares of CBS Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled or converted pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive 1.085 shares (the "Exchange Ratio") of Viacom Class B Common Stock.

                  (b) Each Share held in the treasury of CBS and each Share owned by Viacom immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto, and each Share owned by any direct or indirect wholly owned subsidiary of Viacom or CBS (other than Shares held by benefit plans or trusts (including Rabbi trusts)) immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Viacom Class B Common Stock equal to the Exchange Ratio.

                  (c) If, prior to the Effective Time (and as permitted by Sections 5.01 and/or 5.02), the outstanding Shares or shares of Viacom Class B Common Stock shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Viacom shall deposit, or shall cause to be deposited, with such bank or trust company designated by Viacom and reasonably acceptable to CBS (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Viacom Class B Common Stock (such certificates for shares of Viacom Class B Common Stock, together with any dividends or distributions with respect thereto and any cash in lieu of fractional shares of Viacom Class B Common Stock payable pursuant to Section 2.02(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Viacom Class B Common Stock contemplated to be issued pursuant to Section
2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Viacom shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Viacom Class B Common Stock, together with any dividends or distribution with respect thereto and any cash in lieu of fractional shares. Upon surrender to the Exchange Agent of a Certificate for exchange and cancellation, together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Viacom Class B Common Stock which such holder has the right to receive in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), cash in lieu of fractional shares of Viacom Class B Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of CBS, a certificate representing the proper number of shares of Viacom Class B Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Viacom Class B Common Stock, cash in lieu of any fractional shares of Viacom Class B Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Shares of Viacom Class B Common Stock. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Viacom Class B Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, Tax (as defined in Section 3.14) or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the record holder thereof, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Viacom Class B Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Viacom Class B Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date occurring after surrender, payable with respect to such whole shares of Viacom Class B Common Stock.

                  (d) No Further Rights in CBS Common Stock. All shares of Viacom Class B Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Viacom Class B Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Viacom. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (determined after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the closing price for a share of Viacom Class B Common Stock on the Consolidated Tape, Network A, as reported in The Wall Street Journal (Northeast edition) or any other authoritative source on the first trading day immediately following the Effective Time. From time to time after the Effective Time, as promptly as practicable after the determination of the amount of cash, if any, to be paid to any holders of fractional share interests who have surrendered their Certificates to the Exchange Agent, the Exchange Agent shall so notify Viacom, and Viacom shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holder of fractional share interests subject to and in accordance with the terms of Sections 2.02(b) and (c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of CBS Common Stock for six (6) months after the Effective Time shall be delivered to Viacom, upon demand, and any holders of CBS Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Viacom for the shares of Viacom Class B Common Stock, any cash in lieu of fractional shares of Viacom Class

B Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Viacom Class B Common Stock to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Viacom free and clear of any claims or interest of any person previously entitled thereto.

                  (g) No Liability. Neither Viacom nor CBS shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect hereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Lost, Stolen or Destroyed Certificates. In the event that any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Viacom, the posting by such person of a bond in such reasonable amount as Viacom may direct as indemnity against any claim that may be made against it with respect to such Certificate, Viacom will, in exchange for such lost, stolen or destroyed Certificate, issue or cause to be issued the number of whole shares of Viacom Common Stock and pay or cause to be paid the amounts deliverable in respect thereof pursuant to Section 2.02(e) and 2.02(c).

                  (i) Withholding Rights. Viacom shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Viacom, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Viacom.

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of CBS shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of CBS. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by any Laws. On or after the Effective Time, any Certificates presented to the Exchange Agent or Viacom for any reason shall be converted into shares of Viacom Class B Common Stock, any cash in lieu of fractional shares of Viacom Class B Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

                  SECTION 2.04. Stock Options and Other Stock Plans. (a) Prior to the Effective Time, Viacom and CBS shall take such action as may be necessary to cause each unexpired and unexercised option or warrant to purchase Shares which are outstanding immediately prior to the Effective Time (collectively, "CBS Options"), whether granted under CBS's stock option plans set forth in
Section 2.04 of the CBS Disclosure Schedule (as defined below) or otherwise, to be automatically converted at the Effective Time into an option or warrant (collectively, a "Substituted Option") to purchase a number of shares of Viacom Class B Common Stock equal to the number of Shares that could have been purchased (assuming full vesting) under such CBS Option multiplied by the Exchange Ratio (rounded to the nearest whole number of shares of Viacom Class B Common Stock) at a price per share of Viacom Class B Common Stock equal to the per-share option exercise price specified in the CBS Option divided by the Exchange Ratio (rounded down to the nearest whole cent). Except as otherwise provided in this Agreement, such Substituted Option shall otherwise be subject to the same terms and conditions as such CBS Option (except that all vesting periods with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the CBS Stock Option Plans or the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement). The date of grant of the Substituted Option shall be the date on which the corresponding CBS Option was granted. At the Effective Time, (i) all references in the related stock option agreements to CBS shall be deemed to refer to Viacom and (ii) Viacom shall assume all of CBS's obligations with respect to CBS Options as so amended. As promptly as reasonably practicable after the Effective Time, Viacom shall issue to each holder of an outstanding CBS Option a document evidencing the foregoing assumption by Viacom. Employee and director deferrals and director common stock equivalents and all other equity based compensation that references CBS Common Stock will as of and after the Effective Time, be deemed to refer to Viacom Class B Common Stock (as adjusted to reflect the Exchange Ratio).

                  (b) In respect of each CBS Option assumed by Viacom, and the shares of Viacom Class B Common Stock underlying such CBS Option, Viacom shall, no later than one Business Day after the Effective Time, file and keep current a Form S-8 or other appropriate registration statement for as long as any Substituted Options remain outstanding.

                  (c) Prior to the Effective Time, Viacom and CBS shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of CBS (including derivative securities) or acquisitions of Viacom equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Viacom or (b) at the Effective Time, will become a director or officer of Viacom, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF CBS

                  Except as disclosed in the report on Form 10-K dated March 24, 1999 for the year ended December 31, 1998, the Reports on Form 10-K/A, Form 10-Q, Form 10-Q/A and Form 8-K since December 31, 1998 or the proxy statement dated March 25, 1999, in each case in the form filed by CBS with the United States Securities and Exchange Commission (the "SEC") or in a separate disclosure schedule which has been delivered by CBS to Viacom prior to the execution of this Agreement (the "CBS Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), CBS hereby represents and warrants to Viacom:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. Each of CBS and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a CBS Material Adverse Effect (as defined below). Each of CBS and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a CBS Material Adverse Effect. The term "CBS Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of CBS and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the media or entertainment industries or the advertising markets, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

                  SECTION 3.02. Certificate of Incorporation and By-Laws. CBS has made available to Viacom a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of CBS and Infinity Broadcasting Corporation, a Delaware corporation ("Infinity"). The Articles of Incorporation and By-laws (or equivalent organizational documents) of CBS and its subsidiaries are in full force and effect. Except as would not have a CBS Material Adverse Effect, none of CBS or its subsidiaries is in violation of any provision of its Articles of Incorporation or By-laws (or equivalent organizational documents).

                  SECTION 3.03. Capitalization. The authorized capital stock of CBS consists of 1,100,000,000 Shares and 25,000,000 shares of preferred stock, par value $1.00 per share (the "CBS Preferred Stock"). As of August 31, 1999,
(a) 705,119,425 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 40,099,599 Shares were held in the treasury of CBS, (c) 51,007,538 Shares were reserved for future issuance pursuant to outstanding unexercised employee stock options granted pursuant to the CBS stock option plans or otherwise and (d) 70,365,195 Shares were reserved for future issuance in connection with the merger of a wholly owned subsidiary of CBS with and into King World Productions, Inc. ("King World") and 9,910,600 (or some equivalent amount of CBS Preferred Stock, if appropriate), measured at the September 3, 1999 New York Stock Exchange (the "NYSE") Closing Price, were reserved for future issuance in connection with the acquisition from Gaylord Entertainment Company of television station KVTV, Dallas/Fort Worth, Texas. As of the date of this Agreement, no shares of CBS Preferred Stock are outstanding. As of the date of this Agreement, except for the issuance of Shares pursuant to the exercise of CBS Options and options to purchase 5,850,555 shares of Class A Common Stock, par value $0.01 per share, of Infinity, outstanding prior to August 31, 1999, no shares of capital stock of CBS or any of its subsidiaries have been issued since August 31, 1999. Except as set forth in this Section 3.03, and except for the Series A participating preferred stock purchase rights of CBS (the "Rights") issued pursuant to the Rights Agreement, dated as of December 28, 1995, between CBS and First Chicago Trust Company of New York (the "CBS Rights Agreement"), as of the date of this Agreement there are no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of CBS or any of its subsidiaries or obligating CBS or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, CBS or any of its subsidiaries. All shares of capital stock of CBS and its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual material obligations of CBS or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of CBS or any of its subsidiaries or to provide material funds to, or make any material investment (in the form of a loan capital contribution or otherwise) in, any person.

                  SECTION 3.04. Authority Relative to Agreement. CBS has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by CBS and the consummation by CBS of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of CBS are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting (as defined in Section 6.02) and the filing and recordation of appropriate merger documents as required by Pennsylvania Law). This Agreement has been duly and validly executed and delivered by CBS and, assuming the due authorization, execution and delivery by Viacom, this Agreement constitutes a legal, valid and binding obligation of CBS, enforceable against CBS in accordance with its terms.

                  SECTION 3.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by CBS does not, and the performance of this Agreement by CBS will not, (i) conflict with or violate the Articles of Incorporation or By-laws of (A) CBS or Infinity or (B) any of its other subsidiaries, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 3.05(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to CBS or any of its subsidiaries or by which any property or asset of CBS or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of CBS or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to CBS's knowledge as of the date of this Agreement, any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBS or any of its subsidiaries is a party or by which CBS or any of its subsidiaries or any property or asset of CBS or any of its subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a CBS Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 3.05(a), the definition of CBS Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  (b) The execution and delivery of this Agreement by CBS do not, and the performance of this Agreement by CBS will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the pre-merger notification arrangements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), such filings, approvals and waivers of the Federal Communications Commission or any successor entity (the "FCC") as may be required under the Communications Act of 1934, as amended, and the rules, regulations and of the FCC thereunder (collectively, the "Communications Act"), applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), any other non-United States competition, antitrust and investment law, filing and recordation of appropriate merger documents as required by Delaware Law and Pennsylvania Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a CBS Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 3.05(b), the definition of CBS Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  SECTION 3.06. Permits and Licenses; Contracts. (a) Each of CBS and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for CBS or any of its subsidiaries to own, lease and operate the properties of CBS and its subsidiaries or to carry on their business as it is now being conducted and contemplated to be conducted (the "CBS Permits"), and no suspension or cancellation of any of the CBS Permits is pending or, to the knowledge of CBS, threatened, except where the failure to have, or the suspension or cancellation of, any of the CBS Permits would not have a CBS Material Adverse Effect. None of CBS or any of its subsidiaries is in conflict with, or in default or violation of, (i) any Laws applicable to CBS or any of its subsidiaries or by which any property or asset of CBS or any of its subsidiaries is bound or affected, (ii) any of the CBS Permits or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CBS or any of its subsidiaries is a party or by which CBS or any of its subsidiaries or any property or asset of CBS or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have a CBS Material Adverse Effect.

                  (b) Except as would not have a CBS Material Adverse Effect, and to the knowledge of CBS, except as would not have a material adverse effect on the Surviving Corporation following the Effective Time, none of CBS or any of its subsidiaries is a party to any contracts or agreements that limits the ability of CBS or any of its subsidiaries or, after the Effective Time, Viacom or any of its subsidiaries, to compete in any line of business or with any person or engage in any business in any geographic area, in each case except for competition in businesses that neither CBS nor Viacom are currently engaged in or will reasonably foreseeably engage in.

                  (c) CBS and its subsidiaries have operated the radio and television stations and associated facilities for which CBS or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by CBS and its subsidiaries (the "CBS Licensed Facilities"), in material compliance with the terms of the CBS Permits issued by the FCC to CBS and its subsidiaries ("CBS FCC Licenses"), and in material compliance with the Communications Act, and CBS and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the CBS Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a CBS Material Adverse Effect. As of the date hereof, to CBS's knowledge, there is not now pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against CBS or any of its subsidiaries, relating to any of the CBS Licensed Facilities or FCC regulated services conducted by CBS that, if adversely decided, would have a CBS Material Adverse Effect.

                  SECTION 3.07. SEC Filings; Financial Statements. (a) CBS and Infinity have filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1996 to the date of this Agreement, including:
(i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q and (iii) proxy statements relating to CBS's and Infinity's meetings of shareholders (whether annual or special) (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and all other forms, reports and other registration statements filed by CBS or Infinity with the SEC as of the date of this Agreement, including all amendments and supplements thereto filed with the SEC as of the date of this Agreement, above being referred to herein, collectively, as the "CBS SEC Reports"). The CBS SEC Reports, as well as all forms, reports and documents to be filed by CBS or Infinity with the SEC after the date hereof and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No CBS subsidiary, except Infinity, is subject to the periodic reporting requirements of the Exchange Act.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the CBS SEC Reports and each of the financial statements to be filed by CBS or Infinity with the SEC after the date hereof and prior to the Effective Time was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of CBS and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material).

                  (c) Except as and to the extent set forth in the CBS SEC Reports, CBS and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a CBS Material Adverse Effect.

                  (d) CBS has heretofore furnished to Viacom complete and correct copies of all material amendments and modifications that have not been filed by CBS or Infinity with the SEC to all agreements, documents and other instruments that previously had been filed by CBS or Infinity with the SEC and are currently in effect.

                  SECTION 3.08. Absence of Certain Changes or Events. (a) Since December 31, 1998, except as disclosed in any CBS SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a CBS Material Adverse Effect, and (b) since December 31, 1998 to the date of this Agreement, except as disclosed in any CBS SEC Report (i) each of CBS and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by CBS or any of its subsidiaries in its material accounting policies, practices and procedures,
(B) any entry by CBS or any of its subsidiaries into any commitment or transaction material to CBS and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of CBS or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or CBS), or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of CBS or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

                  SECTION 3.09. Absence of Litigation. Except as disclosed in any CBS SEC Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of CBS, threatened against CBS or any of its subsidiaries, or any property or asset of CBS or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not have a CBS Material Adverse Effect. As of the date of this Agreement, none of CBS, any of its subsidiaries nor any property or asset of CBS or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not have a CBS Material Adverse Effect.

                  SECTION 3.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by CBS or any of its subsidiaries, or with respect to which CBS or any of its subsidiaries could incur liability under Section 4069 of ERISA, other than multiemployer plans within the meaning of Section 3(37) of ERISA (the "CBS Benefit Plans"), CBS will provide to Viacom within 15 days of the date of this Agreement a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such CBS Benefit Plan, (iii) each trust agreement relating to such CBS Benefit Plan, (iv) the most recent summary plan description for each CBS Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a CBS Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any CBS Benefit Plan qualified under Section 401(a) of the Code. CBS will, promptly following the date of this Agreement, request a copy of each CBS Benefit Plan that is a multiemployer plan within the meaning of

Section 3(37) of ERISA from the trustees of such multiemployer plan and CBS shall deliver such copy of the plan to Viacom promptly upon its receipt thereof.

                  (b) Each CBS Benefit Plan has been administered in accordance with its terms, and in compliance with applicable laws, except as would not have a CBS Material Adverse Effect. CBS and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any CBS Benefit Plans, except as would not have a CBS Material Adverse Effect. With respect to the CBS Benefit Plans, no event has occurred and, to the knowledge of CBS, there exists no condition or set of circumstances, in connection with which CBS or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such CBS Benefit Plans, ERISA, the Code or any other applicable Law except as would not, individually or in the aggregate, have a CBS Material Adverse Effect. Neither CBS nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which is reasonably likely to give rise to any such liability, in each case except as would not, individually or in the aggregate, have a CBS Material Adverse Effect.

                  (c) CBS has made available to Viacom: (i) copies of all employment agreements with the top five most highly compensated executive officers of CBS and its subsidiaries; (ii) copies of all material severance agreements, programs and policies of CBS or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all material plans, programs, agreements and other arrangements of CBS or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of CBS or any of its subsidiaries from CBS or any of its affiliates under any CBS Benefit Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual (other than payments resulting from a change in responsibilities or reporting obligations of individual employees), (ii) materially increase any benefits otherwise payable under any CBS Benefit Plan, which increase is material in relation to the benefits previously provided or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (d) Each CBS Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the CBS Benefit Plan is so qualified and each trust established in connection with any CBS Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such CBS Benefit Plan or the exempt status of any such trust.

                  SECTION 3.11. Labor Matters. There is no labor dispute, strike or work stoppage against CBS or any of its subsidiaries pending or, to the knowledge of CBS, threatened which would reasonably be expected to interfere with the respective business activities of CBS or any of its subsidiaries, except for such disputes, strikes or work stoppages which would not have a CBS Material Adverse Effect. There is no charge or complaint against CBS or any of its subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except for such charges or complaints (or related unfair labor practices) which would not have a CBS Material Adverse Effect.

                  SECTION 3.12. Environmental Matters. Except as would not, individually or in the aggregate, have a CBS Material Adverse Effect:

                  (a) CBS and its subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to CBS's knowledge, any liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any, Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither CBS nor any CBS subsidiary has received any written notice, demand, letter, claim or request for information alleging that CBS or any of its subsidiaries is or may be in violation of, or liable under, any Environmental Law;

                  (c) neither CBS nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of CBS, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (d) none of the real property owned or leased by CBS or any of its subsidiaries is listed or, to the knowledge of CBS, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup. For purposes of this Agreement:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Environmental Laws" means any applicable federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post- closure care of waste disposal, handling and transfer facilities.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any Environmental Law.

                  "Hazardous Materials" means (i) any petroleum, petroleum products, by- products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

                  SECTION 3.13. Trademarks, Patents and Copyrights. Except as would not have a CBS Material Adverse Effect, CBS and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, know-how and other proprietary rights and information used in connection with the business of CBS and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a CBS Material Adverse Effect. To the knowledge of CBS, the conduct of the business of CBS and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not have a CBS Material Adverse Effect.

                  SECTION 3.14. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                  (b) Except as would not have a CBS Material Adverse Effect:
(i) each of CBS and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of CBS after due inquiry, threatening to assert against CBS or any of its subsidiaries any deficiency or claim for Taxes; (iii) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by CBS or any of its subsidiaries; (iv) the accruals and reserves for Taxes reflected in the CBS 1998 Balance Sheet and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles; (v) no election under Section 341(f) of the Code has been made by CBS or any of its subsidiaries; (vi) CBS and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected; (vii) there are no liens for Taxes upon the assets of CBS or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings and (viii) CBS has not constituted a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

                  SECTION 3.15. Tax Matters. None of CBS or any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. None of CBS or any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under
Section 368(a) of the Code, that could prevent them from providing representations required in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being given and to the knowledge of CBS, the Merger will so qualify.

                  SECTION 3.16. Year 2000 Compliance. (a) CBS has adopted a plan that it believes will cause CBS Systems (as defined below) to be CBS Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "CBS Year 2000 Plan") in all material respects. CBS has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the CBS Year 2000 Plan with respect to the CBS Systems. Notwithstanding anything in this Section 3.16 to the contrary, CBS does not represent or warrant that CBS Systems (or any other operations, systems, equipment or software of CBS or its subsidiaries or any of their respective affiliates) are or will be CBS Year 2000 Compliant at or prior to the Effective Time, regardless of whether the CBS Year 2000 Plan has or has not been implemented or complied with.

                  (b) For purposes of this Section 3.16, (i) "CBS Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of CBS and its subsidiaries, and/or material to or necessary for CBS and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "CBS Year 2000 Compliant" means that CBS Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

                  SECTION 3.17. Opinion of Financial Advisors. CBS has received the written opinion of Evercore Group Inc. (the "CBS Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the shareholders of CBS from a financial point of view, and CBS will deliver a copy of such opinion to Viacom promptly after the date of this Agreement.

                  SECTION 3.18. Vote Required. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting is the only vote of the holders of any class or series of capital stock of CBS necessary to adopt this Agreement.

                  SECTION 3.19. Brokers. No broker, finder or investment banker (other than the CBS Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of CBS.

                  SECTION 3.20. Pennsylvania Law. Pursuant to its By-laws, CBS has opted out of anti-takeover provisions contained in the Pennsylvania Law relating to (i) "control share acquisitions" (Sections 2561 through 2568 of the Pennsylvania Law) and (ii) disgorgement of profits by certain controlling shareholders following attempts to acquire control (Sections 2571 through 2576 of the Pennsylvania Law). Section 2538 of the Pennsylvania Law relating to "interested shareholder transactions" and Sections 2551 through 2556 of the Pennsylvania Law relating to "business combinations with interested shareholders" are not applicable to this Agreement or the transactions contemplated hereby.

                  SECTION 3.21. Rights Agreement. As of the date of this Agreement, the copy of the Rights Agreement, including all amendments and exhibits thereto, that is set forth as an exhibit to CBS's Form 8-K, filed with the SEC on January 9, 1996, is a complete and correct copy thereof. Neither the execution of this Agreement nor the consummation of the Merger will (A) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (B) cause Viacom to become an Acquiring Person or a Principal Party (as each term is defined in the Rights Agreement) or (C) give rise to a Distribution Date (as such term is defined in the Rights Agreement).


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF VIACOM

                  Except as disclosed in the report on Form 10-K dated March 31, 1999 for the year ended December 31, 1998, the reports on Form 10-Q and Form 8-K since December 31, 1998 or the proxy statement dated April 16, 1999, in each case in the form filed by Viacom with the SEC or in a separate disclosure schedule which has been delivered by Viacom to CBS prior to the execution of this Agreement (the "Viacom Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Viacom hereby represents and warrants to CBS that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Viacom and its subsidiaries is a corporation or entity duly incorporated or formed, validly existing and in good standing, under the laws of its jurisdiction of incorporation or formation, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Viacom Material Adverse Effect (as defined below). Each of Viacom and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Viacom Material Adverse Effect. The term "Viacom Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Viacom and its subsidiaries taken as a whole, other than any change, effect or circumstance relating to or resulting from (i) general changes in the media or entertainment industries or the advertising markets, (ii) changes in general economic conditions or securities markets in general or (iii) this Agreement or the transactions contemplated hereby or the announcement thereof.

                  SECTION 4.02. Certificate of Incorporation and By-Laws. Viacom has made available to CBS a complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of Viacom and Blockbuster Corporation ("Blockbuster"). The Certificates of Incorporation and By-laws (or equivalent organizational documents) of Viacom and its subsidiaries are in full force and effect. Except as would not have a Viacom Material Adverse Effect, none of Viacom or its subsidiaries is in violation of any provision of its Certificate of Incorporation or By-laws (or equivalent organizational documents).

                  SECTION 4.03. Capitalization. The authorized capital stock of Viacom consists of 500,000,000 shares of Viacom Class A Common Stock, 3,000,000,000 shares of Viacom Class B Common Stock and 200,000,000 shares of Preferred Stock, par value $.01 per share, of Viacom ("Viacom Preferred Stock"). As of September 3, 1999 (a) 139,923,921 shares of Viacom Class A Common Stock and 605,085,135 shares of Viacom Class B Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 1,356,400 shares of Viacom Class A Common Stock and 47,101,300 shares of Viacom B Common Stock were held in the treasury of Viacom, (c) no shares of Viacom Class A Common Stock or Viacom Class B Common Stock were held by subsidiaries of Viacom and (d) as of September 3, 1999, approximately 1,898,946 shares of Viacom Class B Common Stock were reserved for future issuance pursuant to stock options or stock incentive rights (collectively "Viacom Options") granted pursuant to Viacom's stock option plans and arrangements (the "Viacom Stock Option Plans"). As of September 3, 1999, no shares of Viacom Preferred Stock were issued and outstanding. As of the date of this Agreement, except for the issuance of Viacom Class B Common Stock pursuant to the exercise of Viacom Options and options to purchase 11,600,000 shares of Class A Common Stock, par value $.01 per share, of Blockbuster (the "Blockbuster Options") outstanding prior to September 3, no shares of capital stock of Viacom or any of its subsidiaries have been issued since September 3, 1999. Except as set forth in this Section 4.03, as of the date of this Agreement, there are no options, warrants or other rights, agreements (including registration rights agreements), arrangements or commitments of any character relating to the issued or unissued capital stock of Viacom or any of its subsidiaries or obligating Viacom or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Viacom or any of its subsidiaries. All shares of capital stock of Viacom and its subsidiaries subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, there are no outstanding contractual material obligations of Viacom or any subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Viacom or any of its subsidiaries or to provide material funds to, or make any material investment (in the form of a loan capital contribution or otherwise) in, any person. The Stockholder (as defined in the Parent Voting Agreements) is the holder of a majority of the issued and outstanding shares of Viacom Class A Common Stock.

                  SECTION 4.04. Authority Relative to Agreement. Viacom has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Viacom and the consummation by Viacom of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Viacom are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger, the approval of the Viacom Proposals by the holders of a majority of the then outstanding shares of Viacom Class A Common Stock and the filing and recordation of appropriate merger documents as required by Delaware Law and Pennsylvania Law). This Agreement has been duly and validly executed and delivered by Viacom and, assuming the due authorization, execution and delivery by CBS, this Agreement constitutes a legal, valid and binding obligation of Viacom, enforceable against Viacom in accordance with its terms.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Viacom does not, and the performance of this Agreement by Viacom and the performance by Parent of the Parent Voting Agreements will not, (i) conflict with or violate the Certificate of Incorporation or By-laws (or similar organization documents) of (A) Viacom or Blockbuster or (B) any of its other subsidiaries, (ii) assuming the consents, approvals and authorizations specified in Section 4.05(b) have been received and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Viacom or any of its subsidiaries or by which any property or asset of Viacom or any of its subsidiaries is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Viacom or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture or credit agreement, or, to Viacom's knowledge as of the date of this Agreement, any other, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any of its subsidiaries is a party or by which Viacom or any of its subsidiaries or any property or asset of Viacom or any of its subsidiaries is bound or affected, except, in the case of clauses (i)(B), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have a Viacom Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.05(a), the definition of Viacom Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  (b) The execution and delivery of this Agreement by Viacom do not, the performance of this Agreement by Viacom and the performance by Parent of the Parent Voting Agreements will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the HSR Act, such filings, approvals and waivers as may be required by the Communications Act, applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), any other non-United States competition, antitrust and investment law, filing and recordation of appropriate merger documents as required by Delaware Law and Pennsylvania Law and the rules of the NYSE and except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Viacom Material Adverse Effect or would not prevent or materially delay the consummation of the Merger; provided, however, that for purposes of this Section 4.05(b), the definition of Viacom Material Adverse Effect shall be read so as not to include clause (iii) of the definition thereof.

                  SECTION 4.06. Permits and Licenses; Contracts. (a) Each of Viacom and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Viacom or any of its subsidiaries to own, lease and operate the properties of Viacom and its subsidiaries or to carry on their business as it is now being conducted and contemplated to be conducted (the "Viacom Permits"), and no suspension or cancellation of any of the Viacom Permits is pending or, to the knowledge of Viacom, threatened, except where the failure to have, or the suspension or cancellation of, any of the Viacom Permits would not have a Viacom Material Adverse Effect. None of Viacom or any of its subsidiaries is in conflict with, or in default or violation of (i) any Laws applicable to Viacom or any of its subsidiaries or by which any property or asset of Viacom or any of its subsidiaries is bound or affected, (ii) any of the Viacom Permits, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any of its subsidiaries is a party or by which Viacom or any of its subsidiaries or any property or asset of Viacom or any of its subsidiaries is bound or affected, except for any such conflicts, defaults or violations that would not have a Viacom Material Adverse Effect.

                  (b) Except as would not have a Viacom Material Adverse Effect, and to the knowledge of Viacom, except as would not have a material adverse effect on the Surviving Corporation following the Effective Time, none of Viacom or any of its subsidiaries is a party to any contracts or agreements that limits the ability of Viacom or any of its subsidiaries to compete in any line of business or with any person or engage in any business in any geographic area, in each case except for competition in businesses that neither CBS nor Viacom are currently engaged in or will reasonably foreseeably engage in.

                  (c) Viacom and its subsidiaries have operated the radio and television stations and associated facilities for which Viacom or any of its subsidiaries holds licenses from the FCC, in each case which are owned or operated by Viacom and its subsidiaries (the "Viacom Licensed Facilities"), in material compliance with the terms of the Viacom Permits issued by the FCC to Viacom and its subsidiaries ("Viacom FCC Licenses"), and in material compliance with the

Communications Act, and Viacom and its subsidiaries have timely filed or made all applications, reports and other disclosures required by the FCC to be filed or made with respect to the Viacom Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, in each case except as would not have a Viacom Material Adverse Effect. As of the date hereof, to Viacom's knowledge, there is not now pending or threatened before the FCC any material investigation, proceeding, notice of violation, order of forfeiture or complaint against Viacom or any of its subsidiaries, relating to any of the Viacom Licensed Facilities or FCC regulated services conducted by CBS that, if adversely decided, would have a Viacom Material Adverse Effect.

                  SECTION 4.07. SEC Filings; Financial Statements. (a) Viacom and Blockbuster have filed all forms, reports and documents required to be filed by it with the SEC from December 31, 1996 to the date of this Agreement, including: (i) Annual Reports on Form 10-K, (ii) Quarterly Reports on Form 10-Q and (iii) proxy statements relating to Viacom's and Blockbuster's meetings of stockholders (whether annual or special) (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and all other forms, reports and other registration statements filed by Viacom or Blockbuster with the SEC as of the date of this Agreement, including all amendments and supplements thereto filed with the SEC as of the date of this Agreement, above being referred to herein, collectively, as the "Viacom SEC Reports"). The Viacom SEC Reports, as well as all forms, reports and documents to be filed by Viacom or Blockbuster with the SEC after the date hereof and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act, and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto. No Viacom subsidiary, except Blockbuster, is subject to the periodic reporting requirements of the Exchange Act.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Viacom SEC Reports and each of the financial statements to be filed by Viacom or Blockbuster with the SEC after the date hereof and prior to the Effective Time was or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented in all material respects or will fairly present in all material respects the consolidated financial position, results of operations and cash flows of Viacom and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be material).

                  (c) Except as and to the extent set forth in the Viacom SEC Reports, Viacom and its subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which, individually or in the aggregate, would not have a Viacom Material Adverse Effect.

                  (d) Viacom has heretofore furnished to CBS complete and correct copies of all material amendments and modifications that have not been filed by Viacom or Blockbuster with the SEC to all agreements, documents and other instruments that previously had been filed by Viacom or Blockbuster with the SEC and are currently in effect.

                  SECTION 4.08. Absence of Certain Changes or Events. (a) Since December 31, 1998, except as disclosed in any Viacom SEC Report or as contemplated by this Agreement, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a Viacom Material Adverse Effect, and (b) since December 31, 1998 to the date of this Agreement, except as disclosed in any Viacom SEC Reports (i) each of Viacom and its subsidiaries has conducted its businesses only in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any material change by Viacom or any of its subsidiaries in its material accounting policies, practices and procedures, (B) any entry by Viacom or any of its subsidiaries into any commitment or transaction material to Viacom and its subsidiaries taken as a whole other than in the ordinary course of business consistent with past practice, (C) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Viacom or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or Viacom), or (D) any increase in the compensation payable or to become payable to any corporate officers or heads of divisions of Viacom or any of its subsidiaries, except in the ordinary course of business consistent with past practice.

                  SECTION 4.09. Absence of Litigation. Except as disclosed in any Viacom SEC Report, there is no claim, action, proceeding or investigation pending or, to the knowledge of Viacom, threatened against Viacom or any of its subsidiaries, or any property or asset of Viacom or any of its subsidiaries, before any court, arbitrator or Governmental Authority, in each case except as would not have a Viacom Material Adverse Effect. As of the date of this Agreement, none of Viacom, any of its subsidiaries nor any property or asset of Viacom or any of its subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award imposed by any court, arbitration or Governmental Authority, in each case except as would not have a Viacom Material Adverse Effect.

                  SECTION 4.10. Employee Benefit Plans. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by Viacom or any of its subsidiaries, or with respect to which Viacom or any of its subsidiaries could incur liability under
Section 4069 of ERISA, other than multiemployer plans within the meaning of

Section 3(37) of ERISA (the "Viacom Benefit Plans"), Viacom will provide to CBS within 15 days of this Agreement a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Viacom Benefit Plan,
(iii) each trust agreement relating to such Viacom Benefit Plan, (iv) the most recent summary plan description for each Viacom Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Viacom Benefit Plan subject to Title IV of ERISA, if any, and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Viacom Benefit Plan qualified under Section 401(a) of the Code. Viacom will promptly following the date of this Agreement request a copy of each Viacom Benefit Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA from the trustees of such multiemployer plan and Viacom shall deliver such copy of the plan to CBS promptly upon its receipt thereof.

                  (b) Each Viacom Benefit Plan has been administered in accordance with its terms, and in compliance with applicable laws, except as would not have a Viacom Material Adverse Effect. Viacom and its subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Viacom Benefit Plans, except as would not have a Viacom Material Adverse Effect. With respect to the Viacom Benefit Plans, no event has occurred and, to the knowledge of Viacom, there exists no condition or set of circumstances, in connection with which Viacom or any of its subsidiaries is reasonably likely to be subject to any liability under the terms of such Viacom Benefit Plans, ERISA, the Code or any other applicable Law except as would not have a Viacom Material Adverse Effect. Neither Viacom nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation) except as would not have a Viacom Material Adverse Effect. Neither Viacom nor any of its subsidiaries has any actual or contingent liability under Title IV of ERISA (other than the payment of premiums to the Pension Benefit Guaranty Corporation), including, without limitation, any liability in connection with
(i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which is reasonably likely to give rise to any such liability, except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

                  (c) Viacom has made available to CBS (i) copies of all employment agreements with the top five most highly compensated executive officers of Viacom or any of its subsidiaries; (ii) copies of all material severance agreements, programs and policies of Viacom or any of its subsidiaries with or relating to its or its subsidiaries' employees; and (iii) copies of all material plans, programs, agreements and other arrangements of Viacom or any of its subsidiaries with or relating to its or its subsidiaries' employees which contain change in control provisions. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, "golden parachute" or otherwise) becoming due to any director, officer or employee of Viacom or any of its subsidiaries from Viacom or any of its affiliates under any Viacom Benefit Plan or otherwise, which payment is material in relation to the compensation previously provided to such individual (other than payments resulting from a change in responsibilities or reporting obligations of individual employees), (ii) materially increase any benefits otherwise payable under any Viacom Benefit Plan, which increase is material in relation to the benefits previously provided or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (d) Each Viacom Benefit Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Viacom Benefit Plan is so qualified and each trust established in connection with any Viacom Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS which is reasonably likely to adversely affect the qualified status of any such Viacom Benefit Plan or the exempt status of any such trust.

                  SECTION 4.11. Labor Matters. There is no labor dispute, strike or work stoppage against Viacom or any of its subsidiaries pending or, to the knowledge of Viacom, threatened which would reasonably be expected to interfere with the respective business activities of Viacom or any of its subsidiaries, except for such disputes, strikes or work stoppages which would not have a Viacom Material Adverse Effect. There is no charge or complaint against Viacom or any of its subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except for such charges or complaints (or related unfair labor practices) which would not have a Viacom Material Adverse Effect.

                  SECTION 4.12. Environmental Matters. Except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect:

                  (a) Viacom and its subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Viacom's knowledge, any liability (including liability with respect to current or former subsidiaries or operations), in each case with respect to any, Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither Viacom nor any Viacom subsidiary has received any written notice, demand, letter, claim or request for information alleging that Viacom or any of its subsidiaries is or may be in violation of, or liable under, any Environmental Law;

                  (c) neither Viacom nor any of its subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Viacom, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (d) none of the real property owned or leased by Viacom or any of its subsidiaries is listed or, to the knowledge of Viacom, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

                  SECTION 4.13. Trademarks, Patents and Copyrights. Except as would not have a Viacom Material Adverse Effect, Viacom and its subsidiaries own, or possess adequate licenses or other valid rights to use, all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for, the foregoing trademarks, service marks, know-how and other proprietary rights and information used in connection with the business of Viacom and its subsidiaries as currently conducted, and no assertion or claim has been made in writing challenging the validity of any of the foregoing which would have a Viacom Material Adverse Effect. To the knowledge of Viacom, the conduct of the business of Viacom and its subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party, except for such conflicts which would not have a Viacom Material Adverse Effect.

                  SECTION 4.14. Taxes. Except as would not have a Viacom Material Adverse Effect, (a) each of Viacom and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports (including extensions) required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than such payments as are being contested in good faith by appropriate proceedings, (b) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of Viacom after due inquiry, threatening to assert against Viacom or any of its subsidiaries any deficiency or claim for Taxes, (c) no waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax has been granted by Viacom or any of its subsidiaries, (d) the accruals and reserves for Taxes reflected in the Viacom 1998 Balance Sheet and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof in accordance with generally accepted accounting principles, (e) no election under Section 341(f) of the Code has been made by Viacom or any of its subsidiaries, (f) Viacom and each of its subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, (g) there are no liens for Taxes upon the assets of Viacom or any of its subsidiaries, other than liens for Taxes that are being contested in good faith by appropriate proceedings and
(h) Viacom has not constituted a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

                  SECTION 4.15. Tax Matters. None of Viacom or any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. None of Viacom or any of its affiliates or agents is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under
Section 368(a) of the Code, that could prevent them from providing representations required in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being given and to the knowledge of Viacom the Merger will so qualify.

                  SECTION 4.16. Year 2000 Compliance. (a) Viacom has adopted a plan that it believes will cause Viacom Systems (as defined below) to be Viacom Year 2000 Compliant (as defined below) (such plan, as it may be amended, modified or supplemented from time to time being, the "Viacom Year 2000 Plan") in all material respects. Viacom has taken, and between the date of this Agreement and the Effective Time will continue to take, all reasonable steps to implement the Viacom Year 2000 Plan with respect to the Viacom Systems. Notwithstanding anything in this Section 4.16 to the contrary, Viacom does not represent or warrant that Viacom Systems (or any other operations, systems, equipment or software of Viacom or its subsidiaries or any of their respective affiliates) are or will be Viacom Year 2000 Compliant at or prior to the Effective Time, regardless of whether the Viacom Year 2000 Plan has or has not been implemented or complied with.

                  (b) For purposes of this Section 4.16, (i) "Viacom Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of Viacom and its subsidiaries, and/or material to or necessary for Viacom and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Viacom Year 2000 Compliant" means that Viacom Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

                  SECTION 4.17. Opinion of Financial Advisors. Viacom has received the written opinion of Morgan Stanley Dean Witter & Co. (the "Viacom Financial Advisor") on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Exchange Ratio is fair to the stockholders of Viacom, from a financial point of view, and Viacom will deliver a copy of such opinion to CBS promptly after the date of this Agreement.

                  SECTION 4.18. Vote Required. The affirmative vote of the holders of a majority of the outstanding Viacom Class A Common Stock is the only vote of the holders of any class or series of capital stock of Viacom necessary to approve the transactions contemplated by this Agreement.

                  SECTION 4.19. Section 203 of Delaware Law. The Board of Directors of Viacom has approved this Agreement and such Viacom approval is sufficient to render inapplicable to this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law.

                  SECTION 4.20. Brokers. No broker, finder or investment banker (other than the Viacom Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Viacom.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by CBS Pending the Merger. CBS covenants and agrees that, between the date of this Agreement and the Effective Time, except (w) as contemplated by this Agreement or as set forth in
Section 5.01 of the CBS Disclosure Schedule, (x) as Viacom shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed, (y) for actions taken in connection with the consummation of the acquisitions of King World, Outdoor Systems, Inc. and Gaylord Entertainment Company (the "Pending Transactions") on substantially the same terms that have heretofore been agreed between such parties or on such other terms and conditions which would not be reasonably likely to have an impact that is both material and detrimental to Circle and its subsidiaries, taken as a whole, unless Viacom shall have consented thereto, such consent not to be unreasonably withheld or delayed, and (z) for the exercise of options, warrants and similar securities which would otherwise expire prior to the Effective Time, or the exercise of any put rights, call rights, rights of first refusal and other similar rights, in each case under agreements in existence on the date of this Agreement and otherwise in accordance with the terms of this Agreement, the business of CBS and its subsidiaries shall be conducted only in, and CBS and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and CBS and its subsidiaries shall use their reasonable best efforts to preserve substantially intact CBS's business organization, to keep available the services of the current officers, employees and consultants of CBS and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require CBS to offer retention bonuses to such individuals) and to preserve the current relationships of CBS and its subsidiaries with customers, distributors, dealers, suppliers and other persons with which CBS and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, CBS will not do, and will not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

                  (a) amend or otherwise change the Articles of Incorporation or By-laws of CBS or any CBS subsidiary other than Infinity if such amendment or change would have a CBS Material Adverse Effect;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of CBS or any of its subsidiaries (except (A) for the issuance of Shares issuable pursuant to CBS Options or shares of Infinity common stock pursuant to Infinity stock options outstanding on the date hereof, (B) for the issuance of options, and other stock grants of CBS or Shares which do not provide for accelerated vesting in connection with the Merger and the other transactions contemplated by this Agreement (except as permitted under any severance arrangement established by CBS in accordance with Section 6.16 hereof or with respect to 1,200,000 options to be issued to two senior executives of Kingworld upon its acquisition by CBS), (x) to purchase a maximum of 5,000,000 Shares, (y) to purchase a maximum of 17,200,000 Shares as set forth in Section 5.01 of the CBS Disclosure Schedule and (z) to purchase a maximum of 12,500,000 shares of Infinity common stock as set forth in Section 5.01 of the CBS Disclosure Schedule, in each case in the ordinary course of business consistent with past practice and allocated to persons who are officers, employees, directors, independent contractors and production company writers and talent of CBS or Infinity, as applicable, or any of their respective subsidiaries (including past practice of any such subsidiary before its acquisition by CBS) and (C) the issuance of shares of CBS and Infinity stock in connection with the Pending Transactions) or (ii) any assets material to CBS and its subsidiaries, taken as a whole, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries' capital stock other than cash dividends payable by any wholly owned CBS subsidiary to another CBS subsidiary or CBS and other than dividends made or paid by Infinity, so long as the aggregate amount of such dividends paid by Infinity shall not exceed $500,000,000;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

                  (e) (i) except in connection with the Pending Transactions and in connection with acquisitions which individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which CBS has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any material contract, agreement or transaction, other than (X) in the ordinary course of business, and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of the amounts currently budgeted for the fiscal year 1999 (including the applicable 1999 capital expenditures of the companies subject to the Pending Transactions) and, with respect to fiscal year 2000, 10% in excess of such amount, in each case for CBS and its subsidiaries taken as a whole or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require CBS to take any action prohibited by this subsection (e) and will, or will cause Infinity to, not amend in any material respect, or waive any material right or condition under or relating to the definitive agreements relating to the Pending Transactions, in each case except for any such amendment or waiver the impact of which would not be reasonably likely to be both material and detrimental to CBS and its subsidiaries, taken as a whole;

                  (f) increase the compensation payable or to become payable to its executive officers or employees, except as set forth in Section
         6.16 or as required by Law or by the terms of any collective bargaining agreement or other agreement currently in effect between CBS or any subsidiary of CBS and any executive officer or employee thereof and except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent any CBS subsidiary from (i) entering into employment contracts with newly-hired or promoted executive officers, or from making severance payments, on terms substantially consistent with the contractual arrangements currently existing at such subsidiary or (ii) providing for the payment of severance to executive officers or employees on terms substantially consistent with the past practices of such subsidiary (including past practice preceding such subsidiaries' acquisition by CBS);

                  (g) change in any material respect (except as required by the SEC or changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies, practices or procedures;

                  (h) make any tax election that, individually or in the aggregate, would have a CBS Material Adverse Effect or settle or compromise any material Tax liability; or

                  (i) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to CBS prior to the date of this Agreement would have resulted in a breach of Section 3.05, except to the extent the conflict, violation, breach, default or occurrence of the type referred to therein giving rise to such breach would not have a CBS Material Adverse Effect;

provided, that Infinity shall not be prohibited from taking any action under this Section 5.01 which the Board of Directors of Infinity determines is required to be taken in the exercise of the Board's fiduciary duties to the stockholders of Infinity (other than CBS).

                  SECTION 5.02. Conduct of Business by Viacom Pending the Merger. Viacom covenants and agrees that, between the date of this Agreement and the Effective Time, except (w) as contemplated by this Agreement or as set forth in Schedule 5.02 of the Viacom Disclosure Schedule, (x) as CBS shall otherwise agree in advance in writing, which agreement shall not be unreasonably withheld or delayed (y) for the exercise of options, warrants and similar securities which would otherwise expire prior to the Effective Time, or the exercise of any put rights, call rights, rights of first refusal and other similar rights, in each case under agreements in existence on the date of this Agreement and otherwise in accordance with the terms of this Agreement and (z) an exchange offer of Blockbuster shares owned by Viacom for shares of Viacom Class B Common Stock owned by the stockholders of Viacom (the "Split-off") in accordance with the procedures set forth in Section 5.02 of the Viacom Disclosure Schedule, the business of Viacom and its subsidiaries shall be conducted only in, and Viacom and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Viacom and its subsidiaries shall use their reasonable best efforts to preserve substantially intact Viacom's business organization, to keep available the services of the current officers, employees and consultants of Viacom and its subsidiaries (provided that the foregoing covenant to use reasonable best efforts shall not require Viacom to offer retention bonuses to such individuals) and to preserve the current relationships of Viacom and its subsidiaries with customers, distributors, suppliers and other persons with which Viacom and its subsidiaries have significant business relations. By way of amplification and not limitation, between the date of this Agreement and the Effective Time, Viacom will not do, and will not permit any of its subsidiaries to do, directly or indirectly, any of the following except in compliance with the exceptions listed above:

                  (a) amend or otherwise change the Certificate of Incorporation or By-laws of Viacom or Blockbuster, or any other Viacom subsidiary if such amendment or change would have a Viacom Material Adverse Effect;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its or its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock or any other ownership interest (including any phantom interest), of Viacom or any of its subsidiaries (except (A) for the issuance of Shares issuable pursuant to Viacom Options outstanding on the date hereof and (B) for the issuance of options, which do not provide for accelerated vesting or other consequences in connection with the Merger and the other transactions contemplated by this Agreement, to purchase a maximum of 6,000,000 shares of Viacom Class B Common Stock in the ordinary course of business consistent with past practice and allocated to persons who are officers, employees, directors, independent contractors and production company writers and talent of Viacom or any of its subsidiaries on a basis substantially consistent with past practice), or (ii) any assets material to Viacom and its subsidiaries, taken as a whole, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries' capital stock other than cash dividends payable by any wholly owned Viacom subsidiary to another Viacom subsidiary or Viacom, other than dividends made or paid by Blockbuster, so long as the aggregate amount of such dividends paid by Blockbuster shall not exceed $50,000,000;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its or its subsidiaries' capital stock;

                  (e) (i) except in connection with acquisitions which individually do not exceed $200,000,000 and in the aggregate do not exceed $1,000,000,000 (A) acquire (including by merger, consolidation, or acquisition of stock or assets), or otherwise make any investment in, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets; or (B) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, agree to amend or otherwise modify in any manner any agreement or instrument pursuant to which Viacom has incurred indebtedness, or make any loans or advances, except in the ordinary course of business and consistent with past practice, except the refinancing of existing indebtedness, borrowings under commercial paper programs in the ordinary course of business or borrowings under existing bank lines of credit in the ordinary course of business, (ii) enter into any contract, agreement or transaction, other than (X) in the ordinary course of business, consistent with past practice and (Y) which would not be reasonably likely to prevent or materially delay the consummation of the Merger, (iii) authorize any capital expenditures which are, in the aggregate, in excess of the amount currently budgeted therefor (and previously disclosed to CBS) for the fiscal year ending December 31, 1999, and, with respect to fiscal year December 31, 2000, 10% in excess of such amount, in each case for Viacom and its subsidiaries taken as a whole or (iv) enter into or amend any contract, agreement, commitment or arrangement which would require Viacom to take any action prohibited by this subsection (e);

                  (f) increase the compensation payable or to become payable to its executive officers or employees, except as required by Law or by the terms of any collective bargaining agreement or other agreement currently in effect between Viacom or any subsidiary of Viacom and any executive officer or employee thereof and except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or executive officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee, provided that this clause shall not prevent any Viacom subsidiary from (i) entering into employment contracts with newly- hired or promoted executive officers on terms substantially consistent with the contractual arrangements currently existing at such subsidiary or (ii) providing for the payment of severance to executive officers or employees on terms substantially consistent with the past practices of such subsidiary;

                  (g) change in any material respect (except as required by the SEC or changes in United States generally accepted accounting principles which become effective after the date of this Agreement) any accounting policies, practices or procedures;

                  (h) make any tax election that, individually or in the aggregate, would have a Viacom Material Adverse Effect or settle or compromise any material Tax liability; or

                  (i) enter into any contract, agreement, lease, license, permit, franchise or other instrument or obligation which if in existence and known to Viacom prior to the date of this Agreement would have resulted in a breach of Section 4.05, except to the extent the conflict, violation breach, default or occurrence of the type referred to therein giving rise to such breach would not have a Viacom Material Adverse Effect;

provided, that Blockbuster shall not be prohibited from taking any action under this Section 5.02 which the Board of Directors of Blockbuster determines is required to be taken in the exercise of the Board's fiduciary duties to the stockholders of Blockbuster (other than Viacom).

                  SECTION 5.03. Other Actions. Except as required by Law, CBS and Viacom shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that is reasonably likely to, result in any of the conditions to the Merger set forth in Article VII not being satisfied.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Joint Proxy Statement.
(a) As promptly as practicable after the execution of this Agreement, (i) Viacom and CBS shall cooperate in preparing and each shall cause to be filed with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of Viacom's and CBS's stockholders to be held to consider approval and adoption of this Agreement and the Viacom Proposals and (ii) Viacom shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Viacom Class B Common Stock to be issued to the shareholders of CBS pursuant to the Merger. Each of Viacom and CBS shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Viacom shall use reasonable best efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Viacom Class B Common Stock pursuant to the Merger. Each of Viacom and CBS shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Viacom and CBS shall mail the Proxy Statement to its stockholders and to its shareholders, respectively. Each of Viacom and CBS shall also promptly file, use reasonable best efforts to cause to become effective as promptly as practicable and, if required, mail to its stockholders and shareholders, respectively, any amendment to the Registration Statement or Proxy Statement which may become necessary after the date the Registration Statement is declared effective.

                  (b) (i) The Proxy Statement shall include the recommendation of the Board of Directors of Viacom to the stockholders of Viacom in favor of approval of the Viacom Proposals; provided, however, that the Board of Directors of Viacom may take or disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting, withdraw, modify, or change any such recommendation to the extent that the Board of Directors of Viacom determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties to Viacom's stockholders under applicable Law after receiving advice from independent legal counsel (who may be Viacom's regularly engaged outside legal counsel).

                  (ii) The Proxy Statement shall include the recommendation of the Board of Directors of CBS to the shareholders of CBS in favor of adoption of this Agreement; provided, however, that the Board of Directors of CBS may take or disclose to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any disclosure required under applicable Law and may, prior to the date of its Stockholders' Meeting, withdraw, modify, or change any such recommendation to the extent that the Board of Directors of CBS determines in good faith that such withdrawal, modification or change is required in order to comply with its fiduciary duties under applicable Law after receiving advice from independent legal counsel (who may be CBS's regularly engaged outside legal counsel).

                  (c) Notwithstanding any withdrawal, modification or change in any approval or recommendation of the Board of Directors of CBS or Viacom, as the case may be, each of CBS and Viacom agree to hold their respective Stockholders Meeting in accordance with the time period specified in Section 6.02.

                  (d) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Viacom or CBS without the approval of the other party, which shall not be unreasonably withheld or delayed. Each of Viacom and CBS will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Viacom Class B Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (e) The information supplied by CBS for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders and shareholders of Viacom and CBS, respectively, (iii) the time of each of the Stockholders' Meetings (as hereinafter defined), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to CBS or any of its subsidiaries, or their respective officers or directors, should be discovered by CBS which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, CBS shall promptly inform Viacom. All documents that CBS is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (f) The information supplied by Viacom for inclusion in the Registration Statement and the Proxy Statement (including by incorporation by reference) shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Viacom and the shareholders of CBS, (iii) the time of each of the Stockholders' Meetings, and
(iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Viacom or any of its subsidiaries, or their respective officers or directors, should be discovered by Viacom which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Viacom shall promptly inform CBS. All documents that Viacom is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (g) Viacom and CBS each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in any registration statement or proxy statement prepared by Viacom, CBS or any person or entity with which Viacom or CBS, consistent with their obligations under this Agreement, has entered into, or may prior to the Effective Time enter into, a definitive acquisition agreement, (ii) agrees to use its reasonable best efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; provided, that such party shall not be required to make any material payment to such person or entity in connection with such party's efforts to obtain any such consent, and (iii) agrees to cooperate, and agrees to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in any such registration statement or proxy statement.

                  (h) CBS and Viacom will use their best efforts to complete the pro forma financial statements with respect to the Merger, in a form suitable for filing in connection with a registration statement under the Securities Act, as soon as possible, and in any event within 10 days after the execution of this Agreement.

                  (i) CBS shall consult with Viacom, and provide Viacom reasonable opportunity to review and comment on, and CBS and Viacom will use their respective reasonable best efforts to agree on, CBS's and Infinity's accounting for the Pending Transactions.

                  SECTION 6.02. Stockholders' Meetings. Each of Viacom and CBS shall call and hold a meeting of its stockholders or shareholders, respectively (collectively, the "Stockholders' Meetings"), as promptly as practicable for the purpose of voting upon, in the case of Viacom, the Viacom Proposals, and, in the case of CBS, the adoption of this Agreement, and CBS and Viacom shall hold the Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective and will use reasonable best efforts to hold the Stockholders' Meetings on the same day. Each of Viacom and CBS shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement, in the case of CBS, and the Viacom Proposals, in the case of Viacom, and shall take all other action necessary or advisable to secure the vote of its stockholders and shareholders, respectively, required by the NYSE, Pennsylvania Law or Delaware Law, as applicable, to obtain such approvals; provided, however, that Viacom or CBS, as applicable, shall not be obligated to solicit proxies in favor of the adoption of this Agreement, in the case of CBS, or in favor of the Viacom Proposals, in the case of Viacom, at its Stockholders' Meeting to the extent that the Board of Directors of Viacom or CBS, as applicable, determines in good faith that such failure to solicit proxies is required in order to comply with its fiduciary duties under applicable Law after receiving advice to such effect from independent legal counsel (who may be such party's regularly engaged outside legal counsel); provided, further, however, that notwithstanding anything to the contrary in the foregoing, each of CBS and Viacom shall hold its Stockholders Meeting in accordance with the time periods specified in the first sentence of this Section 6.02.

                  SECTION 6.03. Appropriate Action; Consents; Filings. (a) Each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly filings with or applications to the FCC with respect to the transactions contemplated herein. The parties hereto will use their respective best efforts, and will take all actions necessary, to consummate and make effective the transactions contemplated herein and to cause the conditions to the Merger set forth in
Article VII to be satisfied, (including using best efforts, and taking all actions necessary, to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Authorities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearance and the satisfaction of such conditions as expeditiously as possible.

                  (b) CBS and Viacom each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition or communications or broadcast Law that may be asserted by any U.S. federal, state and local and non-United States antitrust or competition authority, or by the FCC or similar authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the consent of the FCC to or avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement. In addition, each of CBS and Viacom agree to take promptly any and all steps necessary to obtain any consent or to vacate or lift any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority (each, an "Order") relating to antitrust or communications or broadcast matters that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation. The parties will expeditiously agree on a complete plan for compliance with applicable FCC ownership requirements for inclusion in the FCC filings and will expeditiously make such filings (including such agreed plan) with the FCC following the date of this Agreement.

                  (c) Each of Viacom and CBS shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and Viacom and CBS shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents, necessary, proper or advisable to consummate the Merger. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement.

                  SECTION 6.04. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, Viacom will provide to CBS (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access to all information and documents which CBS may reasonably request regarding the business, assets, liabilities, employees and other aspects of Viacom.

                  (b) From the date hereof to the Effective Time, to the extent permitted by applicable Law and contracts, CBS will provide to Viacom and its Representatives access to all information and documents which Viacom may reasonably request regarding the business, assets, liabilities, employees and other aspects of CBS.

                  (c) The parties shall comply with, and shall cause their respective Representatives to comply with all of their respective obligations under the Confidentiality Agreement dated August 27, 1999 (the "Confidentiality Agreement") between CBS and Viacom.

                  (d) No investigation pursuant to this Section 6.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  SECTION 6.05. No Solicitation of Competing Transactions. (a) CBS shall not, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the officers, directors or employees of CBS or any investment banker, financial advisor, attorney, accountant or other agent or representative of CBS to take any such action, and CBS shall notify Viacom as promptly as practicable of all of the relevant material details relating to all inquiries and proposals which CBS or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative may receive relating to any of such matters, provided, however, that prior to the adoption of this Agreement by the shareholders of CBS, nothing contained in this Section
6.05 shall prohibit the Board of Directors of CBS from (i) furnishing information to, or entering into and engaging in discussions or negotiations with, any person that makes a bona fide unsolicited written proposal that the Board of Directors of CBS determines in good faith, after consultation with CBS's financial advisors and independent legal counsel, can be reasonably expected to result in a CBS Superior Proposal; provided, that prior to furnishing such information to, or entering into discussions or negotiations with, such person, CBS (1) provides notice to Viacom to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and provides in any such notice to Viacom in reasonable detail the identity of the person making such proposal and the material terms and conditions of such proposal, (2) provides Viacom with all information regarding CBS provided or to be provided to such person which Viacom has not previously been provided, and provided, further that CBS shall keep Viacom informed, on a prompt basis, of the status and material terms of any such proposal and the status of any such discussions and negotiations and (3) receives from such person or entity an executed confidentiality agreement containing customary terms (which need not contain "standstill" or similar provisions), (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or making any disclosure required under applicable Law or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.01 following the making of a CBS Superior Proposal if, solely in the case of this clause (iii), the Board of Directors of CBS, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of CBS to comply with its fiduciary duties under applicable law.

                  (b) For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving CBS: (i) any merger, consolidation, share exchange, business combination, issuance or purchase of securities or other similar transaction other than transactions specifically permitted pursuant to Section 5.01 of this Agreement; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of CBS in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for CBS securities or the filing of a registration statement under the Securities Act in connection with any such exchange offer; in the case of clauses (i), (ii) or (iii) above, which transaction would result in a third party (or its shareholders) acquiring more than 35% of the voting power of the Shares then outstanding or more than 35% of the assets of CBS and its subsidiaries, taken as a whole; or (iv) any public announcement of an agreement, proposal, plan or intention to do any of the foregoing, either during the effectiveness of this Agreement or at any time thereafter.

                  (c) For purposes of this Agreement, a "CBS Superior Proposal" means any proposal made by a third party which would result in such party (or in the case of a parent-to- parent merger, its stockholders) acquiring, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, share purchase, asset purchase, recapitalization, liquidation, dissolution, joint venture or similar transaction, more than 50% of the voting power of the Shares then outstanding or all or substantially all the assets of CBS and its subsidiaries, taken as a whole, for consideration which the Board of Directors of CBS determines in its good faith judgment to be more favorable to CBS's shareholders than the Merger.

                  SECTION 6.06. Directors' and Officers' Indemnification and Insurance. (a) The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-laws of Viacom on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of CBS in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                  (b) The Surviving Corporation shall maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by CBS's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.06 more than an amount per year equal to 300% of current annual premiums paid by CBS for such insurance and; provided, further that if the annual premiums exceed such amount, Viacom shall be obligated to obtain a policy with the greatest coverage available for an annual cost not exceeding such amount.

                  (c) This Section 6.06 shall survive the consummation of the Merger, is intended to benefit each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation, and shall be enforceable by the indemnified parties and their successors.

                  SECTION 6.07. Notification of Certain Matters. CBS shall give prompt notice to Viacom, and Viacom shall give prompt notice to CBS, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and
(ii) any failure of CBS or Viacom, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.07 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.08. Tax Treatment. (a) The Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

                  (b) Between the date of this Agreement and the Effective Time, neither CBS nor Viacom nor their affiliates shall directly or indirectly take any action that could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code, that could prevent each of them from providing representations required from them in Sections 7.02(c) or 7.03(c), or that could prevent the opinions described in such Sections from being provided. Each of them shall use all reasonable efforts to cause the opinions described in such Sections to be provided, and to cause similar opinions to be provided at the date of filing of the Registration Statement.

                  (c) Neither CBS nor Viacom shall (without the consent of the other) take any action, except as specifically contemplated by this Agreement, that could adversely affect the intended tax treatment of the Pending Transactions.

                  SECTION 6.09. Stock Exchange Listing. Viacom shall as promptly as reasonably practicable prepare and submit to NYSE a listing application covering the shares of

Viacom Class B Common Stock to be issued in the Merger and the shares of Viacom Class B Common Stock underlying the CBS Options outstanding immediately prior to the Effective Time and shall use its best efforts to cause such shares to be approved for listing on the NYSE prior to the Effective Time.

                  SECTION 6.10. Public Announcements. Viacom and CBS shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or any listing agreement with the NYSE to which Viacom or CBS is a party. The parties have agreed on the text of a joint press release by which Viacom and CBS will announce the execution of this Agreement.

                  SECTION 6.11. Viacom's Directors. The Board of Directors of Viacom shall take all such action as may be necessary to cause the number of directors on the Board of Directors of Viacom to be increased to eighteen as of the Effective Time and to cause to be appointed to the Board of Directors of Viacom as of the Effective Time eight designees of CBS, one of whom shall be Mel Karmazin (unless Mel Karmazin shall no longer be available to serve in such capacity) and the other seven of whom shall consist of CBS directors designated in writing by CBS to Viacom prior to the mailing of the Proxy Statement as set forth in Exhibit A-1 hereto.

                  SECTION 6.12. Rights Agreement. The Board of Directors of CBS shall take such action as is necessary to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

                  SECTION 6.13. Assumption of Debt and Leases. (a) With respect to debt issued by CBS under indentures qualified under the Trust Indenture Act of 1939, and any other debt of CBS the terms of which require Viacom to assume such debt in order to avoid default thereunder (collectively, the "CBS Indentures"), Viacom shall execute and deliver to the trustees or other representatives in accordance with the terms of the respective CBS Indentures, Supplemental Indentures, in form satisfactory to the respective trustees or other representatives, expressly assuming the obligations of CBS with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all debt securities issued by CBS under the respective Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective CBS Indentures to be kept or performed by CBS and shall deliver such Supplemental Indentures to the respective trustees or other representatives under the CBS Indentures.

                  (b) Viacom shall, promptly upon the reasonable request of CBS, provide CBS with a letter which states that Viacom agrees that, as the Surviving Corporation in the Merger, as of and following the Effective Time, it will succeed to, honor, and satisfy all obligations and liabilities of CBS.

                  SECTION 6.14. Affiliates of CBS. CBS represents and warrants to Viacom that prior to the date of the CBS Stockholders' Meeting CBS will deliver to Viacom a letter identifying all persons who may be deemed affiliates of CBS under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of CBS, and CBS represents and warrants to Viacom that CBS has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. CBS shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit 6.14. CBS shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of CBS after CBS's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit 6.14.

                  SECTION 6.15. Prior Service. With respect to any medical and dental benefits provided to Continuing Employees as of or following the Effective Time under Viacom's benefit plans, Viacom agrees that it will waive waiting periods and pre-existing condition requirements under such plans (to the extent waived under CBS's plans), and will give Continuing Employees credit for any co-payments and deductibles actually paid by such employees under CBS's medical and dental plans during the calendar year in which the Effective Time occurs. In addition, service with CBS shall be recognized for all purposes under Viacom's compensation and benefit plans, programs, policies and arrangements, except where crediting such service would result in a duplication of benefits. Without limiting the generality of the foregoing, Viacom shall honor all vacation, personal and sick days accrued by Continuing Employees under CBS's plans, policies, programs and arrangements immediately prior to the Effective Time.

                  SECTION 6.16. Employee Matters. (a) Viacom may establish retention and severance arrangements for its officers or employees consistent with the terms and conditions set forth in Section 6.16 of the Viacom Disclosure Schedule (the "Viacom Employee Arrangements").

                  (b) CBS may establish retention and severance and similar compensation arrangements for its officers and employees; provided that the aggregate amount expended pursuant to such arrangements does not materially exceed the estimated value of the Viacom Employee Arrangements.

                  (c) Each of CBS and Viacom shall consult with the other on the design and implementation of the retention arrangements and the allocations of the payments thereunder.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. Conditions to the Obligations of Each Party. The obligations of CBS and Viacom to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

                  (a) (i) this Agreement shall have been adopted by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the CBS Stockholders' Meeting in accordance with Pennsylvania Law and CBS's Articles of Incorporation and (ii) the Viacom Proposals shall have been approved by the affirmative vote of the holders of a majority of the Viacom Class A Common Stock;

                  (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                  (c) no Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or Order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (d) the Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

                  (e) (i) all authorizations, consents, waivers, orders or approvals for the Merger required to be obtained and all conditions precedent to such authorizations, consents, waivers, orders or approvals shall have been satisfied, and all filings, notices or declarations required to be made, by Viacom and CBS prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, the FCC and competition and antitrust Governmental Authorities in Canada and either the European Union or the United Kingdom, as applicable, and (ii) all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by Viacom and CBS prior to the consummation of the Merger and the transactions contemplated hereunder, shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a material adverse effect, at or after the Effective Time, on the business, results of operations or financial condition of CBS and its subsidiaries and Viacom and its subsidiaries, collectively taken as a whole; and

                  (f) the shares of Viacom Class B Common Stock issuable to CBS's shareholders in the Merger and to holders of CBS Options outstanding immediately prior to the Effective Time shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                  SECTION 7.02. Conditions to the Obligations of Viacom. The obligations of Viacom to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of CBS contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct would not have, individually or in the aggregate, a CBS Material Adverse Effect, and Viacom shall have received a certificate of an officer of CBS to such effect;

                  (b) CBS shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Viacom shall have received a certificate of an officer of CBS to that effect; and

                  (c) Viacom shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, in form and substance reasonably satisfactory to Viacom, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Viacom and CBS will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of CBS and Viacom.

                  SECTION 7.03. Conditions to the Obligations of CBS. The obligations of CBS to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Viacom contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except where failure to be so true and correct would not have, individually or in the aggregate, a Viacom Material Adverse Effect, and CBS shall have received a certificate of an officer of Viacom to such effect;

                  (b) Viacom shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and CBS shall have received a certificate of an officer of Viacom to that effect; and

                  (c) CBS shall have received the opinion of Cravath, Swaine & Moore, in form and substance reasonably satisfactory to CBS, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Viacom and CBS will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Viacom and CBS.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Viacom and CBS;

                  (b) by either Viacom or CBS, if the Effective Time shall not have occurred on or before August 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by such time;

                  (c) by CBS upon delivery to Viacom of written notice that a Competing Proposal constitutes a CBS Superior Proposal; provided, however, that such termination pursuant to this subsection (c) shall not be effective until two business days have elapsed following delivery to Viacom of such written notice (which written notice will inform Viacom of the material terms and conditions of the CBS Superior Proposal); provided, further, however, that such termination under this subsection (c) shall not be effective until CBS has made payment to Viacom of the amounts required to be paid pursuant to Section 8.05;

                  (d) by either CBS or Viacom, if this Agreement shall fail to receive the requisite vote for adoption at the CBS Stockholders' Meeting;

                  (e) by CBS, upon a breach of any representation, warranty, covenant or agreement on the part of Viacom set forth in this Agreement, or if any representation or warranty of Viacom shall have become untrue, in either case such that the conditions set forth in
         Section 7.03(a) or (b) are not capable of being satisfied on or before August 31, 2000 (a "Terminating Viacom Breach");

                  (f) by Viacom, upon breach of any representation, warranty, covenant or agreement on the part of CBS set forth in this Agreement, or if any representation or warranty of CBS shall have become untrue, in either case such that the conditions set forth in Sections 7.02(a) or (b) are not capable of being satisfied on or before August 31, 2000 ("Terminating CBS Breach"); or

                  (g) by either Viacom or CBS, if any Governmental Authority shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable.

                  SECTION 8.02. Effect of Termination. Subject to Section 8.05 hereof, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Viacom or CBS or any of their respective officers or directors and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by either the stockholders of Viacom or shareholders of CBS, there shall not be any amendment that by Law requires further approval by the stockholders of Viacom or shareholders of CBS without the further approval of such stockholders or such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.03, waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 8.05. Expenses. (a) Except as set forth in this
Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that CBS and Viacom each shall pay one-half of all Expenses relating to (i) printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement,
(ii) any filing with the FCC or similar authority and (iii) any filing with antitrust authorities. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder and shareholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

                  (b) CBS agrees that:

                      (i) if CBS shall terminate this Agreement pursuant to
         Section 8.01(c); or

                      (ii) if (A) Viacom or CBS shall terminate this Agreement pursuant to Section 8.01(d) due to the failure of CBS's shareholders to approve this Agreement, (B) at or prior to the time of such failure to so approve this Agreement a Competing Transaction with respect to CBS shall have been made public and (C) within twelve months after such termination (i) a Competing Transaction is consummated or (ii) a binding agreement to enter into a Competing Transaction is entered into by CBS (solely for purposes of this Section 8.05(b)(ii), the term "Competing Transaction" shall have the meaning assigned to such term in
         Section 6.05(b) except that references to "35%" in the definition of "Competing Transaction" in Section 6.05(b) shall be deemed to be references to 50%),

then CBS shall pay to Viacom an amount equal to $1,000,000,000 (the "CBS Alternative Transaction Fee").

                  (c) Each of CBS and Viacom agrees that the agreements contained in Section 8.05(b) are an integral part of the transactions contemplated by this Agreement.

                  (d) All payments to Viacom under this Section 8.05 shall be made by wire transfer of immediately available funds to an account designated by Viacom.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  if to Viacom:

                           Viacom Inc.
                           1515 Broadway
                           New York, New York  10036
                           Telecopier: (212) 258-6134
                           Attention:  Senior Vice President,
                                       General Counsel

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Telecopier No.: (212) 848-7179
                           Attention:  Creighton O'M. Condon, Esq.  and
                                       Stephen R. Volk, Esq.

                  if to CBS:

                           CBS Corporation
                           51 West 52nd Street
                           35th Floor
                           New York, New York  10019
                           Telecopier No.:  (212) 597-4031
                           Attention:  Louis J. Briskman, Esq.
                                       Executive Vice President and
                                       General Counsel

                  with copies to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York  10019
                           Telecopier No.:  (212) 474-3700
                           Attention:  Allen Finkelson, Esq. and
                                       Scott A. Barshay, Esq.

                  SECTION 9.03. Interpretation, Certain Definitions. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also its permitted successors and assigns.

                  For purposes of this Agreement, the term:

                  (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

                  (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares
         (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares;

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "Governmental Authority" means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission;

                  (f) "knowledge" means the actual knowledge of the following officers and employees of CBS and Viacom, without benefit of an independent investigation of any matter, as to (i) CBS: Mel Karmazin, Leslie Moonves, Louis Briskman and Robert Freedline, and (ii) Viacom:
         Sumner Redstone, Philippe Dauman, Thomas Dooley, Michael Fricklas, George Smith and Susan Gordon;

                  (g) "person" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a

         "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (h) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Entire Agreement; Assignment. This Agreement (including the Exhibits, the CBS Disclosure Schedule and the Viacom Disclosure Schedule which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Parent Voting Agreements and the Confidentiality Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The parties agree to comply with all covenants and agreements set forth on the CBS Disclosure Schedule and the Viacom Disclosure Schedule as if such covenants and agreements were fully set forth in this Agreement. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 9.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article II and Section 6.06 (which are intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                  SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, except for such provisions where Pennsylvania Law is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  SECTION 9.09. Consent to Jurisdiction. (a) Each of Viacom and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of Viacom and CBS hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court. Each of Viacom and CBS agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of Viacom and CBS irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 9.09 shall affect the right of any party to serve legal process in any other manner permitted by law.

                  SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH OF VIACOM AND CBS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF VIACOM OR CBS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Viacom and CBS have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           VIACOM INC.


                                           By:  /s/ Sumner M. Redstone
                                                ------------------------------
                                                Name:
                                                Title:


                                           CBS CORPORATION


                                           By:  /s/ Fredric Reynolds
                                                ------------------------------
                                                Name:
                                                Title:











































































                    Exhibit A-1 to the Merger Agreement is
                       attached as Annex B to the Joint
                          Proxy Statement/Prospectus






























































































                    Exhibit A-2 to the Merger Agreement is
                          attached as Annex C to the
                       Joint Proxy Statement/Prospectus

                                                                 EXHIBIT 6.14 TO
                                                            THE MERGER AGREEMENT


                            FORM OF AFFILIATE LETTER


Viacom Inc.
1515 Broadway
New York, New York 10036


Ladies and Gentlemen:

                   I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of CBS Corporation, a Pennsylvania corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September , 1999 (the "Agreement"), between Viacom Inc., a Delaware corporation ("Viacom"), and the Company, the Company will be merged with and into Viacom (the "Merger").

                   As a result of the Merger, I may receive (i) shares of Class B common stock, par value $.01 per share, of Viacom (the "Viacom Class B Common Stock"), or (ii) an option (a "Substituted Option") to purchase a number of shares of Viacom Class B Common Stock (the Viacom Class B Common Stock and the Substituted Options collectively referred to as the "Viacom Securities"). In respect of shares of Viacom Class B Common Stock, I would receive such shares in exchange for shares owned by me of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"). In respect of the Substituted Options, I would receive such options in exchange for options to purchase Company Common Stock held by me under the CBS Stock Option Plans (as defined in the Agreement).

                   I represent, warrant and covenant to Viacom that in the event I receive any Viacom Securities as a result of the merger:

                   A. I shall not make any sale, transfer or other disposition of the Viacom Securities in violation of the Act or the Rules and Regulations.

                   B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Viacom Securities to the extent I felt necessary, with my counsel or counsel for the Company.

                   C. I have been advised that the issuance of Viacom Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration

          Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Viacom Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Viacom Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Viacom, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                   D. I understand that Viacom is under no obligation to register the sale, transfer or other disposition of the Viacom Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

                   E. I also understand that there will be placed on the certificates for the Viacom Securities issued to me, or any substitutions therefor, a legend stating in substance:

                   "THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________ BETWEEN THE REGISTERED HOLDER HEREOF AND VIACOM, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF VIACOM."

                   F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Viacom reserves the right to put the following legend on the certificates issued to my transferee:

                   "THE [SHARES] [OPTIONS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [OPTIONS] HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN

                   CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                   It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Viacom a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Viacom in form and substance reasonably satisfactory to Viacom, to the effect that such legend is not required for purposes of the Act.

                   Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                            Very truly yours,


                                            ------------------------------------
                                            Name:


Accepted this ____ day of
__________, ____, by

VIACOM INC.


By:
   -------------------------------------
    Name:
    Title:

                                                                        ANNEX B
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                   VIACOM INC.

(Originally incorporated on November 10, 1986 under the name Arsenal Holdings, Inc.)

                                    ARTICLE I

                                      NAME

   The name of this Corporation is Viacom Inc.

                                   ARTICLE II

                   REGISTERED OFFICE AND AGENT FOR SERVICE

   The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent for service of process in Delaware is:

                           Corporation Service Company
                                1013 Centre Road
                         Wilmington, Delaware 19805-1297

                                   ARTICLE III

                               CORPORATE PURPOSES

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                  CAPITAL STOCK

   (1)   Shares, Classes and Series Authorized.

      (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 3,700,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

         (i) 500,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock").

         (ii) 3,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

         (iii) 200,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock").

      (b) The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

   (2)   Powers and Rights of the Class A Common Stock and the Class B Common
         Stock.

   Except as otherwise expressly provided in this Restated Certificate of Incorporation, all issued and outstanding shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

      A. Voting Rights and Powers. Except as otherwise provided in this Restated Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock shall vote together with the holders of any other outstanding shares of capital stock of the Corporation entitled to vote, without regard to class, and every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in his name. The holders of shares of Class A Common Stock shall have the relevant class voting rights set forth in Article IX. Except as otherwise required by law, the holders of outstanding shares of Class B Common Stock shall not be entitled to any votes upon any questions presented to stockholders of the Corporation, including but not limited to, whether to increase or decrease (but not below the number of shares then outstanding) the number of authorized shares of Class B Common Stock.

      B. Dividends. Subject to the rights and preferences of the Preferred Stock set forth in this Article IV and in any resolution or resolutions providing for the issuance of such stock as set forth in Section (3) of this Article IV, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

      C. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided ratably among the holders of Class A Common Stock and Class B Common Stock.

      D. Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined.

      E. Conversion. So long as there are 10,000 shares of Class A Common Stock outstanding, each record holder of shares of Class A Common Stock or Class B Common Stock may convert any or all of such shares into an equal number of shares of Class B Common Stock by surrendering the certificates for such shares, accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any, along with a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares into the same number of shares of Class B Common Stock and requesting that the Corporation issue all of such Class B Common Stock to the persons named therein, setting forth the number of shares of Class B Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued.

   (3)Powers and Rights of the Preferred Stock.

   Subject to Article XIII of this Restated Certificate of Incorporation, the Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix; the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the

Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange, whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Class A Common Stock or Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

   (4)Issuance of Class A Common Stock, Class B Common Stock and Preferred
Stock.

   Subject to Article XIII of this Restated Certificate of Incorporation, the Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Class A Common Stock, Class B Common Stock and Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law.

                                    ARTICLE V

                                    DIRECTORS

   (1) Power of the Board of Directors. Subject to Article XIII of this Restated Certificate of Incorporation, the property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized, subject in all cases to Article XIII of this Restated Certificate of Incorporation:

      (a) To make, alter, amend or repeal the By-Laws of the Corporation; provided that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

      (b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including, without limitation, the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

      (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation, and the By-Laws of the Corporation.

   (2) Number and Qualifications of Directors. The number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than three nor more than twenty. Directors shall be elected to hold office for a term of one year. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed in the manner provided in this Article V Section (2) and in the By-Laws.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS,
                               OFFICERS AND OTHERS

   (1)Action Not By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (2)Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   (3)Successful Defense. To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (4) Determination of Right to Indemnification in Certain Circumstances. Any indemnification under Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article IV. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the Corporation entitled to vote thereon.

   (5)  Advance Payment of Expenses.

      (a) Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

      (b) Expenses (including attorneys' fees) incurred by any other employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate.

   (6)Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

   (7)Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving as the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

   (8)Certain Definitions. For the purposes of this Article VI, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VI, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this
Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

   (9)The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                      DIRECTOR LIABILITY TO THE CORPORATION

   (a)A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular no Director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

   (b)Any repeal or modification of the foregoing paragraph (a) by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   (c)If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                  ARTICLE VIII

                          RESERVATION OF RIGHT TO AMEND
                          CERTIFICATE OF INCORPORATION

   Subject to Article XIII of this Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Restated Certificate of Incorporation and all rights and powers conferred in this Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

   Each reference in the Restated Certificate of Incorporation to "the Restated Certificate of Incorporation", "hereunder", "hereof", or words of like import and each reference to the

Restated Certificate of Incorporation set forth in any amendment to the Restated Certificate of Incorporation shall mean and be a reference to the Restated Certificate of Incorporation as supplemented and amended through such amendment to the Restated Certificate of Incorporation.

                                   ARTICLE IX

                                  VOTING RIGHTS

   (1)Class A Common Stock. In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of a majority of the then outstanding shares of Class A Common Stock, voted separately as a class, shall be necessary to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation pursuant to which shares of Common Stock are converted into or exchanged for any securities or any other consideration.

   (2)Preferred Stock. Subject to Article XIII of this Restated Certificate of Incorporation, in addition to any other approval required by law or by this Restated Certificate of Incorporation, each particular series of any class of Preferred Stock shall have such right to vote, if any, as shall be fixed in the resolution or resolutions, adopted by the Board of Directors, providing for the issuance of shares of such particular series.

                                    ARTICLE X

                                 STOCK OWNERSHIP
                       AND THE FEDERAL COMMUNICATIONS LAWS

   (1)Requests for Information. So long as the Corporation or any of its subsidiaries holds any authorization from the Federal Communications Commission (or any successor thereto), if the Corporation has reason to believe that the ownership, or proposed ownership, of shares of capital stock of the Corporation by any stockholder or any person presenting any shares of capital stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), such stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of capital stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, the Federal Communications Laws. For purposes of this Article X, the term "Federal Communications Laws" shall mean any law of the United States now or hereafter in effect (and any regulation thereunder) pertaining to the ownership of, or the exercise of the rights of ownership with respect to, capital stock of corporations holding, directly or indirectly, Federal Communications Commissions authorizations, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and regulations thereunder pertaining to the ownership, or the exercise of the rights of ownership, of capital stock of corporations holding, directly or indirectly, Federal Communications Commission authorizations, by (i) aliens, as defined in or under the Communications Act, as it may be amended from time to time, (ii) persons and entities having interests in television or radio stations, daily newspapers and cable television systems or (iii) persons or entities, unilaterally or otherwise, seeking direct or indirect control of the Corporation, as construed under the Communications Act, without having obtained any requisite prior Federal regulatory approval to such control.

   (2)Denial of Rights, Refusal to Transfer. If any stockholder or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (1) of this Article or the Corporation shall conclude that the ownership of, or the exercise of any rights of ownership with respect to, shares of capital stock of the Corporation, by such stockholder or Proposed Transferee, could result in any inconsistency with, or violation of, the Federal Communications Laws, the Corporation may refuse to permit the transfer of shares of capital stock of the Corporation to such Proposed Transferee, or may suspend those rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, the Federal Communications Laws, such refusal of transfer or suspension to remain in effect until the requested information has been received and the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, is permissible under the Federal Communications Laws, and the Corporation may exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, or violation of, any provision of the Federal Communications Laws.

   (3)Legends. The Corporation may note on the certificates of its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article.

   (4)Certain Definitions. For purposes of this Article, the word "person" shall include not only natural persons but partnerships, associations, corporations, joint ventures and other entities, and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

                                   ARTICLE XI

                  TRANSACTIONS WITH DIRECTORS AND OFFICERS

   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders entitled to vote thereon. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE XII

                          COMPROMISE AND REORGANIZATION

   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE XIII

                          GOVERNANCE OF THE CORPORATION
                             DURING SPECIFIED PERIOD

(1) Definitions. As used in this Article XIII, the following terms shall have the following meanings:

(a) "CBS" shall mean CBS Corporation, a Pennsylvania corporation, immediately prior to the Effective Time.

(b) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on September 6, 1999 (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director (as defined in Section 2(b) of this Article XIII).

(c) "CEO" shall mean the Chief Executive Officer.

(d) "COO" shall mean the President and Chief Operating Officer.

(e) "Effective Time" shall mean the time of filing of the Certificate of Merger to which this Certificate of Incorporation is attached.

(f) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

(g) "NAI" shall mean National Amusements, Inc., a Maryland corporation, and its successors or assigns.

(h) "Specified Independent Directors" shall mean the directors of the Corporation first elected after 1993 and who are not management of the Corporation or NAI (together with any replacements of such persons).

(i) "Specified Period" shall mean the period of three years commencing at the Effective Time.

(j) "Stockholder Agreement" shall mean the Stockholder
Agreement dated as of September 6, 1999, by and between NAI and CBS, relating to Corporation governance matters.

(k) "Viacom Directors" shall mean the ten (10) directors of the Corporation serving as the Board of Directors of the Corporation immediately prior to the Effective Time (including the Specified Independent Directors).

(2) Directors.

(a) Effective immediately at the Effective Time, the Board of Directors shall consist of eighteen (18) directors. The number of directors may be fixed by resolution of the Board from time to time, provided, however, that the size of the Board of Directors may not be changed during the Specified Period without the approval of at least fourteen (14) directors. At the Effective Time, ten
(10) directors shall be Viacom Directors and eight (8) directors shall be CBS Directors.

(b) Until the expiration of the Specified Period, the Board of Directors (subject to the fiduciary duties of the directors) shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a CBS Director which becomes vacant is filled promptly by a person qualifying as an Independent Director and designated to fill such seat by a majority of the CBS Directors remaining on the Board of Directors (a "Replacement CBS Director") and (ii) a Specified Independent Director which becomes vacant is filled promptly by an Independent Director who is the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size.

(c) During the Specified Period, all committees of the Board of Directors (other than the Compensation Committee and the Officers Nominating Committee) shall have such number of CBS Directors as equals the total number of members of the Committee multiplied by a fraction, the numerator of which is eight (8) and the denominator of which is eighteen (18), rounded to the closest whole number; provided that in no event shall any committee have (x) fewer than one (1) CBS Director or (y) less than a majority of Viacom Directors.

(d) During the Specified Period, the Board of Directors shall not take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article XIII (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions).

(3) Chairman and Chief Executive Officer.

(a) At the Effective Time, Sumner Redstone shall remain the Chairman and CEO. In the event that Sumner Redstone is not the CEO at the Effective Time or ceases to be the CEO at any time during the Specified Period, then Mel Karmazin, if he is COO at such time, shall succeed to the position of CEO for the remainder of the Specified Period. During any such period of succession, Mel Karmazin shall continue to exercise the powers, rights, functions and responsibilities of the COO in addition to exercising those of the CEO.

(b) The Chairman shall chair all meetings of the Board of Directors and stockholders at which he is present.

(c) The CEO shall be responsible, in consultation with the COO, for corporate policy and strategy and the COO shall consult on all major decisions with, and shall report directly to, the CEO, during the Specified Period; provided, however, that the CEO shall not exercise any powers, rights, functions or responsibilities of the COO unless Mel Karmazin is the CEO.

(4)      President and Chief Operating Officer.

(a) At the Effective Time, the President and Chief Operating Officer of the Corporation shall be Mel Karmazin. During the Specified Period, Mel Karmazin may not be terminated or demoted from the position of COO (or, in the event that Sumner Redstone is not the CEO, from the position of CEO) and no COO Functions (as defined below) may be changed without the affirmative vote of at least fourteen (14) directors.

(b) Subject to the requirement that the COO consult with the CEO on all major decisions, the powers, rights, functions and responsibilities of the COO (collectively, the "COO Functions") shall include, without limitation, the following:

     (i) supervising, coordinating and managing the Corporation's business, operations, activities, operating expenses and capital allocation;

     (ii) matters relating to officers (other than the Chairman, CEO and COO) and employees, including, without limitation, hiring (subject to (A) the specific Board of Directors authority described below with respect to the CFO, the General Counsel and the Controller and (B) Section 5 below), terminating, changing positions and allocating responsibilities of such officers and employees; and

     (iii) substantially all of the powers, rights, functions and responsibilities typically exercised by a chief operating officer.

      All officers (other than the Chairman, CEO and COO) will report, directly or indirectly, to the COO (this reporting relationship will be deemed a COO Function).

(c) In the event that Mel Karmazin is not COO or CEO, the Board may terminate the COO's employment, eliminate the COO position and the Officers Nominating Committee and reallocate the COO Functions without regard to the other provisions of this Article XVIII.

(5) Officers Nominating Committee; Compensation Committee.

   (a) Subject to the powers of the Compensation Committee set forth below, during the Specified Period, all powers of the Board of Directors, including, without limitation, the right to hire, elect, terminate, change positions, allocate responsibilities or determine non-equity compensation, with respect to officers and employees, shall be exercised, subject to clauses (b) and (c) below, by, and delegated to, the Officers Nominating Committee of the Board of Directors. The Officers Nominating Committee shall consist solely of the member of the Board of Directors who is the COO, except that in the event Mel Karmazin succeeds to the position of CEO, the sole member of the Officers Nominating Committee shall be the member of the Board of Directors who is the CEO.

(b) The Officers Nominating Committee shall have no powers with respect to the Chairman, CEO and COO, and shall not have the power to fill the positions of Chief Financial Officer, Controller or General Counsel of the Corporation without the approval of the Board of Directors; provided that this provision shall in no way affect the other powers and authorities of the Officers Nominating Committee with respect to the Chief Financial Officer, Controller and General Counsel positions, including, without limitation, the power to terminate employment of persons holding such positions.

(c) The Compensation Committee shall not be required to, or have any power to, approve the annual compensation of (i) any employee if the total value of such employee's annual cash compensation (assuming for this purpose that the actual bonus of each officer and employee is equal to his or her target bonus) is less than $1 million or (ii) talent (as such term is commonly used in the media or entertainment industries), in each such case which power shall be delegated to the Officers Nominating Committee. The annual compensation of all other officers and employees and any equity or equity-based compensation of any officer or employee must be approved by the Compensation Committee.

(d) The Compensation Committee shall consist of three CBS Directors who are Independent Directors and three non-CBS Directors, two of whom will be the Specified Independent Directors and the other of whom will be an Independent Director.

(e) Any decision or determination of the Officers Nominating
Committee may be reversed or overridden by (and only by) the affirmative vote of at least fourteen (14) directors.

(6)      Stockholder Agreement.

      The Stockholder Agreement may not be amended, and no provision thereof may be modified or waived, except with the approval of at least fourteen (14) directors.

(7)      Issuance of Voting Stock.

      During the Specified Period, in addition to any other approval required by law or by this Restated Certificate of Incorporation, the Corporation may not issue (i) additional shares of Class A Common Stock or (ii) any shares of Preferred Stock or any other class or series of stock or securities, in each case with, or convertible into or exchangeable or exercisable for stock or other securities with, the right to vote on any matter on which stockholders are entitled to vote if the result would be that parties bound by the Stockholder Agreement could fail to own at least a majority of the outstanding shares of voting stock of the Corporation.

(8)      Voting

      During the Specified Period, except for those actions set forth on Annex I to this Restated Certificate of Incorporation, which shall require the approval of the Board of Directors, all action by the Board of Directors shall require the affirmative vote of at least fourteen (14) directors. At all meetings of the Board of Directors a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or this Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(9)      Amendment.

      Until the expiration of the Specified Period the provisions of any Article of this Restated Certificate which refer to this Article XIII, the provisions of this Article XIII, and the provisions of Article VIII of the by-laws of the Corporation, may not be amended, altered, repealed or waived in any respect without the approval of at least fourteen (14) directors.

(10)      Successors.

      During the Specified Period, the provisions of this Article XIII shall be applicable to (i) any successor to the Corporation as the result of a merger, consolidation or other business combination, whether or not the Corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the

Corporation or its successor is or becomes a direct or indirect subsidiary, the Board of Directors shall not permit the Corporation to be a party to any transaction which would not comply with the foregoing without the approval of at least fourteen (14) directors.

(11)      Subsidiaries.

      The Board of Directors shall have the right, following consultation with the COO or, if Mel Karmazin is the CEO, the CEO, with respect to any public company which is a subsidiary of the Corporation, to take such steps as the Board of Directors reasonably determines are necessary to implement corporate governance arrangements applicable to such subsidiary in a manner as consistent as practicable with the provisions contained in this Restated Certificate of Incorporation; provided that any such steps shall not vest in the Board of Directors greater power or provide the COO with fewer rights than those provided for in this Restated Certificate of Incorporation.

                                                                         ANNEX I
                                                         TO VIACOM INC. RESTATED
                                                    CERTIFICATE OF INCORPORATION


      The provisions of this Annex I shall form a part of, and be incorporated in all respects in, the Restated Certificate of Incorporation to which this Annex I is attached. The following actions shall require the approval of a majority of the directors:

A. Acquisitions, Divestitures, Joint Ventures, Guarantees

   * Any acquisition, equity investment or joint venture (each an "Acquisition") by the Corporation or any of its subsidiaries for more than $25 million.
   * Any divestiture or other sale of assets (each a "Divestiture") (not in the ordinary course) by the Corporation or any of its subsidiaries for more than $25 million (based on purchase price or net book value of assets).
   * Any real estate purchase, sale or lease by the Corporation or any of its subsidiaries for more than $25 million.
   * Any guarantee by the Corporation or any of its subsidiaries of an obligation of a third party where the obligation guaranteed is more than $25 million.
   * Notwithstanding the above, any Acquisition or Divestiture by the Corporation or any of its subsidiaries of (a) internet or internet related businesses for more than $25 million but less than $100 million, with the value thereof represented by multi-year commitments for advertising, promotion and content licensing, is excluded, so long as the aggregate of such Acquisitions or Divestitures, in each case, does not exceed $550 million and (b) radio or outdoor advertising businesses for more than $25 million but less than $100 million, is excluded, so long as the aggregate of such Acquisitions or Divestitures, in each case, does not exceed $300 million; provided that (i) any Divestiture of shares of a publicly traded internet or internet related business with a value of up to $75 million is excluded and shall not be included in the calculation of any of the threshold amounts set forth above, (ii) Board approval may be secured
      (but is not required) for any transaction of more than $25 million but less than $100 million where the regular meeting schedule of the Board so permits (and shall not otherwise be required), (iii) the Board will be provided with information about and a status report on such transactions completed without Board approval and (iv) this limit of authority will be reviewed in 12 months from the Effective Time (as defined in Article XIII of the Restated Certificate) and may be amended only with the approval of 14 members of the Board of Directors.

   * Any contract of the Corporation or any of its subsidiaries not in the ordinary course with a value in excess of $25 million.
   * Notwithstanding the above, any of the foregoing transactions that is approved by the Board shall not be included in the calculation of any of the threshold amounts set forth above.

B. Employee Matters

   *  Employee benefit plans (at the Corporation or a subsidiary):
      (a) creating a new plan, (b) suspending or terminating an existing plan, (c) any amendment that materially increases cost to the Corporation or subsidiary
   * Entering into any modifications or amendments to the employment agreements with the CEO or the COO.

C. General

   *  The Annual Report on Form 10-K
   * Proxy statement and notice of meeting (including annual or special meeting date, location, record date for voting)
   * Any issuance of Corporation stock, or options, warrants or other similar rights (including stock appreciation rights) or debt or other securities convertible into or exchangeable for Corporation stock
   * Any issuance of debt unless such debt is short term and is within the spending limits of the annual operating budget or is replacing existing debt
   * Annual capital expenditure and annual operating budgets and individual capital expenditure transactions in excess of $25 million for the Corporation or any of its subsidiaries
   * Any Corporation or subsidiary pays a dividend or repurchases stock from a third party
   * Review and approve any action or transaction where Board action is required by law (other than ss. 141(a) of the Delaware General Corporation
      Law) or by the terms of the transaction (in all cases other than as specifically set forth in the Restated Certificate of Incorporation)
   *  Review and approve Board minutes
   * Subject to Article XIII of the Restated Certificate of Incorporation, determine Board administration, including number of directors, meeting schedule, nominees, committees, director compensation, D&O insurance authorization, internal investigations and retention of advisors in connection therewith, and decisions regarding indemnification of individuals

   * Subject to Article XIII of the Restated Certificate of Incorporation, amendments to the Restated Certificate of Incorporation and by-laws of the Corporation
   *  Commencement and settlement of major litigation
   *  Selection of independent auditors
   * All matters on which the Corporation Board of Directors has historically taken action other than (1) matters relating to the subject matters addressed in this Annex I and not requiring approval of the Board of Directors hereunder and (2) those matters delegated to the COO, including all of the COO Functions (as defined in Article XIII of this Restated Certificate of Incorporation).

                                                                         ANNEX C










                                   VIACOM INC.

                              AMENDED AND RESTATED

                                  B Y - L A W S


                                    ARTICLE I
                                     OFFICES

                   Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                   Section 2. The Corporation may also have offices at such other places both within and without the state of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                   Section 1. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                   Section 2. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the board of directors or, in the absence of such determination, on the third Thursday of the ninth month after the month end most nearly coinciding with the close of the fiscal year of the Corporation.

                   Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                   Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                   Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, may be called by the affirmative vote of a majority of the board of directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board or the President and Chief Operating Officer and shall be called by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman of the Board, the President and Chief Operating Officer or Secretary at the request in writing of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, acting together as a single class. Such request shall state the purpose or purposes of the proposed meeting.

                   Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

                   Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                   Section 8. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                   Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the aggregate voting power of the shares of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of applicable law or of the Restated Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

                   Section 10. At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the Restated Certificate of Incorporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                   Section 11. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by stockholders representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

                   Section 12. At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

                   Section 13. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS


                   Section 1. The number of directors which shall constitute the entire Board of Directors shall be fixed as set forth in Article XIII of the Restated Certificate of Incorporation, and shall not be less than three nor more than eighteen. Directors shall have such qualifications as may be prescribed by these by-laws. Directors need not be stockholders. If required by regulations of the Federal Communications Commission, each director shall be a citizen of the United States of America

                   Section 2. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the corporation then outstanding (other than the Common Stock), and subject to Article XIII of the Restated Certificate of Incorporation, vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall qualify, unless sooner displaced. Subject to

Article XIII of the Restated Certificate of Incorporation, if there are no directors in office, then an election of directors may be held in the manner provided by statute.

                   Section 3. The property and business of the Corporation shall be controlled and managed in accordance with the terms of the Restated Certificate of Incorporation by its board of directors which may, subject to
Article XIII of the Restated Certificate of Incorporation, exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS


                   Section 4. The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

                   Section 5. A regular annual meeting of the board of directors, including newly elected directors, shall be held immediately after each annual meeting of stockholders at the place of such stockholders' meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.

                   Section 6. Additional regular meetings of the board of directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the board of directors.

                   Section 7. The Chairman of the Board, the Chief Executive Officer, Vice Chairman of the Board or the President and Chief Operating Officer of the Corporation and the Secretary may call a special meeting of the board of directors at any time by giving notice, specifying the business to be transacted at and the purpose or purposes of the meeting, to each member of the board at least twenty-four (24) hours before the time appointed.

                   Section 8. At all meetings of the board a majority of the full board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                   Section 9. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                   Section 10. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS


                   Section 11. Designation of Committees. Subject to Article XIII of the Restated Certificate of Incorporation, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to Article XIII of the Restated Certificate of Incorporation, the board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                   Section 12. Vacancies. Subject to Article XIII of the Restated Certificate of Incorporation, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                   Section 13. Powers. Subject to Article XIII of the Restated Certificate of Incorporation, any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors to the extent provided by Section 141(c) of the General Corporation Law of the State of Delaware as it exists now or may hereafter be amended.

                   Section 14. Each committee of the board of directors shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS


                   Subject to Article XIII of the Restated Certificate of
Incorporation:

                   Section 15. Unless otherwise restricted by the Restated Certificate of Incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. All directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

                              REMOVAL OF DIRECTORS


                   Subject to Article XIII of the Restated Certificate of
Incorporation:

                   Section 16. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (a) any director, or the entire board of directors, may be removed from office at any time prior to the expiration of his term of office, with or without cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all of the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose; provided that, any director may be removed from office by the affirmative vote of a majority of the entire board of directors, at any time prior to the expiration of his term of office, as provided by law, in the event a director fails to meet the qualifications stated in these by-laws for election as a director or in the event such director is in breach of any agreement between such director and the Corporation relating to such director's service as a director or employee of the Corporation.

                          INDEMNIFICATION OF DIRECTORS

                   Section 17. The Corporation shall have the right to indemnify directors, officers and agents of the Corporation to the fullest extent permitted by the General Corporation Law of Delaware and by the Restated Certificate of Incorporation, as both may be amended from time to time.

                                   ARTICLE IV
                                     NOTICES

                   Section 1. Whenever, under the provisions of applicable law or of the Restated Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall be construed to mean written or printed notice given either personally or by mail or wire addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire. Notice to directors may also be given by telephone.

                   Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the Restated Certificate of Incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                   Section 3. Attendance at a meeting shall constitute a waiver of notice except where a director or shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                   Section 4. Neither the business to be transacted at, nor the purpose of, any regular meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                                    ARTICLE V
                                    OFFICERS

                   Subject to Article XIII of the Restated Certificate of
Incorporation:

                   Section 1. The officers of the Corporation shall be elected by the board of directors at its first meeting after each annual meeting of the stockholders and shall be a President and Chief Operating Officer, a Treasurer and a Secretary. The board of directors may also elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Chairmen of the Board and Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries. Any number of offices may be held by the same person, except that the offices of President and Chief Operating Officer and Secretary shall not be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President. Every officer shall be a citizen of the United States of America.

                   Section 2. The board of directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

                   Section 3. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                              CHAIRMAN OF THE BOARD


                   Section 4. The Chairman of the Board, if any shall be elected, shall preside at all meetings of the board of directors and the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

                           VICE CHAIRMAN OF THE BOARD


                   Section 5. The Vice Chairman of the Board, if any shall be elected, or if there be more than one, the Vice Chairmen of the Board in order of their election, shall, in the absence of the Chairman of the Board, or in the case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Vice Chairman of the Board shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

                           THE CHIEF EXECUTIVE OFFICER

                   Section 6. The Chief Executive Officer shall be responsible, in consultation with the President and Chief Operating Officer, for corporate policy and strategy. The President and Chief Operating Officer shall consult on all major decisions with, and shall report directly to, the Chief Executive Officer; provided, however, that the Chief Executive Officer shall not exercise any powers, rights, functions or responsibilities of the President and Chief Operating Officer unless Mel Karmazin is the Chief Executive Officer.

                    THE PRESIDENT AND CHIEF OPERATING OFFICER

                   Section 7. Subject to Article XIII of the Restated Certificate of Incorporation and to the requirement that the President and Chief Operating Officer consult with the Chief Executive Officer on all major decisions, the

President and Chief Operating Officer shall be responsible for:

                            (i)  supervising, coordinating and managing
                   the Corporation's business, operations and activities, operating expenses and capital allocation;

                            (ii) matters relating to officers (other than the
                   Chairman, the Chief Executive Officer and the President and Chief Operating Officer) and employees, including, without limitation, hiring, terminating, changing positions and allocation of responsibilities of such officers and employees;

                            (iii) substantially all of the powers, rights,
                   functions and responsibilities typically exercised by a chief operating officer; and

                            (iv) all officers (other than the Chairman, the
                   Chief Executive Officer and the President and Chief Operating Officer) will report, directly or indirectly, to the President and Chief Operating Officer.

                               THE VICE-PRESIDENTS

                   Section 8. The Vice-Presidents shall have such powers and perform such duties as may from time to time be assigned to them by the board of directors or the President and Chief Operating Officer.

                      THE SECRETARY AND ASSISTANT SECRETARY


                   Section 9. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the President and Chief Operating Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                   Section 10. The Assistant Secretary, if any shall be elected, or if there be more than one, the Assistant

Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors or the President and Chief Operating Officer.

                     THE TREASURER AND ASSISTANT TREASURERS


                   Section 11. The Treasurer, under the supervision of the President and Chief Operating Officer, shall have charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or at the direction of the board of directors.

                   Section 12. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the President and Chief Operating Officer or the board of directors, taking proper vouchers for such disbursements, and subject to the supervision of the President and Chief Operating Officer, shall render to the board of directors, when they or either of them so require, an account of his transactions as Treasurer and of the financial condition of the Corporation.

                   Section 13. If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                   Section 14. The Assistant Treasurer, if any shall be elected, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned to them by the board of directors.

                   Section 15. In addition to the corporate officers elected by the board of directors pursuant to this Article V, the President and Chief Operating Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the President and Chief Operating Officer may deem appropriate. The President and Chief Operating Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments. Such appointments and termination of appointments shall be reported to the board of directors.

                                   ARTICLE VI
                              CERTIFICATES Of STOCK

                   Section 1. Every holder of shares of capital stock in the Corporation shall be entitled to have a certificate sealed with the seal of the Corporation and signed by, or in the name of the Corporation by, the Chairman of the Board, the Chief Executive Officer, Vice Chairman of the Board or the President and Chief Operating Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the

Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                   Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES


                   Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of capital stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK


                   Section 4.  Upon surrender to the Corporation or
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE


                   Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS


                   Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS

                   Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Restated Certificate of Incorporation and these by-laws.

                   Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT


                   Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                     CHECKS


                   Section 4. All checks or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR


                   Section 5. The fiscal year of the Corporation shall be as specified by the board of directors.

                                      SEAL


                   Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    CONTRACTS


                   Section 7. An Officer of the Corporation may sign any note, bond, or mortgage of the Corporation in furtherance of the Corporation's ordinary business and in order to implement any action authorized by these by-laws.

                                  ARTICLE VIII
                      RESTATED CERTIFICATE OF INCORPORATION

                   In addition to all other provisions of the Restated Certificate of Incorporation, and notwithstanding that these by-laws may contain any provision contrary thereto, these by-laws shall be subject in all respects to Article XIII of the Restated Certificate of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

                   In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the

Corporation from time to time may make, amend, alter, change or repeal the by-laws of the Corporation; provided, that any by-laws made, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed, and that any by-laws may be made, by the stockholders of the Corporation. Notwithstanding any other provisions of the Restated Certificate of Incorporation of the Corporation or these by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, the Restated Certificate of Incorporation or these by-laws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in this election of Directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any by-laws of the Corporation.

                                                                         ANNEX D

================================================================================






                                VOTING AGREEMENT


                                       By


                            NATIONAL AMUSEMENTS, INC.
                                  (Stockholder)

                                       and

                                 CBS CORPORATION




                          Dated as of September 6, 1999







================================================================================

                                VOTING AGREEMENT


                   VOTING AGREEMENT, dated as of September 6, 1999 (this "Agreement"), by NATIONAL AMUSEMENTS, INC., a Maryland corporation (the "Stockholder"), to and for the benefit of CBS CORPORATION, a Pennsylvania corporation ("CBS").

                   WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 93,658,988 shares of Class A Common Stock (the "Viacom Class A Common Stock"; such shares, together with any shares of Viacom Class A Common Stock and any other shares of voting stock of Viacom acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Stockholder's Shares"), par value $.01 per share, of VIACOM, INC., a Delaware corporation ("Viacom");

                   WHEREAS, concurrently with the execution of this Agreement, CBS and Viacom are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, CBS will be merged with and into Viacom (the "Merger"); and

                   WHEREAS, as a condition to the willingness of Viacom and CBS to enter into the Merger Agreement, CBS has requested the Stockholder to agree, and in order to induce CBS to enter into the Merger Agreement, the Stockholder is willing to agree, to vote in favor of the Viacom Proposals (as defined in the Merger Agreement), upon the terms and subject to the conditions set forth herein.

                   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                   Section 1. Voting of Stockholder's Shares. Until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees that, at the Viacom Stockholders' Meeting or any other meeting of the stockholders of Viacom, however called, and in any action by written consent of the stockholders of Viacom, the Stockholder will vote all of the Stockholder's Shares (i) in favor of the Viacom Proposals and (ii) against any action, proposal or agreement that would or could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Viacom under the Merger Agreement or which would or could reasonably be expected to result in any of the conditions to the Merger Agreement not being fulfilled.

                   Section 2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Stockholder's Shares which is inconsistent with this Agreement.

                   Section 3. Transfer of Stockholder's Shares. The Stockholder hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Stockholder's Shares unless the transferee unconditionally agrees in writing to be bound by the terms and conditions of this Agreement.

                   Section 4. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to CBS as follows:

                   (a) Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Stockholder, and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by CBS, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                   (b) No Conflict. (i) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (A) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Stockholder, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder's Shares are bound or affected or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder's Shares are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                   (ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                   (c) Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of 93,658,988 shares of Viacom Class A Common Stock. The Stockholder's Shares are all the voting securities of Viacom owned, either of record or beneficially, by the Stockholder. The Stockholder's Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder's Shares.

                   Section 5. Termination. This Agreement shall terminate upon the earlier to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with the terms thereof. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

                   Section 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

                   if to the Stockholder:

                            National Amusements, Inc.
                            200 Elm Street
                            Dedham, Massachusetts 02026
                            Telecopier No.:  (781) 461-1412
                            Attention:  General Counsel

                   with a copy to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York 10022
                            Telecopier No.:  (212) 848-7179
                            Attention: Creighton O'M. Condon, Esq. and
                                       Stephen R. Volk, Esq.

                   if to CBS:

                            CBS Corporation
                            51 West 52nd Street
                            35th Floor
                            New York, New York 10019
                            Telecopier No.:  (212) 597-4031
                            Attention:  Louis J. Briskman, Esq.
                                        Executive Vice President and
                                        General Counsel

                   with copies to:

                            Cravath, Swaine & Moore
                            825 Eighth Avenue
                            New York, New York 10019
                            Telecopier No.:  (212) 474-3700
                            Attention:  Allen Finkelson, Esq. and
                                        Scott A. Barshay, Esq.

                   Section 7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                   Section 8. Entire Agreement; Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties hereto without the prior written consent of the other party hereto. Any purported assignment in violation of this Section 8 shall be void. Subject to the preceding sentences of this Section 8, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

                   Section 9. Parties in Interest; Certain Events. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Stockholder's Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Viacom affecting the capital stock of Viacom, or the acquisition of additional shares of Viacom Class A Common Stock or other voting securities of Viacom by the Stockholder, the number of Stockholder's Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Viacom Class A Common Stock or other voting securities of Viacom issued to or acquired by the Stockholder.

                   Section 10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                   Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such State.

                   Section 12. Consent to Jurisdiction. (a) Each of the Stockholder and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of CBS and the Stockholder hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of CBS and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                   (b) Each of CBS and the Stockholder irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 12 shall affect the right of any party to serve legal process in any other manner permitted by law.

                   Section 13. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                   Section 14. Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance.

                   Section 15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   Section 16. WAIVER OF JURY TRIAL. EACH OF CBS AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CBS AND THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        NATIONAL AMUSEMENTS, INC.


                                        By  /s/ Sumner M. Redstone
                                          --------------------------------------
                                            Name:  Sumner M. Redstone
                                            Title: Chairman, President
                                                   & Chief Executive Officer


                                        CBS CORPORATION


                                        By  /s/ Fredric G. Reynolds
                                          --------------------------------------
                                            Name:  Fredric G. Reynolds
                                            Title: Executive Vice President,
                                                   Chief Financial Officer

                                                                         ANNEX E

================================================================================











                              STOCKHOLDER AGREEMENT


                                       By


                            NATIONAL AMUSEMENTS, INC.
                                  (Stockholder)

                                       and

                                 CBS CORPORATION


                          Dated as of September 6, 1999









================================================================================

                              STOCKHOLDER AGREEMENT


          STOCKHOLDER AGREEMENT, dated as of September 6, 1999 (this "Agreement"), by NATIONAL AMUSEMENTS, INC., a Maryland corporation (the "Stockholder"), to and for the benefit of CBS CORPORATION, a Pennsylvania corporation ("CBS"), and its assigns by operation of law.

          WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially 93,658,988 shares of Class A Common Stock (the "Viacom Class A Common Stock"; such shares, together with any shares of Viacom Class A Common Stock and any other shares of voting stock of Viacom (together with the Viacom Class A Common Stock, the "Voting Stock") acquired by the Stockholder during the Specified Period (as defined in Section 1 of this Agreement) being collectively referred to herein as the "Stockholder's Shares"), par value $.01 per share, of VIACOM INC., a Delaware corporation ("Viacom");

          WHEREAS, concurrently with the execution of this Agreement, CBS and Viacom are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, CBS will be merged with and into Viacom (the "Merger"); and

          WHEREAS, as a condition to the willingness of Viacom and CBS to enter into the Merger Agreement, CBS has requested the Stockholder to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on the date of this Agreement (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director.

          (b) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

          (c) "Replacement CBS Director" shall mean a person qualifying as an Independent Director and designated by a majority of the CBS Directors remaining on the Board of Directors of Viacom to fill a seat on the Board of Directors of Viacom vacated by a CBS Director or such a seat with respect to which a CBS Director does not seek reelection.

          (d) "Specified Independent Directors" shall mean the directors of Viacom first elected after 1993 and who are not management of Viacom or the Stockholder (together with any replacements of such persons).

          (e) "Specified Period" shall mean the period of three years commencing at the Effective Time.

          Section 2.  Covenants of the Stockholder.

          (a) The Stockholder shall cause to be nominated and elected each CBS Director, including any Replacement CBS Director, so that there are eight CBS Directors on the Board of Directors of Viacom at all times;

          (b) the Stockholder shall take all action necessary to ensure that any seat on the Board of Directors of Viacom vacated by a CBS Director or such a seat with respect to which a CBS Director elects not to seek reelection is filled by a Replacement CBS Director immediately following the designation of such person as such and notice thereof to the Stockholder;

          (c) the Stockholder shall take all action necessary to ensure that no CBS Director is removed as a director of Viacom unless such removal is for cause and is approved by at least 14 members of the Board of Directors of Viacom;

          (d) in the event that any Specified Independent Director shall resign, vacate his directorship, fail to stand as a director, fail to be elected as a director, or otherwise be removed as or for any reason cease to be a director of Viacom, the Stockholder shall take all necessary action to cause such Specified Independent Director to be replaced by an Independent Director; provided that any such replacement Specified Independent Director shall be the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size;

          (e) unless approved by a vote of at least 14 members of the Board of Directors of Viacom, the Stockholder shall not take any action to amend, modify or repeal Article XIII of the Restated Certificate of Incorporation of Viacom (in the form attached as Exhibit A-1 of the Merger Agreement) or Article VIII of the By-laws of Viacom (in the form attached as Exhibit A-2 of the Merger Agreement), or otherwise vote in favor of or take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of any provision contained therein (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions). Without limiting the generality of the foregoing, the Stockholder further agrees to take all necessary action to ensure that such provisions shall be applicable to (i) any successor to Viacom as the result of a merger, consolidation or other business combination, whether or not Viacom is the surviving corporation in such transaction, or otherwise and (ii) any corporation or other entity with respect to which Viacom or its successor is or becomes a direct or indirect subsidiary, and the Stockholder shall take all necessary action to ensure that Viacom shall not be a party to any transaction which would not comply with the provisions of this paragraph (e) unless such transaction is approved by a vote of at least 14 members of the Board of Directors of Viacom;

          (f) the Stockholder shall take all necessary action, including without limitation by voting and/or holding the Stockholder's Shares, to ensure that the Stockholder or transferees thereof (in accordance with Section 4 of this Agreement) owns, beneficially and of record, on an outstanding and fully diluted basis, a majority of the shares of Voting Stock, at all times (and refrain from taking any action that would have the opposite result); and

          (g) each of the CBS Directors are intended third-party beneficiaries of this Agreement and shall have the right to enforce the provisions of this Agreement.

          Section 3. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Stockholder's Shares which is inconsistent with this Agreement.

          Section 4. Transfer of Stockholder's Shares. The Stockholder hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Stockholder's Shares unless the transferee unconditionally agrees in writing to be bound by the terms and conditions of this Agreement.

          Section 5. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to CBS as follows:

          (a) Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Stockholder, and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by CBS, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

          (b) No Conflict. (i) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (A) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Stockholder, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder's Shares are bound or affected or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancelation of or result in the creation of a lien or encumbrance on any of the Stockholder's Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder's Shares are bound or affected, except, in the case of clauses
     (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental

     Entity except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

          (c) Title to the Shares. As of the date hereof, the Stockholder is the record and beneficial owner of 93,658,988 shares of Viacom Class A Common Stock. The Stockholder's Shares are all the voting securities of Viacom owned, either of record or beneficially, by the Stockholder. The Stockholder's Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholders voting rights, charges and other encumbrances of any nature whatsoever. The Stockholder has the sole right to vote and transfer the Stockholder's Shares, and the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Stockholder's Shares.

          Section 6. Effectiveness; Termination. This Agreement shall become effective as of the date of this Agreement, provided that the Stockholder shall have no obligation under Section 2(a), (b), (c) and (e) until the commencement of the Specified Period. This Agreement shall terminate at the close of business on the final day of the Specified Period.

          Section 7. Notices. All notices, requests, claims, demand and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in Person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7):

          if to Stockholder

          National Amusements, Inc.
          200 Elm Street
          Dedham, MA 02026
          Telecopier No.:  (781) 461-1412
          Attention:  General Counsel

          with copies to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, Now York 10022
          Telecopier No.: (212) 848-7179
          Attention: Creighton O'M. Condon, Esq. and
                     Stephen R. Volk, Esq.

          if to CBS:

          CBS Corporation
          51 West 52nd Street
          35th Floor
          New York, New York 10019
          Telecopier No.: (212) 597-4031
          Attention: Louis J. Briskman, Esq.
                     Executive Vice President
                     and General Counsel

          with copies to:

          Cravath, Swaine & Moore
          825 Eighth Avenue
          New York, New York 10019
          Telecopier No.: (212) 474-3700
          Attention: Allen Finkelson, Esq. and
                     Scott A. Barshay, Esq.

          Section 8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

          Section 9. Entire Agreement; Assignment. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by either of the parties hereto without the prior written consent of the other party hereto, except that CBS may assign, its rights, interests and obligations under this Agreement to Viacom by operation of law. Any purported assignment in violation of this Section 9 shall be void.

          Section 10. Parties in Interest; Certain Events. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except as set forth in Section 2(g). The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Viacom affecting the capital stock of Viacom, or the acquisition of additional shares of Viacom Class A Common Stock or other voting securities of Viacom by the Stockholder, the number of Stockholder's Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Viacom Class A Common Stock or other voting securities of Viacom issued to or acquired by the Stockholder.

          Section 11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such State.

          Section 13. Consent to Jurisdiction. (a) Each of the Stockholder and CBS hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of CBS and the Stockholder hereby irrevocably agrees that all claims in respect to such action or proceeding shall be heard and determined exclusively in any Delaware state or federal court. Each of CBS and the Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of CBS and the Stockholder irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law.

          Section 14. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 15. Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only (i) by a written instrument signed by the parties hereto or, in the case of a waiver, by each party waiving compliance and (ii) after the Effective Time if any such amendment or waiver is concurred in by at least 14 members of the Board of Directors of Viacom.

          Section 16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 17. WAIVER OF JURY TRIAL. EACH OF CBS AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CBS AND THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        NATIONAL AMUSEMENTS, INC.

                                           by  /s/  Sumner M. Redstone
                                             -----------------------------------
                                             Name:  Sumner M. Redstone
                                             Title: Chairman, President
                                                    & Chief Executive Officer



                                        CBS CORPORATION


                                           by  /s/ Fredric G. Reynolds
                                             -----------------------------------
                                             Name: Fredric G. Reynolds
                                             Title:Executive Vice President,
                                                   Chief Financial Officer

                                                                         ANNEX F




                                   VIACOM INC.


                                September 6, 1999


Sumner M. Redstone
The Carlyle Hotel
Suite 3201
35 East 76th Street
New York, New York 10021


Dear Mr. Redstone:

                  This is to confirm our agreement that, effective as of the Effective Time (as defined in the Agreement and Plan of Merger (the "Merger Agreement") between Viacom Inc. ("Viacom") and CBS Corporation ("CBS"), dated as of the date hereof) (the "Effective Date"), you shall be paid the following compensation by Viacom, in addition to any compensation, benefits and perquisites you have heretofore received from Viacom.

                  As the sole compensation for services to be rendered by you in all capacities to Viacom, its subsidiaries and affiliates, you will receive the following compensation.

                  (a) Salary: For all the services rendered by you in any capacity to Viacom, its subsidiaries and affiliates, Viacom agrees to pay you a base salary at the rate of $1,000,000 per annum ("Salary"), payable in accordance with Viacom's then effective payroll practices.

                  (b) Bonus Compensation: In addition to your Salary, you shall be entitled to receive bonus compensation for each of the calendar years during your employment with Viacom, determined and payable as follows ("Bonus"):

                  (i) Your Bonus for each of the calendar years during your employment with Viacom will be based upon a measurement of performance against objectives in accordance with Viacom's Short-Term Incentive Plan and its Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time (collectively, the "STIP"), which objectives shall be no less favorable to you than the objectives used to determine the amount of bonus payable to any other executive of Viacom whose bonus is based in

Sumner M. Redstone                      2                      September 6, 1999



                           whole or in part on corporate performance and who participates in the STIP.

                  (ii) Your Target Bonus and Maximum Bonus opportunity for each calendar year (prorated for calendar year 2000 by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365) during your employment with Viacom shall be as follows:

                           Year              Target               Maximum
                           --------------    ----------------     -----------
                           2000              $5,000,000           $10,000,000

                           2001              $5,500,000           $11,000,000

                           2002              $6,050,000           $12,100,000

                           2003 and          $6,655,000           $13,310,000
                           thereafter

                  (iii) Your Bonus for any calendar year shall be payable by February 28 of the following year.

                  (c) Deferred Compensation: In addition to your Salary and Bonus, you shall earn, in respect of calendar year 2000 and each calendar year thereafter during your employment with Viacom, an additional amount ("Deferred Compensation"), the payment of which (together with the return thereon as provided in this paragraph (c)) shall be deferred until January of the first calendar year following the year in which you cease to be an "executive officer" of Viacom, as defined for purposes of the Securities Exchange Act of 1934, as amended. The amount of Deferred Compensation for calendar year 2000 shall be $2,000,000, prorated by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365. The amount of Deferred Compensation for calendar years 2001 through 2003 shall be subject to annual increases each January 1st, commencing January 1, 2001, in an amount equal to 10% of the sum of your Salary and Deferred Compensation for the preceding year. Deferred Compensation shall be credited to a bookkeeping account maintained by Viacom on your behalf, the balance of which account shall periodically be credited (or debited) with deemed positive (or negative) return calculated in the same manner, and at the same times, as the deemed return on your account under the excess 401(k) plan of Viacom (as such plan may be amended from time to time) is determined or, if you do not participate in such plan, with a return to be mutually agreed by the Company and you. Viacom's obligation to pay the Deferred Compensation (including the return thereon provided for in this paragraph (c)) shall be an unfunded obligation to be satisfied from the general funds of Viacom.

Sumner M. Redstone                     3                       September 6, 1999


                  (d) Grant: You will be awarded a grant (the "Grant") under Viacom's 1997 Long-Term Management Incentive Plan (the "1997 LTMIP") of stock options to purchase 2,000,000 shares of Viacom's Class B Common Stock, effective as of the Effective Date, with an exercise price equal to the fair-market value of Viacom's Class B Common Stock on the date of the Grant. The Grant shall vest in three equal installments on the first, second and third anniversaries of the Effective Date. Such stock options shall be subject to terms identical in all material respects to those applicable to the grant to be made to Mr. Karmazin as of the Effective Date.

                  If you agree with the foregoing terms, please execute this letter in the space provided below and return a copy to the undersigned.


                                               VIACOM INC.


                                               By: /s/ Philippe P. Dauman
                                                   ------------------------
                                                   Philippe P. Dauman
                                                   Deputy Chairman



ACCEPTED AND AGREED:

/s/ Sumner M. Redstone
------------------------
Sumner M. Redstone
September 6, 1999

                                                                         ANNEX G


                                   VIACOM INC.


                                September 6, 1999


Mel Karmazin
1 Central Park West
New York, New York 10023


Dear Mel:

                  Viacom Inc. ("Viacom"), having an address at 1515 Broadway, New York, New York 10036, agrees to employ you and you agree to accept such employment upon the following terms and conditions:

                  1. Term. The term of your employment hereunder shall commence on the Effective Time (as defined in the Agreement and Plan of Merger between Viacom and CBS Corporation ("CBS"), dated as of the date hereof (the "Merger Agreement"), pursuant to which CBS shall merge with and into Viacom) (the "Effective Date") and, unless terminated by Viacom or you pursuant to paragraph 8 hereof, shall continue through and until December 31, 2003. The period from the Effective Date through December 31, 2003 shall hereinafter be referred to as the "Employment Term," notwithstanding any earlier termination pursuant to paragraph 9. In the event that the Merger Agreement is terminated or otherwise abandoned, this Agreement shall be void ab initio.

                  2. Duties. During the Employment Term, you agree to devote your entire business time, attention and energies to the business of Viacom and its subsidiaries. This is not intended to prevent you from engaging in other activities that do not conflict with or interfere with the performance of your duties and responsibilities hereunder. You will be President and Chief Operating Officer of Viacom reporting directly and solely to Sumner M. Redstone, the Chairman of the Board and Chief Executive Officer of Viacom (the "Chairman"), and, upon the termination of the Chairman's service as Chief Executive Officer during the Employment Term, you shall be appointed the Chief Executive Officer. You will perform such duties and have such responsibilities set forth in Article XIII of the Amended and Restated Certificate of Incorporation of Viacom to be effective as of the Effective Date (the "Certificate of Incorporation"), a copy of which is attached hereto as Exhibit A. You will have such authority as is necessary for the performance of your obligations hereunder. You shall serve as a member of the Boards of Directors of Viacom and Circular. Your principal place of business shall be at Viacom's headquarters in the New York City metropolitan area and you shall not be required to relocate outside of the New York City metropolitan area. You shall be entitled to continue to serve on the corporate, charitable and educational boards of which you are a member as of the date hereof.

                  3. Compensation. As the sole compensation for services to be rendered by you during the Employment Term in all capacities to Viacom, its subsidiaries and affiliates, you will receive the following compensation.

                  (a) Salary: For all the services rendered by you in any capacity to Viacom, its subsidiaries and affiliates, Viacom agrees to pay you a base salary at the rate of $1,000,000 per annum ("Salary"), payable in accordance with Viacom's then effective payroll practices.

                  (b) Bonus Compensation: In addition to your Salary, you shall be entitled to receive bonus compensation for each of the calendar years during the Employment Term, determined and payable as follows ("Bonus"):

                  (i) Your Bonus for each of the calendar years during the Employment Term will be based upon a measurement of performance against objectives in accordance with Viacom's Short-Term Incentive Plan and its Senior Executive Short-Term Incentive Plan, as the same may be amended from time to time (collectively, the "STIP"), which objectives shall be no less favorable to you than the objectives used to determine the amount of bonus payable to any other executive of Viacom whose bonus is based in whole or in part on corporate performance and who participates in the STIP.

                  (ii) Your Target Bonus and Maximum Bonus opportunity for each calendar year (prorated for calendar year 2000 by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365) during the Employment Term shall be as follows:

                        Year              Target                    Maximum
                        ------------      --------------------      ------------
                        2000              $5,000,000                $10,000,000
                        2001              $5,500,000                $11,000,000
                        2002              $6,050,000                $12,100,000
                        2003              $6,655,000                $13,310,000

                  (iii) Your Bonus for any calendar year shall be payable by
                        February 28 of the following year (even if not during the Employment Term).

                  (c) Deferred Compensation: In addition to your Salary and Bonus, you shall earn, in respect of calendar year 2000 and each calendar year during the Employment Term after 2000, an additional amount ("Deferred Compensation"), the payment of which (together with the return thereon as provided in this paragraph 3(c)) shall be deferred until January of the first calendar year following the year in which you cease to be an "executive officer" of Viacom, as defined for purposes of the Securities Exchange Act of 1934, as amended. The amount of Deferred Compensation for calendar year 2000 shall be $2,000,000, prorated by multiplying such amount by a fraction, the numerator of which is the number of days in 2000 following the Effective Date, and the denominator of which is 365. The amount of Deferred Compensation for calendar years 2001 through 2003 shall be subject to annual increases each January 1st, commencing January 1, 2001, in an amount equal to 10% of the sum of your Salary and Deferred Compensation for the preceding year. Deferred Compensation shall be credited to a bookkeeping account maintained by Viacom on your behalf, the balance of which account shall periodically be credited (or debited) with deemed positive (or negative) return calculated in the same manner, and at the same times, as the deemed return on your account under the excess 401(k) plan of Viacom (as such plan may be amended from time to time) is determined (it being understood and agreed that if at any time during which the Deferred Compensation remains payable your excess 401(k) account balance is distributed in full to you, your Deferred Compensation account shall continue to be credited or debited with a deemed return based on the investment portfolio in which your excess 401(k) account was notionally invested immediately prior to its distribution). Viacom's obligation to pay the Deferred Compensation (including the return thereon provided for in this paragraph 3(c)) shall be an unfunded obligation to be satisfied from the general funds of Viacom.

                  (d) Grant: You will be awarded a grant (the "Grant") under Viacom's 1997 Long-Term Management Incentive Plan (the "1997 LTMIP") of stock options to purchase 2,000,000 shares of Viacom's Class B Common Stock (such number to be adjusted for any stock split, stock dividend or other similar transaction that would result in an adjustment under the terms of the 1997 LTMIP if such options were granted on the date hereof), effective as of the Effective Date, with an exercise price equal to the fair-market value of Viacom's Class B Common Stock on the Effective Date. Except as provided herein, the Grant shall be made in accordance with the standard terms of stock option awards under the 1997 LTMIP (a copy of the standard form of such stock option awards is attached hereto as Exhibit B), shall vest in three equal installments on the first, second and third anniversaries of the Effective Date and shall be for a ten-year term. In the event you cease to be employed by the Company for any reason upon the expiration of the Employment Term, you shall be able to exercise the Grant for two years following such termination.

                  4.  Benefits.

                  (a) You shall be entitled to participate in such medical, dental and life insurance, 401(k), pension and other plans as Viacom may have or establish from time to time and in which any other Viacom executives are eligible to participate. The foregoing, however, shall not be construed to require Viacom to establish any such plans or to prevent the modification or termination of such plans once established, and no such action or failure thereof shall affect this Agreement; provided, however, that no modification of any plans in which you participate shall be made which results in treating you less favorably than other senior executives of Viacom. It is further understood and agreed that all benefits (including without limitation, Viacom's Pension and Excess Pension Plans, short term disability program, Long-Term Disability program and any supplement thereto, life insurance and any applicable death benefit) you may be entitled to as an employee of Viacom shall be based upon your Salary and, your Deferred Compensation, as set forth in paragraphs 3(a) and
(c) hereof, and not upon any bonus compensation due, payable or paid to you hereunder, except where the benefit plan expressly provides otherwise. In addition, it is hereby expressly agreed that you shall retain all benefits that you have accrued under any compensation and benefit plans of CBS. You shall be entitled to four (4) weeks vacation.

                  (b) Viacom shall provide you with no less than Five Million Dollars ($5,000,000) of term life insurance during the Employment Term. You shall have the right to assign the policy for such life insurance to your spouse or issue or to a trust or trusts primarily for the benefit of your spouse and/or issue.

                  (c) In addition to the benefits described in paragraphs 4(a) and (b) hereof, Viacom agrees that you shall be credited for service accrued or deemed accrued prior to the Effective Date with CBS or any of its subsidiaries or predecessors for all purposes under any employee benefit plans, programs or arrangement established or maintained by Viacom or any of its subsidiaries; provided, however that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

                  (d) Notwithstanding anything herein to the contrary, if it is determined that any payment or benefit provided to you (whether hereunder or otherwise, and including any payments or benefits resulting from the transactions contemplated by the Merger Agreement) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then you shall be entitled to an additional cash payment (a "Gross-Up Payment") in an amount that will place you in the same after-tax economic position that you would have enjoyed if the Excise Tax had not applied to the payment. The amount of the Gross-Up Payment shall be determined by Viacom's regular independent auditors. No Gross-Up Payments shall be payable hereunder if Viacom's auditors determine that such payments are not subject to an Excise Tax. Viacom's auditors shall be paid by Viacom for services performed hereunder.

                  5. Business Expenses. During the Employment Term, you shall be reimbursed for such reasonable travel and other expenses incurred in the performance of your duties hereunder as are customarily reimbursed to senior executives of Viacom.

                  6. Perquisites. You shall be eligible for all perquisites made available by Viacom from time to time during the Employment Term to other senior executives of Viacom. Without limiting the generality of the foregoing, you shall be entitled to (i) a car allowance and insurance in accordance with Viacom's policy and (ii) use of a private airplane on a basis no less favorable than as provided by CBS to you as of the date of execution of this Agreement, or, if more beneficial to you, as provided by Viacom to any of its senior executives.

                  7. Exclusive Employment, Confidential Information, Etc.

                  (a) Non-Competition. You agree that your employment hereunder is on an exclusive basis, and that during the period of your employment hereunder and, in the event during the Employment Term, of (x) a termination of your employment pursuant to paragraph 9(a) hereof or (y) your resignation without Good Reason, for a period of eighteen (18) months following the date of such termination or resignation, as the case may be (the "Non-Compete Period"), you will not engage in any other business activity which is in conflict with your duties and obligations hereunder. You agree that during the Non-Compete Period you shall not directly or indirectly engage in or participate as an officer, employee, director, agent of or consultant for any business directly competitive with that of Viacom, nor shall you make any investments in any company or business competing with Viacom; provided, however, that nothing herein shall prevent you from investing as less than a two (2%) percent shareholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system.

                  (b) Confidential Information. You agree that you shall not, during the Employment Term or at any time thereafter, use for your own purposes, or disclose to or for the benefit of any third party, any trade secret or other confidential information of Viacom or any of its affiliates or predecessors (except as may be required by law or in the performance of your duties hereunder consistent with Viacom's policies) and that you will comply with any confidentiality obligations of Viacom to a third party, whether under agreement or otherwise. Notwithstanding the foregoing, confidential information shall be deemed not to include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or any other person who directly or indirectly receives such information from you or at your direction or (ii) is or becomes available to you on a non-confidential basis from a source which is entitled to disclose it to you.

                  (c) No Employee Solicitation. You agree that, during the Employment Term and for one (1) year thereafter, you shall not, directly or indirectly, engage, employ, or solicit the employment of any person who is then or has been within six (6) months prior thereto, an employee of Viacom or any of Viacom's affiliates or predecessors.

                  (d) Viacom Ownership. The results and proceeds of your services hereunder, including, without limitation, any works of authorship resulting from your services during your employment with Viacom and/or any of its affiliates or predecessors and any works in progress, shall be works-made-for-hire and Viacom shall be deemed the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner Viacom determines in its sole discretion without any further payment to you whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-for-hire and/or there are any rights which do not accrue to Viacom under the preceding sentence, then you hereby irrevocably assign and agree to assign any and all of your right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to Viacom, and Viacom shall have the right to use the same in perpetuity throughout the universe in any manner Viacom determines without any further payment to you whatsoever. You shall, from time to time, as may be requested by Viacom, do any and all things which Viacom may deem useful or desirable to establish or document Viacom's exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments. To the extent you have any rights in the results and proceeds of your services that cannot be assigned in the manner described above, you unconditionally and irrevocably waive the enforcement of such rights. This paragraph 7(d) is subject to, and shall not be deemed to limit, restrict, or constitute any waiver by Viacom of any rights of ownership to which Viacom may be entitled by operation of law by virtue of Viacom or any of its affiliates or predecessors being your employer.

                  (e) Litigation. You agree that, during the Employment Term, for one (1) year thereafter and, if longer, during the pendancy of any litigation or other proceeding, (i) you shall not communicate with anyone (other than your own attorneys and tax advisors and, except to the extent required by law or necessary in the performance of your duties hereunder) with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving any of Viacom's affiliates or predecessors, other than any litigation or other proceeding in which you are a party-in-opposition, without giving prior notice to Viacom or Viacom's counsel, and (ii) in the event that any other party attempts to obtain information or documents from you with respect to matters possibly related to such litigation or other proceeding, you shall promptly so notify Viacom's counsel unless you are prohibited from doing so under applicable law.

                  (f) No Right to Write Books, Articles, Etc. During the Employment Term, except as authorized by Viacom, you shall not prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, concerning Viacom or any of Viacom's affiliates or predecessors or any of their officers, directors, agents, employees, suppliers or customers.

                  (g) Return of Property. All documents, data, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for you and utilized by you in the course of your employment with Viacom or any of its affiliates or predecessors shall remain the exclusive property of Viacom. In the event of the termination of your employment for any reason, Viacom reserves the right, to the extent permitted by law and in addition to any other remedy Viacom may have, to deduct from any monies otherwise payable to you the following: (i) the full amount of any debt you owe to Viacom or any of its affiliates or predecessors at the time of or subsequent to the termination of your employment with Viacom, and
(ii) the value of the Viacom property which you retain in your possession after the termination of your employment with Viacom. In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement shall serve as such consent.

                  (h) Non-Disparagement. You and, to the extent set forth in the next sentence, Viacom agree that each party shall not, during the Employment Term and for one (1) year thereafter criticize, ridicule or make any statement which disparages or is derogatory of the other party in any communications with any customer or client. Viacom's obligations under the preceding sentence shall be limited to communications by its senior corporate executives having the rank of Senior Vice President or above.

                  (i) Injunctive Relief. Viacom has entered into this Agreement in order to obtain the benefit of your unique skills, talent, and experience. You acknowledge and agree that any violation of paragraphs 7(a) through (k) hereof will result in irreparable damage to Viacom, and, accordingly, Viacom may obtain injunctive and other equitable relief for any breach or threatened breach of such paragraphs, in addition to any other remedies available to Viacom.

                  (j) Survival; Modification of Terms. Your obligations under paragraphs 7(a) through (i) hereof shall remain in full force and effect for the entire period provided therein notwithstanding the termination of the Employment Term pursuant to paragraph 9 hereof or otherwise. You and Viacom agree that the restrictions and remedies contained in paragraphs 7(a) through (k) are reasonable and that it is your intention and the intention of Viacom that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. If it shall be found by a court of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or the period or area of application reduced, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable.

                  (k) No Selling of Viacom Stock without Board Consent. In consideration of your employment hereunder, you hereunder agree that, except as otherwise provided herein, during the period commencing on the date hereof and ending on the third anniversary of the Effective Date, you shall not sell or dispose of (nor exercise any limited rights or stock appreciation rights with respect to) any shares of capital stock of CBS or Viacom held by you, your immediate family members (which does not include your former spouse), or trusts or other entities in which you or your immediate family members have a controlling interest or are beneficiaries (together, the "Family Affiliates" and each, a "Family Affiliate") that you or any Family Affiliate now hold, or in the future may acquire, including, without limitation, shares that you or any Family Affiliate receive pursuant to the transactions contemplated by the Merger Agreement (whether in exchange for shares of CBS common stock or otherwise), under any stock options or other equity-based compensation awards made to you by CBS or by Viacom under this Agreement or under any other agreement awarding you shares of capital stock of Viacom, without first obtaining the consent of (i) if prior to the Effective Date, the Chairman, or (ii) if on or following the Effective Date, fourteen of the eighteen members of the Board of Viacom. This restriction shall lapse in the event that, during the Employment Term, you are terminated without Cause, resign for Good Reason, die or become disabled. Notwithstanding the foregoing, between the first anniversary of the Effective Date and the second anniversary of the Effective Date you and the Family Affiliates collectively may sell or dispose of a number of shares equal to up to 10% of the shares held by you and the Family Affiliates on the Effective Date (including, for this purpose, the shares underlying any equity-based compensation awards held by you on the Effective Date, but not shares underlying any equity-based compensation awards granted to you pursuant to paragraph 3(d) or at any time after the Effective Date). Between the second anniversary of the Effective Date and the third anniversary of the Effective Date, you and the Family Affiliates collectively may sell or dispose of a number of shares equal to up to 10% of the shares held by you and the Family Affiliates on the second anniversary of the Effective Date (including, for this purpose, the shares underlying any equity-based compensation awards held by you on the Effective Date, but not shares underlying any equity-based compensation awards granted to you pursuant to paragraph 3(d) or at any time after the Effective Date), plus any shares that were not sold or disposed of by you and the Family Affiliates collectively under the prior year's limits. Notwithstanding the foregoing, you may transfer shares to Family Affiliates, but such shares shall remain subject to the restrictions contained in this paragraph 7(k).

                  8. Incapacity. In the event you become totally medically disabled at any time during the Employment Term and are not expected to be able to substantially perform your duties for a six (6) consecutive month period, the Chairman, at any time after such disability has in fact continued for 60 consecutive days, may determine that Viacom requires such duties and responsibilities be performed by another executive. In the event you become disabled, you will first receive benefits under Viacom's short-term disability program for the first 26 weeks of consecutive absence. Thereafter, you will be eligible to receive benefits under Viacom's Long-Term Disability ("LTD") program or any supplement thereto, in accordance with its terms.

Upon receipt of benefits under the LTD program you will also be entitled to receive, subject to applicable withholding taxes:

                  (i) a Target Bonus prorated for the portion of calendar year through the date on which you become eligible to receive benefits under the LTD program, payable at the time that the Bonus for such calendar year would otherwise be paid;

                  (ii) prorated Deferred Compensation for the calendar year in which such benefits commence and Deferred Compensation attributable to prior calendar years, payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of the calendar year following the calendar year in which such benefits commence;

                  (iii) stock options granted to you under the 1997 LTMIP which are exercisable on or prior to the date as of which benefits commence under the LTD program or that would have vested and become exercisable on or before the last day of the Employment Term will be exercisable for two (2) years after the date as of which such benefits commence or, if later, until December 31, 2003, but in no event may such stock options be exercised following the expiration date of such stock options; and

In the event that you thereafter become able to substantially perform your duties, you will then be entitled to receive from Viacom your Salary and Deferred Compensation at the rate being paid to you immediately prior to the commencement of such disability, and your Bonus calculated pursuant to paragraph 3(b) hereof, through the remainder of the Employment Term reduced by any employment compensation earned by you for any work or service performed for any other person.

                  9. Termination.

                  (a) Termination for Cause. Viacom may, at its option, terminate your employment under this Agreement forthwith for "cause", and Viacom shall thereafter have no further obligations under this Agreement, including, without limitation, any obligation to pay Salary or Bonus or provide benefits under this Agreement; provided, however, that Viacom may terminate this Agreement pursuant to this paragraph only with the affirmative vote of fourteen of the eighteen members of the Board of Viacom at a meeting called for such purpose at which you and a counsel of your choosing shall have an opportunity to be heard. For purposes of this Agreement, termination of this Agreement for "cause" shall mean termination for embezzlement, fraud or other conduct which would constitute a felony, conviction of a felony, or willful unauthorized disclosure of confidential information, or if you at any time materially breach this Agreement (including, without limitation, your failure, neglect of or refusal to substantially perform your obligations hereunder as set forth in paragraphs 2, 7(k) and 12 hereof), except in the event of your disability as set forth in paragraph 8. Anything herein to the contrary notwithstanding, Viacom will give you written notice prior to terminating this Agreement for your material breach setting forth the exact nature of any alleged breach and the conduct required to cure such breach. Except for a breach which by its nature cannot be cured, you shall have ten (10) business days from the giving of such notice within which to cure and within which period Viacom cannot terminate this Agreement for the stated reasons.

                  (b) Good Reason Termination. You may terminate your employment hereunder for "Good Reason" at any time during the Employment Term by written notice to Viacom not more than thirty (30) days after the occurrence of the event constituting "Good Reason". Such notice shall state an effective date no earlier than thirty (30) business days after the date it is given. Viacom shall have ten (10) business days from the giving of such notice within which to cure. Good Reason shall mean any of the following, without your prior written consent, other than in connection with the termination of your employment for "cause" (as defined above) or in connection with your permanent disability:

                  (i) the assignment to you by Viacom of duties substantially inconsistent with your positions, duties, responsibilities, titles or offices, the withdrawal of a material part of your responsibilities or a change in your reporting relationship, as set forth in paragraph 2 or in
                           Article XIII of the Certificate of Incorporation as in effect on the Effective Date;

                  (ii) a reduction by Viacom in your Salary or Target Bonus as in effect at the date hereof or as the same may be increased from time to time during the Employment Term;

                  (iii) Viacom's requiring you to be based anywhere other than the New York City metropolitan area, except for required travel on Viacom's business to any extent substantially consistent with business travel obligations of other senior executives of Viacom;

                  (iv) Viacom's violation of Article XIII of the Certificate of Incorporation; or

                  (v) the material breach by Viacom of its obligations hereunder.

                  (c) Termination Without Cause. Viacom may terminate your employment under this Agreement without "cause" (as defined above) at any time during the Employment Term by written notice to you; provided, however, that Viacom may terminate your employment pursuant to this paragraph only with the affirmative vote of fourteen of the eighteen members of the Board of Viacom.

                  (d) Termination Payments, Etc. In the event that your employment terminates pursuant to paragraph 9(b) or 9(c) hereof, you shall be entitled to receive, subject to applicable withholding taxes:

                  (i) your Salary as provided in paragraph 3(a) until the end of the Employment Term, payable in accordance with Viacom's then effective payroll practices;

                  (ii) bonus compensation for each calendar year during the Employment Term equal to your Target Bonus as set forth in paragraph 3(b);

                  (iii) Deferred Compensation for each calendar year during the Employment Term as set forth in paragraph 3(c); Deferred Compensation attributable to the calendar year in which the termination pursuant to paragraph 9(b) or 9(c) hereof occurs and to prior calendar years shall be payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of the calendar year following such termination; and Deferred Compensation attributable to subsequent calendar years shall be payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of each such following calendar year;

                  (iv) your perquisites as provided in paragraph 6 until the end of the Employment Term, payable in accordance with Viacom's then effective payroll practices;

                  (v) medical and dental insurance coverage until the end of the Employment Term or, if earlier, the date on which you become eligible for medical and dental coverage from a third party employer; during this period, Viacom will pay an amount equal to the applicable COBRA premiums (or such other amounts as may be required by applicable law) (which amount will be included in your income for tax purposes to the extent required by applicable law); at the end of such period, you may elect to continue your medical and dental insurance coverage at your own expense for the balance, if any, of the period required by law;

                  (vi) life insurance coverage as set forth in paragraph 4(b) until the end of the Employment Term (the amount of such insurance to be reduced by the amount of any insurance provided by a new employer without cost to you);

                  (vii) stock options granted to you under the 1997 LTMIP which are exercisable on or prior to the date of the termination of your employment under paragraph 9(b) or 9(c) or that would have vested and become exercisable on or before the last day of the Employment Term will be exercisable for two (2) years after the date of such termination or, if later, until December 31, 2003, but in no event may such stock options be exercised following the expiration date of such stock options;

                  (viii) a supplemental pension benefit calculated in accordance with the terms of the Excess Pension Plan and paragraph 4(c) as though you were employed through the end of the Employment Term; and

                  (ix) provision of an appropriate office and secretarial assistance for up to six (6) months after the termination of your employment.

The payments provided for in (i) above are in lieu of any severance or income continuation or protection under any Viacom plan that may now or hereafter exist. The payments and benefits to be provided pursuant to this paragraph 9(d) shall constitute liquidated damages, and shall be deemed to satisfy and be in full and final settlement of all obligations of Viacom to you under this Agreement.

                  (e) Termination of Benefits. Notwithstanding anything in this Agreement to the contrary (except as otherwise provided in paragraph 9(d) with respect to medical, dental and life insurance and Excess Pension Plan benefits or in paragraphs 7 and 8 with respect to continued exercisability of options), coverage under all Viacom benefit plans and programs (including, without limitation, vacation, 401(k), excess 401(k) and pension plans, LTD and accidental death and dismemberment and business travel and accident insurance) will terminate upon the termination of your employment except to the extent otherwise expressly provided in such plans or programs.

                  10. Death. If you die prior to the end of the Employment Term, your beneficiary or estate shall be entitled to receive your Salary up to the date on which the death occurs, a pro-rated Target Bonus and pro-rated Deferred Compensation for the calendar year in which the death occurs and Deferred Compensation attributable to prior calendar years payable, together with the return thereon as provided in paragraph 3(c), prior to January 31 of the following calendar year. In addition, the vesting of all stock options granted under the 1997 LTMIP that are not exercisable as of the date on which the death occurs shall be accelerated, and your beneficiary or estate shall be entitled to exercise such stock options, together with all stock options that are exercisable as of the date of your death, for two (2) years after the date of death or, if later, until December 31, 2003, but in no event may such stock options be exercised following the expiration date of such stock options.

                  11. Section 317 and 507 of the Federal Communications Act. You represent that you have not accepted or given nor will you accept or give, directly or indirectly, any money, services or other valuable consideration from or to anyone other than Viacom for the inclusion of any matter as part of any film, television program or other production produced, distributed and/or developed by Viacom and/or any of its affiliates or predecessors.

                  12. Equal Opportunity Employer. You acknowledge that Viacom is an equal opportunity employer. You agree that you will comply with Viacom policies regarding employment practices and with applicable federal, state and local laws prohibiting discrimination on the basis of race, color, creed, national origin, age, sex or disability.

                  13. Indemnification.

                  (a) Viacom shall indemnify and hold you harmless, to the maximum extent permitted by law and by the Certificate of Incorporation and/or the Bylaws of Viacom, against judgments, fines, amounts paid in settlement of and reasonable expenses incurred by you in connection with the defense of any action or proceeding (or any appeal therefrom) in which you are a party by reason of your position as President and Chief Operating Officer or any other office you may hold with Viacom or its affiliates or by reason of any prior positions held by you with Viacom or any of its affiliates or predecessors or for any acts or omissions made by you in good faith in the performance of any of your duties as an officer of Viacom.

                  (b) To the extent that Viacom maintains officers' and directors' liability insurance, you will be covered under such policy.

                  14. Notices. All notices required to be given hereunder shall be given in writing, by personal delivery or by mail at the respective addresses of the parties hereto set forth above, or at such other address as may be designated in writing by either party. Any notice given by mail shall be deemed to have been given three days following such mailing.

                  15. Assignment. This is an Agreement for the performance of personal services by you and may not be assigned by you or Viacom except that Viacom may assign this Agreement to any affiliate of or any successor in interest to Viacom.

                  16. New York Law, Etc. This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought in the state or federal courts located in the City of New York.

                  17. No Implied Contract. Nothing contained in this Agreement shall be construed to impose any obligation on Viacom to renew this Agreement or any portion thereof. The parties intend to be bound only upon execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imply an agreement. Neither the continuation of employment nor any other conduct shall be deemed to imply a continuing agreement upon the expiration of this Agreement.

                  18. Entire Understanding. This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed by both parties hereto.

                  19. Void Provisions. If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall be deemed stricken from this Agreement and shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.


                  20. Supersedes Previous Agreement. Effective as of the Effective Date, this Agreement shall supersede and cancel all prior agreements relating to your employment by Viacom or any of its affiliates and predecessors, including, without limitation, the employment agreement with Westinghouse Electric Corporation, dated as of June 20, 1996, and any amendments thereto. Notwithstanding the preceding sentence, this Agreement is not intended, and shall not be construed, to affect your rights in any compensation or benefits that have been granted or accrued prior to the beginning of the Employment Term.

                  If the foregoing correctly sets forth our understanding, please sign one copy of this letter and return it to the undersigned, whereupon this letter shall constitute a binding agreement between us.

                                         Very truly yours,

                                         VIACOM INC.


                                         By:  /s/ Michael D. Fricklas
                                              -------------------------------
                                              Michael D. Fricklas
                                              Senior Vice President, General
                                              Counsel and Secretary


ACCEPTED AND AGREED:

/s/ Mel Karmazin
----------------------
Mel Karmazin

                                    EXHIBIT A

      Article XIII of the Amended and Restated Certificate of Incorporation

                                   (attached)

                                    EXHIBIT B

                           Form of the Award Agreement

                                   (attached)

                                                                     EXHIBIT A-1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                  VIACOM INC.

                                  ARTICLE XIII

                          GOVERNANCE OF THE CORPORATION
                             DURING SPECIFIED PERIOD

(1) Definitions. As used in this Article XIII, the following terms shall have the following meanings:

(a) "CBS" shall mean CBS Corporation, a Pennsylvania corporation, immediately prior to the Effective Time.

(b) "CBS Directors" shall mean (i) eight (8) of those directors serving as members of the Board of Directors of CBS on September 6, 1999 (or any Independent Directors elected or appointed prior to the Effective Time to serve as a CBS Director) who are designated as such by the Board of Directors of CBS prior to the Effective Time and (ii) any Replacement CBS Director (as defined in Section 2(b) of this Article XIII).

(e) "CEO" shall mean the Chief Executive Officer.

(d) "COO" shall mean the President and Chief Operating Officer.

(e) "Effective Time" shall mean the time of filing of the Certificate of Merger to which this Certificate of Incorporation is attached.

(f) "Independent Director" shall mean a disinterested, independent person (determined in accordance with customary standards for independent directors applicable to U.S. public companies).

(g) "NAI" shall mean National Amusements, Inc., a Maryland corporation, and its successors or assigns.

(h) "Specified Independent Directors" shall mean the directors of the Corporation first elected after 1993 and who are not management of the Corporation or NAI (together with any replacements of such persons).

(i)"Specified Period" shall mean the period of three years commencing at the Effective Time.

(j) "Stockholder Agreement" shall mean the Stockholder
Agreement dated as of September 6, 1999, by and between NAI and CBS, relating to Corporation governance matters.

(k) "Viacom Directors" shall mean the ten (10) directors of the Corporation serving as the Board of Directors of the Corporation immediately prior to the Effective Time (including the Specified Independent Directors).

(2) Directors.

    (a) Effective immediately at the Effective Time, the Board of Directors shall consist of eighteen (18) directors. The number of directors may be fixed by resolution of the Board from time to time, provided, however, that the size of the Board of Directors may not be changed during the Specified Period without the approval of at least fourteen (14) directors. At the Effective Time, ten
(10) directors shall be Viacom Directors and eight (8) directors shall be CBS Directors.

    (b) Until the expiration of the Specified Period, the Board of Directors (subject to the fiduciary duties of the directors) shall take all action necessary to ensure that any seat on the Board of Directors held by (i) a CBS Director which becomes vacant is filled promptly by a person qualifying as an Independent Director and designated to fill such seat by a majority of the CBS Directors remaining on the Board of Directors (a "Replacement CBS Director") and (ii) a Specified Independent Director which becomes vacant is filled promptly by an Independent Director who is the chief executive officer, chief operating officer or chief financial officer or former chief executive officer of a Fortune 500 company or a non-U.S. public company of comparable size.

(c) During the Specified Period, all committees of the Board of Directors (other than the Compensation Committee and the Officers Nominating Committee) shall have such number of CBS Directors as equals the total number of members of the Committee multiplied by a fraction, the numerator of which is eight (8) and the denominator of which is eighteen (18), rounded to the closest whole number; provided that in no event shall any committee have (x) fewer than one (1) CBS Director or (y) less than a majority of Viacom Directors.

(d) During the Specified Period, the Board of Directors shall not take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article XIII (e.g., by creating a holding company structure if the certificate of incorporation or similar document of such holding company does not contain equivalent provisions).

(3) Chairman and Chief Executive Officer.

(a) At the Effective Time, Sumner Redstone shall remain the Chairman and CEO. In the event that Sumner Redstone is not the CEO at the Effective Time or ceases to be the CEO at any time during the Specified Period, then Mel Karmazin, if he is COO at such time, shall succeed to the position of CEO for the remainder of the Specified Period. During any such period of succession, Mel Karmazin shall continue to exercise the powers, rights, functions and responsibilities of the COO in addition to exercising those of the CEO.

(b) The Chairman shall chair all meetings of the Board of Directors and stockholders at which he is present.

(c) The CEO shall be responsible, in consultation with the COO, for corporate policy and strategy and the COO shall consult on all major decisions with, and shall report directly to, the CEO, during the Specified Period; provided, however, that the CEO shall not exercise any powers, rights, functions or responsibilities of the COO unless Mel Karmazin is the CEO.

(4)      President and Chief Operating Officer.

(a) At the Effective Time, the President and Chief Operating Officer of the Corporation shall be Mel Karmazin. During the Specified Period, Mel Karmazin may not be terminated or demoted from the position of COO (or, in the event that Sumner Redstone is not the CEO, from the position of CEO) and no COO Functions (as defined below) may be changed without the affirmative vote of at least fourteen (14) directors.

(b) Subject to the requirement that the COO consult with the CEO on all major decisions, the powers, rights, functions and responsibilities of the COO (collectively, the "COO Functions") shall include, without limitation, the following:

     (i) supervising, coordinating and managing the Corporation's business, operations, activities, operating expenses and capital allocation;

     (ii) matters relating to officers (other than the Chairman, CEO and COO) and employees, including, without limitation, hiring (subject to (A) the specific Board of Directors authority described below with respect to the CFO, the General Counsel and the Controller and (B) Section 5 below), terminating, changing positions and allocating responsibilities of such officers and employees; and

     (iii) substantially all of the powers, rights, functions and responsibilities typically exercised by a chief operating officer.

      All officers (other than the Chairman, CEO and COO) will report, directly or indirectly, to the COO (this reporting relationship will be deemed a COO Function).

(c) In the event that Mel Karmazin is not COO or CEO, the Board may terminate the COO's employment, eliminate the COO position and the Officers Nominating Committee and reallocate the COO Functions without regard to the other provisions of this Article XVIII.

(5) Officers Nominating Committee; Compensation Committee.

   (a) Subject to the powers of the Compensation Committee set forth below, during the Specified Period, all powers of the Board of Directors, including, without limitation, the right to hire, elect, terminate, change positions, allocate responsibilities or determine non-equity compensation, with respect to officers and employees, shall be exercised, subject to clauses (b) and (c) below, by, and delegated to, the Officers Nominating Committee of the Board of Directors. The Officers Nominating Committee shall consist solely of the member of the Board of Directors who is the COO, except that in the event Mel Karmazin succeeds to the position of CEO, the sole member of the Officers Nominating Committee shall be the member of the Board of Directors who is the CEO.

(b) The Officers Nominating Committee shall have no powers with respect to the Chairman, CEO and COO, and shall not have the power to fill the positions of Chief Financial Officer, Controller or General Counsel of the Corporation without the approval of the Board of Directors; provided that this provision shall in no way affect the other powers and authorities of the Officers Nominating Committee with respect to the Chief Financial Officer, Controller and General Counsel positions, including, without limitation, the power to terminate employment of persons holding such positions.

(c) The Compensation Committee shall not be required to, or have any power to, approve the annual compensation of (i) any employee if the total value of such employee's annual cash compensation (assuming for this purpose that the actual bonus of each officer and employee is equal to his or her target bonus) is less than $1 million or (ii) talent (as such term is commonly used in the media or entertainment industries), in each such case which power shall be delegated to the Officers Nominating Committee. The annual compensation of all other officers and employees and any equity or equity-based compensation of any officer or employee must be approved by the Compensation Committee.

(d) The Compensation Committee shall consist of three CBS Directors who are Independent Directors and three non-CBS Directors, two of whom will be the Specified Independent Directors and the other of whom will be an Independent Director.

(e) Any decision or determination of the Officers Nominating
Committee may be reversed or overridden by (and only by) the affirmative vote of at least fourteen (14) directors.

(6)      Stockholder Agreement.

      The Stockholder Agreement may not be amended, and no provision thereof may be modified or waived, except with the approval of at least fourteen (14) directors.

(7)      Issuance of Voting Stock.

      During the Specified Period, in addition to any other approval required by law or by this Restated Certificate of Incorporation, the Corporation may not issue (i) additional shares of Class A Common Stock or (ii) any shares of Preferred Stock or any other class or series of stock or securities, in each case with, or convertible into or exchangeable or exercisable for stock or other securities with, the right to vote on any matter on which stockholders are entitled to vote if the result would be that parties bound by the Stockholder Agreement could fail to own at least a majority of the outstanding shares of voting stock of the Corporation.

(8)      Voting

      During the Specified Period, except for those actions set forth on Annex I to this Restated Certificate of Incorporation, which shall require the approval of the Board of Directors, all action by the Board of Directors shall require the affirmative vote of at least fourteen (14) directors. At all meetings of the Board of Directors a majority of the full Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or this Restated Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(9)      Amendment.

      Until the expiration of the Specified Period the provisions of any Article of this Restated Certificate which refer to this Article XIII, the provisions of this Article XIII, and the provisions of Article VIII of the by-laws of the Corporation, may not be amended, altered, repealed or waived in any respect without the approval of at least fourteen (14) directors.

(10)      Successors.

      During the Specified Period, the provisions of this Article XIII shall be applicable to (i) any successor to the Corporation as the result of a merger, consolidation or other business combination, whether or not the Corporation is the surviving company in such transaction, or otherwise and (ii) any corporation or other entity with respect to which the

Corporation or its successor is or becomes a direct or indirect subsidiary, the Board of Directors shall not permit the Corporation to be a party to any transaction which would not comply with the foregoing without the approval of at least fourteen (14) directors.

(11)      Subsidiaries.

      The Board of Directors shall have the right, following consultation with the COO or, if Mel Karmazin is the CEO, the CEO, with respect to any public company which is a subsidiary of the Corporation, to take such steps as the Board of Directors reasonably determines are necessary to implement corporate governance arrangements applicable to such subsidiary in a manner as consistent as practicable with the provisions contained in this Restated Certificate of Incorporation; provided that any such steps shall not vest in the Board of Directors greater power or provide the COO with fewer rights than those provided for in this Restated Certificate of Incorporation.

                                    EXHIBIT B



                           Form of Agreement Under the
                                   Viacom Inc.
                    1997 Long-Term Management Incentive Plan
                         for the 1999 Stock Option Grant
          ------------------------------------------------------------

          AGREEMENT, dated as of ____________, by and between Viacom Inc., a Delaware corporation (the "Company"), and ______________________ (the "Participant"), with respect to the 1999 grant of stock options under the Company's 1997 Long-Term Management Incentive Plan, as amended (the "Plan").

          This Agreement, together with the Memorandum dated _____________ and the agreements delivered under the Plan in connection with each grant of stock options under the Plan, constitutes the prospectus covering the shares of Class B Common Stock subject to the Plan. The Participant can receive additional copies of his or her Plan agreements and the Memorandum upon request to the Administrator, Long-Term Incentive Plans, Viacom Inc., 1515 Broadway, New York, New York 10036.


                                   WITNESSETH:

          WHEREAS, the Participant is now employed by the Company or one of its subsidiaries in a key capacity and the Company desires to reward the Participant, in accordance with the terms hereof, for the Participant's contributions to the financial success of the Company by awarding the Participant stock options to purchase shares of Class B Common Stock;

          NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                             TERMS OF STOCK OPTIONS

                   Section 1.1 Grant of Stock Options. Subject to the terms and conditions contained herein and in the Plan, the terms of which are hereby incorporated by reference, the Company hereby awards to the Participant, effective as of ___________________ (the "Date of Grant"), a grant of stock options (the "Stock Options") to purchase ______________ shares of Class B Common Stock at an exercise price of $___________ for each share (the "Exercise Price"). The capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings assigned to them in Article III hereof. The Stock Options granted hereunder are not intended to be, or qualify as, "Incentive Stock Options" within the meaning of Section 422 of the Code.

                   Section 1.2       Terms of Stock Options.

                   (a) Vesting. The Stock Options shall be exercisable only to the extent the Participant is vested therein. The Stock Options shall vest in one-third increments on ____________________ and
          ________________________.

                   (b) Option Period. Except as provided in Section 1.2(c) hereof, the period during which the Stock Options may be exercised shall expire on the tenth anniversary of the Date of Grant (the "Expiration Date").

                   (c) Exercise in the Event of Termination of Employment, Retirement, Death or Permanent Disability.

                            (i) Termination other than for Cause, Retirement,
                   Death or Permanent Disability. In the event that (A) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its subsidiaries other than for Cause, the Participant may exercise his or her Outstanding Stock Options to the extent then exercisable until the earlier of six months after the date of such termination (or such longer period, not in excess of the second anniversary of the Date of Grant of such Stock Options, as may be determined by the Committee, in its discretion) or the Expiration Date, (B) the Participant ceases to be an employee of the Company or any of its subsidiaries by reason of the Participant's Retirement, the Participant may exercise his or her Outstanding Stock Options to the extent then exercisable until the earlier of two years after such date or the Expiration Date, (C) the Participant dies during a period during which his or her Stock Options could have been exercised by him or her, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution until the earlier of one year after such death (or such longer period as may be determined by the Committee, in its discretion, prior to the expiration of such one-year period) or the Expiration Date, or (D) the Permanent Disability of the Participant occurs, the Participant may exercise his or her Outstanding Stock Options to the extent exercisable upon the onset of such Permanent Disability until the earlier of one year after such date (or such longer period not in excess of two years after such date as may be determined by the Committee in its discretion) or the Expiration Date. Upon the occurrence of an event described in clauses (A), (B), (C) or (D) of this Section 1.2(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished.

                            (ii) Termination for Cause. If the Participant's
                   employment with the Company or any of its subsidiaries ends because of a Termination for Cause, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

                   Section 1.3  Exercise of Stock Options.

                            (a) Whole or Partial Exercise. Subject to the
                   restrictions of Section 1.2(b) hereof, the Participant may exercise all vested Stock Options granted hereunder at one time or in installments of 100 Stock Options (or in the whole number of unexercised Stock Options in which the Participant is vested, if such number is less than 100) by written notice to the Administrator, Long-Term Incentive Plans, Viacom Inc., 1515 Broadway, New York, New York 10036. Such notice shall
                   (i) state the number of full Stock Options being exercised
                   (ii) be signed by the person or persons so exercising the Stock Options and, in the event the Stock Options are being exercised (pursuant to Section 1.2(c)(i) hereof) by any person or persons other than the Participant accompanied by proof satisfactory to the Company's counsel of the right of such person or persons to exercise the Stock Options, and
                   (iii) be accompanied by full payment as set forth in Section 1.3(b) hereof.

                            (b) Payment of Aggregate Option Price. The written
                   notice of exercise described above must be accompanied by full payment of the aggregate Exercise Price which shall be determined by multiplying the number of Stock Options being exercised by the Exercise Price. Such Exercise Price shall be paid in cash (e.g. personal bank check, certified check or official bank check). In addition, in accordance with Section
                   4.3 hereof, the Participant shall make an arrangement acceptable to the Company to pay to the Company an amount sufficient to satisfy the combined Federal, state and local withholding tax obligations which arise in connection with the exercise of such Stock Options.

                            (c) Issuance of Share Certificates. Upon
                   satisfaction of the conditions set forth in Section 1.3(b) hereof, the Company shall deliver (or cause to be delivered) a certificate or certificates for the shares of Class B Common Stock issued pursuant to the exercise of the Stock Options to the Participant.

                                   ARTICLE II

                       EFFECT OF CERTAIN CORPORATE CHANGES


                   In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B Common Stock, the Committee shall make such adjustments to the number of shares of Class B

Common Stock subject to the Stock Options or the exercise price of the Stock Options, in each case, as it deems appropriate. Such determinations shall be conclusive and binding for all purposes.


                                   ARTICLE III

                                   DEFINITIONS

                   As used in this Agreement, the following terms shall have the following meanings:

                            (a) "Board" shall mean the Board of Directors of the Company.

                            (b) "Class B Common Stock" shall mean shares of Class B Common Stock, par value $0.01 per share, of the Company.

                            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto.

                            (d) "Committee" shall mean the Senior Executive Compensation Committee of the Board (or such other Committee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two and (ii) each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

                            (e) "Exchange Act" shall mean the Securities
          Exchange Act of 1934, as amended, including any successor law thereto.

                            (f) "Fair Market Value" of a share of Class B Common Stock on a given date shall be the closing price of a share of Class B Common Stock on the New York Stock Exchange or such other national securities exchange as may be designated by the Committee or, in the event that the Class B Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of the Class B Common Stock on such automated quotation system or, in the event that the Class B Common Stock is not quoted on any such system, the average of the closing bid prices per share of the Class B Common Stock as furnished by a professional marketmaker making a market in the Class B Common Stock designated by the Committee.

                            (g) "Outstanding Stock Option" shall mean a Stock Option granted to the Participant which has not yet been exercised and which has not yet expired in accordance with its terms.

                            (h) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a subsidiary thereof for the Participant and in effect on the date of the onset of the Participant's Permanent Disability.

                            (i) "Retirement" shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified retirement plan maintained by the Company or a subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion.

                            (j) "Termination for Cause" shall mean a termination of employment with the Company or any of its subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment agreement applicable to the Participant, or (ii) if there is no such employment agreement or if such employment agreement contains no such term, (x) dishonesty, conviction of a felony, or willful unauthorized disclosure of confidential information, (y) failure, neglect of or refusal by the Participant to substantially perform the duties of the Participant's employment, or (z) any other act or omission which is materially injurious to the financial condition or business reputation of the Company of any subsidiary thereof.

                            (k) To "vest" a Stock Option held by the Participant shall mean to render such Stock Option exercisable, subject to the terms of the Plan, except where the Participant's employment ends because of a Termination for Cause.


                                   ARTICLE IV

                                  MISCELLANEOUS


                   Section 4.1 No Rights to Continued Employment. Neither this Agreement, the Plan nor any action taken in accordance with such documents shall be construed as giving the Participant any right to be retained by the Company or any of its subsidiaries.

                   Section 4.2 Restriction on Transfer. The rights of the Participant with respect to the Stock Options shall not be transferable by the Participant except (i) by will or the laws of descent and distribution or (ii) subject to the prior approval of the Committee, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, in each case subject to the condition that the Committee shall be satisfied that such transfer is being made for estate an/or tax planning purposes without consideration being received therefor and subject to such other conditions as the Committee may impose.

                   Section 4.3 Tax Withholding. As a condition to the exercise of the Stock Options, the Participant shall make a payment (or an arrangement acceptable to the Company for the withholding of such payment) sufficient to satisfy the combined Federal, state and local withholding tax obligations which arise in connection with the exercise of such Stock Options.

                   Section 4.4 Stockholder Rights. The grant of Stock Options under this Agreement shall not entitle the Participant or any permitted transferee to any rights of a holder of shares of common stock of the Company, other than when and until share certificates are delivered to the Participant upon exercise of a Stock Option.

                   Section 4.5 No Restriction on Right of Company to Effect Corporate Changes. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                   Section 4.6 Amendment. Other than as provided in Article II hereof, this Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

                   Section 4.7 Stockholder Approval. The grant of Stock Options under this Agreement is subject to the approval of the stockholders of the Company, at the next annual or special meeting of stockholders, to the extent that the number of shares of Class B Common Stock subject to the Plan is insufficient to cover the number of shares of Class B Common Stock subject to Stock Options awarded under this Agreement.

                   Section 4.8 Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided. If no such address has been specified by the Participant, such notices or communications shall be sent to the Participant's address as specified in the records of the Company.

                   Section 4.9 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

                   Section 4.10 Receipt of Copy of Plan. By executing this Agreement, the Participant acknowledges receipt of a copy of the Plan.

                   Section 4.11 Governing Law. This Agreement and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                   VIACOM INC.



                                   By:
                                        ----------------------------------------
                                        Senior Vice President,
                                        Human Resources and
                                        Administration


                                        ----------------------------------------
                                        Participant

                                                                        Annex H

                                                              September 6, 1999
Board of Directors
Viacom Inc.
1515 Broadway
New York, NY 10036

Members of the Board:

We understand that CBS Corporation ("CBS" or the "Company") and Viacom Inc. ("Viacom") have entered into an Agreement and Plan of Merger, dated as of September 6, 1999 (the "Merger Agreement"), which provides, among other things, for the merger of CBS with and into Viacom (the "Merger"). Pursuant to the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of CBS ("CBS Common Stock") shall be converted into the right to receive
1.085 shares (the "Exchange Ratio") of Class B Common Stock, par value $0.01 per share (the "Viacom Class B Common Stock") of Viacom. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Viacom.

For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of the CBS and Viacom, respectively;

         (ii) reviewed certain internal financial statements and other financial and operating data concerning the CBS and Viacom prepared by the respective managements of the CBS and Viacom;

         (iii) discussed the past and current operations and financial condition and the prospects of CBS and Viacom with senior executives of CBS and Viacom;

         (iv) analyzed certain internal financial statements and other financial operating data concerning CBS and Viacom prepared by the respective managements of CBS and Viacom;

         (v) discussed the past and current operations and financial condition and the prospects of the Viacom with senior executives of Viacom including their estimates of the strategic and operational benefits of the Merger, and analyzed the pro forma impact of the Merger on Viacom's financial ratios;

         (vi) reviewed the reported prices and trading activity for the CBS Common Stock and the Viacom Class B Common Stock;

         (vii) compared the financial performance of CBS and Viacom and the prices and trading activity of CBS and Viacom with that of certain other comparable publicly-traded companies and their securities;

         (viii) participated in discussions and negotiations among representatives of CBS and Viacom and their financial and legal advisors;

         (ix) reviewed the Merger Agreement, the Voting Agreement dated as of September 6, 1999 between CBS and certain shareholders of Viacom and certain related documents; and

         (x) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic and operational benefits of the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of CBS and Viacom, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of CBS and Viacom, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of Viacom in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for CBS and Viacom and have received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley may from time to time trade in the securities of CBS and Viacom for its own account, the accounts of investment funds under the management of Morgan Stanley and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Viacom and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by CBS or Viacom in respect of the Merger with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which Viacom Class B Common Stock will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the stockholders of CBS and Viacom should vote at the respective stockholders' meetings held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Viacom.


                                Very truly yours,

                                MORGAN STANLEY & CO. INCORPORATED

                                         /s/ Paul J. Taubman
                                By:      ..................................
                                         Paul J. Taubman
                                         Managing Director

                                                                        Annex I


                                      September 6, 1999

Board of Directors
CBS Corporation
51 West 52nd Street
New York, NY  10019


Members of the Board of Directors:

     We understand that CBS Corporation ("CBS") has entered into an Agreement and Plan of Merger dated as of September 6, 1999, by and between Viacom Inc. ("Viacom") and CBS (the "Merger Agreement"). Pursuant to the Merger Agreement, CBS will merge with and into Viacom (the "Merger") and each outstanding share of CBS Common Stock, par value $1.00 per share (the "CBS Common Stock"), will be converted into the right to receive 1.085 shares of Viacom Class B Common Stock, par value $0.01 per share ("Viacom Class B Common Stock"), with the number of shares of Viacom Class B Common Stock to be received for each share of CBS Common Stock being referred to herein as the exchange ratio (the "Exchange Ratio").

     You have asked us for our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of CBS Common Stock.

     In connection with rendering our opinion, we have, among other things:

    (i) analyzed certain publicly available financial statements and other information relating to CBS and Viacom;

    (ii) analyzed certain internal financial statements and other non-public financial and operating data concerning CBS, which were prepared by and furnished to us or reviewed for us by the management of CBS, and concerning Viacom, which were prepared by and furnished to us or reviewed for us by the management of Viacom;

    (iii) analyzed certain financial projections concerning CBS, which were prepared by the management of CBS, and concerning Viacom, which were prepared by the management of Viacom;

    (iv) discussed the past and current operations and financial condition and the prospects of CBS with the management of CBS;

    (v) discussed the past and current operations and financial condition and the prospects of Viacom with the management of Viacom;

September 6, 1999
Page 2


    (vi) reviewed the reported prices and trading activity of the CBS Common Stock and Viacom Class B Common Stock;

    (vii) compared the market valuation and financial performance of CBS and Viacom to that of certain other comparable publicly-traded companies;

    (viii) reviewed the financial terms to the extent available of certain comparable acquisition transactions;

    (ix) participated in discussions and negotiations among representatives of CBS, Viacom, and their financial and legal advisers;

    (x) reviewed the Merger Agreement and the related exhibits and schedules in the form provided to us and have assumed that the final form of such Merger Agreement, exhibits and schedules will not vary in any respect material to our analysis;


    (xi) reviewed certain information concerning cost savings and combination benefits ("Synergies") expected to result from the Merger that was provided to us or reviewed for us by the managements of CBS and Viacom; and

    (xii) performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

     For purposes of our analysis and opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of the information reviewed by us or reviewed for us for purposes of this opinion.
With respect to the financial projections of CBS and Viacom and the underlying analysis concerning the potential Synergies which were furnished to us or reviewed for us by the managements of CBS and Viacom, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of CBS and Viacom. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of CBS or Viacom, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Agreements made available to us as of, the date hereof. We have, with your approval, assumed the Merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.
Our opinion does not address CBS's underlying business decision to effect the Merger nor constitute a recommendation to any CBS shareholder as to how such holder should vote with respect to the Merger. Furthermore, we express no opinion as to the price or range of prices at which the shares of Viacom Class B Common Stock will trade subsequent to the consummation of the Merger.

September 6, 1999
Page 3

     For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all the covenants and agreements required under the Merger Agreement, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof.

     We have acted as financial advisor to the Board of Directors of CBS in connection with the Merger and will receive a fee for our services upon the rendering of this opinion. In the past, Evercore Partners Inc. has provided financial advisory services for CBS and has received fees for the rendering of these services.

     It is understood that this letter and the opinion expressed herein is for the information of the Board of Directors of CBS only and may not be quoted or referred to or relied upon or used for any other purpose without our prior written consent except as we and our affiliates have otherwise agreed with CBS in writing.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of CBS Common Stock.

                                    Very truly yours,


                                    EVERCORE GROUP INC.


                                    By: /s/ David G. Offensend
                                       ----------------------------------
                                       David G. Offensend
                                       Vice Chairman

                                                                         ANNEX J

                       COMPARISON OF RIGHTS OF HOLDERS OF
                    VIACOM COMMON STOCK AND CBS COMMON STOCK

     The rights of Viacom shareholders are governed by Delaware law, including the DGCL, and Viacom's current Restated Certificate of Incorporation and By-laws. The rights of CBS shareholders are governed by Pennsylvania law, including the Pennsylvania Business Corporation Law, and CBS' Restated Articles of Incorporation and By-laws. Upon consummation of the merger, holders of shares of CBS common stock will become holders of shares of Viacom non-voting Class B common stock. Consequently, following the merger, Delaware law and Viacom's proposed new Restated Certificate of Incorporation and its By-laws, both as amended as a result of the merger, will govern the rights of former CBS shareholders. Copies of Viacom's current Restated Certificate of Incorporation and By-laws and CBS' Restated Articles of Incorporation and By-laws have been filed with the SEC and will be sent to any shareholder of Viacom or CBS upon request. Copies of Viacom's proposed new Restated Certificate of Incorporation and By-laws, as they will be amended as a result of the merger, are attached as Annexes B and C to this joint proxy statement/prospectus.

     The following table compares the rights of Viacom and CBS shareholders both before and after the effective time of the merger. This table is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to in this summary, and the identification of specific differences is not intended to indicate that other significant differences do not exist. Other than voting rights, there is no difference between the rights of holders of Viacom Class A common stock and Viacom Class B common stock.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
Voting, generally            Class A Common Stock:            Common Stock:                           See "Viacom Before the
                                                                                                      Merger". Shares of Viacom
                             . 1 vote per share.               . 1 vote per share.                    Class B Common Stock,
                                                                                                      including the shares which
                             -- No cumulative voting.          -- No cumulative voting.               CBS shareholders will receive
                                                                                                      in the merger, have no voting
                             -- Plurality vote for             -- Plurality vote for directors.       rights or powers except as
                                directors.                                                            required by Delaware law.

                             -- Majority vote for all          -- Majority vote for all other matters
                                other matters.                    except as set forth below where a
                                                                  higher vote is required for certain
                                                                  approvals and except as otherwise
                             Class B Common Stock:                required by Pennsylvania law.

                             . Except as required by
                               Delaware law, this class has
                               no voting rights or powers.
------------------------------------------------------------------------------------------------------------------------------------
Approval of Certain          Under Delaware law, subject to    Under Pennsylvania law, subject to         See "Viacom Before the
 Business Combinations       certain limited exceptions,       certain limited exceptions, the            Merger".
                             the approval of the holders of    affirmative vote of a majority of the
                             a majority of the outstanding     votes cast by all shareholders
                             stock entitled to vote is         entitled to vote thereon is required
                             required for any merger or        for any merger or consolidation of a
                             consolidation of a Delaware       Pennsylvania corporation with another
                             corporation with another          corporation or the sale, lease,
                             corporation or the sale, lease    exchange or other
                             or exchange of all or
                             substantially all of that
                             corporation's
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------

                             assets.                          disposition of all or substantially
                                                              all of that corporation's property
                                                              and assets outside of the ordinary
                                                              course of business.
------------------------------------------------------------------------------------------------------------------------------------
Approval of Certain          Delaware law contains            Pennsylvania law contains provisions       See "Viacom Before the
 Business Combinations       provisions that may restrict     that may restrict certain business         Merger".
 with Affiliates             certain business combinations    combinations between a corporation
                             between a corporation and its    and its affiliates.  See the
                             affiliates which are not         provisions described under
                             wholly owned.  Viacom's          "Anti-Takeover Provisions".
                             Restated Certificate of
                             Incorporation and By-laws do     Except as described in the next
                             not impose any higher voting     paragraph, CBS' Restated Articles of
                             requirements for the approval    Incorporation and By-laws do not
                             of these actions.                impose any higher voting requirements
                                                              for the approval of business
                                                              combinations.

                                                              CBS' Restated Articles of
                                                              Incorporation require that certain
                                                              combinations with a 5% (at least)
                                                              shareholder receive the approval of
                                                              holders of a supermajority (80%) of
                                                              all shares entitled to vote and a
                                                              majority of shares held by all
                                                              shareholders other than such 5%
                                                              shareholder and its affiliates unless
                                                              the transaction is approved by a
                                                              majority of disinterested directors
                                                              or satisfies certain specified
                                                              fairness criteria with respect to the
                                                              consideration to be received and
                                                              certain other matters.

                                                              Amendment of these provisions
                                                              requires the approval of at least 80%
                                                              of the combined vote of all shares
                                                              entitled to vote generally in an
                                                              annual election of directors and a
                                                              majority of the combined vote of such
                                                              shares held by all shareholders other
                                                              than 5% shareholders and their
                                                              affiliates, voting as a class.
------------------------------------------------------------------------------------------------------------------------------------
Number of Directors and      Under Delaware law, the          Under Pennsylvania law, the articles    Under Viacom's proposed new
 Size of Board               certificate of incorporation     of incorporation or the by-laws may     Restated Certificate of
                             or the by-laws may specify the   specify the number of directors.        Incorporation, the number of
                             number of directors.                                                     directors will be expanded to
                                                              CBS' By-laws allow between 3 and 24     18.  In addition, (1) the
                             Viacom's Restated Certificate    directors to serve on its board.        size of the Board may only be
                             of Incorporation allows          CBS' By-laws authorize the board to     changed by the affirmative
                             between three and 20 directors   set the number of directors within      vote of at least 14
                             to serve on their board.         these limits.                           directors, (2) eight of the
                             Viacom's By-laws authorize the                                           directors serving as CBS
                             board to set the number of       CBS' board has set the number of        directors on September 6,
                             directors within the             directors at 11, increasing to 12 on    1999 (or any independent
                             parameters set by the Restated   December 1, 1999.                       director elected or appointed
                             Certificate of Incorporation.                                            prior to the effective time
                                                                                                      of the merger to serve as a
                                                                                                      CBS director) that are
                                                                                                      designated by CBS' board
                                                                                                      prior to the merger (or
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                             Viacom's board has set the       Under the CBS By-laws, a majority of    replacements who are
                             number of directors at 10.       the directors must be independent       independent directors) will
                                                              directors.                              become members of Viacom's
                                                                                                      board at the effective time
                                                                                                      and (3) of the 10 directors
                                                                                                      on Viacom's board who are not
                                                                                                      CBS' board designees, two
                                                                                                      are directors who were first
                                                                                                      elected to serve on the
                                                                                                      Viacom board after 1993, are
                                                                                                      not members of the
                                                                                                      management of either Viacom
                                                                                                      or National Amusements, and,
                                                                                                      in the event they leave the
                                                                                                      board, must be replaced with
                                                                                                      disinterested, independent
                                                                                                      directors who are chief
                                                                                                      executive officers, chief
                                                                                                      operating officers or chief
                                                                                                      financial officers or former
                                                                                                      chief executive officers of
                                                                                                      a Fortune 500 company or a
                                                                                                      non-U.S. company of
                                                                                                      comparable size. Generally,
                                                                                                      for a period of three years
                                                                                                      following the merger, these
                                                                                                      provisions cannot be changed
                                                                                                      without the approval of at
                                                                                                      least 14 directors.

------------------------------------------------------------------------------------------------------------------------------------
Term of Office               Under Viacom's by-laws, each     Under CBS' Restated Articles of         Under Viacom's proposed new
                             director serves for a one-year   Incorporation, CBS may, but need not,   Restated Certificate of
                             term.                            create a classified board.  However     Incorporation and applicable
                                                              CBS has not done so and, under CBS'     law, all directors will serve
                                                              By-laws, each director's term expires   for a one-year term. Pursuant
                                                              at the next annual meeting.             to the National Amusements
                                                                                                      stockholder agreement, for
                                                                                                      the three-year period
                                                                                                      following the merger,
                                                                                                      National Amusements agreed to
                                                                                                      cause to be nominated and
                                                                                                      elected each CBS director (or
                                                                                                      replacements who are
                                                                                                      independent directors).
------------------------------------------------------------------------------------------------------------------------------------
Removal of Directors         Under Delaware law, any          Under Pennsylvania law, unless          After the effective time of
                             director may be removed from     otherwise provided in a by-law          the merger, any director may
                             office with or without cause     adopted by the shareholders, any        be removed with or without
                             by the affirmative vote of the   director may be removed from office     cause in accordance with
                             holders of a majority of the     by the shareholders with or without     Delaware law.  However,
                             shares of outstanding stock      cause by the affirmative vote of a      pursuant to the National
                             entitled to vote in the          majority of the votes cast with         Amusements stockholder
                             election of that director.       certain exceptions in the case of a     agreement, for the three-year
                                                              classified board.                       period following the merger,
                             Viacom's By-laws provide for                                             National Amusements has
                             the removal of directors in      Under CBS' Restated Articles of         agreed to take any action
                             accordance with Delaware law.    Incorporation and its By-laws,          necessary to ensure that no
                                                              directors may be removed by CBS'        CBS director is removed as a
                                                              shareholders without cause only by      director of Viacom unless
                                                              the affirmative vote of holders of at   such removal is for cause and
                                                              least 80% of the combined vote of the   is approved by at least 14
                                                              shares of outstanding stock entitled    members of Viacom's board.
                                                              to vote generally in an annual
                                                              election.
------------------------------------------------------------------------------------------------------------------------------------
Vacancies                    Under Viacom's By-laws,          Under CBS' By-laws, vacancies on the    Under Viacom's proposed new
                             vacancies on the Viacom board    CBS board may be filled by the board,   Restated Certificate of
                             shall be filled by the board     even if less than a quorum is           Incorporation, if one of the
                             only, even if less than a        present, or the CBS board may reduce    eight CBS directors vacates
                             quorum is present.               the size of the board. Vacancies may    his or her seat, the Viacom
                                                              also be filled                          board, subject to its
                                                                                                      fiduciary duties, is required
                                                                                                      to take all
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              by election by the shareholders.        action necessary to appoint as
                                                                                                      a successor a person
                                                                                                      designated by a majority of
                                                                                                      the remaining CBS directors.
                                                                                                      National Amusements has agreed
                                                                                                      in its shareholder agreement
                                                                                                      with CBS to vote for such
                                                                                                      designee.

                                                                                                      If one of the ten Viacom
                                                                                                      directors vacates his or her
                                                                                                      seat, the Viacom board will
                                                                                                      fill the vacancy.  However,
                                                                                                      if a directorship held by a
                                                                                                      person who is a director of
                                                                                                      Viacom first elected after
                                                                                                      1993 and is not management of
                                                                                                      Viacom or National
                                                                                                      Amusements, or the
                                                                                                      replacement of any such
                                                                                                      person, becomes vacant, the
                                                                                                      Viacom board, subject to its
                                                                                                      fiduciary duties, is required
                                                                                                      to take all action necessary
                                                                                                      to ensure that the vacancy is
                                                                                                      filled by a disinterested,
                                                                                                      independent person who is the
                                                                                                      chief executive officer,
                                                                                                      chief operating officer or
                                                                                                      chief financial officer or
                                                                                                      former chief executive
                                                                                                      officer of a Fortune-500
                                                                                                      company or a non-U.S. public
                                                                                                      company of comparable size.
                                                                                                      Generally, for a period of
                                                                                                      three years following the
                                                                                                      merger, these provisions
                                                                                                      cannot be changed without the
                                                                                                      approval of at least 14
                                                                                                      directors.
------------------------------------------------------------------------------------------------------------------------------------
Calling of Special Meeting   Under Delaware law, special      Under Pennsylvania law, for             Under Viacom's By-laws,
 of Shareholders             meetings of shareholders may     "registered corporations" such as       special meetings may be
                             be called by the board or by     CBS, special meetings of shareholders   called by the:
                             persons authorized to do so in   may be called only by the board, or
                             the certificate of               by the officers or other persons, if    . majority of the board;
                             incorporation or by-laws.        any, provided in the by-laws, except
                                                              that an Interested Shareholder (as      . chairman of the board;
                             Under Viacom's By-laws,          defined below for purposes of the
                             special meetings of              business combination moratorium under   . chief executive officer;
                             shareholders of Viacom may be    "Anti-Takeover Provisions") can call
                             called by the:                   a special meeting to approve certain    . vice chairman of the board;
                                                              business combinations.
                             . majority of the board;                                                 . president and chief
                                                              Under CBS' By-laws, special meetings      operating officer; or
                             . chairman of the board;         of shareholders of CBS may be called
                                                              only by:                                . chairman of the board, chief
                             . vice chairman of the board;                                              executive officer, the vice
                                                              . the CBS Board; or                       chairman of the board, the
                             . president; or                                                            president and chief
                                                              . the chairman of the Board.              operating officer or the
                             . chairman of the board, vice                                              secretary at the request of
                               chairman of the board,                                                   at least 50.1% of Viacom's
                               president or secretary at the  Under CBS' By-laws, the only business     Class A common stock.
                               request of at least 50.1% of   that may be conducted at a special
                               Viacom's Class A common stock. meeting is the business stated in the notice of that special meeting
                             Under Viacom's By-laws, the      delivered
                             only

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                             business that may be conducted   at the direction of the CBS
                             at a special meeting is the      Board or the chairman of the Board
                             business stated in the notice    and matters which are incidental or
                             of that special meeting.         germane thereto.
------------------------------------------------------------------------------------------------------------------------------------
Amendment to By-laws         Delaware law provides that the   Pennsylvania law provides that the      Under Viacom's proposed new
                             by-laws may be amended by an     by-laws may be amended by an action     Restated Certificate of
                             action of the shareholders.      of the shareholders. The by-laws may    Incorporation, during the
                             However, the certificate of      also give the power to amend the        three-year period following
                             incorporation may also give      by-laws to the board.                   the merger, any provisions of
                             the power to amend the by-laws                                           Article VIII of Viacom's
                             to the board.                    Pennsylvania law limits the board's     By-laws, which states that
                                                              power to amend the by-laws, however,    the By-laws are subject to
                             Viacom's Restated Certificate    in respect to certain matters, unless   Article XIII of the proposed
                             of Incorporation allows the      allowed by the articles of              new Restated Certificate of
                             board to repeal, alter or        incorporation.                          Incorporation, which contain
                             amend the by-laws by majority                                            the principal provisions
                             vote.                            Under CBS' Restated Articles of         setting forth the corporate
                                                              Incorporation and By-laws, CBS'         governance requirements
                                                              shareholders may amend the By-laws      relating to the merger, may
                                                              with the affirmative vote of holders    not be amended, repealed or
                                                              of at least 80% of the combined vote    waived by Viacom's board
                                                              of the shares entitled to vote          without the approval of at
                                                              generally in an annual election.        least 14 directors.

                                                              Also, CBS' Restated Articles of
                                                              Incorporation and By-laws allow the
                                                              board to repeal, alter or amend the
                                                              By-laws by majority vote of the
                                                              entire board.
------------------------------------------------------------------------------------------------------------------------------------
Amendments to certificate    Under Delaware law, any          Under Pennsylvania law, an amendment    Under Viacom's proposed new
 of incorporation            provision of the certificate     to the articles of incorporation        Restated Certificate of
                             of incorporation may be          requires the approval of the board      Incorporation, during the
                             amended by the approval of the   and, except in limited cases where a    three-year period following
                             board and the affirmative vote   greater vote may be required, the       the merger, any provisions of
                             of a majority of the holders     affirmative vote of a majority of the   Viacom's proposed new
                             of the combined voting power     votes cast by all shareholders          Restated Certificate of
                             of the outstanding stock         entitled to vote on the matter and      Incorporation which refer to
                             entitled to vote, and a          the affirmative vote of a majority of   Article VIII of Viacom's
                             majority of each class           the votes cast by all shareholders      By-laws and the provisions of
                             entitled to vote as a class.     within each class or series of shares   Article XIII of the proposed
                                                              if such class or series of shares is    new Restated Certificate of
                             Viacom's Restated Certificate    entitled to vote on the matter as a     Incorporation, which contain
                             of Incorporation provides that   class.                                  the principal provisions
                             amendments to the Restated                                               setting forth the corporate
                             Certificate of Incorporation     Also, Pennsylvania law provides that    governance arrangements
                             may be adopted as allowed by     shareholders of a registered            following the merger, may not
                             Delaware law.                    corporation, such as CBS, are not       be amended, repealed or
                                                              entitled to propose amendments to the   waived without the approval
                             No amendments to the Restated    articles of incorporation.              of at least 14 directors.
                             Certificate of Incorporation
                             require a supermajority vote.    Amendments to some provisions of the
                                                              CBS Restated Articles of
                                                              Incorporation require the approval of
                                                              holders of at least 80% of the
                                                              combined vote of the shares entitled
                                                              to vote generally in an

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              annual election, and certain other
                                                              amendments require such vote unless
                                                              first recommended and approved by a
                                                              majority of the entire board.  See
                                                              also "Approval of Certain Business
                                                              Combinations With Affiliates" above
                                                              for the required vote to amend that
                                                              provision.
------------------------------------------------------------------------------------------------------------------------------------
Dividends                    Under Delaware law, a            Under Pennsylvania law, unless          See "Viacom Before the
                             corporation may pay dividends    restricted by the by-laws, a            Merger".
                             out of surplus or, if no         corporation may pay dividends unless
                             surplus exists, out of net       the payment would leave the
                             profits for the fiscal year in   corporation unable to pay its debts
                             which the dividends are          as they become due in the usual
                             declared and/or its preceding    course of business, or unless the
                             fiscal year.  However,           payment would leave the corporation
                             dividends may not be declared    with total assets that were less than
                             out of net profits if the        the sum of its total liabilities plus
                             capital of the corporation is    the amount that would be
                             less than the aggregate amount   distributable upon dissolution to
                             of capital represented by any    shareholders having senior rights.
                             issued and outstanding
                             preferred stock.
------------------------------------------------------------------------------------------------------------------------------------
Federal Communica-tion Laws  Viacom's Restated Certificate    The CBS Restated Articles of            See "Viacom Before the
                             of Incorporation provides that   Incorporation and By-laws do not        Merger".
                             it may request certain           contain special provisions with
                             information from the             respect to compliance with federal
                             shareholder or proposed          communications laws.
                             shareholder in order to
                             determine whether ownership of
                             Viacom's Class A or Class B
                             common stock is inconsistent
                             with, or in violation of, any
                             of the federal communication
                             laws.  If the necessary
                             information is not provided or
                             if Viacom finds that the
                             ownership of its Class A or
                             Class B common stock by a
                             shareholder or proposed
                             shareholder is inconsistent
                             with, or in violation of, any
                             of the federal communication
                             laws, Viacom may:

                             . refuse to permit the transfer
                               of shares of its Class A or
                               Class B common stock to the
                               proposed person or entity; or

                             . exercise any and all
                               appropriate remedies, at law
                               or in equity, against any
                               shareholder in order to obtain
                               the necessary information or
                               prevent or cure any situation
                               which would cause the
                               inconsistency with, or
                               violation of, the offending
                               provision of the federal
                               communications laws.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
Conversion                   As long as 10,000 shares of      CBS' common stock has no conversion     See "Viacom Before the
                             Viacom's Class A common stock    features.                               Merger".
                             are outstanding, each record
                             holder of shares of Class A or
                             Class B common stock may
                             convert any or all of such
                             shares into an equal number of
                             shares of Class B common stock.
------------------------------------------------------------------------------------------------------------------------------------
Committees                   Under its by-laws, Viacom's      Under its By-laws, CBS' board is        All Committees.  Under
                             board may create one or more     required to create a compensation       Viacom's proposed new Restated
                             committees.  Each committee      committee, an audit review committee    Certificate of Incorporation,
                             would consist of one or more     and a nominating and governance         all committees, other than
                             of the directors of Viacom.      committee.  Each of these committees    the compensation committee
                                                              shall consist of not less than two      and the officers nominating
                                                              members of the board, at least two of   committee, must have the same
                                                              whom are required to be independent     proportion of CBS and Viacom
                                                              directors on the date of their          directors as the full Viacom
                                                              appointment.  CBS' By-laws require      board has, with a minimum of
                                                              that all members of the compensation    one CBS director on each
                                                              committee and the nominating and        committee.
                                                              governance committee be independent
                                                              directors on the date of their          Officers Nominating
                                                              appointment.  The CBS board can also    Committee.  Under Viacom's
                                                              create additional standing or special   proposed new Restated
                                                              committees of one or more members.      Certificate of Incorporation,
                                                                                                      Viacom will have an officers
                                                                                                      nominating committee and Mr.
                                                                                                      Karmazin will be the only
                                                                                                      member of this committee.
                                                                                                      This committee will have the
                                                                                                      powers to hire, elect,
                                                                                                      terminate, change positions,
                                                                                                      allocate responsibilities or
                                                                                                      determine non-equity
                                                                                                      compensations, with respect
                                                                                                      to the officers and
                                                                                                      employees.  However, this
                                                                                                      committee will not have these
                                                                                                      powers with respect to the
                                                                                                      chairman, the chief executive
                                                                                                      officer and the chief
                                                                                                      operating officer.

                                                                                                      This committee will not have
                                                                                                      the power to fill the
                                                                                                      positions of the chief
                                                                                                      financial officer, controller
                                                                                                      and general counsel without
                                                                                                      the approval of the board.
                                                                                                      However, this committee will
                                                                                                      have all of the other powers
                                                                                                      delegated to it for other
                                                                                                      officers with respect to the
                                                                                                      chief financial officer,
                                                                                                      controller and general
                                                                                                      counsel, including the power
                                                                                                      to terminate employment of
                                                                                                      persons holding those
                                                                                                      positions.

                                                                                                      Any decision of this
                                                                                                      committee can be overridden
                                                                                                      by the affirmative vote of at
                                                                                                      least 14 directors.

                                                                                                      Compensation Committee. Under
                                                                                                      Viacom's proposed new
                                                                                                      Restated Certificate of
                                                                                                      Incorporation, this committee
                                                                                                      shall consist of three CBS
                                                                                                      directors who are independent
                                                                                                      directors

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      and three directors
                                                                                                      who are not CBS directors.
                                                                                                      Of the three non-CBS
                                                                                                      directors, two will be
                                                                                                      persons who were first
                                                                                                      elected as directors of
                                                                                                      Viacom after 1993 and who are
                                                                                                      not management of Viacom or
                                                                                                      National Amusements and the
                                                                                                      third will be a disinterested
                                                                                                      independent director.

                                                                                                      This committee must approve
                                                                                                      the annual compensation of
                                                                                                      all other officers and
                                                                                                      employees and any equity or
                                                                                                      equity-based compensation of
                                                                                                      any officer or employee.
                                                                                                      However, this committee will
                                                                                                      not have the power to approve
                                                                                                      the annual compensation of:

                                                                                                      . any employee if the total
                                                                                                        value of such employee's
                                                                                                        annual cash compensation is
                                                                                                        less than $1 million; or

                                                                                                      . any talent, as such term is
                                                                                                        commonly used in the media
                                                                                                        or entertainment industries.

                                                                                                      These powers will be
                                                                                                      delegated to the officers
                                                                                                      nominating committee.
                                                                                                      Generally, for a period of
                                                                                                      three years following the
                                                                                                      merger, these provisions
                                                                                                      cannot be changed without the
                                                                                                      approval of at least 14
                                                                                                      directors.
------------------------------------------------------------------------------------------------------------------------------------
Officers                     Under Viacom's By-laws,          Under its By-laws, CBS' board shall     Chairman and Chief Executive
                             Viacom's board shall elect a     elect a chairman, who may be            Officer. Under Viacom's
                             president, a treasurer and a     designated an officer of CBS, a         proposed new Restated
                             secretary.  The board may also   president or a chief executive          Certificate of Incorporation,
                             elect a chairman, one or more    officer or both, such vice presidents   Sumner Redstone will serve as
                             vice chairmen and vice           as may from time to time be necessary   chairman and chief executive
                             presidents and one or more       or desirable, a secretary and a         officer of Viacom and Mel
                             assistant treasurers and         treasurer. There shall also be one or   Karmazin will serve as
                             assistant secretaries.  Any      more assistant secretaries and          president and chief operating
                             number of officers may be held   treasurers and such other officers      officer of Viacom.  If Mr.
                             by the same person, except the   and assistant officers as the board     Redstone is not the chief
                             offices of president and         may deem appropriate.  The board        executive officer at the
                             secretary. Vice presidents may   shall elect all officers, except        effective time of the merger
                             be given distinctive             assistant officers. The term of         or ceases to be the chief
                             designations such as executive   office for all officers shall be        executive officer at any time
                             vice president or senior vice    until the organization meeting of the   during the three-year period
                             president.  The board may        board following the next annual         following the merger, Mr.
                             elect other officers and         meeting of shareholders and until       Karmazin will become the
                             agents as it deems necessary.    their respective successors are         chief executive officer while
                             The officers shall hold office   elected or appointed and shall          retaining his title and
                             until their successors are       qualify, or until their earlier         responsibilities as chief
                             elected or appointed and         death, resignation or removal.  The     operating officer.  The chief
                             qualify or until their earlier   chairman or any officer may be          executive officer shall be
                             resignation or removal.  Any     removed from office, either with or     responsible, in consultation
                             officer elected or appointed     without cause, at any time by the       with the chief operating
                             by the board may be removed at                                           officer, for corporate policy
                             any time with                                                            and strategy and the chief
                                                                                                      operating officer shall
                                                                                                      consult on all major
                                                                                                      decisions with, and shall
                                                                                                      report directly to, the chief
                                                                                                      executive officer.  However,
                                                                                                      unless

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------

                             or without cause                 affirmative vote of the majority of     Mr. Karmazin is the
                             by the affirmative vote of a     the members of the board then in        chief executive officer, the
                             majority of the whole board.     office.                                 chief executive officer will
                                                                                                      not exercise any powers,
                                                                                                      rights, functions or
                                                                                                      responsibilities of the chief
                                                                                                      operating officer.

                                                                                                      President and Chief Operating
                                                                                                      Officer. Under Viacom's
                                                                                                      proposed new Restated
                                                                                                      Certificate of Incorporation,
                                                                                                      Mr. Karmazin will also serve
                                                                                                      as president as well as chief
                                                                                                      operating officer.  Mr.
                                                                                                      Karmazin may not be
                                                                                                      terminated or demoted from
                                                                                                      his position as chief
                                                                                                      operating officer or chief
                                                                                                      executive officer, if he is
                                                                                                      serving in that capacity, and
                                                                                                      none of his functions as
                                                                                                      chief operating officer may
                                                                                                      be changed without the
                                                                                                      affirmative vote of at least
                                                                                                      14 directors.

                                                                                                      The chief operating officer
                                                                                                      will:

                                                                                                      . supervise, coordinate and
                                                                                                        manage Viacom's business,
                                                                                                        operations, activities,
                                                                                                        operating expenses and
                                                                                                        capital allocation;

                                                                                                      . handle matters relating to
                                                                                                        officers (other than the
                                                                                                        chief executive officer and
                                                                                                        chief operating officer) and
                                                                                                        employees including hiring,
                                                                                                        terminating, changing
                                                                                                        positions and allocating
                                                                                                        responsibilities, other than
                                                                                                        (a) specific board authority
                                                                                                        with respect to the chief
                                                                                                        financial officer, the
                                                                                                        general counsel and the
                                                                                                        controller and (b) the
                                                                                                        authority of the officers
                                                                                                        nominating committee and the
                                                                                                        compensation committee; and

                                                                                                      . hold substantially all of
                                                                                                        the powers, rights,
                                                                                                        functions and
                                                                                                        responsibilities typically
                                                                                                        exercised by a chief
                                                                                                        operating officer.

                                                                                                      All officers (other than the
                                                                                                      chairman, chief executive
                                                                                                      officer and chief operating
                                                                                                      officer) will report,
                                                                                                      directly or

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      indirectly, to
                                                                                                      the chief operating officer.

                                                                                                      If Mr. Karmazin is not the
                                                                                                      chief operating officer or
                                                                                                      chief executive officer, the
                                                                                                      Viacom board may terminate
                                                                                                      the chief operating officer,
                                                                                                      eliminate that position and
                                                                                                      the officers nominating
                                                                                                      committee and reallocate the
                                                                                                      functions of those positions
                                                                                                      to whom the officers will
                                                                                                      report.

                                                                                                      Vice Presidents, Secretary,
                                                                                                      Assistant Secretary,
                                                                                                      Treasurer and Assistant
                                                                                                      Treasurer.  Under Viacom's
                                                                                                      By-laws, the president and
                                                                                                      chief operating officer may
                                                                                                      assign additional duties to
                                                                                                      the vice presidents,
                                                                                                      secretary, assistant
                                                                                                      secretary, treasurer and
                                                                                                      assistant treasurer.
                                                                                                      Generally, for a period of
                                                                                                      three years following the
                                                                                                      merger, these provisions
                                                                                                      cannot be changed without the
                                                                                                      approval of at least 14
                                                                                                      directors.
------------------------------------------------------------------------------------------------------------------------------------
Shareholder Action           Under Delaware law, unless the   Under Pennsylvania law, unless          See "Viacom Before the
                             certificate of incorporation     otherwise restricted by the by-laws,    Merger".
                             provides otherwise, a            a shareholder action may be taken
                             shareholder action may be        without a meeting upon the unanimous
                             taken if written consents are    written consent of all of the
                             received from the holders of     shareholders entitled to vote
                             the minimum number of votes      thereon. Shareholders of a registered
                             that would be necessary to       corporation, such as CBS, may
                             authorize that action at a       authorize an action without a meeting
                             meeting at which all the         by less than unanimous written
                             shares entitled to vote for      consent only if such action without a
                             that action were present and     meeting is permitted by the articles
                             voted.  Viacom's Restated        of incorporation.  CBS' Restated
                             Certificate of Incorporation     Articles of Incorporation do not
                             does not restrict the ability    provide for a partial written
                             of shareholders to act by        consent; and CBS' By-laws do not
                             written consent.                 restrict shareholder action by
                                                              unanimous written consent.
------------------------------------------------------------------------------------------------------------------------------------
Notice of Some Shareholder   Neither Viacom's Restated        Under CBS' By-laws, for nominations     See "Viacom Before the
 Actions                     Certificate of Incorporation     for the election of directors to be     Merger".
                             nor its By-laws require          properly brought by a shareholder
                             shareholders to give Viacom      before an annual meeting or a special
                             advance notice of director       meeting at which directors are to be
                             nominations or business to be    elected pursuant to CBS' notice of
                             presented at an annual or        meeting, or for other business to be
                             general shareholders' meeting.   properly brought by a shareholder
                                                              before an annual meeting, the
                                                              shareholder must have given timely
                                                              notice thereof in writing to CBS'
                                                              secretary and the shareholder must be
                                                              entitled by Pennsylvania law to
                                                              present such business at the meeting
                                                              and must

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              be a shareholder of record
                                                              at the time the required notice is
                                                              given and at the time of the meeting.
                                                              To be timely, a shareholder's notice
                                                              must be delivered to CBS' secretary
                                                              at CBS' principal executive offices:

                                                              .in the case of an annual meeting,
                                                               for receipt not less than 90 days nor
                                                               more than 120 days prior to the first
                                                               anniversary of the preceding year's
                                                               annual meeting (provided, if the date
                                                               of the annual meeting is advanced
                                                               more than 30 days or delayed more
                                                               than 90 days from the anniversary
                                                               date, the notice can be as late as
                                                               the 10th day following public
                                                               announcement of the meeting date); and

                                                              .with respect to the nomination of a
                                                               person or persons for election to
                                                               such position(s) as are specified in
                                                               CBS' notice of meeting in the case of
                                                               a special meeting, for receipt no
                                                               more than 120 days prior to the date
                                                               of such special meeting and no later
                                                               than the 90th day prior to the date
                                                               of such special meeting or the 10th
                                                               day following the day on which public
                                                               announcement is first made of the
                                                               date of the special meeting and of
                                                               the nominees proposed by the board to
                                                               be elected at such meeting.

                                                              In no event will the public
                                                              announcement of an adjournment or
                                                              postponement of an annual or special
                                                              meeting commence a new time period
                                                              for the giving of a shareholder's
                                                              notice. Such shareholder's notice
                                                              shall include:

                                                              .certain information relating to the
                                                               relationship, if any, between the
                                                               shareholder and the nominee being
                                                               proposed, the nominee's written
                                                               consent, and the information required
                                                               to be disclosed under the Exchange
                                                               Act;

                                                              .a brief description of the business
                                                               desired to be brought before the
                                                               meeting and the reasons therefor and
                                                               any material interest of the

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              shareholder and the beneficial owner
                                                              therein; and

                                                              .as to the shareholder giving the
                                                               notice and as to the beneficial
                                                               owner, if different from the
                                                               shareholder giving  notice, on whose
                                                               behalf the nomination or proposal is
                                                               made, the name and address and number
                                                               of shares held by the shareholder and
                                                               beneficial owner, and a
                                                               representation by the shareholder as
                                                               to the intent to hold such shares
                                                               until the meeting and to attend the
                                                               meeting and make the proposal.
------------------------------------------------------------------------------------------------------------------------------------
Shareholder Appraisal        Delaware law provides for        Pennsylvania law provides, with         See "Viacom Before the
 Rights                      appraisal rights on the part     certain exceptions, that shareholders   Merger".
                             of the shareholders of a         of a corporation have a right to
                             corporation only in the case     dissent from a proposed transaction
                             of certain mergers or            and to obtain payment of the
                             consolidations and not in the    judicially determined "fair value" of
                             case of other mergers, sales     their shares in a merger,
                             or transfers of all or           consolidation, division, share
                             substantially all of a           exchange or conversion, in certain
                             corporation's assets or          asset transfers, in transactions
                             amendments to a corporation's    where the board grants dissenters
                             certificate of incorporation.    rights, and in certain other plans or
                             Moreover, unless the             amendments to the articles of
                             certificate of incorporation     incorporation in which disparate
                             so provides, Delaware law does   treatment is given to the holders of
                             not provide for appraisal        shares of the same class or series
                             rights in connection with a      unless each group has approved by a
                             merger or consolidation for      special class vote. These dissenters'
                             stock listed on a national       rights are not available, however,
                             securities exchange or           for any class of stock that is either
                             designated as a national         listed on a national securities
                             market system security on the    exchange or held of record by more
                             Nasdaq stock market or held of   than 2,000 shareholders (as is the
                             record by more than 2,000        case with CBS common stock) unless
                             shareholders, unless the         (a) the shares are not converted
                             agreement of merger or           solely into shares of the acquiring,
                             consolidation requires the       surviving, new or other corporation,
                             holders of the stock to          or solely into such shares combined
                             receive, in exchange for their   with cash for any fractional shares;
                             shares, any property other       (b) the shares being converted are
                             than shares of stock of the      shares of any preferred or special
                             surviving corporation, shares    class of stock, unless the articles
                             of stock of any other            of incorporation, the plan, or the
                             corporation listed on a          terms of the transaction entitle all
                             national securities exchange     holders of the shares of the
                             or designated as a national      preferred or special class to vote on
                             market system security on the    the transaction and require the
                             Nasdaq stock market or held of   approval of the affirmative vote of a
                             record by more than 2,000        majority of the votes cast by all
                             holders, cash instead of         shareholders of the preferred or
                             fractional shares or any         special class; or (c) (1) the
                             combination of the foregoing.    transaction provides for disparate
                             Viacom's Restated Certificate    treatment for shares of the same
                             of Incorporation does not        class or series,
                             provide for appraisal rights
                             in these circumstances.  In
                             addition, Delaware law denies
                             appraisal rights to the
                             shareholders of the surviving
                             corporation in a merger if the
                             merger did not require the
                             approval of the

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                             shareholders                     (2) the shares being
                             of the surviving corporation.    converted are a group of a class or
                                                              series of shares which are to receive
                                                              the same special treatment in the
                                                              transaction, and (3) the group is not
                                                              entitled to vote as a special class
                                                              for such transaction.
------------------------------------------------------------------------------------------------------------------------------------
Fiduciary Duties of          Under Delaware law, the          Under Pennsylvania law, directors       See "Viacom Before the
 Directors                   business and affairs of a        have a fiduciary duty to their          Merger".
                             corporation are managed by or    corporation and are required to
                             under the direction of its       perform their duties in good faith,
                             board.  In exercising their      in a manner they reasonably believe
                             powers, directors are charged    to be in the best interests of the
                             with the fiduciary duties of     corporation, and with the care,
                             loyalty and care to both the     including reasonable inquiry, skill
                             corporation and the              and diligence, that a person of
                             shareholders.  A party           ordinary prudence would use under
                             challenging the decision of a    similar circumstances.  Directors, in
                             board generally bears the        considering the best interests of
                             burden of rebutting the          their corporation, may, but are not
                             so-called "business judgment     required to, consider the effects of
                             rule," a presumption that, in    any action upon employees, suppliers
                             making a business decision,      and customers of the corporation, and
                             directors acted on an informed   upon communities in which offices or
                             basis, in good faith and in      other establishments of the
                             the honest belief that the       corporation are located and all other
                             action was taken in the best     pertinent factors. Under Pennsylvania
                             interests of the corporation.    law, absent a breach of fiduciary
                             Unless this presumption is       duty, a lack of good faith or
                             rebutted, the business           self-dealing, any act of the board, a
                             judgment exercised by            committee of the board or an
                             directors in making their        individual director is presumed to be
                             decisions is not subject to      in the best interests of the
                             judicial review.  To rebut       corporation. The Pennsylvania Supreme
                             this presumption, a party must   Court has recognized the common law
                             demonstrate that, in reaching    "business judgment rule".
                             their decision, the directors    Pennsylvania courts have not imposed
                             breached one or more of their    any heightened obligations on
                             fiduciary duties.  If the        directors to justify their conduct in
                             presumption is so rebutted,      the context of a potential or
                             the directors bear the burden    proposed acquisition of control or
                             of demonstrating the entire      required directors to maximize the
                             fairness of the relevant         short-term financial return to
                             transaction.  Notwithstanding    shareholders.
                             the foregoing, Delaware courts
                             may subject directors'
                             defensive actions taken in
                             response to a threat to
                             corporate control or their
                             approval of a
                             change-of-control transaction
                             to enhanced scrutiny and may
                             require the directors to
                             maximize the short-term
                             financial interests of
                             shareholders.
------------------------------------------------------------------------------------------------------------------------------------
Limitation of Personal       Delaware law permits a           Under Pennsylvania law, a corporation   See "Viacom Before the
 Liability of Directors      corporation to include in its    may include in its by-laws a            Merger".
                             certificate of incorporation a   provision which eliminates the
                             provision that limits or         liability of its directors for
                             eliminates the liability of      monetary damages for any action taken
                             its directors to the             or the failure to take any action,
                             corporation or its               unless (a) the directors have
                             shareholders for monetary        breached or failed to perform their
                             damages arising from a breach    duties and (b) the breach or failure
                             of fiduciary duty, except        to perform constitutes self-dealing,
                             under certain circumstances.     willful misconduct or recklessness.
                             Some of these circumstances      However, a Pennsylvania corporation
                             would include a breach of the    may not eliminate the liability of
                             duty of loyalty to the           directors where
                             corporation or its
                             shareholders, acts or
                             omissions not in good faith or
                             which involve

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                             intentional misconduct or a      the responsibility or liability
                             knowing violation of law, an     of a director arises under any
                             unlawful declartion of a         criminal statute or is for the
                             declaration of a dividend or     payment of federal, state or local
                             unlawful authorization of the    taxes.  CBS' Restated Articles of
                             repurchase or redemption of      Incorporation and By-laws eliminate
                             stock or any transaction from    director liability to the fullest
                             which the director derived an    extent permitted by Pennsylvania law.
                             improper personal benefit.
                             Viacom's Restated Certificate
                             of Incorporation eliminates
                             director liability to the
                             fullest extent permitted by
                             Delaware law.
------------------------------------------------------------------------------------------------------------------------------------
Indemnification of           Under Delaware law, a            The provisions of Pennsylvania law      See "Viacom Before the
 Directors and Officers      corporation may indemnify a      regarding indemnification are           Merger".
                             director or officer of the       substantially similar to those of
                             corporation against expenses,    Delaware law.  Unlike Delaware law,
                             including attorneys' fees,       however, Pennsylvania law expressly
                             judgments, fines and             permits indemnification in connection
                             settlement amounts actually      with any action, including a
                             and reasonably incurred in a     derivative action, unless a court
                             civil or criminal action, suit   determines that the acts or omissions
                             or proceeding by reason of       giving rise to the claim constituted
                             being or having been a           willful misconduct or recklessness.
                             representative of or serving
                             at the request of the            CBS' Restated Articles of
                             corporation.  This               Incorporation and By-laws provide for
                             indemnification is available     broad indemnification of directors
                             if the person acted in good      and officers.  However, CBS' By-laws
                             faith and reasonably believed    specifically state that there will be
                             that his or her actions were     no indemnification where the
                             in or not opposed to the best    indemnitee initiates the claim,
                             interests of the corporation     except for a claim to enforce by-law
                             and, in a criminal proceeding,   indemnification rights. The By-laws
                             had no reasonable cause to       provide for the advancement of
                             believe that his or her          certain expenses if the person
                             conduct was unlawful.  In an     seeking indemnification agrees to
                             action brought by or on behalf   repay all amounts advanced if it is
                             of the corporation, this         later determined that such person is
                             indemnification is limited to    not entitled to be indemnified
                             expenses incurred.  Delaware     pursuant to the By-laws against such
                             law also provides that a         expenses.
                             corporation may advance a
                             director, officer, employee or
                             agent the expenses incurred in
                             defending any action, but
                             that, in the case of advances
                             to directors or officers the
                             corporation must first receive
                             an undertaking from the
                             officer or director to repay
                             the amount advanced if it is
                             ultimately determined that the
                             person is not entitled to
                             indemnification.  A
                             determination of the amount of
                             the indemnification to be paid
                             in any circumstance must be
                             made by a majority of the
                             directors who are not parties
                             to the action, even though
                             less than a quorum, by a
                             committee of such
                             disinterested directors or, if
                             there are no such directors or
                             if such directors so direct,
                             by independent legal counsel.
                             No indemnification for
                             expenses in derivative actions
                             is permitted under Delaware
                             law if the person is found to
                             be liable to the corporation,
                             unless a

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                             court finds him or
                             her entitled to such
                             indemnification.  If, however,
                             that person is successful, on
                             the merits or otherwise, in
                             defending a third-party or
                             derivative action,
                             indemnification for expenses
                             incurred is mandatory.  The
                             indemnification provisions of
                             Delaware law are not exclusive
                             of any other rights to which
                             the party may be entitled
                             under any by-law, agreement or
                             vote of shareholders or
                             disinterested directors.

                             Viacom's Restated Certificate
                             of Incorporation provides for
                             mandatory indemnification of
                             its directors, officers,
                             employees or agents to the
                             fullest extent provided by
                             law.  However, Viacom will not
                             indemnify
                             a person who was adjudged to
                             be liable to Viacom, unless
                             the court decides that such
                             person is entitled to Viacom's
                             indemnity.  Viacom's Restated
                             Certificate of Incorporation
                             provides for the advancement
                             of expenses for its directors
                             and officers if they agree to
                             repay all amounts advanced if
                             it is later ultimately
                             determined that they are not
                             entitled to be indemnified.
                             In addition, Viacom's Restated
                             Certificate of Incorporation
                             provides for the advancement
                             of  expenses for its employees
                             and agents as Viacom deems it
                             appropriate.
------------------------------------------------------------------------------------------------------------------------------------
Anti-Takeover Provisions     Under Delaware law, a            Pennsylvania law contains several       See "Viacom Before the
                             corporation is prohibited from   anti-takeover provisions which apply    Merger".
                             engaging in any "business        to registered corporations such as
                             combination" with an             CBS.
                             "interested shareholder,"
                             which is defined as a person     Transactions with Interested
                             who, together with affiliates    Shareholders.  Pennsylvania law
                             or associates, owns, or within   provides that the types of
                             a three-year period did own,     transactions listed below must be
                             15% or more of the               approved by the affirmative vote of
                             corporation's voting stock for   at least a majority of the votes that
                             a period of three years          all shareholders are entitled to cast
                             following the date on which      with respect to such transaction,
                             the shareholder became an        excluding all voting shares owned by
                             interested shareholder, unless:  an interested shareholder.  An interested shareholder generally
                             .the certificate of              means, for purposes of this
                             incorporation provides           provision, a shareholder who is a
                             otherwise;                       party to the transaction or who is
                                                              treated differently from other
                             .prior to the date on which      shareholders, together with their
                             the person became an             affiliates.  The following types of
                             interested shareholder, the      transactions require the special vote
                             board approved either the        described above:
                             business combination or the
                             transaction which resulted in
                             the shareholder becoming an
                             interested

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                             shareholder;                     .a merger or consolidation, a share
                                                               exchange or certain sales of assets
                                                               between a corporation or its
                                                               subsidiary and a shareholder of the
                             .the interested shareholder       corporation;
                              owned 85% or more of the
                              voting stock of the             .a division of the corporation, if an
                              corporation, excluding           interested shareholder is to receive
                              specified shares, upon           a disproportionate amount of any of
                              completion of the transaction    the securities of any corporation
                              as the result of which the       surviving or resulting from the
                              person became an interested      division;
                              shareholder; or
                                                              .a voluntary dissolution of the
                             .on or after the date on which    corporation, if any shareholder is to
                              such person became an            be  treated differently  from others
                              interested shareholder, the      holding shares of the same class
                              business combination is          (other than dissenters' rights); or
                              approved by the board and the
                              affirmative vote, at a special  .a reclassification, if any
                              meeting and not by written       shareholder's percentage of voting or
                              consent, of at least 66 2/3% of  economic share interest in the
                              the outstanding voting shares    corporation is materially increased
                              of the corporation, excluding    relative to substantially all other
                              shares held by such interested   shareholders.
                              shareholder.
                                                              The special voting requirement with
                             A "business combination"         respect to the above types of
                             includes:                        transactions does not apply if:

                             .mergers, consolidations  and    .the proposed transaction has been
                              sales or other dispositions      approved by a majority of the
                              of 10% or more of the assets     corporation's board, excluding
                              of a corporation to or with      directors affiliated with or
                              an interested shareholder;       nominated by the interested
                                                               shareholder;

                             .certain transactions            .the consideration received for each
                              resulting in the issuance or     class of stock owned by the
                              transfer to an interested        interested shareholder is at least as
                              shareholder of any stock of      high as the highest consideration
                              such corporation or its          paid for that class by the interested
                              subsidiaries; and                shareholder; or

                             .other transactions resulting    .the transaction is a merger or
                              in a disproportionate            consolidation involving a parent
                              financial benefit to an          corporation which owns at least 80%
                              interested shareholder.          of each class of the stock of each
                                                               other constituent party.
                             Delaware law does not contain
                             a "control-share acquisition"    Business Combination Moratorium.
                             statute similar to that          Pennsylvania law provides for a
                             contained in Pennsylvania law.   five-year moratorium on business
                                                              combinations with a registered

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              corporation by an interested
                                                              shareholder after the date such
                                                              person first becomes an interested
                                                              shareholder.  For this purpose,
                                                              interested shareholder generally
                                                              means someone who owns stock with 20%
                                                              or more of the combined vote of
                                                              shares entitled to elect directors or
                                                              who held such amount in the last five
                                                              years and is still an affiliate.

                                                              Following the expiration of the
                                                              five-year moratorium, a business
                                                              combination with that interested
                                                              shareholder must be approved by
                                                              either:

                                                              .a majority of the shares not held by
                                                               the interested shareholder or its
                                                               affiliates and associates; or

                                                              .a majority of the shares cast
                                                               including those shares held by the
                                                               interested shareholder, and the
                                                               business combination (a) must meet
                                                               certain fair price criteria and (b)
                                                               the interested shareholder cannot
                                                               have increased its holdings during
                                                               the five-year period.

                                                              "Business combinations" include:

                                                              .mergers, consolidations, share
                                                               exchanges or divisions of a
                                                               registered corporation or its
                                                               subsidiary:  with an interested
                                                               shareholder; or with, involving or
                                                               resulting in any other corporation
                                                               which is, or after such merger,
                                                               consolidation, share exchanges or
                                                               division would be, an affiliate or
                                                               associate of such interested
                                                               shareholder;

                                                              .a sale, lease, exchange, mortgage,
                                                               pledge, transfer or other disposition
                                                               to or with an interested shareholder
                                                               or any affiliate or associate of an
                                                               interested shareholder of  assets of
                                                               the corporation or any subsidiary
                                                               having a value equal to at least 10%
                                                               of (a) the assets, (b) all the
                                                               outstanding shares or (c) the earning
                                                               power or net income on a consolidated
                                                               basis, of such registered corporation
                                                               or its

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              subsidiary;

                                                              .the adoption of a plan of
                                                               liquidation or dissolution proposed
                                                               by the interested shareholder or its
                                                               affiliates or associates; and

                                                              .other specified self-dealing
                                                               transactions between such registered
                                                               corporation and an interested
                                                               shareholder or any affiliate or
                                                               associate thereof.

                                                              The five-year moratorium does not
                                                              apply to:

                                                              .business combinations with persons
                                                               who became interested shareholders
                                                               with the prior approval of the board;

                                                              .business combinations that were
                                                               approved by the board prior to the
                                                               date on which the shareholder became
                                                               an interested shareholder;

                                                              .business combinations approved by
                                                               all of the holders of the outstanding
                                                               common shares; and

                                                              .business combinations approved by a
                                                               majority of the  voting shares, not
                                                               including any voting shares
                                                               beneficially owned by the interested
                                                               shareholder or any affiliate or
                                                               associate of the interested
                                                               shareholder, at a meeting called for
                                                               such purpose no earlier than three
                                                               months after the date the interested
                                                               shareholder became the beneficial
                                                               owner of 80% of the voting shares,
                                                               provided that the interested
                                                               shareholder continues to beneficially
                                                               own 80% of the voting shares at the
                                                               time of such meeting and certain fair
                                                               price criteria are met and the
                                                               interested shareholder has not
                                                               increased its holdings.

                                                              Shareholder Right to Have Shares
                                                              Purchased in Control Transactions.
                                                              Under Pennsylvania law, when a person
                                                              or group of persons acting together
                                                              holds 20% of the shares entitled to
                                                              vote in the election of directors,
                                                              any other

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                                                              holder of voting shares of
                                                              the registered corporation who
                                                              objects can, within a reasonable time
                                                              after the control person or group of
                                                              persons acquires the 20% stake,
                                                              require the control group to purchase
                                                              his or her shares at a fair value.
                                                              Fair value is defined as not less
                                                              than the highest price per share paid
                                                              by the control person at any time
                                                              during the 90-day period ending on
                                                              the date of the control transaction
                                                              plus any value, including any value
                                                              paid or payable for the acquisition
                                                              of control, that may not be reflected
                                                              in such price.
------------------------------------------------------------------------------------------------------------------------------------
Rights Plan                  Viacom does not have a rights    On December 29, 1995, the board of      See "Viacom Before the
                             plan.                            directors of CBS adopted a              Merger".
                                                              shareholder rights plan providing for
                                                              the distribution of one right for
                                                              each share of its common stock
                                                              outstanding on January  9, 1996 or
                                                              issued thereafter until the
                                                              occurrence of certain events. The
                                                              rights become exercisable only in the
                                                              event, with certain exceptions, that
                                                              an acquiring party accumulates 15% or
                                                              more of CBS' voting stock or a party
                                                              announces an offer to acquire 30% or
                                                              more of CBS' voting stock. The rights
                                                              will not become exercisable as a
                                                              result of the merger because of prior
                                                              approval of the merger by the board
                                                              of directors of CBS.  The rights
                                                              initially have an exercise price of
                                                              $64 per share and expire on January
                                                              9, 2006; however, the CBS Board has
                                                              adopted a resolution affirming its
                                                              intention to redeem the rights in
                                                              January 2001 if still outstanding.
                                                              Upon the occurrence of certain
                                                              events, holders of the rights will be
                                                              entitled to purchase either CBS
                                                              preferred shares or shares in an
                                                              acquiring entity at half of market
                                                              value. CBS is entitled to redeem the
                                                              rights at a value of $.01 per right
                                                              at any time until the tenth day
                                                              following the acquisition of a 15%
                                                              position in its voting stock.
------------------------------------------------------------------------------------------------------------------------------------
Rights of Inspection         Under Delaware law, every        Under Pennsylvania law every            See "Viacom Before the
                             shareholder, upon proper         shareholder, upon proper written        Merger".
                             written demand stating the       demand stating the purpose, may
                             purpose, may inspect the         inspect the corporate books and
                             corporate books and records as   records as long as the inspection is
                             long as the inspection is for    for a proper purpose and during
                             a proper purpose and during      normal business hours.  A "proper
                             normal business hours.  A        purpose" is any purpose reasonably
                             "proper purpose" is any          related to the
                             purpose reasonably related to
                             the interest of the

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Combined Company
Shareholder Rights              Viacom Before the Merger              CBS Before the Merger                 Shareholder Rights
------------------------------------------------------------------------------------------------------------------------------------
                             inspecting person as a           interest of the inspecting person
                             shareholder.                     as a shareholder.
------------------------------------------------------------------------------------------------------------------------------------
Liquidation Rights           The rights of the holders of     Holders of shares of CBS' common        See "Viacom Before the
                             shares of Viacom's common        stock upon the liquidation or           Merger".
                             stock upon the liquidation or    dissolution of CBS have the right to
                             dissolution of Viacom are        receive (on a parity with any
                             substantially the same as        preferred stock ranking on a parity
                             those of the holders of shares   with the common for this purpose) any
                             of CBS' common stock upon the    surplus that remains after paying or
                             liquidation or dissolution of    providing for all liabilities of CBS
                             CBS.                             and after all distributions have been
                                                              made to stock having a preference to
                                                              the common with respect to
                                                              liquidation/dissolutions.
------------------------------------------------------------------------------------------------------------------------------------

                          Preliminary Proxy Materials

                                CBS CORPORATION

       Proxy solicited by the Board of Directors for Special Meeting of
                       Shareholders, ____________, 1999
        (See Joint Proxy Statement/Prospectus for discussion of item.)

The undersigned appoints ______, ______ and ______, and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of CBS Corporation common stock which the undersigned is entitled to vote on all matters which may properly come before the Special Meeting of Shareholders of CBS Corporation to be held at __________ on ______ __, 1999, beginning at ____ a.m. eastern standard time, or any adjournment thereof, including upon matters set forth in the Notice of Special Meeting dated ______ __, 1999, and the related joint proxy statement/prospectus, copies of which have been received by the undersigned, and in their discretion upon any adjournment of the meeting. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented by this proxy in person before the exercise of this proxy.


                                          (change of address)

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                       If you have written in the above space,
                                       please mark the corresponding box on the reverse side of this card.


                              CBS CORPORATION
                              P. O. BOX 11004
                              NEW YORK, N.Y. 10203-0004


You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this proxy card.

(Continued, and to be signed and dated, on the reverse side.)

(continued from other side)

                          PRELIMINARY PROXY MATERIALS

                            DETACH PROXY CARD HERE

--------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
--------------------------------------------------------------------------------

1. To adopt the Agreement and Plan of Merger, dated as of September 6, 1999, between CBS Corporation and Viacom Inc., a Delaware corporation.

FOR  [ ]    AGAINST  [ ]   ABSTAIN  [ ]

The shares represented by this Proxy Card will be voted as specified above, but of no specification is made they will be voted FOR Item 1 and at the discretion of the proxies on any other matter that may properly come before the meeting.

Please sign, date and return promptly in the accompanying envelope.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, director, administrator, trustee or guardian, give full name and title as such.


--------------------------------------------------------------------------------
                          Signature of Share Owner(s)

--------------------------------------------------------------------------------
                          Signatire of Share Owner(s)

Dated:                                                                     ,1999
      ---------------------------------------------------------------------

Votes MUST be indicated
(x) in black or blue ink.    [_]


To change your address, mark this box and correct on reverse side.

                                      [ ]

If you plan to attend the Special Meeting, please check this box.

                                      [ ]